For period ending July 31, 2008					Exhibit 77.Q.1

File number 811-8764

A. UBS PACE Select Advisors Trust- Bylaw Amendment


UBS PACE SELECT ADVISORS TRUST


CERTIFICATE OF VICE PRESIDENT AND ASSISTANT SECRETARY FOR BOARD
RESOLUTIONS APPROVING BYLAW AMENDMENT



	I, Keith A. Weller, Vice President and Assistant Secretary of UBS PACE Select Advisors Trust (the Trust), hereby certify that, at a duly convened meeting of the Board of Trustees of the Trust held on February 13, 2008, the Board of Trustees duly and unanimously approved the following preambles and resolution:


	WHEREAS, the Nominating and Corporate Governance Committee of the Board has recommended to the full Board that the Boards mandatory retirement age be changed from 74 to 75; and

	WHEREAS, the Board has accepted the Nominating and Corporate Governance Committees recommendation and has determined that it is in the best interest of the Trust to change the Boards retirement age policy;

	NOW, THEREFORE, BE IT

	RESOLVED, that pursuant to the relevant section of the Trusts Amended and Restated Bylaws, as amended (the Bylaws), concerning amendments to the Trusts Bylaws, Article II, Section 2 of the Trusts Bylaws be, and it hereby is, amended to read as follows:

Section 2. Retirement of Trustees. Each Trustee who has attained the age of seventy-five (75) years shall retire from service as a Trustee on the last day of the month in which he or she attains such age. Notwithstanding anything in this Section, a Trustee may retire at any time as provided for in the governing instrument of the Trust.


	IN WITNESS WHEREOF, I have signed this certificate as of the 22nd day of February, 2008.

UBS PACE SELECT ADVISORS TRUST


By:		/s/Keith A. Weller
Name:	Keith A. Weller
Title:	Vice President and Assistant
Secretary


B.	UBS PACE Select Advisors Trust - A new Investment Management and
Administration Agreement between the Trust and UBS Global Asset Management (Americas) Inc. A copy of the Sub-Advisory Agreement is attached below.

INVESTMENT MANAGEMENT AND ADMINISTRATION AGREEMENT

THIS AGREEMENT is made as of August 1, 2008 between UBS PACE SELECT ADVISORS TRUST, a Delaware statutory trust (Trust), and UBS GLOBAL ASSET MANAGEMENT (AMERICAS) INC. (UBS Global AM), a Delaware corporation registered as an investment adviser under the Investment Advisers Act of 1940, as amended (Advisers Act).

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (1940 Act), as an open-end management investment company, and offers for public sale distinct series of shares of beneficial interest as listed on Schedule I to this Agreement (each a Portfolio); and

WHEREAS, the Trust desires to retain UBS Global AM as investment manager and administrator to furnish certain administrative, investment advisory and management services to the Trust and each Portfolio as now exists and as hereafter may be established, and UBS Global AM is willing to furnish such services; and

WHEREAS, the Trust desires and intends to have one or more investment advisers (Sub-Advisers) provide investment advisory and portfolio management services with respect to the Portfolios other than any Portfolios advised by UBS Global AM;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, it is agreed between the parties hereto as follows:

1. Appointment. The Trust hereby appoints UBS Global AM as investment manager and administrator of the Trust and each Portfolio for the period and on the terms set forth in this Agreement. UBS Global AM accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

2.  Duties as Investment Manager for UBS PACE Money Market Investments.

(a) Subject to the supervision of the Trusts Board of Trustees (Board), and consistent with UBS PACE Money Market Investments investment objective, policies, and restrictions as provided in the Trusts currently effective registration statement and any amendments or supplements thereto (Registration Statement), UBS Global AM will provide a continuous investment program for UBS PACE Money Market Investments, including investment research and management. UBS Global AM will determine from time to time what securities and other investments will be purchased, retained or sold by UBS PACE Money Market Investments. UBS Global AM will be responsible for placing purchase and sell orders for investments and for other related transactions.

(b) UBS Global AM agrees that in placing orders with brokers, it will attempt to obtain best execution on behalf of UBS PACE Money Market Investments. In no instance will portfolio securities be purchased from or sold to UBS Global AM or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder, or the terms of any exemptive order. To the extent permitted by laws and regulations, UBS Global AM may aggregate sales and purchase orders of the assets of the Portfolio with similar orders being made simultaneously for other accounts advised by UBS Global AM or its affiliates. Whenever UBS Global AM simultaneously places orders to purchase or sell the same security on behalf of UBS PACE Money Market Investments and one or more other accounts advised by UBS Global AM, such orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable to each account and consistent with UBS Global AMs fiduciary obligations to the Portfolio. The Trust recognizes that in some cases this procedure may adversely affect the results obtained for UBS PACE Money Market Investments.

(c) UBS Global AM will maintain all books and records required to be maintained by UBS Global AM pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions on behalf of UBS PACE Money Market Investments, and will furnish the Board with such periodic and special reports as the Board reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, UBS
Global AM hereby agrees that all records which it maintains for the Trust and UBS PACE Money Market Investments are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records which it maintains for the Trust and which are required to be maintained and preserved by Rule 31a-1 and Rule 31a-2 under the 1940 Act, and further agrees to surrender promptly to the Trust any records which it maintains for the Trust upon request by the Trust.

(d) At such times as shall be reasonably requested by the Board, UBS Global AM will provide the Board with economic and investment analyses and reports as well as quarterly reports setting forth the performance of UBS PACE Money Market Investments and make available to the Board any economic, statistical and investment services normally available to institutional or other customers of UBS Global AM.

(e) In accordance with procedures adopted by the Board, as amended from time to time, UBS Global AM is responsible for assisting in the valuation (including fair valuation, if necessary) of all portfolio securities and will attempt to arrange for the provision of a price(s) from a party(ies) independent of UBS Global AM for each portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.

3. Duties as Investment Manager to other PACE Portfolios; appointment of Sub-Advisers.

(a) The Trust and UBS Global AM operate in accordance with the terms and conditions of a Securities and Exchange Commission exemptive order, which permits UBS Global AM, with the approval of the Trusts Board of Trustees, including the Independent Trustees, to retain Sub-Advisers for a Portfolio without receiving the approval of Portfolio shareholders. UBS Global AM will provide general management and administrative services to the Trust, and, if applicable, subject to review and approval by the Board, will:
(a) set the Portfolios overall investment strategies; (b) evaluate, select and recommend Sub-Advisers to manage all or a part of the Portfolios assets;
(c) allocate and, when UBS Global AM believes appropriate, reallocate the Portfolios assets among Sub-Advisers; (d) monitor and evaluate the investment performance of Sub-Advisers; and (e) implement or approve procedures reasonably designed to ensure that the Sub-Advisers comply with the relevant Portfolios investment objectives, policies and restrictions. UBS Global AM will also periodically make recommendations to the Board as to whether the contract with one or more Sub-Advisers should be renewed, modified, or terminated, and will periodically report to the Board regarding the results of its evaluation and monitoring functions.

(b) UBS Global AM is responsible for informing each Sub-Adviser of the investment objective(s), policies and restrictions of the Portfolio(s) for which the Sub-Adviser is responsible, for informing or ascertaining that it is aware of other legal and regulatory responsibilities applicable to the Sub-Adviser with respect to the Portfolio(s) for which the Sub-Adviser is responsible, and for monitoring the Sub-Advisers discharge of their duties; but UBS Global AM is not responsible for the specific actions (or inactions) of a Sub-Adviser in the performance of the duties assigned to it. Consistent with the investment objective(s), policies and restrictions as provided in the Registration Statement (or such more restrictive guidelines as approved by UBS Global AM), and applicable law, each Sub-Adviser is authorized to buy, sell, lend and otherwise trade in any stocks, bonds, and other securities, commodities or investments on behalf of the applicable Portfolio.

(c) With respect to each Portfolio other than UBS PACE Money Market Investments, UBS Global AM shall enter into an agreement (Sub-Advisory Agreement) with a Sub-Adviser in substantially the form approved by the Board for each Sub-Adviser.

(d) UBS Global AM shall be responsible for the fees payable to and shall pay the Sub-Adviser of each Portfolio the fee as specified in the Sub-Advisory Agreement relating thereto.

(e) UBS Global AM, directly or through a Sub-Adviser, will maintain all books and records required to be maintained by UBS Global AM pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions on behalf of the Portfolios, and will furnish the Board with such periodic and special reports as the Board reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, UBS Global AM hereby agrees that all records which it maintains for the Trust and the Portfolios are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records which it maintains for the Trust and which are required to be maintained and preserved by Rule 31a-1 and Rule 31a-2 under the 1940 Act, and further agrees to surrender promptly to the Trust any records which it maintains for the Trust upon request by the Trust.

4. Duties as Administrator. UBS Global AM will administer the affairs of the Trust and each Portfolio subject to the supervision of the Board and the following understandings:

(a) UBS Global AM will supervise all aspects of the operations of the Trust and each Portfolio, including oversight of transfer agency, custodial and accounting services, except as hereinafter set forth; provided, however, that nothing herein contained shall be deemed to relieve or deprive the Board of its responsibility for and control of the conduct of the affairs of the Trust and each Portfolio.

(b) UBS Global AM shall provide the Trust and each Portfolio with such corporate, administrative and clerical personnel (including officers of the Trust) and services as are reasonably deemed necessary or advisable by the Board, including the maintenance of certain books and records of the Trust and each Portfolio.

(c) UBS Global AM will arrange, but not pay, for the periodic updating, filing and dissemination (as applicable) of the Trusts Registration Statement, proxy material, tax returns and required reports to each Portfolios shareholders and the Securities and Exchange Commission and other appropriate federal or state regulatory authorities.

(d) UBS Global AM will provide the Trust and each Portfolio with, or obtain for it, adequate office space and all necessary office equipment and services, including telephone service, heat, utilities, stationery supplies and similar items.

(e) UBS Global AM will provide the Board, on a regular basis, with economic and investment analyses and reports and make available to the Board upon request any economic, statistical and investment services normally available to institutional or other customers of UBS Global AM.

(f) With respect to any or all series of the Trust, including the Portfolios, UBS Global AM may enter into one or more contracts (each a Sub-administration Contract) with sub-administrators in which UBS Global AM delegates to such Sub-Administrators any or all of its administrative duties specified in this Agreement, provided that the Sub-administration Contract meets any applicable requirements of the 1940 Act and rules thereunder and the sub-administrator agrees to look exclusively to UBS Global AM for payment under the Sub-administration Contract.

(g) UBS Global AM has adopted compliance policies and procedures reasonably designed to prevent violations of the Investment Advisers Act of 1940, as amended, and the rules thereunder, has provided the Trust with a copy of such compliance policies and procedures (and will provide the Trust with any material amendments thereto) and agrees to assist the Trust in complying with the Trusts compliance program adopted pursuant to Rule 38a-1 under the 1940 Act, to the extent applicable.

5. Further duties. In all matters relating to the performance of this Agreement, UBS Global AM will act in conformity with the Trusts Trust Instrument, By Laws and Registration Statement and with the instructions and directions of the Board, and will comply with the requirements of the 1940 Act, the Advisers Act, and the rules under each, Subchapter M of the Internal Revenue Code as applicable to regulated investment companies, and all other applicable federal and state laws and regulations.

6. Services not exclusive. The services furnished by UBS Global AM hereunder are not to be deemed exclusive, and UBS Global AM shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of UBS Global AM who may also be a Trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

7.  Expenses.

(a) During the term of this Agreement, each Portfolio will bear all expenses not specifically assumed by UBS Global AM incurred in its operations and the offering of its shares.

(b) Expenses borne by each Portfolio will include but will not be limited to the following (or each Portfolios proportionate share of the following):
(i) the cost (including brokerage commissions, applicable taxes, and, with respect to short sales, any interest expense or any other cost) of securities purchased or sold by the Portfolio and any losses incurred in connection therewith; (ii) fees payable to and expenses incurred on behalf of the Portfolio by UBS Global AM under this Agreement; (iii) expenses of organizing the Trust and each Portfolio, including the organizational and other expenses incurred in connection with the initial offering of any new share classes of a Portfolio or the initial offering of a new Portfolio; (iv) filing fees and expenses relating to the registrations and qualification of the Portfolios shares and the Trust under federal and/or state securities laws and maintaining such registration and qualifications; (v) fees and salaries payable to the Trusts Trustees and officers who are not interested persons by reason of affiliation with UBS Global AM or any of UBS Global AMs affiliates; (vi) all expenses incurred in connection with the Trustees services, including travel expenses; (vii) taxes (including any income or franchise taxes) and governmental fees; (viii) costs of any liability, uncollectible items of deposit and other insurance and fidelity bonds; (ix) any costs, expenses or losses arising out of a liability of or claim for damages or other relief asserted against the Trust or the Portfolio for violation of any law;
(x) legal, accounting and auditing expenses, including legal fees of special counsel for those Trustees of the Trust who are not interested persons of the Trust by reason of affiliation with UBS Global AM or any of UBS Global AMs affiliates; (xi) charges of custodians, transfer agents and other agents;
(xii) costs of preparing share certificates; (xiii) expenses of setting in type and printing prospectuses and supplements thereto, statement of additional information and supplements thereto, reports and proxy materials for existing shareholders and costs of mailing such materials to existing shareholders;
(xiv) any extraordinary expenses (including fees and disbursements of counsel, costs of actions, suits or proceedings to which the Trust is a party and the expenses the Trust may incur as a result of its legal obligation to provide indemnification to its officers, Trustees, agents and shareholders) incurred by the Trust or the Portfolio; (xv) fees, voluntary assessments and other expenses incurred in connection with membership in investment company organizations; (xvi) cost of mailing and tabulating proxies and costs of meetings of shareholders, the Board and any committees thereof; (xvii) the cost of investment company literature and other publications provided by the Trust to its Trustees and officers; and (xviii) costs of mailing, stationery and communications equipment.

(c) The Trust or the Portfolio may pay directly any expenses incurred by it in its normal operations; and, if any such payment is consented to by UBS Global AM and acknowledged as otherwise payable by UBS Global AM pursuant to this Agreement, the Portfolio may reduce the fee payable to UBS Global AM pursuant to Paragraph 8 thereof by such amount. To the extent that such deductions exceed the fee payable to UBS Global AM on any monthly payment date, such excess shall be carried forward and deducted in the same manner from the fee payable on succeeding monthly payment dates.

(d) UBS Global AM will assume the cost of any compensation for services provided to the Trust received by the officers of the Trust and by those Trustees who are interested persons by reason of affiliation with UBS Global AM.

(e) The payment or assumption by UBS Global AM of any expenses of the Trust or a Portfolio that UBS Global AM is not required by this Agreement to pay or assume shall not obligate UBS Global AM to pay or assume the same or any similar expense of the Trust or a Portfolio on any subsequent occasion.

8.  Compensation.

(a) For the administrative services provided to each Portfolio, the Portfolio will pay to UBS Global AM a fee, computed daily and paid monthly, at an annual rate of .10% of each Portfolios average daily net assets.

(b) For investment management services provided pursuant to this Agreement, each Portfolio of the Trust shall pay to UBS Global AM a fee, computed daily and paid monthly on the first business day of the next succeeding calendar month, at the annual percentage rate of each such Portfolios average daily net assets as set forth in Schedule I to this Agreement.

(c) For the services provided and the expenses assumed pursuant to this Agreement with respect to any Portfolio hereafter established, such Portfolio will pay to UBS Global AM from the assets of the Portfolio a fee in the amount to be agreed upon in a written fee agreement (Fee Agreement) executed by the Trust on behalf of the Portfolio and by UBS Global AM. All such Fee Agreements shall provide that they are subject to all terms and conditions of this Agreement.

(d) The fee shall be computed daily and paid monthly to UBS Global AM on the first business day of the next succeeding calendar month.

(e) If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective day to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

9. Limitation of Liability of UBS Global AM. UBS Global AM, its officers, directors, employees and delegates, including any Sub-Adviser or the Trust, shall not be liable for any error of judgment or mistake of law or for any loss suffered by any Portfolio, the Trust or any of its shareholders, in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it or on the part of its officers, directors, employees or delegates of their obligations and duties under this Agreement. Any person, even though also an officer, director, employee, or agent of UBS Global AM who may be or become an officer, Trustee, employee or agent of the Trust shall be deemed, when rendering services to any Portfolio or the Trust or acting with respect to any business of such Portfolio or the Trust, to be rendering such service to or acting solely for the Portfolio or the Trust and not as an officer, director, employee, or agent or one under the control or direction of UBS Global AM even though paid by it.

10. Limitation of Liability of the Trustees and Shareholders of the Trust. The Trustees of the Trust and the shareholders of any Portfolio shall not be liable for any obligations of any Portfolio or the Trust under this Agreement, and UBS Global AM agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust in settlement of such right or claim, and not to such Trustees or shareholders.

11.  Duration and Termination.

(a) As to any Portfolio, this Agreement shall become effective on August 1, 2008, or upon the date the Portfolio commences investment operations provided that, with respect to any Portfolio, this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of that Portfolios outstanding voting securities.

(b) Unless sooner terminated as provided herein, this Agreement shall continue automatically for successive annual periods of twelve months each, provided that such continuance is specifically approved at least annually
(i) by vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or, with respect to any given Portfolio, by vote of a majority of the outstanding voting securities of such Portfolio.

(c) Notwithstanding the foregoing, with respect to any Portfolio this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on sixty days written notice to UBS Global AM and may be terminated by UBS Global AM at any time, without the payment of any penalty, on sixty days written notice to the Trust. Termination of this Agreement with respect to any given Portfolio shall in no way affect the continued validity of this Agreement or performance thereunder with respect to any other Portfolio. This Agreement will automatically terminate in the event of its assignment.

12. Amendment of this Agreement. Provisions of this Agreement may be amended subject to the provisions of the 1940 Act, as modified or interpreted by an applicable order of the SEC or any regulation adopted by the SEC, or interpretative release or no-action letter of the Commission or its staff. Accordingly, approval of an amendment by shareholders would be necessary only to the extent required by the 1940 Act as so modified or interpreted.

13. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof. To the extent that the applicable laws of the State of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control.

14. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms majority of the outstanding voting securities, affiliated person, interested person, assignment, broker, investment adviser, national securities exchange, net assets, prospectus, sale, sell and security shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the Securities and Exchange Commission by any rule, regulation or order. Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.


IN WITNESS WHEREOF; the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.



UBS PACE SELECT ADVISORS TRUST

Attest:/s/Joanne Kilkeary                      By:/s/Thomas Disbrow
Name: Joanne Kilkeary                          Name: Thomas Disbrow
Title: Vice President and Assistant Treasurer  Title: Vice President and
                                                      Treasurer


UBS GLOBAL ASSET MANAGEMENT (AMERICAS) INC.
Attest:/s/Eric Sanders                         By:/s/Caren Cunningham
Name: Eric Sanders                             Name: Caren Cunningham
Title: Director and Associate General Counsel  Title: Executive Director
                                               and Senior Associate General
                                               Counsel


Schedule I

                                                Advisory fee
UBS PACE Money Market                                             0.250%
Investments
                       Assets under management                    Fee
UBS PACE Government
Securities
                          $0 - $250 milion                        0.550%
                          On the next $250 million - $500 million 0.500%
Fixed Income Investments  On the next $500 million - $750 million 0.475%
                          On the next $750 million - $1 billion   0.450%
                          Above $1 billion                        0.425%

                        Assets under management                    Fee
UBS PACE Intermediate Fixed $0 - $250 million                     0.450%

Income Investments       On the next $250 million - $500 million  0.400%
                         On the next $500 million - $750 million  0.375%
                         On the next $750 million - $1 billion    0.350%
                         Above $1 billion                         0.325%

                       Assets under management                     Fee
UBS PACE Strategic Fixed    $0 - $250 million                      0.550%

Income Investments       On the next $250 million - $500 million   0.500%
                         On the next $500 million - $750 million   0.475%
                         On the next $750 million - $1 billion     0.450%
                         Above $1 billion                          0.425%

                       Assets under management                      Fee
UBS PACE Municipal Fixed    $0 - $250 million                      0.450%

Income Investments       On the next $250 million - $500 million   0.400%
                         On the next $500 million - $750 million   0.375%
                         On the next $750 million - $1 billion     0.350%
                         Above $1 billion                          0.325%

                       Assets under management                      Fee
UBS PACE Global Fixed   $0 - $500 million                          0.650%
Income                  On the next $500 million - $1 billion      0.625%
Investments             Above $1 billion                           0.600%

                      Assets under management                       Fee
UBS PACE Large Co Value $0 - $250 million                          0.700%
Equity Investments      On the next $250 million - $500 million    0.670%
                        On the next $500 million - $1 billion      0.630%
                        Above $1 billion                           0.600%

                      Assets under management                       Fee

UBS PACE Large Co Growth
Equity Investments       $0-$500 million                           0.700%
       			 On the next $500 million - $1 billion     0.675%
                         On the next $1 billion - $1.5 billion     0.650%
                         On the next $1.5 billion - $2 billion     0.625%
                         Above $2 billion                          0.600%
                                              Advisory fee

                      Assets under management                       Fee
UBS PACE Small/Medium $0 - 500 million                             0.700%
Co                    Above $500 million                           0.675%
Value Equity
Investments

                      Assets under management                       Fee
UBS PACE Small/Medium $0 - 500 million                             0.700%
Co                    Above $500 million                           0.675%
Growth Equity
Investments

                       Assets under management                      Fee
UBS PACE International Equity Investments
                       $0-$500 million                            0.800%
		       On the next $500 million - $1 billion      0.775%
                       On the next $1 billion - $1.5 billion      0.750%
                       On the next $1.5 billion - $2 billion      0.725%
                       Above $2 billion                           0.700%


                       Assets under management                      Fee
UBS PACE International $0 - $500 million                           1.000%
Emerging               On the next $500 million - $1 billion       0.975%
Markets Equity         On the next $1 billion - $1.5 billion       0.950%
Investments            On the next $1.5 billion - $2 billion       0.925%
                       Above $2 billion                            0.900%


                       Assets under management                      Fee
UBS PACE High Yield    $0 - $500 million                           0.700%
Investments            On the next $500 million - $1 billion       0.650%
                       On the next $1 billion - $1.5 billion       0.625%
                       On the next $1.5 billion - $2 billion       0.600%
                       Above $2 billion                            0.575%

                       Assets under management                      Fee
UBS PACE Alternative   $0 - $500 million                           1.300%
Strategies             On the next $500 million - $1 billion       1.250%
Investments            On the next $1 billion - $1.5 billion       1.200%
                       On the next $1.5 billion - $2 billion       1.175%
                       Above $2 billion                            1.150%

                       Assets under management                      Fee
UBS PACE Global Real   $0 - $500 million                           0.700%
Estate                 On the next $500 million - $1 billion       0.650%
Securities Investments On the next $1 billion - $1.5 billion       0.625%
                       On the next $1.5 billion - $2 billion       0.600%
                       Above $2 billion                            0.575%




C.  UBS PACE Large Co Value Equity
A new Sub-Advisory Agreement was entered into with Pzena Investment Management, LLC. A copy of the Sub-Advisory Agreement is attached below.


Sub-Advisory Agreement


Agreement dated as of May 27, 2008, between UBS Global Asset Management (Americas) Inc. (UBS Global AM), a Delaware corporation, and Pzena Investment Management, LLC, a Delaware limited liability company (Sub-Adviser)
(the Agreement).

Recitals

(1)	UBS Global AM has entered into a Management Agreement dated April 1, 2006 as amended August 1, 2006 (Management Agreement) with UBS PACE Select Advisors Trust (Trust), an open-end management investment company registered under the Investment Company Act of 1940, as amended (1940 Act), with respect to the UBS PACE Large Co Value Equity Investments (Portfolio);

(2)	UBS Global AM desires to retain the Sub-Adviser to furnish certain investment advisory services to UBS Global AM and the Portfolio or a designated portion of the assets (Segment) of the Portfolio; and

(3)	The Sub-Adviser is willing to furnish such services;

Now, therefore, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

1.	Appointment.  UBS Global AM hereby appoints the Sub-Adviser as an investment
Sub-Adviser with respect to Portfolio or Segment for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

2.	Duties as Sub-Adviser.

(a)	Subject to the supervision and direction of the Trusts Board of Trustees
(the Board) and review by UBS Global AM, and any written guidelines adopted by the Board or UBS Global AM, the Sub-Adviser will provide a continuous investment program for the Portfolio or Segment, including investment research and discretionary management with respect to all securities and investments and cash equivalents in the Portfolio or Segment. The Sub-Adviser will determine from time to time what investments will be purchased, retained or sold by the Portfolio or Segment. The Sub-Adviser will be responsible for placing purchase and sell orders for investments and for other related transactions for the Portfolio or Segment. The Sub-Adviser understands that the Portfolios assets need to be managed so as to permit the Portfolio to meet the regulated investment company asset diversification requirements of Subchapter M of the Internal Revenue Code, as amended (Code). Pursuant to such asset diversification requirements, (1) at the close of each quarter of the Portfolios taxable year, at least 50% of the value of the Portfolios or the Segments total assets must be represented by cash and cash items, US government securities, securities of other RICs and other securities that are limited, in respect of any one issuer, to an amount that does not exceed 5% of the value of the Portfolios or the Segments total assets and that does not represent more than 10% of the issuers outstanding voting securities; and (2) at the close of each quarter of the Portfolios taxable year, not more than 25% of the value of the Portfolios or the Segments total assets may be invested in securities
(other than US government securities or the securities of other RICs) of any one issuer or in two or more controlled issuers in the same or similar or related trades or businesses or in the securities of certain publicly traded partnerships.

The Sub-Adviser will provide services under this Agreement in accordance with the Portfolios investment objective, policies and restrictions as stated in the Trusts currently effective registration statement under the 1940 Act, and any amendments or supplements thereto (Registration Statement). The Sub-Adviser, on each business day, shall provide UBS Global AM and the Trusts custodian such information as UBS Global Americas and the Trusts custodian may reasonably request relating to all transactions concerning the Portfolio or Segment.


(b)	The Sub-Adviser agrees that it will not consult with any other Sub-Adviser
(Other Sub-Adviser) for the Trust or Portfolio concerning any transaction by the Portfolio or Segment in securities or other assets, including (i) the purchase by the Portfolio or Segment of a security issued by the Other Sub-Adviser, or an affiliate of the Other Sub-Adviser, to the Trust or Portfolio except as permitted by the 1940 Act or (ii) transactions by the Portfolio or Segment in any security for which the Other Sub-Adviser, or its affiliate, is the principal underwriter.

(c)	Unless otherwise instructed by UBS Global AM or the Trust, the Sub-Adviser agrees that it will be responsible for voting proxies of issuers of securities and respond to all corporate actions for securities held by the Portfolio or Segment. The Sub-Adviser further agrees that it will adopt written proxy voting procedures that shall comply with the requirements of the 1940 Act and the Investment Advisers Act of 1940, as amended (Advisers Act) (Proxy
Voting Policy), and that shall be acceptable to the Board. Sub-Adviser shall exercise such voting rights and monitor such corporate actions in accordance with Sub-Advisers Proxy Voting Policy, as the same may be amended from time to time. UBS Global AM acknowledges that there may be times when refraining to
vote a proxy may be appropriate under such Proxy Voting Policy.   In addition,
UBS Global AM acknowledges and agrees that Sub-Adviser shall not have any responsibility to initiate, consider or participate in any bankruptcy, class action or other litigation against or involving any issue of securities held in or formerly held in the Portfolio or Segment or to advise or take any action on behalf of UBS Global AM with respect to any such actions or litigation. Sub-Adviser will forward any important information received by it about such actions to UBS Global AM.

The Sub-Adviser shall also provide its Proxy Voting Policy, and if requested by UBS Global AM, a summary of such Proxy Voting Policy for inclusion in the Trusts registration statement, and will provide UBS Global AM with any material amendment to the Proxy Voting Policy within a reasonable time after such amendment has taken effect. The Sub-Adviser further agrees that it will provide the Board on or before August 1st of each year, or more frequently as the Board may reasonably request, with a written report of the proxies voted during the most recent 12-month period ending June 30, or such other period as the Board may designate, in a format that shall comply with the 1940 Act and that shall be acceptable to the Board.

(d)	Subject to any other written instructions of UBS Global AM or the Trust, the Sub-Adviser is hereby appointed UBS Global AMs and the Trusts agent and attorney-in-fact for the limited purposes of executing account documentation, agreements, contracts and other documents as the Sub-Adviser shall be requested by brokers, dealers, counterparties and other persons in connection with its management of the Portfolio or Segment, provided that, the Sub-Advisers actions in executing such documents shall comply with federal regulations, all other federal laws applicable to registered investment companies and the Sub-Advisers duties and obligations under this Agreement and the Trusts governing documents.

(e)	The Sub-Adviser agrees that, in placing orders with brokers, it will obtain the best net result in terms of price and execution; provided that, on behalf of the Portfolio or Segment, the Sub-Adviser may, in its discretion, use rokers who provide the Sub-Adviser with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Portfolio or
Segment, and the Sub-Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Sub-Advisers determining in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Sub-Adviser to the Portfolio or Segment and its other clients and that the total commissions paid by the Portfolio or Segment will be reasonable in relation to the benefits to the Portfolio over the long term. In no instance will portfolio securities be purchased from or sold to UBS Global
AM or the Sub-Adviser, the Trusts principal underwriter, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder.  The Sub-Adviser may aggregate sales and purchase orders of the assets of the Portfolio or Segment with similar orders being made simultaneously for other accounts advised by the Sub-Adviser or its affiliates.  Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Portfolio or Segment and one or more other accounts advised by the Sub-Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account. UBS Global AM recognizes that in some cases this procedure may adversely affect the results obtained for the Portfolio or
Segment.

Subject to the Sub-Advisers obligations to seek best execution, UBS Global AM agrees that the Sub-Adviser, in its sole discretion, may place transactions on behalf of the Portfolio and the Trust with any broker-dealer deemed to be an affiliate of the Sub-Adviser (the Affiliated Broker-Dealers) so long as such transactions are effected in conformity with the requirements (including any applicable exemptions and administrative interpretations set forth in Part II of the Sub-Advisers Form ADV Registration Statement on file with the Securities and Exchange Commission (Form ADV)) of Section 11(a)(1)(H) of the Securities Exchange Act of 1934, and in compliance with Rules 17e-1 or 10f-3 under the 1940 Act or other applicable rules and the Trusts policies and procedures thereunder. In all such dealings, the Affiliated Broker-Dealers shall be authorized and entitled to retain any commissions, remuneration or profits which may be made in such transactions and shall not be liable to account for the same to UBS Global AM, the Portfolio or the Trust.

UBS Global AM further authorizes the Sub-Adviser and its Affiliated Broker-Dealers to execute agency cross transactions (the Cross Transactions) on behalf of the Portfolio and the Trust. Cross Transactions are transactions which may be effected by the Affiliated Broker-Dealers acting for both the Portfolio or the Trust and the counterparty to the transaction. Cross Transactions enable the Sub-Adviser to purchase or sell a block of securities for the Portfolio or the Trust at a set price and possibly avoid an unfavorable price movement that may be created through entrance into the market with such purchase or sale order. As such, the Sub-Adviser believes that Cross Transactions can provide meaningful benefits for the Portfolio and the Trust and its clients generally. UBS Global AM, the Portfolio and the Trust should be aware, however, that in a Cross Transaction an Affiliated Broker-Dealer will be receiving commissions from both sides of the trade and, therefore, there is a potentially conflicting division of loyalties and responsibilities. Sub-Adviser shall effect such Cross Transactions in compliance with Rule 206(3)-2 under the Advisers Act and any other applicable provisions of the federal securities laws and shall provide UBS Global AM with periodic reports describing any such agency cross transactions.

(f)	The Sub-Adviser shall maintain separate detailed records of all matters pertaining to the Portfolio or Segment, including, without limitation, brokerage and other records of all securities transactions. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the 1940 Act that are prepared or maintained by the Sub-Adviser on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust upon request. The Sub-Adviser further agrees to preserve for the periods prescribed in Rule
31a-2 under the 1940 Act the records required to be maintained under Rule
31a-1 under the 1940 Act.

(g)	At such times as shall be reasonably requested by the Board or UBS Global
AM, the Sub-Adviser will provide the Board and UBS Global AM with economic and investment analyses and reports as well as quarterly reports setting forth the performance of the Portfolio or Segment and make available to the Board and UBS Global AM any economic, statistical and investment services that the Sub-Adviser normally makes available to its institutional or other customers.

(h)	In accordance with procedures adopted by the Board, as amended from time to time, the Sub-Adviser is responsible for assisting in the fair valuation of all portfolio securities and will use its reasonable efforts to arrange for the provision of a price(s) from one or more parties independent of the Sub-Adviser for each portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.

The Sub-Adviser also will provide such information or perform such additional acts as are reasonably and customarily performed by a Sub-Adviser and may be required for the Trust or UBS Global AM to comply with their respective obligations under applicable federal securities laws, including, without limitation, the 1940 Act, the Advisers Act, the 1934 Act, the Securities Act of 1933, as amended (the Securities Act), and any rule or regulation thereunder.

3.	Further Duties.  In all matters relating to the performance of this
Agreement, the Sub-Adviser will act in conformity with the Trusts Trust Instrument, By-Laws and Registration Statement, the Trusts policies and procedures for compliance by the Trust with the Federal Securities Laws (as that term is defined in Rule 38a-1 under the 1940 Act) provided to the Sub-Adviser (together, the Trust Compliance Procedures) and with the written instructions and written directions of the Board and UBS Global AM; and will comply with the applicable requirements of the 1940 Act, the Advisers Act, and the rules under each, the Code, and all other applicable federal and state laws and regulations applicable to the Trust and the Portfolio. UBS Global AM agrees to provide to the Sub-Adviser copies of the Trusts Trust Instrument, By-Laws, Registration Statement, Trusts Compliance Procedures, written instructions and directions of the Board and UBS Global AM, and any amendments or supplements to any of these materials as soon as practicable after such materials become available; provided, however, that the Sub-Advisers duty under this Agreement to act in conformity with any document, instruction or guideline produced by the Trust or UBS Global AM shall not arise until it has been delivered to the Sub-Adviser. Any changes to the objectives, policies and restrictions will make due allowance for the time within which the Sub-Adviser shall have to come into compliance. UBS Global AM further agrees to identify to the Sub-Adviser in writing any broker-dealers that are affiliated with UBS Global AM (other than UBS Financial Services Inc. and UBS Global Asset Management (US) Inc.).

In order to assist the Trust and the Trusts Chief Compliance Officer (the Trust CCO) to satisfy the requirements contained in Rule 38a-1 under the 1940 Act, the Sub-Adviser shall provide to the Trust CCO: (i) direct access to the Sub-Advisers chief compliance officer (the Sub-Adviser CCO), as reasonably requested by the Trust CCO; (ii) quarterly reports confirming that the Sub-Adviser has complied with the Trust Compliance Procedures in managing the Portfolio or Segment; and (iii) quarterly certifications that there were no Material Compliance Matters (as that term is defined by Rule 38a-1(e)(2)) that arose under the Trust Compliance Procedures that related to the Sub-Advisers management of the Portfolio or Segment.

The Sub-Adviser shall promptly provide the Trust CCO with copies of: (i) the Sub-Advisers policies and procedures for compliance by the Sub-Adviser with the Federal Securities Laws (together, the Sub-Adviser Compliance Procedures), and (ii) any material changes to the Sub-Adviser Compliance Procedures.
 The Sub-Adviser shall cooperate fully with the Trust CCO so as to facilitate the Trust CCOs performance of the Trust CCOs responsibilities under Rule 38a-1 to review, evaluate and report to the Trusts Board on the operation of the Sub-Adviser Compliance Procedures, and shall promptly report to the Trust CCO any Material Compliance Matter arising under the Sub-Adviser Compliance Procedures involving the Portfolio or Segment. The Sub-Adviser shall provide to the Trust CCO: (i) quarterly reports confirming the Sub-Advisers compliance with the Sub-Adviser Compliance Procedures in managing the Portfolio or Segment, and (ii) certifications that there were no Material Compliance Matters involving the Sub-Adviser that arose under the Sub-Adviser Compliance Procedures that affected the Portfolio or Segment. At least annually, the ub-Adviser shall provide a certification to the Trust CCO to the effect that the Sub-Adviser has in place and has implemented policies and procedures that are reasonably designed to ensure compliance by the Sub-Adviser with the Federal Securities Laws.

The Sub-Adviser will provide UBS Global AM with information (including information that is required to be disclosed in the Trusts registration statement) with respect to the portfolio managers responsible for the Portfolio or Segment and any changes in the portfolio managers responsible for the Portfolio or Segment.

The Sub-Adviser will promptly notify UBS Global AM of any pending investigation, material litigation, administrative proceeding or any other significant regulatory inquiry.

The Sub-Adviser will cooperate promptly and fully with UBS Global AM and/or the Trust in responding to any regulatory or compliance examinations or inspections (including information requests) relating to the Trust, the Portfolio or UBS Global AM brought by any governmental or regulatory authorities having appropriate jurisdiction (including, but not limited to, the SEC).

4.	Expenses.  During the term of this Agreement, the Sub-Adviser will bear all expenses incurred by it in connection with its services under this Agreement.
The Sub-Adviser shall not be responsible for any expenses incurred by the Trust, the Portfolio or UBS Global AM.

Upon request by UBS Global AM, Sub-Adviser agrees to reimburse UBS Global AM or the Trust for costs associated with generating and distributing any supplement or amendment to the Prospectuses or SAIs for any Fund (Supplement) when the Sub-Adviser is given a copy of a draft of such Supplement and fails to promptly disclose to the Adviser facts then known to the Sub-Adviser or its personnel that would require disclosure (or amendments to disclosure) in the Funds Prospectuses or SAIs in time for such disclosure or amendments to disclosure to be included in such Supplement. The Sub-Adviser shall bear all reasonable expenses of the Trust, if any, arising out of an assignment or change in control of the Sub-Adviser.

5.	Compensation.

(a)	For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Agreement, UBS Global AM, not the Portfolio, will pay to the Sub-Adviser a fee, computed daily and payable monthly, at an annual rate of 0.70% of the Portfolios average daily net assets of the Portfolio or Segment (computed in the manner specified in the Management Agreement) on the first $25 million, 0.50% of the average daily net assets of the Portfolio or Segment (computed in the manner specified in the Management Agreement) on the next
$75 million, 0.40% of the average daily net assets of the Portfolio or Segment (computed in the manner specified in the Management Agreement) on the next $200 million and 0.35% of the average daily net assets of the Portfolio or Segment (computed in the manner specified in the Management Agreement) above $300 million; and at an annual rate of 1.00% of the Portfolios average daily net assets of the Portfolio or Segment (computed in the manner specified in the Management Agreement) if the total market value is less than $10 million with a minimum annual fee of $35,000 and a maximum annual fee of $70,000, and will provide the Sub-Adviser with a schedule showing the manner in which the fee was computed. If the Sub-Adviser is managing a Segment, its fees will be based on the value of the assets of the Portfolio within the Sub-Advisers Segment.

(b)	The fee shall be computed daily and payable monthly to the Sub-Adviser on or before the last business day of the next succeeding calendar month.

(c)	For those periods in which UBS Global AM has agreed to waive all or a portion of its management fee, UBS Global AM may ask the Sub-Adviser to waive the same proportion of its fees, but the Sub-Adviser is under no obligation to do so. If the Sub-Adviser elects not to waive its fees or any portion thereof, such election will not be deemed a breach of this Agreement.

(d)	If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

6.	Limitation of Liability.

(a)	The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio, the Trust or its shareholders or by UBS Global AM in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.
Sub-Adviser shall not be liable for any loss incurred by reason of any act or omission of UBS Global AM, a custodian or any broker-dealer, unless such actwas directly caused by the negligence, bad faith or willful misfeasance of the Sub-Adviser.

(b)	In no event will the Sub-Adviser have any responsibility for any other portfolio of the Trust, for any portion of the Portfolio not managed by the Sub-Adviser or for the acts or omissions of any Other Sub-Adviser to the Trust or Portfolio.

In particular, in the event the Sub-Adviser shall manage only a Segment of the Portfolio, the Sub-Adviser shall have no responsibility for the Portfolios being in violation of any applicable law or regulation or investment policy or restriction applicable to the Portfolio as a whole or for the Portfolios failing to qualify as a regulated investment company under the Code, if the securities and other holdings of the Segment of the Portfolio managed by the Sub-Adviser are such that such Segment would not be in such violation or fail to so qualify if such Segment were deemed a separate series of the Trust or separate regulated investment company under the Code, unless such violation was due to the Sub-Advisers failure to comply with written guidelines adopted by the Board or UBS Global AM and provided to the Sub-Adviser.

7.	Representations of Sub-Adviser.  The Sub-Adviser represents, warrants and agrees as follows:

(a)	The Sub-Adviser (i) is registered as an investment adviser under the
Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement;
(iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify UBS Global AM of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

(b)	The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act and will provide UBS Global AM and the Board with a copy of such code of ethics, together with evidence of its adoption. Within fifteen days of the end of the last calendar quarter of each year that this Agreement is in effect, a duly authorized officer of the Sub-Adviser shall certify to UBS Global AM that the Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no material violation of the Sub-Advisers code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of UBS Global AM, the Sub-Adviser shall permit UBS Global AM, its employees or its agents to examine the reports required to be made to the Sub-Adviser by Rule 17j-1(c)(1) and all other records relevant to the Sub-Advisers code of ethics.

(c)	The Sub-Adviser has provided UBS Global AM with a copy of its Form ADV as most recently filed with the Securities and Exchange Commission (SEC) and promptly will furnish a copy of all amendments to UBS Global AM at least annually.

(d)	The Sub-Adviser will notify UBS Global AM of any change of control of the Sub-Adviser, including any change of its general partners or 25% shareholders or 25% limited partners, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Sub-Adviser, in each case prior to or promptly after such change.

(e)	The Sub-Adviser agrees that neither it nor any of its affiliates will in any way refer directly or indirectly to its relationship with the Trust, the Portfolio, UBS Global AM or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of UBS Global AM.

(f)	The Sub-Adviser hereby represents that it has implemented policies and procedures that will prevent the disclosure by it, its employees or its agents of the Trusts portfolio holdings to any person or entity other than the UBS Global AM, the Trusts custodian, or other persons expressly designated by UBS Global AM.

8.	Representations of UBS Global AM.  UBS Global AM represents, warrants and agrees as follows:

              (a)	UBS Global AM is registered as an investment adviser with the
   Securities and Exchange Commission under the Advisers Act;
              (b)	UBS Global AM is a corporation duly organized and validly
   existing under the laws of the State of Delaware, with the power to own and possess its assets and carry on its business as it is now being conducted;
              (c)	The execution, delivery and performance by UBS Global AM of
   this Agreement are within UBS Global AMs powers and have been duly authorized by all necessary action on the part of its Board of Directors, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of UBS Global AM for the execution, delivery and performance by UBS Global AM of this Agreement, and the execution, delivery and performance by UBS Global AM of this
   Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation; (ii) UBS Global AMs governing instruments; or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon UBS Global AM;

               (d)	UBS Global AM and the Trust have duly entered into the
   advisory agreement pursuant to which the Trust authorized the UBS Global
   AM to enter into this Agreement; and

9.	Independent Contractor.  Except as expressly stipulated in section 2(d) of this Agreement or as otherwise authorized in writing by either UBS Global AM or the Trust, in the performance of its duties hereunder, the Sub-Adviser is and shall be an independent contractor and, unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for, bind, or represent UBS Global AM or the Trust in any way or otherwise be deemed an agent of UBS Global AM or the Trust. Nothing contained in this section or Section 2(d) of this Agreement will relieve Sub-adviser of its fiduciary obligations to UBS Global AM, the Trust or its shareholders pursuant to the 1940 Act, Advisers Act or any other relevant statute.

10.	Services Not Exclusive.  The Sub-Adviser may act as an investment adviser to any other person, firm or corporation, and may perform management and any other services for any other person, association, corporation, firm or other entity pursuant to any contract or otherwise, and take any action or do anything in connection therewith or related thereto, except as prohibited by applicable law; and no such performance of management or other services or taking of any such action or doing of any such thing shall be in any manner restricted or otherwise affected by any aspect of any relationship of the Sub-Adviser to or with the Trust, Portfolio or UBS Global AM or deemed to violate or give rise to any duty or obligation of the Sub-Adviser to the Trust, Portfolio or UBS Global AM except as otherwise imposed by law or by this Agreement.

11.	Duration and Termination.

(a)	This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party (Independent Trustees), cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Portfolios outstanding voting securities; unless UBS Global AM has authority to enter into this Agreement pursuant to exemptive relief from the SEC without a vote of the Portfolios outstanding voting securities.

(b)	Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and
(ii) by the Board or by vote of a majority of the outstanding voting securities of the Portfolio.

(c)	Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on 30 days written notice to the Sub-Adviser. This Agreement may also be terminated, without the payment of any penalty, by UBS Global AM: (i) upon 120 days written notice to the Sub-Adviser; (ii) immediately upon material breach by the Sub-Adviser of any of the representations, warranties and agreements set forth in Paragraph 7 of this Agreement; or (iii) immediately if, in the reasonable judgment of UBS Global AM, the Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement, including circumstances such as financial insolvency of the Sub-Adviser or other circumstances that could adversely affect the Portfolio. The Sub-Adviser may terminate this Agreement at any time, without the payment of any penalty, on 120 days written notice to UBS Global AM. This Agreement will terminate automatically in the event of its assignment or upon termination of the Management Agreement. Notwithstanding the foregoing, this Agreement shall not terminate in the event the new Investment Management and Administration Agreement described in the UBS PACEsm Select Advisors Trust Proxy Statement dated May 15, 2008 (the New Agreement) is approved by shareholders and the Management Agreement (as defined herein) is automatically terminated. Upon effectiveness of the New Agreement, all references to Management Agreement herein shall refer to the New Agreement.

12.	Amendment of this Agreement.  No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement shall be effective until approved (i) by a vote of a majority of the Independent Trustees, and (ii) if the terms of this Agreement shall have changed, by a vote of a majority of the Portfolios outstanding voting securities (except in the case of (ii), pursuant to the terms and conditions of the SEC order permitting it to modify the Agreement without such vote).

13.	Governing Law.  This Agreement shall be construed in accordance with the 1940 Act and the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

14.	Confidentiality.  The Sub-Adviser will treat as proprietary and confidential any information obtained in connection with its duties hereunder, including all records and information pertaining to the Portfolio or Segment and its prior, present or potential shareholders. The Sub-Adviser will not use such information for any purpose other than the performance of its responsibilities and duties hereunder. Such information may not disclosed except after prior notification to and approval in writing by the Portfolio or Segment or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities.

UBS Global AM will treat as proprietary and confidential any information obtained in connection with this Agreement, including all records and information pertaining to the Portfolio or Segment. Such information may not be disclosed except after prior notification to and approval in writing by the Sub-Adviser or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities. Such information may also be disclosed to the Board, counsel or third party service providers in the ordinary course of business.

15.	Use of Name.

(a) It is understood that the names UBS and PACE or any derivative thereof or logo associated with that name is the valuable property of UBS Global AM and/or its affiliates, and that Sub-Adviser has the right to use such name (or derivative or logo) only with the approval of the UBS Global AM and only so long as the UBS Global AM is Manager to the Trust and/or the Portfolio.

(b) It is understood that the name Pzena Investment Management, LLC or any derivative thereof or logo associated with those names, are the valuable property of the Sub-Adviser and its affiliates and that the Trust and/or the Fund have the right to use such names (or derivative or logo) in offering materials of the Trust with the approval of the Sub-Adviser and for so long as the Sub-Adviser is a Sub-Adviser to the Fund. Upon termination of this Agreement, the Company shall forthwith cease to use such names (or derivatives or logo).


16.	Miscellaneous.  The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this
Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms majority of the outstanding voting securities, affiliated person, interested person, assignment, broker, investment adviser, net assets, sale, sell and security shall have the same meanings as such terms have in the 1940
Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.  This Agreement may be signed in counterpart.

17.	Notices.  Any notice herein required is to be in writing and is deemed to have been given to the Sub-Adviser or UBS Global AM upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Agreement will be delivered by personal service, by postage mail return receipt requested or by facsimile machine or a similar means of same delivery which provides evidence of receipt (with a confirming copy by mail as set forth herein). All notices provided to UBS
Global AM will be sent to the attention of the General Counsel. All notices provided to the Sub-Adviser will be sent to the attention of William L. Lipsey, Pzena Investment Management, LLC, 120 West 45th Street, New York, NY 10036.


In witness whereof, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.






                                 UBS Global Asset Management (Americas) Inc.
                                 51 West 52nd Street
                                 New York, NY 10019

Attest:

       By:/s/Eric Sanders			  By:/s/Caren Cunningham
       Name: Eric Sanders                         Name: Caren Cunningham
       Title:  Director and Associate General     Title:  Executive Director
       Counsel                                    and Senior Associate
                                                  General Counsel

Attest:

                                 Pzena Investment Management, LLC


	By:/s/Michelle Houck                       By:/s/William L. Lipsey
	Name: Michelle Houck                       Name:  William L. LipseY
	Title:  Assistant General Counsel          Title:  Managing Principal



    D.	UBS PACE Small/Medium Co Growth Equity Investments
        A new Sub-Advisory Agreement was entered into with AG Asset Management LLC. A copy of the Sub-Advisory Agreement is attached below.


SUB-ADVISORY AGREEMENT

     Agreement made as of August 1, 2008 between UBS GLOBAL ASSET MANAGEMENT (AMERICAS) INC. (UBS Global Americas), a Delaware corporation, and AG Asset Management LLC (Sub-Adviser), a Delaware limited liability company (the Agreement).

RECITALS

     (1) UBS Global Americas has entered into a Management Agreement dated as of August 1, 2008 (Management Agreement), with UBS PACE Select Advisors Trust (Trust), an open-end management investment company registered under the Investment Company Act of 1940, as amended (1940 Act), with respect to UBS PACE Small/Medium Co Growth Equity Investments (Portfolio); and

     (2) UBS Global Americas is authorized to retain one or more sub-advisers to furnish certain investment advisory services to UBS Global Americas and the Portfolio; and

     (3) UBS Global Americas desires to retain the Sub-Adviser to furnish certain investment advisory services to UBS Global Americas and the Portfolio or a designated portion of the assets (Segment) of the Portfolio; and

     (4) The Sub-Adviser is willing to furnish such services;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, UBS Global Americas and the Sub-Adviser agree as follows:

     1. APPOINTMENT. UBS Global Americas hereby appoints the Sub-Adviser as an investment sub-adviser with respect to the Portfolio or Segment for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

     2. DUTIES AS SUB-ADVISER.

     (a) Subject to the supervision and direction of the Trusts Board of Trustees (the Board) and review by UBS Global Americas, and any written guidelines adopted by the Board or UBS Global Americas, the Sub-Adviser will provide a continuous investment program for the Portfolio or Segment, including investment research and discretionary management with respect to all securities and investments and cash equivalents in the Portfolio or Segment. The Sub-Adviser will determine from time to time what investments will be purchased, retained or sold by the Portfolio or Segment.
The Sub-Adviser will be responsible for placing purchase and sell orders for investments and for other related transactions for the Portfolio or Segment. The Sub-Adviser understands that the Portfolios assets need to be managed so as to permit the Portfolio to qualify or to continue to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, as amended (Code). The Sub-Adviser will provide services under this Agreement in accordance with thePortfolios investment objective, policies and restrictions as stated in the Trusts currently effective registration statement under the 1940 Act, and any amendments or supplements thereto (Registration Statement).

     (b) The Sub-Adviser agrees that it will not consult with any other sub-adviser (Other Sub-Adviser) for the Trust or Portfolio concerning any transaction by the Portfolio or Segment in securities or other assets, including (i) the purchase by the Portfolio or Segment of a security issued by the Other Sub-Adviser, or an affiliate of the Other Sub-Adviser, to the Trust or Portfolio except as permitted by the 1940 Act or (ii) transactions by the Portfolio or Segment in any security for which the Other Sub-Adviser, or its affiliate, is the principal underwriter.

     (c) The Sub-Adviser agrees that it will be responsible for voting proxies of issuers of securities held by the Portfolio or Segment. The Sub-Adviser further agrees that it will adopt written proxy voting procedures that shall comply with the requirements of the 1940 Act and the Investment Advisers Act of 1940, as amended (Advisers Act), and that shall be acceptable to the Board.
 The Sub-Adviser further agrees that it will provide the Board on or before August 1st of each year, or more frequently as the Board may reasonably request, with a written report of the proxies voted during the most recent 12-month period ending June 30, or such other period as the Board may designate, in a format that shall comply with the 1940 Act and that shall be acceptable to the Board.

     (d) The Sub-Adviser agrees that, in placing orders with brokers, it will obtain the best net result in terms of price and execution; provided that, on behalf of the Portfolio or Segment, the Sub-Adviser may, in its discretion, use brokers that provide the Sub-Adviser with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Portfolio or Segment, and the Sub-Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Sub-Advisers determination in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Sub-Adviser to the Portfolio or Segment and its other clients and that the total commissions paid by the Portfolio or Segment will be reasonable in relation to the benefits to the Portfolio or Segment over the long term. In no instance will portfolio securities be purchased from or sold to UBS Global Americas or the Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. The Sub-Adviser may aggregate sales and purchase orders with respect to the assets of the Portfolio or Segment with similar orders being made simultaneously for other accounts advised by the Sub-Adviser or its affiliates.

Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Portfolio or Segment and one or more other accounts advised by the Sub-Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account. UBS Global Americas recognizes that in some cases this procedure may adversely affect the results obtained for the Portfolio or Segment.

     Subject to the Sub-Advisers obligations to seek best execution, UBS Global Americas agrees that the Sub-Adviser, in its sole discretion, may place transactions on behalf of the Portfolio or Segment and the Trust with any broker-dealer deemed to be an affiliate of the Sub-Adviser (the Affiliated Broker-Dealers) so long as such transactions are effected in conformity with the requirements(including any applicable exemptions and administrative interpretations set forth in Part II of the Sub-Advisers Form ADV Registration Statement on file with the Securities and Exchange Commission (Form ADV)) of Section 11(a)(1)(H) of the Securities Exchange Act of 1934. In all such dealings, the Affiliated Broker-Dealers shall be authorized and entitled to retain any commissions, remuneration or profits which may be made in such transactions and shall not be liable to account for the same to UBS Global Americas, the Portfolio or the Trust.

     UBS Global Americas further authorizes the Sub-Adviser and its Affiliated Broker-Dealers to execute agency cross transactions (the Cross Transactions) on behalf of the Portfolio and the Trust. Cross Transactions are transactions which may be effected by the Affiliated Broker-Dealers acting for both the Portfolio or the Trust and the counterparty to the transaction. Cross Transactions enable the Sub-Adviser to purchase or sell a block of securities for the Portfolio or the Trust at a set price and possibly avoid an unfavorable price movement that may be created through entrance into the market with such purchase or sale order. As such, the Sub-Adviser believes that Cross Transactions can provide meaningful benefits for the Portfolio and the Trust and its clients generally. UBS Global Americas, the Portfolio and the Trust should be aware, however, that in a Cross Transaction an Affiliated Broker-Dealer will be receiving commissions from both sides of the trade and, therefore, there is a potentially conflicting division of loyalties and responsibilities.

     (e) The Sub-Adviser will maintain all books and records required to be maintained pursuant to Rule 31a-1(b)(2)(ii), (3), (5), (6), (7), (9) and (10)
under the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions by the Sub-Adviser on behalf of the Portfolio or Segment, and will furnish the Board and UBS Global Americas with such periodic and special reports as the Board or UBS Global Americas reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Portfolio or Segment are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for the Portfolio or Segment and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Trust any records which it maintains for the Portfolio or Segment upon request by the Trust.

     (f) At such times as shall be reasonably requested by the Board or UBS Global Americas, the Sub-Adviser will provide the Board and UBS Global Americas with economic and investment analyses and reports as well as quarterly reports setting forth the performance of the Portfolio or Segment and make available to the Board and UBS Global Americas any economic, statistical and investment services that the Sub-Adviser normally makes available to its institutional or other customers.

     (g) In accordance with procedures adopted by the Board, as amended from time to time, the Sub-Adviser is responsible for assisting in the fair valuation of all portfolio securities in the Portfolio or Segment and will use its reasonable efforts to arrange for the provision of a price or prices from one or more parties independent of the Sub-Adviser for each portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.

     3. FURTHER DUTIES. In all matters relating to the performance of this Agreement, the Sub-Adviser will seek to act in conformity with the Trusts Trust Instrument, By-Laws and Registration Statement and with the written instructions and written directions of the Board and UBS Global Americas; and will comply with the requirements of the 1940 Act, and the Advisers Act, and the rules under each, the Code, and all other federal and state laws and regulations applicable to the Trust and the Portfolio. UBS Global Americas agrees to provide to the Sub-Adviser copies of the Trusts Trust Instrument, By-Laws, Registration Statement, written instructions and directions of the Board and UBS Global Americas, and any amendments or supplements to ny of these materials as soon as practicable after such materials become available; and further agrees to identify to the Sub-Adviser in writing any broker-dealers that are affiliated with UBS Global Americas (other than UBS Financial Services Inc.).

     4. EXPENSES. During the term of this Agreement, the Sub-Adviser will bear all expenses incurred by it in connection with its services under this Agreement. The Sub-Adviser shall not be responsible for any expenses incurred by the Trust, the Portfolio or UBS Global Americas.

     5. COMPENSATION.

     (a) For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Agreement, UBS Global Americas, not the Portfolio, will pay to the Sub-Adviser a fee, computed daily and payable monthly, at an annual rate of 0.45% up to $100 million and 0.40% on assets in excess of $100 million of the average daily net assets of the Portfolio or Segment allocated to its management (computed in the manner specified in the Management Agreement), and will provide the Sub-Adviser with a schedule showing the manner in which the fee was computed. If the Sub-Adviser is managing a Segment, its fees will be based on the value of the assets of the Portfolio within the Sub-Advisers Segment.

     (b) The fee shall be accrued daily and payable monthly to the Sub-Adviser on or before the last business day of the next succeeding calendar month.

     (c) If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be pro-rated according to the proportion which such period bears to the full month in that such effectiveness or termination occurs.

     6. LIMITATION OF LIABILITY.

     (a) The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio, the Trust or its shareholders or by UBS Global Americas in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

     (b) In no event will the Sub-Adviser have any responsibility for any other portfolio of the Trust, for any portion of the Portfolio not managed by the Sub-Adviser or for the acts or omissions of any Other Sub-Adviser to the Trust or Portfolio.

     In particular, in the event the Sub-Adviser shall manage only a Segment of the Portfolio, the Sub-Adviser shall have no responsibility for the Portfolios being in violation of any applicable law or regulation or investment policy or restriction applicable to the Portfolio as a whole or for the Portfolios failing to qualify as a regulated investment company under the Code, if the securities and other holdings of the Segment of the Portfolio managed by the Sub-Adviser are such that such Segment would not be in such violation or fail to so qualify if such Segment were deemed a separate series of the Trust or a separate regulated investment company under the Code.

     Nothing in this section shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.

     7. REPRESENTATIONS OF SUB-ADVISER. The Sub-Adviser represents, warrants and agrees as follows:

     (a) The Sub-Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement;
(iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify UBS Global Americas of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to
Section 9(a) of the 1940 Act or otherwise.

     (b) The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide UBS Global Americas and the Board with a copy of such code of ethics, together with evidence of its adoption. Within fifteen days of the end of the last calendar quarter of each year that this Agreement is in effect, a duly authorized officer of the Sub-Adviser shall certify to UBS Global Americas that the Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no material violation of the Sub-Advisers code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of UBS Global Americas, the Sub-Adviser shall permit UBS Global Americas, its employees or its agents to examine the reports required to be made by the Sub-Adviser pursuant to Rule 17j-1.

     (c) The Sub-Adviser has provided UBS Global Americas with a copy of its Form ADV, as most recently filed with the Securities and Exchange Commission
(SEC), and promptly will furnish a copy of all amendments to UBS Global Americas at least annually.

     (d) The Sub-Adviser will notify UBS Global Americas of any change of control of the Sub-Adviser, including any change of its general partners or 25% shareholders or 25% limited partners, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Sub-Adviser, in each case prior to or promptly after such change.

     (e) UBS Global Americas and the Sub-Adviser agree that neither of them nor any of their affiliates, will in any way refer directly or indirectly to their relationship with one another or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of the other, which consent will be promptly provided and not unreasonably withheld.

     8. SERVICES NOT EXCLUSIVE. The services furnished by the Sub-Adviser hereunder are not to be deemed exclusive, and except as the Sub-Adviser may otherwise agree in writing, the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Sub-Adviser, who may also be a trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

     9. DURATION AND TERMINATION.

     (a) This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party (Independent Trustees), cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Portfolios outstanding voting securities, unless UBS Global Americas has authority to enter into this Agreement pursuant to exemptive relief from the SEC without a vote of the Portfolios outstanding voting securities.

     (b) Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and
(ii) by the Board or by vote of a majority of the outstanding voting securities of the Portfolio.

     (c) Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on 30 days written notice to the Sub-Adviser. This Agreement may also be terminated, without the payment of any penalty, by UBS Global Americas: (i) upon 120 days written notice to the Sub-Adviser; (ii) upon material breach by the Sub-Adviser of any of the representations, warranties and agreements set forth in Paragraph 7 of this Agreement; or (iii) immediately if, in the reasonable judgment of UBS Global Americas, the Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement, including circumstances such as financial insolvency of the Sub-Adviser or other circumstances that could adversely affect the Portfolio. The Sub-Adviser may terminate this Agreement at any time, without the payment of any penalty, on 120 days written notice to UBS Global Americas. This Agreement will terminate automatically in the event of its assignment or upon termination of the Management Agreement, as it relates to this Portfolio.

     10. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. To the extent required by applicable law, no amendment of this Agreement shall be effective until approved (i) by a vote of a majority of the Independent Trustees, and (ii) if the terms of this Agreement shall have changed, by a vote of a majority of the Portfolios outstanding voting securities (except in the case of (ii), pursuant to the terms and conditions of the SEC order permitting it to modify the Agreement without such vote).

     11. GOVERNING LAW. This Agreement shall be construed in accordance with the 1940 Act and the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

     12. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms majority of the outstanding voting securities, affiliated person, interested person, assignment, broker, investment adviser, net assets, sale, sell and security shall have the same meanings as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Agreement may be signed in counterpart.

     13. NOTICES. Any notice herein required is to be in writing and is deemed to have been given to the Sub-Adviser or UBS Global Americas upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Agreement will be delivered by personal service, by postage mail return receipt requested or by facsimile machine or a similar means of same delivery which provides evidence of receipt (with a confirming copy by mail as set forth herein). All notices provided to UBS Global Americas will be sent to the attention of: General Counsel, UBS Global Asset Management (Americas) Inc., 1 North Wacker Drive, Chicago, Illinois 60606. All notices provided to the Sub-Adviser will be sent to the attention of: Chief Operating Officer, AG Asset Management LLC, 245 Park Avenue, 42nd Floor, New York, NY 10167 (fax 212-407-9444).



     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

                                       UBS GLOBAL ASSET MANAGEMENT (AMERICAS)
INC.
                                        	1 North Wacker Drive
Attest:                                 	Chicago, Illinois 60606


By:  /s/Eric Sanders			By:/s/Caren Cunningham
Name: Eric Sanders                      Name: Caren Cunningham
Title: Director & Associate General 	Title: Executive Director & Senior
Counsel                                 Associate General
				        Counsel





				        AG Asset Management LLC
                                        245 Park Avenue, 42nd Floor
Attest:                                 New York, NY 10167


By:/s/Noreen C. Feldman		       By:/s/Mark D. Bergen
Name: Noreen C. Feldman		       Name: Mark D. Bergen
Title: Director			       Title:  COO


    E.	 UBS PACE Alternative Strategies Investments
         A new Sub-Advisory Agreement was entered into with Analytic Investors, Inc. A copy of the Sub-Advisory Agreement is attached below.


SUB-ADVISORY AGREEMENT

     Agreement made as of August 1, 2008 between UBS GLOBAL ASSET MANAGEMENT (AMERICAS) INC. (UBS Global AM), a Delaware corporation, and ANALYTIC INVESTORS, INC. (Sub-Adviser), a California Corporation (the Agreement).

RECITALS

	(1) UBS Global AM has entered into a Management Agreement dated August 1, 2008 (Management Agreement), with UBS PACE Select Advisors Trust (formerly known as Managed Accounts Services Portfolio Trust (Trust)), an open-end management investment company registered under the Investment Company Act of 1940, as amended (1940 Act), with respect to UBS PACE Alternative Strategies Investments (Portfolio).

	(2) UBS GLOBAL Americas is authorized to retain one or more sub-advisers to furnish certain investment advisory services to UBS GLOBAL Americas and the Portfolio;

	(3) UBS Global AM desires to retain the Sub-Adviser to furnish certain investment advisory services to UBS Global AM and the Portfolio or a designated portion of the assets (Segment) of the Portfolio; and

 	(4) The Sub-Adviser is willing to furnish such services;

	NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, UBS Global AM and the Sub-Adviser agree as follows:

	1. APPOINTMENT. UBS Global AM hereby appoints the Sub-Adviser as an investment sub-adviser with respect to the Portfolio or Segment for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

	2. DUTIES AS SUB-ADVISER.

	(a) Subject to the supervision and direction of the Trusts Board of Trustees
(the Board) and review by UBS Global AM, and any written guidelines adopted by the Board or UBS Global AM, the Sub-Adviser will provide a continuous investment program for the Portfolio or Segment, including investment research and discretionary management with respect to all securities and investments and cash equivalents in the Portfolio or Segment. The Sub-Adviser will determine from time to time what investments will be purchased, retained or sold by the
Portfolio or Segment. The Sub-Adviser will be responsible for placing purchase and sell orders for investments and for other related transactions for the
Portfolio or Segment. The Sub-Adviser understands that the Portfolios assets need to be managed so as to permit the Portfolio to qualify or to continue to qualify as a regulated investment company under Subchapter M of the Internal
Revenue Code, as amended (Code). The Sub-Adviser will provide services under this Agreement in accordance with the Portfolios investment objective, policies and restrictions as stated in the Trusts currently effective registration statement under the 1940 Act, and any amendments or supplements thereto
(Registration Statement).

	(b) The Sub-Adviser agrees that it will not consult with any other sub-adviser (Other Sub-Adviser) for the Trust or Portfolio concerning any transaction by the Portfolio or Segment in securities or other assets, including (i) the purchase by the Portfolio or Segment of a security issued by the Other Sub-Adviser, or an affiliate of the Other Sub-Adviser, to the Trust or Portfolio except as permitted by the 1940 Act or (ii) transactions by the Portfolio or Segment in any security for which the Other Sub-Adviser, or its affiliate, is the principal underwriter.

	 (c) The Sub-Adviser agrees that it will be responsible for voting proxies of issuers of securities held by the Portfolio or Segment. The Sub-Adviser further agrees that it will adopt written proxy voting procedures that shall comply with the requirements of the 1940 Act and the Investment Advisers Act of 1940, as amended (Advisers Act), and that shall be acceptable to the Board.
The Sub-Adviser further agrees that it will provide the Board on or before August 1st of each year, or more frequently as the Board may reasonably request, with a written report of the proxies voted during the most recent 12-month period ending June 30, or such other period as the Board may designate, in a format that shall comply with the 1940 Act and that shall be acceptable to the Board.

	(d) The Sub-Adviser agrees that, in placing orders with brokers, it will make reasonable efforts to obtain the best net result in terms of price and execution; provided that, on behalf of the Portfolio or Segment, the Sub-Adviser may, in its discretion, use brokers that provide the Sub-Adviser with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Portfolio or Segment, and the Sub-Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Sub-Advisers determination in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Sub-Adviser to the Portfolio or Segment and its other clients and that the total commissions paid by the Portfolio or Segment will be reasonable in relation to the benefits to the Portfolio or Segment over the long term. In no instance will portfolio securities be purchased from or sold to UBS Global AM or the Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. The Sub-Adviser may aggregate sales and purchase orders with respect to the assets of the Portfolio or Segment with similar orders being made simultaneously for other accounts advised by the Sub-Adviser or its affiliates. Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Portfolio or Segment and one or more other accounts advised by the Sub-Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account. UBS Global AM recognizes that in some cases this procedure may adversely affect the results obtained for the Portfolio or Segment.

	Subject to the Sub-Advisers obligations to make reasonable efforts to seek best execution, UBS Global AM agrees that the Sub-Adviser, in its sole discretion, may place transactions on behalf of the Portfolio and the Trust with any broker-dealer deemed to be an affiliate of the Sub-Adviser (the Affiliated Broker-Dealers) so long as such transactions are effected in conformity with the requirements (including any applicable exemptions and administrative interpretations set forth in Part II of the Sub-Advisers Form
ADV Registration Statement on file with the Securities and Exchange Commission (Form ADV)) of Section 11(a)(1)(H) of the Securities Exchange Act of 1934.
In all such dealings, the Affiliated Broker-Dealers shall be authorized and entitled to retain any commissions, remuneration or profits which may be made in such transactions and shall not be liable to account for the same to UBS
Global AM, the Portfolio or the Trust.

	UBS Global AM further authorizes the Sub-Adviser and its Affiliated Broker-Dealers to execute agency cross transactions (the Cross Transactions) on behalf of the Portfolio and the Trust. Cross Transactions are transactions which may be effected by the Affiliated Broker-Dealers acting for both the Portfolio or the Trust and the counterparty to the transaction. Cross Transactions enable the Sub-Adviser to purchase or sell a block of securities for the Portfolio or the Trust at a set price and possibly avoid an unfavorable price movement that may be created through entrance into the market with such purchase or sale order. As such, the Sub-Adviser believes that Cross Transactions can provide meaningful benefits for the Portfolio and the Trust and its clients generally. UBS Global AM, the Portfolio and the Trust should be aware, however, that in a Cross Transaction an Affiliated Broker-Dealer will be receiving commissions from both sides of the trade and, therefore, there is a potentially conflicting division of loyalties and responsibilities.

	 (e) The Sub-Adviser will maintain all books and records required to be maintained pursuant to Rule 31a-1(b)(2)(ii), (3), (5), (6), (7), (9) and (10)
under the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions by the Sub-Adviser on behalf of the Portfolio or Segment, and will furnish the Board and UBS Global AM with such periodic and special reports as the Board or UBS Global AM reasonably may request. In compliance with the requirements of Rule 31 a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Portfolio or Segment are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for the Portfolio or Segment and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Trust any records which it maintains for the Portfolio or Segment upon request by the Trust.

	(f) At such times as shall be reasonably requested by the Board or UBS Global AM, the Sub-Adviser will provide the Board and UBS Global AM with economic and investment analyses and reports as well as quarterly reports setting forth the performance of the Portfolio or Segment and make available to the Board and UBS Global AM any economic, statistical and investment services that the Sub-Adviser normally makes available to its institutional or other customers.

	(g) In accordance with procedures adopted by the Board, as amended from time to time, the Sub-Adviser is responsible for assisting in the fair valuation of all portfolio securities in the Portfolio or Segment and will use its reasonable efforts to arrange for the provision of a price or prices from one or more parties independent of the Sub-Adviser for each portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.

	3. FURTHER DUTIES. In all matters relating to the performance of this Agreement, the Sub-Adviser will seek to act in conformity with the Trusts Trust Instrument, By-Laws and Registration Statement and with the written instructions and written directions of the Board and UBS Global AM; and will comply with the requirements of the 1940 Act, and the Advisers Act, and the rules under each, the Code, and all other federal and state laws and regulations applicable to the Trust and the Portfolio. UBS Global AM agrees to provide to the Sub-Adviser copies of the Trusts Trust Instrument, By-Laws, Registration Statement, written instructions and directions of the Board and UBS Global AM, and any amendments or supplements to any of these materials as soon as practicable after such materials become available; and further agrees to identify to the Sub-Adviser in writing any broker-dealers that are affiliated with UBS Global AM (other than UBS Financial Services Inc. and
UBS Global AM itself).

	4. EXPENSES. During the term of this Agreement, the Sub-Adviser will bear all expenses incurred by it in connection with its services under this Agreement. The Sub-Adviser shall not be responsible for any expenses incurred by the Trust, the Portfolio or UBS Global AM.

	5. COMPENSATION.

	(a) For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Agreement, UBS Global AM, not the Portfolio, will pay to the Sub-Adviser a fee, computed daily and payable monthly, at an annual rate of 0.75% on assets up to $200 million, 0.70% on assets in excess of $200 million up to $400 million and 0.65% on assets in excess of $400 million of the average daily net assets of the Portfolio or Segment allocated to its management (computed in the manner specified in the Management Agreement), and will provide the Sub-Adviser with a schedule showing the manner in which the fee was computed. If the Sub-Adviser is managing a Segment, its fees will be based on the value of the assets of the Portfolio within the Sub-Advisers Segment.

	(b) The fee shall be accrued daily and payable monthly to the Sub-Adviser on or before the last business day of the next succeeding calendar month.

	(c) If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case maybe, shall be pro-rated according to the proportion which such period bears to the full month in that such effectiveness or termination occurs.

	6. LIMITATION OF LIABILITY.

	(a) The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio, the Trust or its shareholders or by UBS Global AM in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

	(b) In no event will the Sub-Adviser have any responsibility for any other portfolio of the Trust, for any portion of the Portfolio not managed by the Sub-Adviser or for the acts or omissions of any Other Sub-Adviser to the Trust or Portfolio.

	In particular, in the event the Sub-Adviser shall manage only a Segment of the Portfolio, the Sub-Adviser shall have no responsibility for the Portfolios being in violation of any applicable law or regulation or investment policy or restriction applicable to the Portfolio as a whole or for the Portfolios failing to qualify as a regulated investment company under the Code, if the securities and other holdings of the Segment of the Portfolio managed by, the Sub-Adviser are such that such Segment would not be in such violation or fail to so qualify if such Segment were deemed a separate series of the Trust or a separate regulated investment company under the Code.

	Nothing in this section shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.

	7. REPRESENTATIONS OF SUB-ADVISER. The Sub-Adviser represents, warrants and agrees as follows:

	(a) The Sub-Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement;
(iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify UBS Global AM of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

	(b) The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide UBS Global AM and the Board with a copy of such code of ethics, together with evidence of its adoption. Within fifteen days of the end of the last calendar quarter of each year that this Agreement is in effect, a duly authorized officer of the
Sub-Adviser shall certify to UBS Global AM that the Sub-Adviser has adopted procedures reasonably necessary to prevent Access Persons (as defined under
Rule 17j-1) from violating the Sub-Advisers code of ethics and that there has been no material violation of the Sub-Advisers code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of UBS Global AM, the Sub-Adviser shall permit UBS Global AM, its employees or its agents to examine the reports required to be made by the Sub-Adviser pursuant to Rule 17j-1 and all other records relevant to the Sub-Advisers code of ethics.

	(c) The Sub-Adviser has provided UBS Global AM with a copy of its Form ADV, as most recently filed with the Securities and Exchange Commission
(SEC), and promptly will furnish a copy of all amendments to UBS Global AM at least annually.

	(d) The Sub-Adviser will notify UBS Global AM of any change of control of the Sub-Adviser, including any change of its general partners or 25% shareholders or 25% limited partners, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Sub-Adviser, in each case prior to or promptly after such change.

	(e) UBS Global AM and the Sub-Adviser agree that neither of them nor any of their affiliates, will in any way refer directly or indirectly to their relationship with one another or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of the other, which consent will be promptly provided and not unreasonably withheld.

	8. SERVICES NOT EXCLUSIVE. The services furnished by the Sub-Adviser hereunder are not to be deemed exclusive, and except as the Sub-Adviser may otherwise agree in writing, the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Sub-Adviser, who may also be a trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature. UBS Global AM and the Trust recognize and agree that the Sub-Adviser may provide advice to or take action with respect to other clients, which advice or action, including the timing and nature of such action, may differ from or be identical to advice given or action taken with respect to the Portfolio or Segment so long as such advice or action is consistent with applicable law.

	9. DURATION AND TERMINATION.

	(a) This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party (Independent
Trustees), cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Portfolios outstanding voting securities, unless UBS Global AM has authority to enter into this Agreement pursuant to exemptive relief from the SEC without a vote of the Portfolios outstanding voting securities.

	(b) Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Portfolio.

	(c) Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on 30 days written notice to the Sub-Adviser. This Agreement may also be terminated, without the payment of any penalty, by UBS Global AM: (i) upon 120 days written notice to the Sub-Adviser; (ii) upon material breach by the Sub-Adviser of any of the representations, warranties and agreements set forth in Paragraph
7 of this Agreement; or (iii) immediately if, in the reasonable judgment of UBS Global AM, the Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement, including circumstances such as financial insolvency of the Sub-Adviser or other circumstances that could adversely affect the Portfolio. The Sub-Adviser may terminate this Agreement at any time, without the payment of any penalty, upon 120 days written notice to UBS Global AM. This Agreement will terminate automatically in the event of its assignment or upon termination of the Management Agreement, as it relates to this Portfolio.

	10. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. To the extent required by applicable law, no amendment of this Agreement shall be effective until approved (i) by a vote of a majority of the Independent Trustees, and (ii) if the terms of this Agreement shall have changed, by a vote of a majority of the Portfolios outstanding voting securities (except in the case of (ii), pursuant to the terms and conditions of the SEC order permitting it to modify the Agreement without such vote).

	11. GOVERNING LAW. This Agreement shall be construed in accordance with the
1940 Act and the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

	12. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms majority of the outstanding voting securities, affiliated person, interested person, assignment, broker, investment adviser, net assets, sale, sell and security shall have the same meanings as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Agreement may be signed in counterpart.

13. NOTICES. Any notice herein required is to be in writing and is deemed to have been given to the Sub-Adviser or UBS Global AM upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Agreement will be delivered by personal service, by postage mail return receipt requested or by facsimile machine or a similar means of same delivery which provides evidence of receipt (with a confirming copy by mail as set forth herein). All notices provided to UBS Global AM will be sent to the attention of: General Counsel, UBS Global Asset Management (Americas) Inc., 51 West 52nd Street, New York, NY 10019-6114
(fax: 212-882-5472). All notices provided to the Sub-Adviser will be sent to the attention of: Marie Arlt, Analytic Investors, Inc., 500 South Grand Avenue, 23rd Floor, Los Angeles, CA 90071 (fax: 213-688-8856).



     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

                                       UBS GLOBAL ASSET MANAGEMENT (AMERICAS)
INC.
                        		51 West 52nd Street
                                        New York, New York 10019-6114
Attest:


By:/s/Eric Sanders			By:/s/Caren Cunningham
Name: Eric Sanders			Name: Caren Cunningham
Title: Director                         Title: Executive Director


                                        ANALYTIC INVESTORS, INC.
                                        500 South Grand Avenue, 23rd Floor
                                        Los Angeles, California  90071
Attest:


By: /s/Amy Stueve			By:/s/Marie Nastasi Arlt
Name: Amy Stueve			Name: Marie Nastasi Arlt
Title:  Chief Compliance Officer	Title: Chief Operating Officer


F.	 UBS PACE Small/Medium Co Value Equity Investments
A new Sub-Advisory Agreement was entered into with Ariel Investments, LLC.
 A copy of the Sub-Advisory Agreement is attached below.



SUB-ADVISORY AGREEMENT

	Agreement dated as of August 1, 2008 between UBS GLOBAL ASSET MANAGEMENT (AMERICAS) INC. (UBS Global Americas), a Delaware corporation, and ARIEL INVESTMENTS, LLC, a Delaware limited liability company
(Sub-Adviser)(the Agreement).

RECITALS

	(1) UBS Global Americas has entered into a Management Agreement dated as of August 1, 2008 (Management Agreement) with UBS PACE Select Advisors Trust (Trust), an open-end management investment company registered under the Investment Company Act of 1940, as amended (1940 Act), with respect to the UBS PACE SMALL/MEDIUM CO VALUE EQUITY INVESTMENTS (Portfolio);

	(2) UBS Global Americas desires to retain the Sub-Adviser to furnish certain investment advisory services to UBS Global Americas and the Portfolio for a designated portion of the assets (Segment) of the Portfolio; and

	(3) The Sub-Adviser is willing to furnish such services;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

	1. APPOINTMENT. UBS Global Americas hereby appoints the Sub-Adviser as an investment Sub-Adviser with respect to Portfolio or Segment for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

	2. DUTIES AS SUB-ADVISER.

	(a) Subject to the supervision and direction of the Trusts Board of Trustees(the Board) and review by UBS Global Americas, and any written guidelines adopted by the Board or UBS Global Americas, the Sub-Adviser will provide a continuous investment program for the Portfolio or Segment, including investment research and discretionary management with respect to all securities and investments and cash equivalents in the Portfolio or Segment. The Sub-Adviser will determine from time to time what investments will be purchased, retained or sold by the Portfolio or Segment. The Sub-Adviser will be responsible for placing purchase and sell orders for investments and for other related transactions for the Portfolio or Segment. The Sub-Adviser understands that the Portfolios assets need to be managed so as to permit the Portfolio to qualify or to continue to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, as amended (Code).
The Sub-Adviser will provide services under this Agreement in accordance with the Portfolios investment objective, policies and restrictions as stated in the Trusts currently effective registration statement under the 1940 Act, and any amendments or supplements thereto (Registration Statement).

	(b) The Sub-Adviser agrees that it will not consult with any other Sub-Adviser (Other Sub-Adviser) for the Trust or Portfolio concerning any transaction by the Portfolio or Segment in securities or other assets, including (i) the purchase by the Portfolio or Segment of a security issued by the Other Sub-Adviser, or an affiliate of the Other Sub-Adviser, to the Trust or Portfolio except as permitted by the 1940 Act or (ii) transactions by the Portfolio or Segment in any security for which the Other Sub-Adviser, or its affiliate, is the principal underwriter.

(c) The Sub-Adviser agrees that it will be responsible for voting proxies of issuers of securities held by the Portfolio or Segment. The Sub-Adviser further agrees that it will adopt written proxy voting procedures that shall comply with the requirements of the 1940 Act and the Investment Advisers Act of 1940, and that shall be acceptable to the Board. The Sub-Adviser further agrees that it will provide the Board on or before August 1st of each year, or more frequently as the Board may reasonably request, with a written report of the proxies voted during the most recent 12-month period ending June 30, or such other period as the Board may designate, in a format that shall comply with the 1940 Act and that shall be acceptable to the Board.

(d) The Sub-Adviser agrees that, in placing orders with brokers, it will obtain the best net result in terms of price and execution; provided that, on behalf of the Portfolio or Segment, the Sub-Adviser may, in its discretion, use brokers who provide the Sub-Adviser with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Portfolio or Segment, and the Sub-Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Sub-Advisers determining in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Sub-Adviser to the Portfolio or Segment and its other clients and that the total commissions paid by the Portfolio or Segment will be reasonable in relation to the benefits to the Portfolio over the long term. In no instance will portfolio securities be purchased from or sold to UBS Global Americas or the Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. The Sub-Adviser may aggregate sales and purchase orders of the assets of the Portfolio or Segment with similar orders being made simultaneously for other accounts advised by the Sub-Adviser or its affiliates. Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Portfolio or Segment and one or more other accounts advised by the Sub-Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account. UBS Global Americas recognizes that in some cases this procedure may adversely affect the results obtained for the Portfolio or Segment.

	Subject to the Sub-Advisers obligations to seek best execution, UBS Global Americas agrees that the Sub-Adviser, in its sole discretion, may place transactions on behalf of the Portfolio or Segment and the Trust with any broker-dealer deemed to be an affiliate of the Sub-Adviser (the Affiliated Broker-Dealers) so long as such transactions are effected in conformity with the requirements (including any applicable exemptions and administrative interpretations set forth in Part II of the Sub-Advisers Form ADV Registration Statement on file with the Securities and Exchange Commission (Form ADV)) of
Section 11(a)(1)(H) of the Securities Exchange Act of 1934. In all such dealings, the Affiliated Broker-Dealers shall be authorized and entitled to retain any commissions, remuneration or profits which may be made in such transactions and shall not be liable to account for the same to UBS Global Americas, the Portfolio or the Trust.

	UBS Global Americas further authorizes the Sub-Adviser and its Affiliated Broker-Dealers to execute agency cross transactions (the Cross Transactions) on behalf of the Portfolio and the Trust. Cross Transactions are transactions which may be effected by the Affiliated Broker-Dealers acting for both the Portfolio or the Trust and the counterparty to the transaction. Cross Transactions enable the Sub-Adviser to purchase or sell a block of securities for the Portfolio or the Trust at a set price and possibly avoid an unfavorable price movement that may be created through entrance into the market with such purchase or sale order. As such, the Sub-Adviser believes that Cross
Transactions can provide meaningful benefits for the Portfolio and the Trust and its clients generally. UBS Global Americas, the Portfolio and the Trust should be aware, however, that in a Cross Transaction an Affiliated
Broker-Dealer will be receiving commissions from both sides of the trade and, therefore, there is a potentially conflicting division of loyalties and responsibilities.

	(e) The Sub-Adviser will maintain all books and records required to be maintained pursuant to Rule 31a-1(b)(2)(ii), (3), (5), (6), (7), (9) and 10
under the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions by the Sub-Adviser on behalf of the Portfolio or Segment, and will furnish the Board and UBS Global Americas with such periodic and special reports as the Board or UBS Global Americas reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records that it maintains for the Portfolio or Segment are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for the Portfolio or Segment and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Trust any records that it maintains for the Portfolio or Segment upon request by the Trust.

	(f) At such times as shall be reasonably requested by the Board or UBS Global Americas, the Sub-Adviser will provide the Board and UBS Global Americas with economic and investment analyses and reports as well as quarterly reports setting forth the performance of the Portfolio or Segment and make available to the Board and UBS Global Americas any economic, statistical and investment services that the Sub-Adviser normally makes available to its institutional or other customers.

	(g) In accordance with procedures adopted by the Board, as amended from time to time, the Sub-Adviser is responsible for assisting in the fair valuation of all portfolio securities and will use its reasonable efforts to arrange for the provision of a price(s) from one or more parties independent of the Sub-Adviser for each portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.

	3. FURTHER DUTIES. In all matters relating to the performance of this Agreement, the Sub-Adviser will act in conformity with the Trusts Trust Instrument, By-Laws and Registration Statement and with the written instructions and written directions of the Board and UBS Global Americas;
and will comply with the applicable requirements of the 1940 Act, the Investment Advisers Act of 1940, as amended (Advisers Act), and the rules under each, the Code, and all other applicable federal and state laws and regulations applicable to the Trust and the Portfolio. UBS Global Americas agrees to provide to the Sub-Adviser copies of the Trusts Trust Instrument, By-Laws, Registration Statement, written instructions and directions of the Board and UBS Global Americas, and any amendments or supplements to any of these materials as soon as practicable after such materials become available; PROVIDED, HOWEVER, that the Sub-Advisers duty under this Agreement to act in conformity with any document, instruction or guideline produced by the Trust or UBS Global Americas shall not arise until it has been delivered to the Sub-Adviser. Any changes to the objectives, policies and restrictions will make due allowance for the time within which the Sub-Adviser shall have to come into compliance.

	4. EXPENSES. During the term of this Agreement, the Sub-Adviser will bear all expenses incurred by it in connection with its services under this Agreement. The Sub-Adviser shall not be responsible for any expenses incurred by the Trust, the Portfolio or UBS Global Americas.

	5. COMPENSATION.

	(a) For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Agreement, UBS Global Americas, not the Portfolio, will pay to the Sub-Adviser a fee, computed daily and payable monthly, at an annual rate of ..30% of the Portfolios average daily net assets of the Portfolio or Segment (computed in the manner specified in the Management Agreement), and will provide the Sub-Adviser with a schedule showing the manner in which the fee was computed. If the Sub-Adviser is managing a Segment, its fees will be based on the value of the assets of the Portfolio within the Sub-Advisers Segment.

	(b) The fee shall be computed daily and payable monthly to the Sub-Adviser on or before the last business day of the next succeeding calendar month.

	(c) For those periods in which UBS Global Americas has agreed to waive all or a portion of its management fee, UBS Global Americas may ask the Sub-Adviser to waive the same proportion of its fees, but the Sub-Adviser is under no obligation to do so.

	(d) If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

	6. LIMITATION OF LIABILITY. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio, the Trust or its shareholders or by UBS Global Americas in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Nothing in this paragraph shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.

	7. REPRESENTATIONS OF SUB-ADVISER. The Sub-Adviser represents, warrants and agrees as follows:

	(a) The Sub-Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement;
(iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify UBS Global
Americas of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to
Section 9(a) of the 1940 Act or otherwise.

	(b) The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide UBS Global
Americas and the Board with a copy of such code of ethics, together with evidence of its adoption. Within fifteen days of the end of the last calendar quarter of each year that this Agreement is in effect, a duly authorized officer of the Sub-Adviser shall certify to UBS Global Americas that the
Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no material violation of the Sub-Advisers code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of UBS
Global Americas, the Sub-Adviser shall permit UBS Global Americas, its employees or its agents to examine the reports required to be made to the
Sub-Adviser by Rule 17j-1(c)(1) and all other records relevant to the
Sub-Advisers code of ethics.

	(c) The Sub-Adviser has provided UBS Global Americas with a copy of its Form ADV as most recently filed with the Securities and Exchange Commission
(SEC) and promptly will furnish a copy of all amendments to UBS Global Americas at least annually.

(d) The Sub-Adviser will notify UBS Global Americas of any change of control of the Sub-Adviser, including any change of its general partners or 25% shareholders or 25% limited partners, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Sub-Adviser, in each case prior to or promptly after such change.

	(e) The Sub-Adviser agrees that neither it nor any of its affiliates will in any way refer directly or indirectly to its relationship with the Trust, the Portfolio, UBS Global Americas or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of UBS Global Americas.

	8. SERVICES NOT EXCLUSIVE. The Sub-Adviser may act as an investment adviser to any other person, firm or corporation, and may perform management and any other services for any other person, association, corporation, firm or other entity pursuant to any contract or otherwise, and take any action or do anything in connection therewith or related thereto, except as prohibited by applicable law; and no such performance of management or other services or taking of any such action or doing of any such thing shall be in any manner restricted or otherwise affected by any aspect of any relationship of the
Sub-Adviser to or with the Trust, Portfolio or UBS Global Americas or deemed to violate or give rise to any duty or obligation of the Sub-Adviser to the Trust, Portfolio or UBS Global Americas except as otherwise imposed by law or by this Agreement.

	9. DURATION AND TERMINATION.

	(a) This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party (Independent Trustees), cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Portfolios outstanding voting securities, unless UBS Global Americas has authority to enter into this Agreement pursuant to exemptive relief from the SEC without a Vote of the Portfolios outstanding voting securities.

	(b) Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and
(ii) by the Board or by vote of a majority of the outstanding voting securities of the Portfolio.

	(c) Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on 30 days written notice to the Sub-Adviser. This Agreement may also be terminated, without the payment of any penalty, by UBS Global Americas:
(i) upon 120 days written notice to the Sub-Adviser; (ii) immediately upon material breach by the Sub-Adviser of any of the representations, warranties and agreements set forth in Paragraph 7 of this Agreement; or (iii) immediately if, in the reasonable judgment of UBS Global Americas, the Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement, including circumstances such as financial insolvency of the Sub-Adviser or other circumstances that could adversely affect the Portfolio. The Sub-Adviser may terminate this Agreement at any time, without the payment of any penalty, on 120 days written notice to UBS Global Americas. This Agreement will terminate automatically in the event of its assignment or upon termination of the Management Agreement.

	10. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement shall be effective until approved (i) by a vote of a majority of the Independent Trustees, and (ii) if the terms of this Agreement shall have changed, by a vote of a majority of the Portfolios outstanding voting securities (except in the case of (ii), pursuant to the terms and conditions of the SEC order permitting it to modify the Agreement without such vote).

 	11. GOVERNING LAW. This Agreement shall be construed in accordance with the
1940 Act and the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

	12. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms majority of the outstanding voting securities, affiliated person, interested person, assignment, broker, investment adviser, net assets, sale, sell and security shall have the same meanings as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Agreement may be signed in counterpart.

	13. NOTICES. Any notice herein required is to be in writing and is deemed to have been given to the Sub-Adviser or UBS Global Americas upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Agreement will be delivered by personal service, by postage mail return receipt requested or by facsimile machine or a similar means of same delivery which provides evidence of receipt (with a confirming copy by mail as set forth herein). All notices provided to UBS Global Americas will be sent to the attention of its General Counsel. All notices provided to the Sub-Adviser will be sent to the attention of Krista Lindberg.



	IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

                                       UBS GLOBAL ASSET MANAGEMENT (AMERICAS)
INC.
                                       1 North Wacker Drive
                                       Chicago, Illinois 60606

Attest:


By:/s/Eric Sander			By:/s/Caren Cunnhingham
Name: Eric Sanders			Name: Caren Cunningham
Title: Director			        Title: Executive Director


                                        ARIEL INVESTMENTS, LLC.
                                        Aon Center
                                        200 East Randolph Drive
                                        Suite 2900
                                        Chicago, Illinois  60601

Attest:


By:/s/Patrice L. Bailey			By:/s/Krista Rivers
Name:  Patrice L. Bailey 		Name: Krista Rivers
Title: Vice President			Title: Senior Vice President


G.	 UBS PACE Intermediate Fixed Income Investments
A new Sub-Advisory Agreement was entered into with BlackRock Financial Management, Inc.. A copy of the Sub-Advisory Agreement is attached below.



SUB-ADVISORY AGREEMENT

Agreement made as of August 1, 2008 between UBS Global Asset Management (Americas) Inc. (UBS Global Americas), a Delaware corporation, and BlackRock Financial Management, Inc. (Sub-Adviser), a Delaware corporation (the Agreement).

RECITALS

(1) 	UBS Global Americas has entered into a Management Agreement dated as of August 1, 2008 (Management Agreement) with UBS PACE Select Advisors Trust, an open-end management investment company registered under the Investment Company Act of 1940, as amended (1940 Act), with respect to UBS PACE Intermediate Fixed Income Investments (Portfolio);

(2)	UBS Global Americas is authorized to retain one or more sub-advisers to furnish certain investment advisory services to UBS Global Americas and the Portfolio or a designated portion of the assets of the Portfolio (Segment);

(3) 	UBS Global Americas desires to retain the Sub-Adviser to furnish certain investment advisory services to UBS Global Americas and the Portfolio;
and

(4) 	The Sub-Adviser is willing to furnish such services;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, UBS Global Americas and the Sub-Adviser agree as follows:

1. Appointment. UBS Global Americas hereby appoints the Sub-Adviser as an investment Sub-Adviser with respect to the Portfolio or Segment for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

2. Duties as Sub-Adviser.

(a) 	Subject to the supervision and direction of the Trusts Board of Trustees
(the Board) and review by UBS Global Americas, and any written guidelines adopted by the Board or UBS Global Americas, the Sub-Adviser will provide a continuous investment program for the Portfolio or Segment, including investment research and discretionary management with respect to all securities and investments and cash equivalents in the Portfolio or Segment.
 The Sub-Adviser will determine from time to time what investments will be purchased, retained or sold by the Portfolio or Segment. The Sub-Adviser will be responsible for placing purchase and sell orders for investments and for other related transactions for the Portfolio or Segment. The Sub-Adviser understands that the Portfolios assets need to be managed so as to permit the Portfolio to qualify or to continue to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, as amended (Code).
The Sub-Adviser will provide services under this Agreement in accordance with the Portfolios investment objective, policies and restrictions as stated in the Trusts currently effective registration statement under the 1940 Act, and any amendments or supplements thereto (Registration Statement).

(b) 	The Sub-Adviser agrees that it will not consult with any other Sub-Adviser
(Other Sub-Adviser) for the Trust or Portfolio concerning any transaction by the Portfolio or Segment in securities or other assets, including (i) the purchase by the Portfolio or Segment of a security issued by the Other Sub-Adviser, or an affiliate of the Other Sub-Adviser, to the Trust or Portfolio except as permitted by the 1940 Act or (ii) transactions by the Portfolio or Segment in any security for which the Other Sub-Adviser, or its affiliate, is the principal underwriter.

(c) 	The Sub-Adviser agrees that it will be responsible for voting proxies of issuers of securities held by the Portfolio or Segment. The Sub-Adviser further agrees that it will adopt written proxy voting procedures that shall comply with the requirements of the 1940 Act and the Investment Advisers Act of 1940, as amended (Advisers Act), and that shall be acceptable to the Board. The Sub-Adviser further agrees that it will provide the Board on or before August 1st of each year, or more frequently as the Board may reasonably request, with a written report of the proxies voted during the most recent 12-month period ending June 30, or such other period as the Board may designate, in a format that shall comply with the 1940 Act and that shall be acceptable to the Board.

(d) 	The Sub-Adviser agrees that, in placing orders with brokers, it will obtain the best net result in terms of price and execution; provided that, on behalf of the Portfolio or Segment, the Sub-Adviser may, in its discretion, use brokers that provide the Sub-Adviser with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Portfolio or Segment, and the Sub-Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Sub-Advisers determination in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Sub-Adviser to the Portfolio or Segment and its other clients and that the total commissions paid by the Portfolio or Segment will be reasonable in relation to the benefits to the Portfolio or Segment over the long term. In no instance will portfolio securities be purchased from or sold to UBS Global Americas or the Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. The Sub-Adviser may aggregate sales and purchase orders with respect to the assets of the Portfolio or Segment with similar orders being made simultaneously for other accounts advised by the Sub-Adviser or its affiliates. Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Portfolio or Segment and one or more other accounts advised by the Sub-Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account. UBS Global Americas recognizes that in some cases this procedure may adversely affect the results obtained for the Portfolio or Segment. Subject to the Sub-Advisers obligations to seek best execution, UBS Global Americas agrees that the Sub-Adviser, in its sole discretion, may place transactions on behalf of the Portfolio and the Trust or with any broker-dealer deemed to be an affiliate of the Sub-Adviser (the Affiliated Broker-Dealers) so long as such transactions are effected in conformity with the requirements (including any applicable exemptions and administrative interpretations set forth in Part II of the Sub-Advisers Form ADV Registration Statement on file with the Securities and Exchange Commission (Form ADV)) of Section 11(a)(1)(H) of the Securities Exchange Act of 1934. In all such dealings, the Affiliated Broker-Dealers shall be authorized and entitled to retain any commissions, remuneration or profits which may be made in such transactions and shall not be liable to account for the same to UBS Global Americas, the Portfolio or the Trust. UBS Global Americas further authorizes the Sub-Adviser and its Affiliated Broker-Dealers to execute agency cross transactions (the Cross Transactions) on behalf of the Portfolio and the Trust. Cross Transactions are transactions which may be effected by the Affiliated Broker-Dealers acting for both the Portfolio or the Trust and the counterparty to the transaction. Cross Transactions enable the Sub-Adviser to purchase or sell a block of securities for the Portfolio or the Trust at a set price and possibly avoid an unfavorable price movement that may be created through entrance into the market with such purchase or sale order. As such, the Sub-Adviser believes that Cross Transactions can provide meaningful benefits for the Portfolio and the Trust and its clients generally. UBS Global Americas, the Portfolio and the Trust should be aware, however, that in a Cross Transaction an Affiliated Broker-Dealer will be receiving commissions from both sides of the trade and, therefore, there is a potentially conflicting division of loyalties and responsibilities.

(e) 	The Sub-Adviser will maintain all books and records required to be maintained pursuant to Rule 31a-1(b)(2)(ii), (3), (5), (6), (7), (9) and
(10) under the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions by the Sub-Adviser on behalf of the Portfolio or Segment, and will furnish the Board and UBS Global Americas with such periodic and special reports as the Board or UBS Global Americas reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Portfolio or Segment are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for the Portfolio or Segment and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Trust any records which it maintains for the Portfolio or Segment upon request by the Trust.

(f) 	At such times as shall be reasonably requested by the Board or UBS Global
Americas, the Sub-Adviser will provide the Board and UBS Global Americas with economic and investment analyses and reports as well as quarterly reports setting forth the performance of the Portfolio or Segment and make available to the Board and UBS Global Americas any economic, statistical and investment services that the Sub-Adviser normally makes available to its institutional or other customers.

(g) 	In accordance with procedures adopted by the Board, as amended from time to time, the Sub-Adviser is responsible for assisting in the fair valuation of all portfolio securities in the Portfolio or Segment and will use its reasonable efforts to arrange for the provision of a price or prices from one or more parties independent of the Sub-Adviser for each portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.

3. Further Duties. In all matters relating to the performance of this Agreement, the Sub-Adviser will seek to act in conformity with the trusts
Trust Instrument, By-Laws and Registration Statement and with the written instructions and written directions of the Board and UBS Global Americas; and will comply with the requirements of the 1940 Act, Advisers Act, and the rules under each, the Code, and all other federal and state laws and regulations applicable to the Trust and the Portfolio. UBS Global Americas agrees to provide to the Sub-Adviser copies of the Trusts Trust Instrument, By Laws, Registration Statement, written instructions and directions of the Board and UBS Global Americas, and any amendments or supplements to any of these materials as soon as practicable after such materials become available; and further agrees to identify to the Sub-Adviser in writing any broker-dealers that are affiliated with UBS Global Americas (other than UBS Financial Services Inc. and UBS Global Americas itself).

4. Expenses. During the term of this Agreement, the Sub-Adviser will bear all expenses incurred by it in connection with its services under this Agreement. The Sub-Adviser shall not be responsible for any expenses incurred by the Trust, the Portfolio or UBS Global Americas.

5. Compensation.

(a) 	For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Agreement, UBS Global Americas, not the Portfolio, will pay to the Sub-Adviser a fee, computed daily and payable monthly, at an annual rate listed on Schedule A of the average daily net assets of the Portfolio or Segment allocated to its management (computed in the manner specified in the Management Agreement), and will provide the Sub-Adviser with a schedule showing the manner in which the fee was computed. If the Sub-Adviser is managing a Segment, its fees will be based on the value of the assets of the Portfolio within the Sub-Advisers Segment.

(b) 	The fee shall be accrued daily and payable monthly to the Sub-Adviser on or before the last business day of the next succeeding calendar month.

(c) 	If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be pro-rated according to the proportion which such period bears to the full month in that such effectiveness or termination occurs.

6. Limitation Of Liability.

(a) 	The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio, the Trust or its shareholders or by UBS Global Americas in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

(b) 	In no event will the Sub-Adviser have any responsibility for any other portfolio of the Trust, for any portion of the Portfolio not managed by the Sub-Adviser or for the acts or omissions of any Other Sub-Adviser to the Trust or Portfolio.

In particular, in the event the Sub-Adviser shall manage only a Segment of the Portfolio, the Sub-Adviser shall have no responsibility for the Portfolios being in violation of any applicable law or regulation or investment policy or restriction applicable to the Portfolio as a whole or for the Portfolios failing to qualify as a regulated investment company under the Code, if the securities and other holdings of the Segment of the Portfolio managed by the Sub-Adviser are such that such Segment would not be in such violation or fail to so qualify if such Segment were deemed a separate series of the Trust or a separate regulated investment company under the Code.

Nothing in this section shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.

7. Representations of Sub-Adviser. The Sub-Adviser represents, warrants, and agrees as follows:

(a) 	The Sub-Adviser (i) is registered as an investment adviser under the
Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify UBS Global Americas of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to
Section 9(a) of the 1940 Act or otherwise.

(b)	 The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide UBS Global Americas and the Board with a copy of such code of ethics, together with evidence of its adoption. Within fifteen days of the end of the last calendar quarter of each year that this Agreement is in effect, a duly authorized officer of the Sub-Adviser shall certify to UBS Global Americas that the Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no material violation of the Sub-Advisers code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of UBS
Global Americas, the Sub-Adviser shall permit UBS Global Americas, its employees or its agents to examine the reports required to be made by the Sub-Adviser pursuant to Rule 17j-1 and all other records relevant to the Sub-Advisers code of ethics.

(c)	 The Sub-Adviser has provided UBS Global Americas with a copy of its
Form ADV, as most recently filed with the Securities and Exchange Commission
(SEC), and promptly will furnish a copy of all amendments to UBS Global Americas at least annually.

(d) 	The Sub-Adviser will notify UBS Global Americas of any change of control of the Sub-Adviser, including any change of its general partners or 25% shareholders or 25% limited partners, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Sub-Adviser, in each case prior to or promptly after such change.

(e) 	UBS Global Americas and the Sub-Adviser agree that neither of them nor any of their affiliates, will in any way refer directly or indirectly to their relationship with one another or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of the other, which consent will be promptly provided and not unreasonably withheld.

8. Services Not Exclusive. The services furnished by the Sub-Adviser hereunder are not to be deemed exclusive, and except as the Sub-Adviser may otherwise agree in writing, the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Sub-Adviser, who may also be a trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

9. Duration and Termination.

(a) 	This Agreement shall become effective upon the consummation of the anticipated transaction that may be interpreted as possibly involving a change in control of the Sub-Advisor resulting in the automatic termination of the prior agreement between the parties hereto, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party (Independent Trustees), cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Portfolios outstanding voting securities, unless UBS Global Americas has authority to enter into this Agreement pursuant to exemptive relief from the SEC without a vote of the Portfolios outstanding voting securities.

(b) 	Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Portfolio.

(c) 	Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on 30 days written notice to the Sub-Adviser. This Agreement may also be terminated, without the payment of any penalty, by UBS Global Americas: (i) upon 120 days written notice to the Sub-Adviser; (ii) upon material breach by the Sub-Adviser of any of the representations, warranties and agreements set forth in Paragraph 7 of this Agreement; or (iii) immediately if, in the reasonable judgment of UBS Global Americas, the Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement, including circumstances such as financial insolvency of the Sub-Adviser or other circumstances that could adversely affect the Portfolio. The Sub-Adviser may terminate this Agreement at any time, without the payment of any penalty, on 120 days written notice to UBS Global Americas. This Agreement will terminate automatically in the event of its assignment or upon termination of the Management Agreement, as it relates to this Portfolio.

10. Amendment of this Agreement.

No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. To the extent required by applicable law, no amendment of this Agreement shall be effective until approved (i) by a vote of a majority of the Independent Trustees, and (ii) if the terms of this Agreement shall have changed, by a vote of a majority of the Portfolios outstanding voting securities (except in the case of (ii), pursuant to the terms and conditions of the SEC order permitting it to modify the Agreement without such vote).

11. Governing Law. This Agreement shall be construed in accordance with the 1940 Act and the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

12. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms majority of the outstanding voting securities, affiliated person, interested person, assignment, broker, investment adviser, net assets, sale, sell and security shall have the same meanings as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Agreement may be signed in counterpart.

13. Notices. Any notice herein required is to be in writing and is deemed to have been given to the Sub-Adviser or UBS Global Americas upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Agreement will be delivered by personal service, by postage mail return receipt requested or by facsimile machine or a similar means of same delivery which provides evidence of receipt (with a confirming copy by mail as set forth herein). All notices provided to UBS Global Americas will be sent to the attention of the General Counsel,51 West 52nd Street, New York, New York 10019. All notices provided to the Sub-Adviser will be sent to the attention of Robert Connolly, General Counsel.

In witness whereof, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

Attest:					UBS Global Asset Management (Americas)
Inc.
					51 West 52nd Street
					New York, New York 10019

By:/s/Eric Sanders			By:/s/Caren Cunningham
Name: Eric Sanders 			Name: Caren Cunningham
Title: Director & Assoc. Gen Counsel 	Title: Executive Director & Sr.
                                               Assoc. Gen.


Attest:					BlackRock Financial Management, Inc.
					40 East 52nd Street
					New York, New York  10022

By:/s/Deirdre Curry			By:/s/Robert Capaldi
Name: Deirdre Curry			Name: Robert Capaldi
Title: Director				Title:  Managing Director



Schedule A
20 basis points (0.20%) on the average daily net assets of the Portfolio or Segment allocated to its management up to and including $120,000,000 10 basis points (0.10%) on the average daily net assets of the Portfolio or Segment allocated to its management exceeding $120,000,000



H.	UBS PACE Small/Medium Co Growth Equity Investments
A new Sub-Advisory Agreement was entered into with Copper Rock Partners, LLC. A copy of the Sub-Advisory Agreement is attached below.


SUB-ADVISORY AGREEMENT

	Agreement made as of August 1, 2008 between UBS Global Asset Management Americas) Inc. (UBS Global AM), a Delaware corporation, and Copper Rock Capital Partners, LLC, (the Sub-Adviser)a Delaware limited liability company (the Agreement).

RECITALS

	(1) UBS Global AM has entered into a Management Agreement dated as of August 1, 2008 (Management Agreement), with UBS PACE Select Advisors Trust (formerly known as Managed Accounts Services Portfolio Trust (Trust)), an open-end management investment company registered under the Investment
Company Act of 1940, as amended (1940 Act), with respect to UBS PACE Small/Medium Co Growth Equity Investments (Portfolio);

 	(2) UBS Global AM is authorized to retain one or more Sub-Adviser to furnish certain investment advisory services to UBS Global AM and the Portfolio;

	(3) UBS Global AM desires to retain the Sub-Adviser to furnish certain investment advisory services to UBS Global AM and the Portfolio; and

        (4) The Sub-Adviser is willing to furnish such services;

    NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, UBS Global AM and the Sub-Adviser agree as follows:

      	1. Appointment. UBS Global AM hereby appoints the Sub-Adviser as an investment sub-adviser with respect to the Portfolio for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

	2. Duties as Sub-Adviser.

	(a) Subject to the supervision and direction of the Board and review by UBS
Global AM, and any written guidelines adopted by the Board or UBS Global AM, the Sub-Adviser will provide a continuous investment program for all or a designated portion of the assets (Segment) of the Portfolio, including investment research and discretionary management with respect to all securities and investments and cash equivalents in the Portfolio or Segment.
The Sub-Adviser will determine from time to time what investments will be purchased, retained or sold by the Portfolio or Segment.  UBS Global AM acknowledges that the Sub-Adviser may consult with affiliates under its control in connection with providing such investment program, while retaining the responsibility for making investment decisions on behalf of the Portfolio.
 The Sub-Adviser will be responsible for placing purchase and sell orders for investments and for other related transactions for the Portfolio or Segment.
The Sub-Adviser has authority to review and execute all industry agreements with banks, brokers, dealers and other financial intermediaries necessary to perform its duties under this Agreement. The Sub-Adviser understands that the
Portfolios assets need to be managed so as to permit the Portfolio to qualify or to continue to qualify as a regulated investment company under Subchapter
M of the Internal Revenue Code, as amended (Code). The Sub-Adviser will provide services under this Agreement in accordance with the Portfolios investment objective, policies and restrictions as stated in the Trusts currently effective registration statement under the 1940 Act, and any amendments or supplements thereto (Registration Statement).

      (b) The Sub-Adviser agrees that it will not consult with any other sub-adviser for the Trust or Portfolio (Other Sub-Adviser) concerning any transaction by the Portfolio or Segment in securities or other assets, including (i) the purchase by the Portfolio or Segment of a security issued by the Other Sub-Adviser, or an affiliate of the Other Sub-Adviser, to the Trust or Portfolio except as permitted by the 1940 Act or (ii) transactions by the Portfolio or Segment in any security for which the Other Sub-Adviser, or its affiliate, is the principal underwriter.

      (c) The Sub-Adviser agrees that, in placing orders with brokers, it will use its best efforts to obtain best execution; provided that, on behalf of the Portfolio, the Sub-Adviser may, in its discretion, use brokers that provide the Sub-Adviser with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Portfolio, and the Sub-Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Sub-Advisers determination in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Sub-Adviser to the Portfolio and its other clients and that the total commissions paid by the Portfolio or Segment will be reasonable in relation to the benefits to the Portfolio over the long term. In no instance will portfolio securities be purchased from or sold to UBS Global AM or the Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. The Sub-Adviser may aggregate sales and purchase orders with respect to the assets of the Portfolio or Segment with similar orders being made simultaneously for other accounts advised by the Sub-Adviser or affiliates under its control. Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Portfolio and one or more other accounts advised by the Sub-Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account. UBS Global AM recognizes that in some cases this procedure may adversely affect the results obtained for the Portfolio or Segment.

	(d) The Sub-Adviser will maintain all books and records required to be maintained pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions by the Sub-Adviser on behalf of the Portfolio or Segment, and will furnish the Board and UBS Global AM with such periodic and special reports as the Board or UBS Global AM reasonably may request. In compliance with the requirements of Rule 31 a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Portfolio are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31 a-2 under the 1940 Act any records that it maintains for the Portfolio and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Trust any records which it maintains for the Portfolio upon request by the Trust; provided, however, that the Sub-Advisor may retain a copy of such records.

	(e) At such times as shall be reasonably requested by the Board or UBS Global AM, the Sub-Adviser will provide the Board and UBS Global AM with economic and investment analyses and reports as well as quarterly reports setting forth the performance of the Portfolio or Segment and make available to the Board and UBS Global AM any economic, statistical and investment services that the Sub-Adviser normally makes available to its institutional or other customers.

	(f) In accordance with procedures adopted by the Board, as amended from time to time, the Sub-Adviser is responsible for assisting in the fair valuation of all portfolio securities in the Portfolio or Segment and will use its reasonable efforts to arrange for the provision of a price or prices from one or more parties independent of the Sub-Adviser for each portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.

	(g) The Sub-Adviser agrees that it will be responsible for voting proxies of issuers of securities held by the Portfolio or Segment. The Sub-Adviser further agrees that it will adopt written proxy procedures that shall comply with the requirements of the 1940 Act and the Investment Advisers Act of 1940, as amended (Advisers Act), and that shall be acceptable to the Board. The Sub-Adviser further agrees that it will provide the Board on or before August
1st of each year, or more frequently as the Board may reasonably request, with a written or electronic report of the proxies voted during the most recent 12-month period ending June 30, or such other period as the Board may designate, in a format that shall comply with the 1940 Act and that shall be acceptable to the Board.

	Notwithstanding the above, UBS Global AM or another service provider for the Trust, and not the Sub-Adviser, shall make any and all filings in connection with any securities litigation or class action lawsuits involving securities held or that were held in the Segment; provided, however, that Sub-Adviser is responsible for promptly forwarding to UBS Global AM any documents it receives regarding such matters that are specific to the Portfolio and providing reasonable assistance, if necessary, in making such claims.
UBS Global AM understands that the Sub-adviser establishes from time to time guidelines for the voting of proxies and may employ the services of a proxy voting service to exercise proxies in accordance with the Sub-Advisers guidelines.

	3. Further Duties. In all matters relating to the performance of this Agreement, the Sub-Adviser will seek to act in conformity with the Trusts Trust Instrument, By-Laws and Registration Statement and with the written instructions and written directions of the Board and UBS Global AM; and will comply with the requirements of the 1940 Act, and the Investment Advisers Act of 1940, as amended (Advisers Act), and the rules under each, the Code, and all other federal and state laws and regulations applicable to the Trust and the Portfolio. UBS Global AM agrees to provide to the Sub-Adviser copies of the Trusts Trust Instrument, By-Laws, Registration Statement, written instructions and directions of the Board and UBS Global AM, and any amendments or supplements to any of these materials as soon as practicable after such materials become available and further agrees to identify to the Sub-Adviser in writing any broker-dealers that are affiliated with UBS Global AM (other than UBS Financial Services Inc. and UBS Global AM itself).

	4. Expenses. During the term of this Agreement, the Sub-Adviser will bear all expenses incurred by it in connection with its services under this Agreement. The Sub-Adviser shall not be responsible for any expenses incurred by the Trust, the Portfolio or UBS Global AM.

	5. Compensation.

	(a) For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Agreement, UBS Global AM, not the Portfolio, will pay to the Sub-Adviser a fee, computed daily and payable monthly, at an annual rate of 0.45% up to $100 million and 0.40% on assets in excess of $100 million of the average daily net assets of the Portfolio or Segment allocated to its management (computed in the manner specified in the Management Agreement) and will provide the Sub-Adviser with a schedule showing the manner in which the fee was computed. If the Sub-Adviser is managing a Segment, its fees will be based on the value of the assets of the Portfolio within the Sub-Advisers Segment.

	(b) The fee shall be accrued daily and payable monthly to the Sub-Adviser on or before the last business day of the next succeeding calendar month.

	(c) If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be pro-rated according to the proportion which such period bears to the full month in that such effectiveness or termination occurs.

	6. Limitation Of Liability.

	(a) The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio, the Trust or its shareholders or by UBS Global AM in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

	(b) In no event will the Sub-Adviser have any responsibility for any other series of the Trust, for any portion of the Portfolio not managed by the Sub-Adviser or for the acts or omissions of any other sub-adviser to the Trust or Portfolio.

	In particular, in the event the Sub-Adviser shall manage only a portion of the Portfolios investments, the Sub-Adviser shall have no responsibility for the Portfolios being in violation of any applicable law or regulation or investment policy or restriction applicable to the Portfolio as a whole or for the Portfolios failing to qualify as a regulated investment company under the Code, if the securities and other holdings of the Segment of the Portfolio managed by the Sub-Adviser are such that such Segment would not be in such violation or fail to so qualify if such Segment were deemed a separate series of the Trust or a separate regulated investment company under the Code.

	Nothing in this section shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.

	7. Representations of Sub-Adviser. The Sub-Adviser represents, warrants and agrees as follows:

	(a) The Sub-Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this
 Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify UBS Global
M of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

      (b) The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide UBS Global AM and the Board with a copy of such code of ethics, together with evidence of its adoption. Within fifteen days of the end of the last calendar quarter of each year that this Agreement is in effect, the Chief Compliance Officer of the Sub-Adviser shall certify to UBS Global AM that the Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no material violation of the Sub-Advisers code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of UBS Global AM, the Sub-Adviser shall permit UBS Global AM, its employees or its agents to examine the reports required to be made by the Sub-Adviser pursuant to Rule 17j-1 and all other records relevant to the Sub-Advisers code of ethics as applicable to this Agreement.

	(c) The Sub-Adviser has provided UBS Global AM with a copy of its Form ADV, as most recently filed with the Securities and Exchange Commission
(SEC), and promptly will furnish a copy of all amendments to UBS Global AM at least annually.

	(d) The Sub-Adviser will notify UBS Global AM of any change of control of the Sub-Adviser, including any change of its general partners or 25% shareholders or 25% limited partners, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Sub-Adviser, in each case prior to or promptly after such change.

	(e) The Sub-Adviser agrees that neither it, nor any of its affiliates under its control, will in any way refer directly or indirectly to its relationship with the Trust, the Portfolio, UBS Global AM or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of UBS Global AM. Notwithstanding, the Sub-Adviser is permitted to disclose information necessary for it to perform its duties under this Agreement to banks, brokers, dealers and other financial intermediaries.

	8. Services Not Exclusive. The services furnished by the Sub-Adviser hereunder are not to be deemed exclusive, and except as the Sub-Adviser may otherwise agree in writing, the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Sub-Adviser, who may also be a trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

	9. Duration and Termination.

	(a) This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party (Independent
Trustees), cast in person at a Meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Portfolios outstanding voting securities, unless UBS Global AM has authority to enter into this Agreement pursuant to exemptive relief from the SEC without a vote of the Portfolios outstanding voting securities.

	(b) Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Portfolio.

     	(c) Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on 30 days written notice to the Sub-Adviser. This Agreement may also be terminated, without the payment of any penalty, by UBS Global AM: (i) upon 120 days written notice to the Sub-Adviser; (ii) upon material breach by the Sub-Adviser of any of the representations, warranties and agreements set forth in Paragraph 7 of this Agreement; or (iii) immediately if, in the reasonable judgment of UBS Global AM, the Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement, including circumstances such as financial insolvency of the Sub-Adviser or other circumstances that could adversely affect the Portfolio. The Sub-Adviser may terminate this Agreement at any time, without the payment of any penalty, on 120 days written notice to UBS Global AM. This Agreement will terminate automatically in the event of its assignment or upon termination of the Management Agreement, as it relates to this Portfolio.

	10. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. To the extent required by applicable law, no amendment of this Agreement shall be effective until approved (i) by a vote of a majority of the Independent Trustees, and (ii) if the terms of this Agreement shall have changed, by a vote of a majority of the Portfolios outstanding voting securities (except in the case of (ii), pursuant to the terms and conditions of the SEC order permitting it to modify the Agreement without such vote).

	11. Governing Law. This Agreement shall be construed in accordance with the 1940 Act and the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

	12. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms majority of the outstanding voting securities, affiliated person, interested person, assignment, broker, investment adviser, net assets, sale, sell and security shall have the same meanings as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Agreement may be signed in counterpart.

	13. Notices. Any notice herein required is to be in writing and is deemed to have been given to the Sub-Adviser or UBS Global AM upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Agreement will be delivered by personal service, by postage mail return receipt requested or by facsimile machine or a similar means of same delivery which provides evidence of receipt (with a confirming copy by mail as set forth herein). All notices provided to UBS
Global AM will be sent to the attention of the General Counsel, UBS Global
Asset Management (Americas) Inc., 51 West 52nd Street, New York, NY 10019.
All notices provided to the Sub-Adviser will be sent to the attention of Copper Rock Capital Partners, LLC, 200 Clarendon Street, 51st Floor, Boston, MA 02116,
Attn:  Director of Client Service. Lidney Motch

In witness whereof, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.


Attest:	UBS Global Asset Management (Americas)
Inc.
                                  		51 West 52nd Street
                                  		New York, NY 10019

By:/s/Eric Sanders				By:/s/Caren Cunningham
Name:  Eric Sanders 				Name:  Caren Cunningham
Title: Director & Assoc Gen Counsel 		Title: Executive Director & Sr. Assoc
GenCounsel



                                  		Copper Rock Capital Partners, LLC
					        200 Claredon Street, 51st Floor
					        Boston, MA 02116

By:/s/Lidney DeBolt Motch	  		By:Michael A. Forrester
Name: Lidney DeBolt Motch	 		Name: Michael A. Forrester
Title: Director     				Title: COO



I.	 UBS PACE Large Co Growth Equity  Investments
A new Sub-Advisory Agreement was entered into with Delaware Management Company. A copy of the Sub-Advisory Agreement is attached below.


Sub-Advisory Agreement
between
UBS Global Asset Management (Americas) Inc.
And
Delaware Management Company, a series of Delaware Management Business Trust

Agreement dated as of August 1, 2008, between UBS Global Asset Management (Americas) Inc. (UBS Global AM), a Delaware corporation, and Delaware Management Company, a series of Delaware Management Business Trust, a Delaware business trust (Sub-Adviser) (the Agreement).

Recitals

(1)	UBS Global AM has entered into a Management Agreement dated as of
August 1, 2008 ( Management Agreement) with UBS PACE Select Advisors Trust (Trust), an open-end management investment company registered under the Investment Company Act of 1940, as amended (1940 Act), with respect to the UBS PACE Large Co Growth Equity Investments (Portfolio);

(2)	UBS Global AM desires to retain the Sub-Adviser to furnish certain investment advisory services to UBS Global AM and the Portfolio or a designated portion of the assets (Segment) of the Portfolio; and

(3)	The Sub-Adviser is willing to furnish such services;

Now, therefore, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

1.	Appointment.  UBS Global AM hereby appoints the Sub-Adviser as an investment Sub-Adviser with respect to Portfolio or Segment for the period and on the terms set forth in this agreement. The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

2.	Duties as Sub-Adviser.

(a)	Subject to the supervision and direction of the Trusts Board of Trustees
(the Board) and review by UBS Global AM, and any written guidelines adopted by the Board or UBS Global AM, the Sub-Adviser will provide a continuous investment program for the Portfolio or Segment, including investment research and discretionary management with respect to all securities and investments and cash equivalents in the Portfolio or Segment. The Sub-Adviser will determine from time to time what investments will be purchased, retained or sold by the Portfolio or Segment. The Sub-Adviser will be responsible for placing purchase and sell orders for investments and for other related transactions for the Portfolio or Segment. The Sub-Adviser understands that the Portfolios assets need to be managed so as to permit the Portfolio to qualify or to continue to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, as amended (Code). The Sub-Adviser will provide services under this Agreement in accordance with the Portfolios investment objective, policies and restrictions as stated in the Trusts currently effective registration statement under the 1940 Act, and any amendments or supplements thereto (Registration Statement). The Sub-Adviser, on each business day, shall provide UBS Global AM and the Trusts custodian such information as UBS Global Americas and the Trusts custodian may reasonably request relating to all transactions concerning the Portfolio or Segment.

(b)	The Sub-Adviser agrees that it will not consult with any other
Sub-Adviser (Other Sub-Adviser) for the Trust or Portfolio concerning any transaction by the Portfolio or Segment in securities or other assets, including (i) the purchase by the Portfolio or Segment of a security issued by the Other Sub-Adviser, or an affiliate of the Other Sub-Adviser, to the Trust or Portfolio except as permitted by the 1940 Act or (ii) transactions by the Portfolio or Segment in any security for which the Other Sub-Adviser, or its affiliate, is the principal underwriter.

(c)	Unless otherwise instructed by UBS Global AM or the Trust, the Sub-Adviser agrees that it will be responsible for voting proxies of issuers of securities held by the Portfolio or Segment. The Sub-Adviser further agrees that it will adopt written proxy voting procedures that shall comply with the requirements of the 1940 Act and the Investment Advisers Act of 1940, as amended (Advisers
Act) (Proxy Voting Policy), and that shall be acceptable to the Board. The Sub-Adviser shall also provide its Proxy Voting Policy, and if requested by UBS Global AM, a summary of such Proxy Voting Policy for inclusion in the Trusts registration statement, and will provide UBS Global AM with any material amendment to the Proxy Voting Policy within a reasonable time after such amendment has taken effect. The Sub-Adviser further agrees that it will provide the Board on or before August 1st of each year, or more frequently as the Board may reasonably request, with a written report of the proxies voted during the most recent 12-month period ending June 30, or such other period as the Board may designate, in a format that shall comply with the 1940 Act and that shall be acceptable to the Board.

(d)	The Sub-Adviser agrees that, in placing orders with brokers, it will obtain the best net result in terms of price and execution; provided that, on behalf of the Portfolio or Segment, the Sub-Adviser may, in its discretion, use brokers who provide the Sub-Adviser with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Portfolio or Segment, and the Sub-Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Sub-Advisers determining in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Sub-Adviser to the Portfolio or Segment and its other clients and that the total commissions paid by the Portfolio or Segment will be reasonable in relation to the benefits to the Portfolio over the long term. In no instance will portfolio securities be purchased from or sold to UBS Global AM or the Sub-Adviser, the Trusts principal underwriter, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. The Sub-Adviser may aggregate sales and purchase orders of the assets of the Portfolio or Segment with similar orders being made simultaneously for other accounts advised by the Sub-Adviser or its affiliates. Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Portfolio or Segment and one or more other accounts advised by the Sub-Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account. UBS Global AM recognizes that in some cases this procedure may adversely affect the results obtained for the Portfolio or Segment.

Subject to the Sub-Advisers obligations to seek best execution, UBS Global AM agrees that the Sub-Adviser, in its sole discretion, may place transactions on behalf of the Portfolio and the Trust or with any broker-dealer deemed to be an affiliate of the Sub-Adviser (the Affiliated Broker-Dealers) so long as such transactions are effected in conformity with the requirements (including any applicable exemptions and administrative interpretations set forth in Part II of the Sub-Advisers Form ADV Registration Statement on file with the Securities and Exchange Commission (Form ADV)) of Section11(a)(1)(H) of the Securities Exchange Act of 1934, and in compliance with Rules 17e-1 or 10f-3 under the 1940 Act or other applicable rules and the Trusts policies and procedures thereunder. In all such dealings, the Affiliated Broker-Dealers shall be authorized and entitled to retain any commissions, remuneration or profits which may be made in such transactions and shall not be liable to account for the same to UBS Global AM, the Portfolio or the Trust.

UBS Global AM further authorizes the Sub-Adviser and its Affiliated Broker-Dealers to execute agency cross transactions (the Cross Transactions) on behalf of the Portfolio and the Trust. Cross Transactions are transactions which may be effected by the Affiliated Broker-Dealers acting for both the Portfolio or the Trust and the counterparty to the transaction. Cross Transactions enable the Sub-Adviser to purchase or sell a block of securities for the Portfolio or the Trust at a set price and possibly avoid an unfavorable price movement that may be created through entrance into the market with such purchase or sale order. As such, the Sub-Adviser believes that Cross Transactions can provide meaningful benefits for the Portfolio and the Trust and its clients generally. UBS Global AM, the Portfolio and the Trust should be aware, however, that in a Cross Transaction an Affiliated Broker-Dealer will be receiving commissions from both sides of the trade and, therefore, there is a potentially conflicting division of loyalties and responsibilities.
 Sub-Adviser shall effect such Cross Transactions in compliance with Rule 06(3)-2 under the Advisers Act and any other applicable provisions of the federal securities laws and shall provide UBS Global Americas with periodic reports describing such agency cross transactions.

(e)	The Sub-Adviser shall maintain separate detailed records of all matters pertaining to the Portfolio or Segment, including, without limitation, brokerage and other records of all securities transactions. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the 1940 Act that are prepared or maintained by the Sub-Adviser on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust upon request. The Sub-Adviser further agrees to preserve for the periods prescribed in Rule 31a-2 under the 1940 Act the records required to be maintained under Rule 31a-1 under the 1940 Act.

(f)	At such times as shall be reasonably requested by the Board or UBS Global
AM, the Sub-Adviser will provide the Board and UBS Global AM with economic and investment analyses and reports as well as quarterly reports setting forth the performance of the Portfolio or Segment and make available to the Board and UBS Global AM any economic, statistical and investment services that the Sub-Adviser normally makes available to its institutional or other customers.

(g)	In accordance with procedures adopted by the Board, as amended from time to time, the Sub-Adviser is responsible for assisting in the fair valuation of all portfolio securities and will use its reasonable efforts to arrange for the provision of a price(s) from one or more parties independent of the Sub-Adviser for each portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.

The Sub-Adviser also will provide such information or perform such additional acts as are customarily performed by a Sub-Adviser and may be required for the Trust or UBS Global Americas to comply with their respective obligations under applicable federal securities laws, including, without limitation, the 1940 Act, the Advisers Act, the 1934 Act, the Securities Act of 1933, as amended (the Securities Act), and any rule or regulation thereunder.

3.	Further Duties.  In all matters relating to the performance of this
Agreement, the Sub-Adviser will act in conformity with the Trusts Trust Instrument, By-Laws and Registration Statement, the Trusts policies and procedures for compliance by the Trust with the Federal Securities Laws
(as that term is defined in Rule 38a-1 under the 1940 Act) provided to the Sub-Adviser (together, the Trust Compliance Procedures) and with the written instructions and written directions of the Board and UBS Global AM; and will comply with the applicable requirements of the 1940 Act, the Investment Advisers Act of 1940, as amended (Advisers Act), and the rules under each, the Code, and all other applicable federal and state laws and regulations applicable to the Trust and the Portfolio. UBS Global AM agrees to provide to the Sub-Adviser copies of the Trusts Trust Instrument, By-Laws, Registration Statement, Trusts Compliance Procedures, written instructions and directionsof the Board and UBS Global AM, and any amendments or supplements to any of these materials as soon as practicable after such materials become available; provided, however, that the Sub-Advisers duty under this Agreement to act in conformity with any document, instruction or guideline produced by the Trust or UBS Global AM shall not arise until it has been delivered to the Sub-Adviser. Any changes to the objectives, policies and restrictions will make due allowance for the time within which the Sub-Adviser shall have to come into compliance. UBS Global AM further agrees to identify to the Sub-Adviser in writing any broker-dealers that are affiliated with UBS
Global AM (other than UBS Financial Services Inc. and UBS Global Asset Management (US) Inc.).

In order to assist the Trust and the Trusts Chief Compliance Officer (the Trust CCO) to satisfy the requirements contained in Rule 38a-1 under the 1940 Act, the Sub-Adviser shall provide to the Trust CCO: (i) direct access to the Sub-Advisers chief compliance officer (the Sub-Adviser CCO), as reasonably requested by the Trust CCO; (ii) quarterly reports confirming that the Sub-Adviser has complied with the Trust Compliance Procedures in managing the Portfolio or Segment; and (iii) quarterly certifications that there were no Material Compliance Matters (as that term is defined by Rule 38a-1(e)(2)), other than those Material Compliance Matters which have previously been disclosed to the Trusts CCO, that arose under the Trust Compliance Procedures that related to the Sub-Advisers management of the Portfolio or Segment.

The Sub-Adviser shall promptly provide the Trust CCO with copies of: (i) the Sub-Advisers policies and procedures for compliance by the Sub-Adviser with the Federal Securities Laws (together, the Sub-Adviser Compliance Procedures), and
(ii) any material changes to the Sub-Adviser Compliance Procedures. The Sub-Adviser shall cooperate fully with the Trust CCO so as to facilitate the Trust CCOs performance of the Trust CCOs responsibilities under Rule 38a-1 to review, evaluate and report to the Trusts Board on the operation of the Sub-Adviser Compliance Procedures, and shall promptly report to the Trust CCO any Material Compliance Matter arising under the Sub-Adviser Compliance Procedures involving the Portfolio or Segment. The Sub-Adviser shall provide to the Trust CCO: (i) quarterly reports confirming the Sub-Advisers compliance with the Sub-Adviser Compliance Procedures in managing the Portfolio or Segment, and (ii) certifications that there were no Material Compliance Matters involving the Sub-Adviser, other than those Material Compliance Matters which have previously been disclosed to the Trusts CCO, that arose under the Sub-Adviser Compliance Procedures that affected the Portfolio or Segment.
At least annually, the Sub-Adviser shall provide a certification to the Trust CCO to the effect that the Sub-Adviser has in place and has implemented policies and procedures that are reasonably designed to ensure compliance by the Sub-Adviser with the Federal Securities Laws.

The Sub-Adviser will provide UBS Global AM with information (including information that is required to be disclosed in the Trusts registration statement) with respect to the portfolio managers responsible for the Portfolio or Segment and any changes in the portfolio managers responsible for the Portfolio or Segment.

The Sub-Adviser will promptly notify UBS Global AM of any pending investigation, material litigation, administrative proceeding or any other significant regulatory inquiry, relating to the Sub-Advisers provision of services to the Portfolio or Segment, or otherwise negatively impacting its ability to serve as an advisor to a registered investment company.

The Sub-Adviser will cooperate promptly and fully with UBS Global AM and/or the Trust in responding to any regulatory or compliance examinations or inspections (including information requests) relating to the Trust, the Portfolio or UBS Global AM brought by any governmental or regulatory authorities having appropriate jurisdiction (including, but not limited to, the SEC).

4.	Expenses.  During the term of this Agreement, the Sub-Adviser will bear all expenses incurred by it in connection with its services under this Agreement. The Sub-Adviser shall not be responsible for any expenses incurred by the Trust, the Portfolio or UBS Global AM.

Upon request by UBS Global AM, Sub-Adviser agrees to reimburse UBS Global Americas or the Trust for costs associated with generating and distributing any supplement or amendment to the Prospectuses or SAIs for any Fund (Supplement) when the Sub-Adviser is given a copy of a draft of such Supplement and fails to promptly disclose to the Adviser facts than known to the Sub-Adviser or its personnel that would require disclosure (or amendments to disclosure) in the Funds Prospectuses or SAIs in time for such disclosure or amendments to disclosure to be included in such Supplement. The Sub-Adviser shall bear all reasonable expenses of the Trust, if any, arising out of an assignment or change in control of the Sub-Adviser.

5.	Compensation.

(a)	For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Agreement, UBS Global AM, not the Portfolio, will pay to the Sub-Adviser a fee, computed daily and payable monthly, at an annual rate of .40% of the Portfolios average daily net assets of the Portfolio or Segment (computed in the manner specified in the Management Agreement), and will provide the Sub-Adviser with a schedule showing the manner in which the fee was computed. If the Sub-Adviser is managing a Segment, its fees will be based on the value of the assets of the Portfolio within the Sub-Advisers Segment.

(b)	The fee shall be computed daily and payable monthly to the Sub-Adviser on or before the last business day of the next succeeding calendar month.

(c)	For those periods in which UBS Global AM has agreed to waive all or a portion of its management fee, UBS Global AM may ask the Sub-Adviser to waive the same proportion of its fees, but the Sub-Adviser is under no obligation to do so.

(d)	If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

6.	Limitation of Liability.

(a)	The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio, the Trust or its shareholders or by UBS Global AM in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

(b)	In no event will the Sub-Adviser have any responsibility for any other portfolio of the Trust, for any portion of the Portfolio not managed by the Sub-Adviser or for the acts or omissions of any Other Sub-Adviser to the Trust or Portfolio.

In particular, in the event the Sub-Adviser shall manage only a portion of the Portfolios Segment of the Portfolio, the Sub-Adviser shall have no responsibility for the Portfolios being in violation of any applicable law or regulation or investment policy or restriction applicable to the Portfolio as a whole or for the Portfolios failing to qualify as a regulated investment company under the Code, if the securities and other holdings of the Segment of the Portfolio managed by the Sub-Adviser are such that such Segment would not be in such violation or fail to so qualify if such Segment were deemed a separate series of the Trust or separate regulated investment company under the Code, unless such violation was due to the Sub-Advisers failure to comply with written guidelines adopted by the Board or UBS Global AM and provided to the Sub-Adviser.

7.	Representations of Sub-Adviser.  The Sub-Adviser represents, warrants, and agrees as follows:

(a)	The Sub-Adviser (i) is registered as an investment adviser under the
Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement;
(iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify UBS Global AM of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

(b)	The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act and will provide UBS Global AM and the Board with a copy of such code of ethics, together with evidence of its adoption. Within fifteen days of the end of the last calendar quarter of each year that this Agreement is in effect, a duly authorized officer of the Sub-Adviser shall certify to UBS Global AM that the Sub-Adviser has complied with the requirements of Rule
17j-1 during the previous year and that there has been no material violation of the Sub-Advisers code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of UBS Global AM, the Sub-Adviser shall permit UBS Global AM, its employees or its agents to examine the reports required to be made to the Sub-Adviser by Rule 17j-1(c)(1) and all other records relevant to the Sub-Advisers code of ethics.

(c)	The Sub-Adviser has provided UBS Global AM with a copy of its Form ADV as most recently filed with the Securities and Exchange Commission (SEC) and promptly will furnish a copy of all amendments to UBS Global AM at least annually.

(d)	The Sub-Adviser will notify UBS Global AM of any change of control of the Sub-Adviser, including any change of its general partners or 25% shareholders or 25% limited partners, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Sub-Adviser, in each case prior to or promptly after such change.

(e)	The Sub-Adviser agrees that neither it nor any of its affiliates will in any way refer directly or indirectly to its relationship with the Trust, the Portfolio, UBS Global AM or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of UBS Global AM. Notwithstanding the foregoing, the Sub-Adviser may include the Portfolios performance in calculating its composites, provided that Sub-Adviser may not separately disclose the Funds performance (or the performance of Sub-Advisers segment of the Fund) in connection therewith.

(f)	The Sub-Adviser hereby represents that it has implemented policies and procedures that are reasonably designed to prevent the disclosure by it, its employees or its agents of the Trusts portfolio holdings to any person or entity other than UBS Global AM, the Trusts custodian, or other persons expressly designated by UBS Global AM.

8.	Services Not Exclusive.  The Sub-Adviser may act as an investment adviser to any other person, firm or corporation, and may perform management and any other services for any other person, association, corporation, firm or other entity pursuant to any contract or otherwise, and take any action or do anything in connection therewith or related thereto, except as prohibited by applicable law; and no such performance of management or other services or taking of any such action or doing of any such thing shall be in any manner restricted or otherwise affected by any aspect of any relationship of the Sub-Adviser to or with the Trust, Portfolio or UBS Global AM or deemed to violate or give rise to any duty or obligation of the Sub-Adviser to the Trust, Portfolio or UBS Global AM except as otherwise imposed by law or by this Agreement.

9.	Duration and Termination.

(a)	This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party (Independent Trustees), cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Portfolios outstanding voting securities; unless UBS Global AM has authority to enter into this Agreement pursuant to exemptive relief from the SEC without a vote of the Portfolios outstanding voting securities.

(b)	Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Portfolio.

(c)	Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on 30 days written notice to the Sub-Adviser. This Agreement may also be terminated, without the payment of any penalty, by UBS Global AM: (i) upon 120 days written notice to the Sub-Adviser; (ii) immediately upon material breach by the Sub-Adviser of any of the representations, warranties and agreements set forth in Paragraph 7 of this Agreement; or (iii) immediately if, in the reasonable judgment of UBS Global AM, the Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement, including circumstances such as financial insolvency of the Sub-Adviser or other circumstances that could adversely affect the Portfolio. The Sub-Adviser may terminate this Agreement at any time, without the payment of any penalty, on 120 days written notice to UBS Global AM. This Agreement will terminate automatically in the event of its assignment or upon termination of the Management Agreement.

10.	Amendment of this Agreement.  No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement shall be effective until approved (i) by a vote of a majority of the Independent Trustees, and (ii) if the terms of this Agreement shall have changed, by a vote of a majority of the Portfolios outstanding voting securities (except in the case of (ii), pursuant to the terms and conditions of the SEC order permitting it to modify the Agreement without such vote).

11.	Governing Law.  This Agreement shall be construed in accordance with the
1940 Act and the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

12.	Confidentiality.  The Sub-Adviser will treat as proprietary and confidential any information obtained in connection with its duties hereunder, including all records and information pertaining to the Series and its prior, present or potential shareholders. The Sub-Adviser will not use such information for any purpose other than the performance of its responsibilities and duties hereunder. Such information may not be disclosed except after prior notification to and approval in writing by the Series or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities.

13.	Use of Name.

(a)	It is understood that the names UBS and PACE or any derivative thereof or logo associated with that name is the valuable property of UBS Global AM and/or its affiliates, and that Sub-Adviser has the right to use such name (or derivative or logo) only with the approval of the UBS Global AM and only so long as the UBS Global AM is Manager to the Trust and/or the Fund.

(b)	It is understood that the name Delaware Management Company or any derivative thereof or logo associated with those names, are the valuable property of the Sub-Adviser and its affiliates and that the Trust and/or the Fund have the right to use such names (or derivative or logo) in offering materials of the Trust with the approval of the Sub-Adviser and for so long as the Sub-Adviser is a Sub-Adviser to the Fund. Upon termination of this Agreement, the Company shall forthwith cease to use such names (or derivatives or logo).

14.	Miscellaneous.  The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.
 As used in this Agreement, the terms majority of the outstanding voting securities, affiliated person, interested person, assignment, broker, investment adviser, net assets, sale, sell and security shall have the same meanings as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Agreement may be signed in counterpart.

15.	Notices.  Any notice herein required is to be in writing and is deemed to have been given to the Sub-Adviser or UBS Global AM upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Agreement will be delivered by personal service, by postage mail return receipt requested or by facsimile machine or a similar means of same delivery which provides evidence of receipt (with a confirming copy by mail as set forth herein). All notices provided to UBS
Global AM will be sent to the attention of the General Counsel. All notices provided to the Sub-Adviser will be sent to the attention of Theodore Smith, Senior Vice President, Delaware Management Company, One Commerce Square, 2005 Market Street, Philadelphia, PA 19103.

In Witness Whereof, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.


Attest:                           	UBS Global Asset Management (Americas) Inc.
                                  	51 West 52nd Street
                                 	New York, NY 10019

By:/s/Eric Sanders		        By:/s/Caren Cunnimgham
Name:  Eric Sanders      		Name: Caren Cunnigham
Title:  Director and Assoc. 		Title: Senior Associate General Counsel and
General Counsel 			Executive Director




				         Delaware Management Company, a series of Delaware Management Business Trust
                                    	 One Commerce Square
                                    	 2005 Market Street
                                    	 Philadelphia, PA 19103

				         By:/s/John C.E. Campbell
   				         Name: John C.E. Campbell
          				 Title: President of Distribution




J.	UBS PACE International Emerging Markets Equity Investments
A new Sub-Advisory Agreement was entered into with Gartmore Global Partners. A copy of the Sub-Advisory Agreement is attached below.



SUB-ADVISORY AGREEMENT

Agreement made as of August 1, 2008 between UBS GLOBAL ASSET MANAGEMENT (AMERICAS) INC. (UBS GLOBAL AM), a Delaware corporation, and GARTMORE GLOBAL PARTNERS (Sub-Adviser), a Delaware general partnership (the Agreement).

RECITALS

     (1) UBS GLOBAL AM has entered into a Management Agreement dated as of August 1, 2008 (Management Agreement) with UBS PACE Select Advisors Trust (formerly known as Managed Accounts Services Portfolio Trust (Trust)), an open-end management investment company registered under the Investment Company Act of 1940, as amended (1940 Act), with respect to UBS PACE INTERNATIONAL EMERGING MARKETS EQUITY INVESTMENTS (Portfolio);

     (2) UBS GLOBAL AM is authorized to retain one or more sub-advisers to furnish certain investment advisory services to UBS GLOBAL AM and the Portfolio;

     (3) UBS GLOBAL AM desires to retain the Sub-Adviser to furnish certain investment advisory services to UBS GLOBAL AM and the Portfolio; and

     (4) The Sub-Adviser is willing to furnish such services;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, UBS GLOBAL AM and the Sub-Adviser agree as follows:

     1. APPOINTMENT. UBS GLOBAL AM hereby appoints the Sub-Adviser as an investment sub-adviser with respect to the Portfolio for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided. The Sub-Advisor will perform the services contemplated by this Agreement as agent only, not as principal.

     2. DUTIES AS SUB-ADVISER.

     (a) Subject to the supervision and direction of the Trusts Board of Trustees (the Board) and review by UBS GLOBAL AM, and any written guidelines adopted by the Board or UBS GLOBAL AM, the Sub-Adviser will provide a continuous investment program for all or a designated portion of the assets (Segment) of the Portfolio, including investment research and discretionary management with respect to all securities and investments and cash equivalents in the Portfolio or Segment. The Sub-Adviser will determine from time to time what investments will be purchased, retained or sold by the Portfolio or Segment and has authority to instruct the custodian of the Portfolio accordingly. The Sub-Adviser will be responsible for placing purchase and sell orders for investments and for other related transactions for the Portfolio or Segment. The Sub-Adviser will be entitled to instruct the custodian on voting proxies of issuers of securities held by the Portfolio or Segment. The Sub-Adviser understands that the Portfolios assets need to be managed so as to permit the Portfolio to qualify or to continue to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, as amended (Code). The Sub-Adviser will provide services under this Agreement in accordance with the Portfolios investment objective, policies and restrictions as stated in the Trusts currently effective registration statement under the 1940 Act, and any amendments or supplements thereto (Registration Statement). UBS GLOBAL AM will provide Sub-Advisor with reasonable advance notice of any changes in the Portfolios investment objectives, policies and restrictions as stated in the Prospectus.

     (b) The Sub-Adviser agrees that it will not consult with any other sub-adviser (Other Sub-Adviser) for the Trust or Portfolio concerning any transaction by the Portfolio or Segment in securities or other assets, including (i) the purchase by the Portfolio or Segment of a security issued by the Other Sub-Adviser, or an affiliate of the Other Sub-Adviser, to the Trust or Portfolio except as permitted by the 1940 Act or (ii) transactions by the Portfolio or Segment in any security for which the Other Sub-Adviser, or its affiliate, is the principal underwriter.

     (c) The Sub-Adviser agrees that, in placing orders with brokers, it will seek best execution for the Portfolio as such principle exists under U.S. law and under the rules of the Financial Services Authority (FSA); provided that, on behalf of the Portfolio, and subject to any higher standard required under the rules of FSA the Sub-Adviser may, in its discretion, use brokers that provide the Sub-Adviser with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Portfolio, and the Sub-Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Sub-Advisers determination in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Sub-Adviser to the Portfolio and its other clients and that the total commissions paid by the Portfolio or Segment will be reasonable in relation to the benefits to the Portfolio over the long term. In no instance will portfolio securities be purchased from or sold to UBS GLOBAL AM or the Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. Subject to such polices as the Trustee may determine, or as may be mutually agreed to by UBS GLOBAL AM and the Sub-Adviser, the Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Portfolio to pay a broker that provides brokerage and research services (within the meaning of Section 28e of the Securities Exchange Act of 1934 and within the Rules on Soft Commissions applicable to such arrangements established by FSA). The Sub-Adviser may aggregate sales and purchase orders with respect to the assets of the Portfolio or Segment with similar orders being made simultaneously for other accounts advised by the Sub-Adviser or its affiliates. Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Portfolio and one or more other accounts advised by the Sub-Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account. UBS GLOBAL AM recognizes that in some cases the aggregation of orders and this procedure of allocation may adversely affect the results obtained for the Portfolio or Segment.

     Subject to the Sub-Advisers obligations to seek best execution, UBS GLOBAL AM agrees that the Sub-Adviser, in its sole discretion, may place transactions on behalf of the Series and the Trust with any broker-dealer deemed to be an affiliate of the Sub-Adviser (the Affiliated Broker-Dealers) so long as such transactions are effected in conformity with the requirements (including any applicable exemptions and administrative interpretations set forth in Part II of the Sub-Advisers Form ADV Registration Statement on file with the Securities and Exchange Commission (Form ADV)) of Section 11(a)(1)(H) of the Securities Exchange Act of 1934. In all such dealings, the Affiliated Broker-Dealers shall be authorized and entitled to retain any commissions, remuneration or profits which may be made in such transactions and shall not be liable to account for the same to UBS GLOBAL AM, the Series or the Trust.

     UBS GLOBAL AM further authorizes the Sub-Adviser and its Affiliated Broker-Dealers to execute agency cross transactions (the Cross Transactions) on behalf of the Series and the Trust. Cross Transactions are transactions which may be effected by the Affiliated Broker-Dealers acting for both the Series or the Trust and the counterparty to the transaction. Cross Transactions enable the Sub-Adviser to purchase or sell a block of securities for the Series or the Trust at a set price and possibly avoid an unfavorable price movement that may be created through entrance into the market with such purchase or sale order. As such, the Sub-Adviser believes that Cross Transactions can provide meaningful benefits for the Series and the Trust and its clients generally.
UBS GLOBAL AM, the Series and the Trust should be aware, however, that in a Cross Transaction an Affiliated Broker-Dealer will be receiving commissions from both sides of the trade and, therefore, there is a potentially conflicting division of loyalties and responsibilities. Subject to any other written instructions of the Trust or UBS GLOBAL AM, the Sub-Adviser is hereby appointed the agent for UBS GLOBAL AM and the Trust and attorney-in-fact for the limited purposes of executing account documentation, agreements, contracts and other documents as the Sub-Adviser shall be requested by brokers, dealers and counterparties and other persons in connection with its management of the segment.

     (d) The Sub-Adviser will maintain all books and records required to be maintained pursuant to Rule 31a-1(b)(ii)(3), (5), (6), (7), (9) and (10) under the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions by the Sub-Adviser on behalf of the Portfolio or Segment, and will furnish the Board and UBS GLOBAL AM with such periodic and special reports as the Board or UBS GLOBAL AM reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Portfolio are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for the Portfolio and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Trust any records which it maintains for the Portfolio upon request by the Trust.

     (e) At such times as shall be reasonably requested by the Board or UBS GLOBAL AM, the Sub-Adviser will provide the Board and UBS GLOBAL AM with quarterly reports setting forth the investment strategy and performance and changes in composition of the Portfolio or Segment and make available to the Board and UBS GLOBAL AM any economic, statistical and investment services that the Sub-Adviser normally makes available to its institutional or other customers. The Sub-Adviser adheres to AIMR/GIPS standards and requirements in respect of performance measurement calculation.

     (f) In accordance with procedures adopted by the Board, as amended from time to time, the Sub-Adviser is responsible for assisting in the fair valuation of all portfolio securities in the Portfolio or Segment and will use its reasonable efforts to provide information which may assist UBS GLOBAL AM in determining a fair value for each portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.

     3. FURTHER DUTIES. In all matters relating to the performance of this Agreement, the Sub-Adviser will seek to act in conformity with the Trusts Trust Instrument, By-Laws and Registration Statement and with the written instructions and written directions of the Board and UBS GLOBAL AM; and will comply with the requirements of the 1940 Act, and the Investment Advisers Act of 1940, as amended (Advisers Act), and the rules under each, the Code, and all other federal and state laws and regulations applicable to the Trust and the Portfolio. UBS GLOBAL AM agrees to provide to the Sub-Adviser copies of the Trusts Trust Instrument, By-Laws, Registration Statement, written instructions and directions of the Board and UBS GLOBAL AM, any and all relevant Trust procedures and Policies and any amendments or supplements to any of these materials as soon as practicable after such materials become available; and further agrees to identify to the Sub-Adviser in writing any broker-dealers that are affiliated with UBS GLOBAL AM (other than UBS Financial Services
Inc. and UBS GLOBAL AM itself).

     4. EXPENSES. During the term of this Agreement, the Sub-Adviser will bear all expenses incurred by it in connection with its services under this Agreement other than the cost of securities commodities and other investments (including brokerage commissions, taxes and other transaction charges, if any) purchased for the Portfolio. The Sub-Adviser shall not be responsible for any expenses incurred by the Trust, the Portfolio or UBS GLOBAL AM.

     5. COMPENSATION.

     (a) For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Agreement, UBS GLOBAL AM, not the Portfolio, will pay to the Sub-Adviser a fee, computed daily and payable monthly, at an annual rate of 0.50% of the average daily net assets of the Portfolio or Segment allocated to its management (computed in the manner specified in the Management Agreement), and will provide the Sub-Adviser with a schedule showing the manner in which the fee was computed. If the Sub-Adviser is managing a Segment, its fees will be based on the value of the assets of the Portfolio within the Sub-Advisers Segment.

     (b) The fee shall be accrued daily and payable monthly to the Sub-Adviser on or before the last business day of the next succeeding calendar month.

     (c) If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be pro-rated according to the proportion which such period bears to the full month in that such effectiveness or termination occurs.

     6. LIMITATION OF LIABILITY.

     (a) The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio, the Trust or its shareholders or by UBS GLOBAL AM in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.
In addition, the Sub-Adviser shall not be liable for the non-performance or partial performance of any obligations under this Agreement (nor for any losses arising as a result) by reason of any cause beyond the Sub-Advisers reasonable control. UBS GLOBAL AM shall indemnify the Sub-Adviser for any liability and expenses, including reasonable attorneys fees which may be sustained as a result of UBS GLOBAL AMs willful misfeasance, bad faith or gross negligence, on its part in the performance of its duties or from reckless disregard of its obligations under the Agreement or under law.

     (b) In no event will the Sub-Adviser have any responsibility for any other series of the Trust, for any portion of the Portfolio not managed by the Sub-Adviser or for the acts or omissions of the custodian of the Portfolio or any other sub-adviser to the Trust or Portfolio.

     In particular, in the event the Sub-Adviser shall manage only a portion of the Portfolios investments, the Sub-Adviser shall have no responsibility for the Portfolios being in violation of any applicable law or regulation or investment policy or restriction applicable to the Portfolio as a whole or for the Portfolios failing to qualify as a regulated investment company under the Code, if the securities and other holdings of the Segment of the Portfolio managed by the Sub-Adviser are such that such Segment would not be in such violation or fail to so qualify if such Segment were deemed a separate series of the Trust or a separate regulated investment company under the Code. UBS GLOBAL AM acknowledges and agrees that the Registration statement will at all times be in compliance with all disclosure requirements under all federal and state laws and regulations relative to the Trust or the Portfolio, including, without limitation the 1940 Act.

     Nothing in this section shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.

     7. REPRESENTATIONS OF SUB-ADVISER AND UBS GLOBAL AM.

The Sub-Adviser represents, warrants and agrees as follows:

     (a) The Sub-Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement;
(iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify UBS GLOBAL
AM of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

     (b) The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide UBS GLOBAL AM and the Board with a copy of such code of ethics, together with evidence of its adoption. Within thirty days of the end of the last calendar quarter of each year that this Agreement is in effect, a duly authorized officer of the Sub-Adviser shall certify to UBS GLOBAL AM that the Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no material violation of the Sub-Advisers code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of UBS GLOBAL AM, the Sub-Adviser shall permit UBS GLOBAL AM, its employees or its agents to examine the reports required to be made by the Sub-Adviser pursuant to Rule 17j-I and all other records relevant to the Sub-Advisers code of ethics.

     (c) The Sub-Adviser has provided UBS GLOBAL AM with a copy of its Form ADV, as most recently filed with the Securities and Exchange Commission (SEC), and promptly will furnish a copy of all amendments to UBS GLOBAL AM at least annually.

     (d) The Sub-Adviser will notify UBS GLOBAL AM of any change of control of the Sub-Adviser, including any change of its general partners or 25% shareholders or 25% limited partners, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Sub-Adviser, in each case prior to or promptly after such change.

     (e) UBS GLOBAL AM and the Sub-Adviser agree that neither of them nor any of their affiliates, will in any way refer directly or indirectly to their relationship with one another or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of the other, which consent will be promptly provided and not unreasonably withheld.

UBS GLOBAL AM represents, warrants and agrees as follows:

     (a) it is duly incorporated, established or constituted (as the case may be) and validly existing under the laws of Delaware;

     (b) it has legal capacity and authority to enter into this Agreement, that this Agreement is duly executed, and that the terms of this Agreement are legal, valid and binding obligations on it which are enforceable against it and do not constitute a breach of any obligation by which it is bound whether by contract, operation of law or otherwise; and

     (c) the Portfolio is and will continue, until the Sub-Advisers appointment is terminated, to be property which UBS GLOBAL AM is empowered to deal with, and to the best of UBS GLOBAL AMs knowledge is free from any lien, charge or other encumbrance or security interest and UBS GLOBAL AM undertakes that it will not, dispose of, encumber or otherwise deal with the Segment of the Portfolio managed by the Sub-Adviser nor permit any other person so to do.

     8. SERVICES NOT EXCLUSIVE. The services furnished by the Sub-Adviser hereunder are not to be deemed exclusive, and except as the Sub-Adviser may otherwise agree in writing, the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Sub-Adviser, who may also be a trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

     9. DURATION AND TERMINATION.

     (a) This Agreement shall become effective upon the date first written above, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party (Independent Trustees), cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Portfolios outstanding voting securities, unless UBS GLOBAL AM has authority to enter into this Agreement pursuant to exemptive relief from the SEC without a vote of the Portfolios outstanding voting securities.

     (b) Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Portfolio.

     (c) Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on 30 days written notice to the Sub-Adviser. This Agreement may also be terminated, without the payment of any penalty, by UBS GLOBAL AM: (i) upon 120 days written notice to the Sub-Adviser; (ii) upon material breach by the Sub-Adviser of any of the representations, warranties and agreements set forth in paragraph 7 of this Agreement; or (iii) immediately if, in the reasonable judgment of UBS GLOBAL AM, the Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement, including circumstances such as financial insolvency of the Sub-Adviser or other circumstances that could adversely affect the Portfolio. The Sub-Adviser may terminate this Agreement at any time, without the payment of any penalty, on 120 days written notice to UBS GLOBAL AM. This Agreement will terminate automatically in the event of its assignment or upon termination of the Management Agreement, as it relates to this Portfolio. UBS GLOBAL AM will notify the Sub-Adviser immediately of the termination of the Management Agreement.

     The termination of this Agreement shall not affect liabilities or obligations incurred or arising from past or ongoing transactions initiated under this Agreement prior to such termination. Upon termination, it is UBS GLOBAL AM responsibility to monitor the securities in the Portfolio, and the Sub-Adviser will have no further obligation to act or advise with respect to those assets except that termination will be without prejudice to the completion of transactions already initiated.

     10. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by both parties. To the extent required by applicable law, no amendment of this Agreement shall be effective until approved (i) by a vote of a majority of the Independent Trustees, and (ii) if the terms of this Agreement shall have changed, by a vote of a majority of the Portfolios outstanding voting securities (except in the case of (ii), pursuant to the terms and conditions of the SEC order permitting it to modify the Agreement without such vote).

     11. GOVERNING LAW. This Agreement shall be construed in accordance with the 1940 Act and the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

     12. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms majority of the outstanding voting securities, affiliated person, interested person, assignment, broker, investment adviser, net assets, sale, sell and security shall have the same meanings as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Agreement may be signed in counterpart.

     13. NOTICES. Any notice herein required is to be in writing and is deemed to have been given to the Sub-Adviser or UBS GLOBAL AM upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Agreement will be delivered by personal service, by postage mail return receipt requested or by facsimile machine or a similar means of same delivery which provides evidence of receipt (with a confirming copy by mail as set forth herein). All notices provided to UBS GLOBAL AM will be sent to the attention of the General Counsel. All notices provided to the Sub-Adviser will be sent to the attention of Donald J. Pepin, Jr.

     14. RISK ACKNOWLEDGEMENT. The Sub-Adviser does not guarantee the future performance of the Portfolio or Segment or any specific level of performance, the success of any investment decision or strategy that the Sub-Adviser may use, or the success of the Sub-Advisers overall management of the Portfolio or Segment.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

                                UBS GLOBAL ASSET MANAGEMENT
                                (AMERICAS) INC.
				51 West 52nd Street
				New York, NY 10019

Attest:
By:/s/Eric Sanders		By: /s/Caren Cunningham
Name:  Eric Sanders            	Name:  Caren Cunningham
Title: Director and Associate
 & General Counsel       	Title: Executive Director & Sr.
                                Associate General Counsel



                                GARTMORE GLOBAL PARTNERS
                                1200 River Road
                                Conshohocken, PA  19428



				By:/s/Philip Wagstaff
				Name: Philip Wagstaff
				Title:  Global Head of Distribution



K.	UBS PACE Alternative Strategies Investments
A new Sub-Advisory Agreement was entered into with Goldman Sachs Asset Management, L.P. A copy of the Sub-Advisory Agreement is attached below.


SUB-ADVISORY AGREEMENT

	Agreement made as of August 1, 2008 between UBS Global Asset Management (Americas) Inc. (UBS Global AM), a Delaware corporation, and Goldman Sachs Asset Management, L.P. (Sub- Adviser), a Delaware Limited Partnership
(the Agreement).

RECITALS

(1)	UBS Global AM has entered into a Management Agreement dated as of
August 1, 2008 (Management Agreement), with UBS PACE Select Advisors Trust (Trust), an open-end management investment company registered under the Investment Company Act of 1940, as amended (1940 Act), with respect to UBS PACE Alternative Strategies Investments (Portfolio); and

(2) 	UBS Global AM is authorized to retain one or more sub-advisers to furnish certain investment advisory services to UBS Global AM and the Portfolio; and

(3)	UBS Global AM desires to retain the Sub-Adviser to furnish certain investment advisory services to UBS Global AM and the Portfolio or a designated portion of the assets (Segment) of the Portfolio; and

(4)	The Sub-Adviser is willing to furnish such services; Now therefore, in consideration of the premises and mutual covenants herein contained, UBS Global AM and the Sub-Adviser agree as follows:

1.	Appointment.  UBS Global AM hereby appoints the Sub-Adviser as an investment
Sub-Adviser with respect to the Portfolio or Segment for the period and on the terms set forth in this Agreement. UBS Global AM authorizes the Sub-Adviser to open accounts and execute documents (with standard indemnities) and representation letters in the name of, binding against and on behalf of the
Segment for all reasonable and customary purposes necessary or desirable in the Sub-Advisers view to effectuate the Sub-Advisers activities under the Agreement.  The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

2.	Duties as Sub-Adviser.

(a)	Subject to the supervision and direction of the Trusts Board of Trustees
(the Board) and review by UBS Global AM, and any written guidelines adopted by the Board or UBS Global AM provided in writing (receipt of which will be acknowledged by Sub-Adviser), the Sub-Adviser will provide a continuous investment program for the Portfolio or Segment, including investment research and discretionary management with respect to all securities and investments and cash equivalents in the Portfolio or Segment. The Sub-Adviser will determine from time to time what investments will be purchased, retained or sold by the Portfolio or Segment. The Sub-Adviser will be responsible for placing purchase and sell orders for investments and for other related transactions for the Portfolio or Segment. The Sub-Adviser understands that the Portfolios assets need to be managed so as to permit the Portfolio to qualify or to continue to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, as amended (Code). The Sub-Adviser will provide services under this Agreement in accordance with the Portfolios investment objective, policies and restrictions as stated in the Trusts currently effective registration statement under the 1940 Act, and any amendments or supplements thereto (Registration Statement). In performing its obligations under this Agreement, the Sub-Adviser may, at its own discretion delegate any or all of its discretionary investment advisory and other duties, powers and functions hereunder to any affiliated adviser without further consent of the Trust or UBS Global AM, provided (1) that the Sub-Adviser shall always remain liable to the Trust for its obligations hereunder; (2) the Sub-Advisor shall be responsible for the actions or inactions of its affiliate as if they were its own; and (3) that Sub-Adviser shall notify UBS Global AM and the Trust in the event that it proposes to engage an affiliate under circumstances that would require approval of a contract under Section 15(a) of the 1940 Act, and not engage such party unless and until requisite approvals are provided by UBS Global AM and the Trusts Board. The Sub-Adviser shall provide UBS
Global AM and the Trusts custodian such information as UBS Global AM and the Trusts custodian may reasonably request relating to all transactions concerning the Portfolio or Segment as necessary to comply with all applicable regulatory requirements.

(b)	The Sub-Adviser agrees that it will not consult with any other sub-adviser
(Other Sub-Adviser) for the Trust or Portfolio concerning any transaction by the Portfolio or Segment in securities or other assets, including (i) the purchase by the Portfolio or Segment of a security issued by the Other Sub-Adviser, or an affiliate of the Other Sub-Adviser, to the Trust or Portfolio except as permitted by the 1940 Act or (ii) transactions by the Portfolio or Segment in any security for which the Other Sub-Adviser, or its affiliate, is the principal underwriter. Sub-Adviser may communicate with other Sub-Advisers under limited circumstances at the specific request of UBS Global AM for compliance and other risk-management purposes to the extent allowed by law.

(c)	Unless otherwise instructed by UBS Global AM or the Trust, the
Sub-Adviser agrees that it will be responsible for voting proxies of issuers of securities held by the Portfolio or Segment. The Sub-Adviser further agrees that it will adopt written proxy voting procedures that shall comply with the requirements of the 1940 Act and the Investment Advisers Act of 1940, as amended (Advisers Act) (Proxy Voting Policy), and that shall be acceptable to the Board. The Sub-Adviser shall also provide its Proxy Voting Policy
(or an accurate summary) for inclusion in the Trusts registration statement, and will provide UBS Global AM with any material amendment to the Proxy Voting Policy within a reasonable time after such amendment has taken effect. The Sub-Adviser further agrees that it will provide the Board on or before August 1st of each year, or more frequently as the Board may reasonably request, with a written report of the proxies voted during the most recent 12-month period ending June 30, or such other period as the Board may designate, in a format that shall comply with the 1940 Act and that shall be acceptable to the Board.

Notwithstanding the above, UBS Global AM or another service provider for the Trust, and not the Sub-Adviser, shall make any and all filings in connection with any securities litigation or class action lawsuits involving securities held or that were held in the Segment; provided, however, that GSAM is responsible for promptly forwarding to UBS Global AM documents it receives regarding such matters that are specific to the Portfolio and providing reasonable assistance, if necessary, in making such claims. Except as may be provided by applicable law or as otherwise provided herein, the Sub-Advisor shall not incur any liability to UBS Global AM by reason of any exercise of, or failure to exercise, any such proxy voting discretion and shall not incur any liability for any failure arising from an act or omission of a person other than the Sub-Adviser or its agents. UBS Global AM understands that the Sub-Adviser establishes from time to time guidelines for the voting of proxies and may employ the services of a proxy voting service to exercise proxies in accordance with the Sub-Advisers guidelines.

(d)	The Sub-Adviser agrees that it will place orders with brokers in accordance with best execution policies, taking into account best price as an important factor in this decision, provided that, on behalf of the Portfolio or Segment, the Sub-Adviser may, in its discretion, use brokers that provide the
Sub-Adviser with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Portfolio or Segment, and the
Sub-Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Sub-Advisers determination in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Sub-Adviser to the Portfolio or Segment and its other clients and that the total commissions paid by the Portfolio or Segment will be reasonable in relation to the benefits to the Portfolio or Segment over the long term.  In no instance will portfolio securities be purchased from or sold to UBS Global AM or the Sub-Adviser, the Trusts principal underwriter, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder.  The Sub-Adviser may aggregate sales and purchase orders with respect to the assets of the Portfolio or Segment with similar orders being made simultaneously for other accounts advised by the Sub-Adviser or its affiliates.  Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Portfolio or Segment and one or more other accounts advised by the Sub-Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account.  UBS Global AM recognizes that in some cases this procedure may adversely affect the results obtained for the
Portfolio or Segment.

Subject to the Sub-Advisers obligations to seek best execution, UBS Global
AM agrees that the Sub-Adviser, in its sole discretion, may place transactions on behalf of the Portfolio or Segment and the Trust with any broker-dealer deemed to be an affiliate (including affiliated FCMs) of the Sub-Adviser
(the Affiliated Broker-Dealers) so long as such transactions are effected in conformity with the requirements (including any applicable exemptions and administrative interpretations set forth in Part II of the Sub-Advisers Form ADV Registration Statement on file with the Securities and Exchange Commission (Form ADV)) of Section 11(a)(1)(H) of the Securities Exchange Act of 1934, and in compliance with Rules 17e-1 or 10f-3 under the 1940 Act or other applicable rules and the Trusts policies and procedures thereunder. In all such dealings, the Affiliated Broker-Dealers shall be authorized and entitled to retain any commissions, remuneration or profits which may be made in such transactions and shall not be liable to account for the same to UBS Global AM, the Portfolio or the Trust.

UBS Global AM further authorizes the Sub-Adviser and its Affiliated Broker-Dealers to execute agency cross transactions (the Cross Transactions) on behalf of the Portfolio and the Trust. Cross Transactions are transactions which may be effected by the Affiliated Broker-Dealers acting for both the Portfolio or the Trust and the counterparty to the transaction. Cross Transactions enable the Sub-Adviser to purchase or sell a block of securities for the Portfolio or the Trust at a set price and possibly avoid an unfavorable price movement that may be created through entrance into the market with such purchase or sale order. As such, the Sub-Adviser believes that Cross Transactions can provide meaningful benefits for the Portfolio and the Trust and its clients generally. UBS Global AM, the Portfolio and the Trust should be aware, however, that in a Cross Transaction an Affiliated Broker-Dealer will be receiving commissions from both sides of the trade and, therefore, there is a potentially conflicting division of loyalties and responsibilities.
 UBS Global AM understands that its authority to the Sub-Adviser to execute agency Cross Transactions for the Portfolio is terminable at will without penalty, effective upon receipt by the Sub-Adviser of written notice from UBS Global AM, and that the failure to terminate such authorization will result in its continuation.

(e)	The Sub-Adviser shall maintain separate detailed records of all matters pertaining to the Portfolio or Segment, including, without limitation, brokerage and other records of all securities transactions. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the 1940 Act that are prepared or maintained by the Sub-Adviser on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust upon request. The Sub-Adviser further agrees to preserve for the periods prescribed in Rule 31a-2 under the 1940 Act the records required to be maintained under Rule 31a-1 under the 1940 and will furnish the Board and UBS Global AM with such periodic and special reports as the Board or UBS Global AM may request.

(f)	At such times as shall be reasonably requested by the Board or UBS
Global AM, the Sub-Adviser will provide the Board and UBS Global AM with economic and investment analyses and reports as well as quarterly reports setting forth the performance of the Portfolio or Segment and make available to the Board and UBS Global AM any economic, statistical and investment services that the Sub-Adviser normally makes available to its institutional or other customers.

(g)	In accordance with procedures adopted by the Board, as amended from time to time, the Sub-Adviser is responsible for assisting the Board and UBS Global AM in the fair valuation of all portfolio securities in the Portfolio or Segment and will use its reasonable efforts to arrange for the provision of a price or prices from one or more parties independent of the Sub-Adviser for each portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.

The Sub-Adviser also will provide such information or perform such additional acts as are customarily performed by a Sub-Adviser and may be required for the Trust or UBS Global AM to comply with their respective obligations under applicable federal securities laws, including, without limitation, the 1940 Act, the Advisers Act, the 1934 Act, the Securities Act of 1933, as amended (the Securities Act), and any rule or regulation thereunder.

(h)	If the Segment has a claim or potential claim in any bankruptcy proceeding, class action securities litigation, or other litigation or proceeding affecting securities held (or formerly held) in the Segment, Sub-Adviser will provide the Portfolio or its custodian with reasonable assistance in support of the Portfolios pursuit of such claim while Sub-Adviser manages the assets of the Segment. Notwithstanding anything else to the contrary in this Agreement, Sub-Adviser shall not be required to file claims or take any related actions on behalf of the Segment in regards to class action settlements related to securities currently or reviously held in the Segment, but will provide all information reasonably requested by UBS Global AM or the Trust, or their agents regarding the securities involved.

3.	Further Duties.  In all matters relating to the performance of this
Agreement, the Sub-Adviser will seek to act in conformity with the Trusts
Trust Instrument, By-Laws and Registration Statement, the Trusts policies and procedures for compliance by the Trust with the Federal Securities Laws
(as that term is defined in Rule 38a-1 under the 1940 Act) provided to the Sub-Adviser (together, the Trust Compliance Procedures) and with the written instructions and written directions of the Board and UBS Global AM, each as provided to and whose receipt is acknowledged by the Sub-Adviser, and will comply with the requirements of the 1940 Act, and the Advisers Act, and the rules under each, the Code, and all other federal and state laws and regulations applicable to the Trust and the Portfolio. UBS Global AM agrees to provide to the Sub-Adviser copies of the Trusts Trust Instrument, By-Laws, Registration Statement, Trusts Compliance Procedures, written instructions and directions of the Board and UBS Global AM, and any amendments or supplements to any of these materials as soon as practicable after such materials become available; and further agrees to identify to the Sub-Adviser in writing any broker-dealers that are affiliated with UBS Global AM (other than UBS Financial Services Inc. and UBS Global Asset Management (US) Inc.).

In order to assist the Trust and the Trusts Chief Compliance Officer
(the Trust CCO) to satisfy the requirements contained in Rule 38a-1 under the 1940 Act, the Sub-Adviser shall provide to the Trust CCO: (i) direct access to the Sub-Advisers chief compliance officer and/or other senior compliance personnel (collectively, the Sub-Adviser senior compliance personnel), as reasonably requested by the Trust CCO; (ii) quarterly reports confirming that the Sub-Adviser has complied with the Trust
Compliance Procedures in managing the Portfolio or Segment; and (iii) quarterly certifications that there were no Material Compliance Matters (as that term is defined by Rule 38a-1(e)(2)) that arose under the Trust Compliance Procedures that related to the Sub-Advisers management of the Portfolio or Segment.

The Sub-Adviser shall promptly provide the Trust CCO with copies of the Sub-Advises key policies and procedures for compliance by the Sub-Adviser with the Federal Securities Laws (together, the Sub-Adviser Compliance Procedures). Additionally, if a material change is made to the Sub-Adviser Compliance Procedures that affects the Portfolio, the Sub-Adviser shall provide the Trust CCO with such policies or procedures within a month of the change. The Sub-Adviser shall cooperate fully with the Trust CCO so as to facilitate the Trust CCOs performance of the Trust CCOs responsibilities under Rule
38a-1 to review, evaluate and report to the Trusts Board on the operation of the Sub-Adviser Compliance Procedures, and shall promptly report to the Trust CCO any Material Compliance Matter arising under the Sub-Adviser Compliance Procedures involving the Portfolio or Segment. The Sub-Adviser shall provide to the Trust CCO: (i) quarterly reports confirming the Sub-Advisers compliance with the Sub-Adviser Compliance Procedures in managing the Portfolio or Segment, and (ii) certifications that there were no Material Compliance Matters involving the Sub-Adviser that arose under the Sub-Adviser Compliance Procedures that affected the Portfolio or Segment. At least annually, the Sub-Adviser shall provide a certification to the Trust CCO to the effect that the Sub-Adviser has in place and has implemented policies and procedures that are reasonably designed to ensure compliance by the Sub-Adviser with any applicable Federal Securities Laws, subject to such interpretations as may be contained in the Trust Compliance Procedures.

The Sub-Adviser will provide UBS Global AM with information (including information that is required to be disclosed in the Trusts registration statement) with respect to the portfolio managers responsible for the Portfolio or Segment and any changes in the portfolio managers responsible for the Portfolio or Segment.

The Sub-Adviser will promptly notify UBS Global AM of any pending investigation, material litigation, administrative proceeding or any other significant regulatory inquiry.

The Sub-Adviser will cooperate promptly and fully with UBS Global AM and/or the Trust in responding to any regulatory or compliance examinations or inspections (including information requests) relating to the Trust, the Portfolio or UBS Global AM brought by any governmental or regulatory authorities having appropriate jurisdiction (including, but not limited to, the SEC).

4.	Expenses.  During the term of this Agreement, the Sub-Adviser will bear all expenses incurred by it in connection with its services under this Agreement. The Sub-Adviser shall not be responsible for any expenses incurred by the Trust, the Portfolio or UBS Global AM.

5.	Compensation.

(a)	For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Agreement, UBS Global AM, not the Portfolio, will pay to the Sub-Adviser a fee, computed daily and payable monthly, at an annual rate of 0.80% on the first $300 million, 0.75% on the next $200 million, and 0.70% on assets in excess of $500 million of the average daily net assets of the portfolio or Segment allocated to its management (computed in the manner specified in the Management Agreement), and will provide the Sub-Adviser with a schedule showing the manner in which the fee was computed. If the Sub-Adviser is managing a Segment, its fees will be based on the value of the assets of the Portfolio within the Sub-Advisers Segment.

(b)	The fee shall be accrued daily and payable monthly to the Sub-Adviser on or before the last business day of the next succeeding calendar month.

(c)	If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be pro-rated according to the proportion which such period bears to the full month in that such effectiveness or termination occurs.

6. Limitation of Liability.

(a) 	The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio, the Trust or its shareholders or by UBS Global AM in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

(b)	In no event will the Sub-Adviser have any responsibility for any other portfolio of the Trust, for any portion of the Portfolio not managed by the Sub-Adviser or for the acts or omissions of any Other Sub-Adviser to the Trust or Portfolio. In particular, in the event the Sub-Adviser shall manage only a Segment of the Portfolio, the Sub-Adviser shall have no responsibility for the Portfolios being in violation of any applicable law or regulation or investment policy or restriction applicable to the Portfolio as a whole or for the Portfolios failing to qualify as a regulated investment company under the Code, if the securities and other holdings of the Segment of the Portfolio managed by the Sub-Adviser are such that such Segment would not be in such violation or fail to so qualify if such Segment were deemed a separate series of the Trust or a separate regulated investment company under the Code, unless such violation was due to the Sub-Advisers failure to comply with written guidelines adopted by the Board or UBS Global AM and provided to the Sub-Adviser. Additionally, the Sub-Adviser shall have no responsibility for the validity or legality of the Trust Compliance Procecures, but shall be responsible for complying with those written guidelines adopted by the Board or UBS Global AM and provided to the Sub Adviser.


The Sub-Adviser shall have no responsibility to monitor compliance with respect to other portions of the Portfolio that are not under the Sub-Advisers management. The Sub-Adviser shall have no responsibility to monitor compliance with limitations and restrictions specifically applicable to the Portfolio or Segment unless such limitations or restrictions are provided to and whose receipt is acknowledged by the Sub-Adviser in writing or which generally apply to an advisor to a registered investment company or a registered investment company under applicable law.

Nothing in this section shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.

7.	(a) Representations of Sub-Adviser.  The Sub-Adviser represents, warrants and agrees as follows:

(1)	The Sub-Adviser (i) is registered as an investment adviser under the
Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the
 Advisers Act from performing the services contemplated by this Agreement;
(iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify UBS Global AM of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

(2)	The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act and will provide UBS Global AM and the Board with a copy of such code of ethics, together with evidence of its adoption. Within fifteen days of the end of the last calendar quarter of each year that this Agreement is in effect, a duly authorized officer of the Sub-Adviser shall certify to UBS Global AM that the Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no material violation of the Sub-Advisers code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the reasonable written request of UBS Global AM, the Sub-Adviser shall permit UBS Global AM, its employees or its agents to examine the reports required to be made by the Sub-Adviser pursuant to Rule 17j-1.

(3)	The Sub-Adviser has provided UBS Global AM with a copy of its Form ADV, as most recently filed with the Securities and Exchange Commission (SEC), and promptly will furnish a copy of all amendments to UBS Global AM at least annually. UBS Global AM understands that the Sub-Adviser is part of a worldwide, full-service investment banking, broker-dealer, asset management organization, and as such, the Sub-Adviser and its affiliates and their managing directors, directors, officers and employees have multiple interests as more fully disclosed in the Sub-Advisers Form ADV Part II as may be amended from time to time.

(4)	The Sub-Adviser will notify UBS Global AM of any change of control of the
Sub-Adviser, including any change of its general partners or 25% shareholders or 25% limited partners, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Sub-Adviser, in each case prior to or promptly after such change.

(5)	UBS Global AM and the Sub-Adviser agree that neither of them nor any of their affiliates, will in any way refer directly or indirectly to their relationship with one another or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of the other, which consent will be promptly provided and not unreasonably withheld.

(6)	The Sub-Adviser hereby represents that it has implemented policies and procedures that will prevent the disclosure by it, its employees or its agents of the Trusts portfolio holdings to any person or entity other than UBS Global AM, the Trusts custodian, or other persons expressly designated by UBS Global AM.

(7)	It is understood that the name Goldman, Sachs & Co. or Goldman Sachs or any derivative thereof, any tradename, trademark, trade device, service mark, symbol or logo associated with those names are the valuable property of the Sub-Adviser or its affiliates and that UBS Global AM has the right to use to such name (or derivative or logo), in offering materials or promotional or sales-related materials of the Portfolio, only with the prior written approval of the Sub-Adviser, such approval not to be unreasonably withheld, and for so long as the Sub-Adviser is Sub-Adviser of the Portfolio.
Notwithstanding the foregoing, the Sub-Advisers approval is not required when
(i) previously approved materials are re-issued with minor modifications, (ii) UBS Global AM and Sub-Adviser identify materials which they jointly determine do not require the Sub-Advisers approval and (iii) used as required to be disclosed in the registration statement of the Portfolio. Upon termination of this Agreement, the Portfolio and UBS Global AM shall forthwith cease to use such name (or derivative or logo), although UBS Global AM may continue to use such name (or derivative or logo) to the extent permitted under any other agreement between UBS Global AM and Sub-Adviser or as otherwise required by law.

(b) Representations and Warranties of UBS Global AM. UBS Global AM represents and warrants to the Sub-Adviser the following:

(1) UBS Global AM has all requisite corporate power and authority under the laws of the Commonwealth of Delaware and federal securities laws and under the Management Agreement with the Trust to execute, deliver and perform this Agreement.

(2) UBS Global AM is a registered investment adviser under the Advisers Act and is in material compliance with all other required registrations under applicable federal and state law relevant hereto.

(3) UBS Global AM has complied, in all material respects, with all registrations required by, and will comply, in all material respects, with all applicable rules and regulations of the Commission relevant hereto.

(4) UBS Global AM has received a copy of Part II of Sub-Advisers Form ADV at least two days in advance of the execution of this contract.

(5) UBS Global AM agrees that the Sub-Adviser shall have no responsibility or liability arising out of any non-compliance by the Portfolio or UBS Global AM with anti-money laundering regulations. UBS Global AM hereby certifies that UBS Global AM has implemented an anti-money laundering program and a customer identification program (CIP) that each comply with the requirements of applicable law, including the Bank Secrecy Act and U.S.A. PATRIOT ACT of 2001 and the regulations promulgated thereunder, and that UBS Global AM or its affiliates will perform or obtain the requisite assurances with respect to the performance of the requirements of such programs with respect to the investors in the Portfolio.

The foregoing representations and warranties shall be continuing during the term of this Sub-Advisory Agreement.

8.	Services Not Exclusive. The services furnished by the Sub-Adviser hereunder are not to be deemed exclusive, and except as the Sub-Adviser may otherwise agree in writing, the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Sub-Adviser, who may also be a trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

9.	Duration and Termination.

(a)	This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party (Independent Trustees), cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Portfolios outstanding voting securities, unless UBS Global AM has authority to enter into this Agreement pursuant to exemptive relief from the SEC without a vote of the Portfolios outstanding voting securities.

(b)	Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and
(ii) by the Board or by vote of a majority of the outstanding voting securities of the Portfolio.

(c)	Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on 30 days written notice to the Sub-Adviser. This Agreement may also be terminated, without the payment of any penalty, by UBS Global AM; (i) upon 120 days written notice to the Sub-Adviser; (ii) upon material breach by the Sub-Adviser of any of the representations, warranties and agreements set forth in Paragraph 7 of this Agreement; or (iii) immediately if, in the reasonable judgment of UBS Global AM, the Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement, including circumstances such as financial insolvency of the Sub Adviser or other circumstances that could adversely affect the Portfolio. The Sub-Adviser may terminate this Agreement at any time, without the payment of any penalty, on 120 days written notice to UBS Global AM. This Agreement will terminate automatically in the event of its assignment or upon termination of the Investment Advisory Agreement, as it relates to this Portfolio.

10.	Amendment of this Agreement.  No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. To the extent required by applicable law, no amendment of this Agreement shall be effective until approved (i) by a vote of a majority of the Independent Trustees, and (ii) if the terms of this Agreement shall have changed, by a vote of a majority of the Portfolios outstanding voting securities (except in the case of (ii), pursuant to the terms and conditions of the SEC order permitting it to modify the Agreement without such vote).

11.	Governing Law.  This Agreement shall be construed in accordance with the 1940 Act and the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

12.	Confidentiality.  The Sub-Adviser will treat as proprietary and confidential any information obtained in connection with its duties hereunder, including all records and information pertaining to the Portfolio and its prior, present or potential shareholders. The Sub-Adviser will not use such information for any purpose other than the performance of its responsibilities and duties hereunder. Such information may not be disclosed except after prior notification to and approval in writing by the Portfolio or if such disclosure is expressly required or requested by applicable federal or state or other regulatory authorities.

13.	Use of Name.

(a) It is understood that the names UBS and PACE or any derivative thereof or logo associated with that name is the valuable property of UBS Global AM and/or its affiliates, and that Sub-Adviser has the right to use such name (or derivative or logo) only with the approval of UBS Global AM and only so long as UBS Global AM is Manager to the Trust and/or the Portfolio.

(b) It is understood that the name Goldman Sachs Asset Management, L.P. or any derivative thereof or logo associated with those names, are the valuable property of the Sub-Adviser and its affiliates and that the Trust and/or the Portfolio have the right to use such names (or derivative or logo) in offering materials of the Trust with the approval of the Sub-Adviser and for so long as the Sub-Adviser is a Sub-Adviser to the Portfolio. Upon termination of this Agreement, the Company shall forthwith cease to use such names (or derivatives or logo), except to the extent otherwise required by law.

14.	Miscellaneous.  The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms majority of the outstanding voting securities, affiliated person, interested person, assignment, broker, investment adviser, net assets, sale, sell and security shall have the same meanings as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Agreement may be signed in counterpart. The parties hereto understand that any information or recommendation supplied by the Sub-Adviser in connection with the performance of its obligation hereunder is to be regarded as confidential and for use only by UBS Global AM, the Segment or such persons UBS Global AM may designate in connection with the Segment.

The parties also understand that any information supplied to the Sub-Adviser in connection with the performance of its obligation hereunder, particularly, but not limited to, any list of securities which may be bought or sold for the Segment, is to be regarded as confidential and for use only by the Sub-Adviser in connection with its obligation to provide investment advice and other services of the Segment.

15.	Notices.  Any notice herein required is to be in writing and is deemed to have been given to the Sub-Adviser or UBS Global AM upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Agreement will be delivered by personal service, by postage mail return receipt requested or by facsimile machine or a similar means of same delivery which provides evidence of receipt (with a confirming copy by mail as set forth herein). All notices provided to UBS
Global AM will be sent to the attention of: General Counsel, UBS Global Asset Management (Americas) Inc., 51 West 52nd Street, New York, NY 10019. All notices provided to the Sub-Adviser will be sent to the attention of:
 Scott Kilgallen, Goldman Sachs Asset Management, 32 Old Slip, 32 Floor,
New York, NY 10005.

In witness whereof, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.


Attest:
                               		UBS Global Asset Management (Americas) Inc.
                              		51 West 52nd Street
                               		New York, New York 10019


By:/s/Eric Sanders		       	By: /s/Caren Cunningham
Name:  Eric Sanders           		Name: Caren Cunningham
Title: Director  & Assoc Gen Counsel  	Title:    Exec. Dir & Sr. Assoc GC


                                 	Goldman Sachs Asset Management, L.P.
                                 	32 Old Slip
                                 	New York, New York 10005


				        By:/s/Scott Kilgallen
			                Name: Scott Kilgallen
	                		Title: Managing Director




L.	UBS PACE Global Real Estate Securities Investments
A new Sub-Advisory Agreement was entered into with Goldman Sachs Asset Management, L.P. A copy of the Sub-Advisory Agreement is attached below.


SUB-ADVISORY AGREEMENT

Agreement made as of August 1, 2008 between UBS GLOBAL ASSET MANAGEMENT (AMERICAS) INC. (UBS Global Americas), a Delaware corporation, and GOLDMAN SACHS ASSET MANAGEMENT, L.P. (Sub-Adviser), a Delaware Limited Partnership (the Agreement).

RECITALS

(1) UBS Global Americas has entered into a Management Agreement dated as of August 1, 2008, with UBS PACE Select Advisors Trust (Trust), an open-end management investment company registered under the Investment Company Act of 1940, as amended (1940 Act), and made applicable to UBS PACE Global Real Estate Securities Investments (Portfolio) via an Investment Management and Administration Fee Agreement dated as of November 30, 2006 (collectively, the Management Agreement);

and
(2) UBS Global Americas is authorized to retain one or more sub-advisers to furnish certain investment advisory services to UBS Global Americas and the Portfolio; and
(3) UBS Global Americas desires to retain the Sub-Adviser to furnish certain investment advisory services to UBS Global Americas and the Portfolio or a designated portion of the assets (Segment) of the Portfolio;
and
(4) The Sub-Adviser is willing to furnish such services;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, UBS Global Americas and the Sub-Adviser agree as follows:

1.Appointment. UBS Global Americas hereby appoints the Sub-Adviser as an investment sub-adviser with respect to the Portfolio or Segment for the period and on the terms set forth in this Agreement. UBS Global Americas authorizes the Sub-Adviser to open accounts and execute documents (with standard indemnities) and representation letters in the name of, binding against and on behalf of the Segment for all reasonable and customary purposes necessary or desirable in the Sub-Advisers view to effectuate the Sub-Advisers activities under the Agreement. The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

2. Duties as Sub-Adviser.

(a) Subject to the supervision and direction of the Trusts Board of Trustees (the Board) and review by UBS Global Americas, and any written guidelines adopted by the Board or UBS Global Americas provided in writing (receipt of which has been acknowledged by Sub-Adviser), the Sub-Adviser will provide a continuous investment program for the Portfolio or Segment, including investment research and discretionary management with respect to all securities and investments and cash equivalents in the Portfolio or Segment. The Sub-Adviser will determine from time to time what investments will be purchased, retained or sold by the Portfolio or Segment. The Sub-Adviser will be responsible for placing purchase and sell orders for investments and for other related transactions for the Portfolio or Segment. The Sub- Adviser understands that the Portfolios assets need to be managed so as to permit the Portfolio to qualify or to continue to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, as amended (Code).
 The Sub-Adviser will provide services under this Agreement in accordance with the Portfolios investment objective, policies and restrictions as stated in the Trusts currently effective registration statement under the 1940 Act, and any amendments or supplements thereto (Registration Statement).

(b) The Sub-Adviser agrees that it will not consult with any other sub-adviser (Other Sub-Adviser) for the Trust or Portfolio concerning any transaction by the Portfolio or Segment in securities or other assets, including (i) the purchase by the Portfolio or Segment of a security issued by the Other Sub-Adviser, or an affiliate of the Other Sub-Adviser, to the Trust or Portfolio except as permitted by the 1940 Act or (ii) transactions by the Portfolio or Segment in any security for which the Other Sub-Adviser, or its affiliate, is the principal underwriter. Sub-Adviser may communicate with other Sub-Advisers under limited circumstances at the specific request of UBS Global Americas for compliance and other risk-management purposes to the extent allowed by law.

(c) The Sub-Adviser agrees that it will be responsible for voting proxies of issuers of securities held by the Portfolio or Segment. The Sub-Adviser further agrees that it will adopt written proxy voting procedures that shall comply with the requirements of the 1940 Act and the Investment Advisers Act of 1940, as amended (Advisers Act), and that shall be acceptable to the Board. The Sub-Adviser further agrees that it will provide the Board on or before August 1st of each year, or more frequently as the Board may reasonably request, with a written report of the proxies voted during the most recent 12-month period ending June 30, or such other period as the Board may designate, in a format that shall comply with the 1940 Act and that shall be acceptable to the Board.
Notwithstanding the above, UBS Global Americas or another service provider for the Trust, and not the Sub-Adviser, shall make any and all filings in connection with any securities litigation or class action lawsuits involving securities held or that were held in the Segment; provided, however, that GSAM is responsible for promptly forwarding to UBS Global Americas documents it receives regarding such matters that are specific to the Portfolio and providing reasonable assistance, if necessary, in making such claims Except as may be provided by applicable law or as otherwise provided herein, the Sub-Advisor shall not incur any liability to UBS Global Americas by reason of any exercise of, or failure to exercise, any such proxy voting discretion and shall not incur any liability for any failure arising from an act or omission of a person other than the Sub-Adviser or its agents. UBS Global Americas understands that the Sub-Adviser establishes from time to time guidelines for the voting of proxies and may employ the services of a proxy voting service to exercise proxies in accordance with the Sub-Advisers guidelines

(d) The Sub-Adviser agrees that it will place orders with brokers in accordance with best execution policies, taking into account best price as an important factor in this decision, provided that, on behalf of the Portfolio or Segment, the Sub-Adviser may, in its discretion, use brokers that provide the Sub-Adviser with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Portfolio or Segment, and the Sub-Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Sub-Advisers determination in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Sub-Adviser to the Portfolio or Segment and its other clients and that the total commissions paid by the Portfolio or Segment will be reasonable in relation to the benefits to the Portfolio or Segment over the long term. In no instance will portfolio securities be purchased from or sold to UBS Global Americas or the Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. The Sub-Adviser may aggregate sales and purchase orders with respect to the assets of the Portfolio or Segment with similar orders being made simultaneously for other accounts advised by the Sub-Adviser or its affiliates. Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Portfolio or Segment and one or more other accounts advised by the Sub-Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account.

UBS Global Americas recognizes that in some cases this procedure may adversely affect the results obtained for the Portfolio or Segment. Subject to the Sub-Advisers obligations to seek best execution, UBS Global Americas agrees that the Sub-Adviser, in its sole discretion, may place transactions on behalf of the Portfolio or Segment and the Trust with any broker-dealer deemed to be an affiliate of the Sub-Adviser (the Affiliated Broker-Dealers) so long as such transactions are effected in conformity with the requirements (including any applicable exemptions and administrative interpretations set forth in Part II of the Sub-Advisers Form ADV Registration Statement on file with the Securities and Exchange Commission (Form ADV)) of Section 11(a)(1)(H) of the Securities Exchange Act of 1934. In all such dealings, the Affiliated Broker-Dealers shall be authorized and entitled to retain any commissions, remuneration or profits which may be made in such transactions and shall not be liable to account for the same to UBS Global Americas, the Portfolio or the Trust. UBS Global Americas further authorizes the Sub-Adviser and its Affiliated Broker-Dealers to execute agency cross transactions (the Cross Transactions) on behalf of the Portfolio and the Trust. Cross Transactions are transactions which may be effected by the Affiliated Broker-Dealers acting for both the Portfolio or the Trust and the counterparty to the transaction. Cross Transactions enable the Sub-Adviser to purchase or sell a block of securities for the Portfolio or the Trust at a set price and possibly avoid an unfavorable price movement that may be created through entrance into the market with such purchase or sale order. As such, the Sub-Adviser believes that Cross Transactions can provide meaningful benefits for the Portfolio and the Trust and its clients generally. UBS Global Americas, the Portfolio and the Trust should be aware, however, that in a Cross Transaction an Affiliated Broker-Dealer will be receiving commissions from both sides of the trade and, therefore, there is a potentially conflicting division of loyalties and responsibilities. UBS Global Americas understands that its authority to the Sub-Adviser to execute agency Cross Transactions for the Portfolio is terminable at will without penalty, effective upon receipt by the Sub-Adviser of written notice from UBS Global Americas, and that the failure to terminate such authorization will result in its continuation.

(e) The Sub-Adviser will maintain all books and records required to be maintained, to the extent applicable, pursuant to Rule 31a-1(b)(2)(ii),
(3), (5), (6), (7), (9) and (10) under the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions by the Sub-Adviser on behalf of the Portfolio or Segment, and will furnish the Board and UBS Global Americas with such periodic and special reports as the Board or UBS Global Americas reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Portfolio or Segment are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for the Portfolio or Segment and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Trust any records which it maintains for the Portfolio or Segment upon request by the Trust.

(f) At such times as shall be reasonably requested by the Board or UBS Global Americas, the Sub-Adviser will provide the Board and UBS Global Americas with economic and investment analyses and reports as well as quarterly reports setting forth the performance of the Portfolio or Segment and make available to the Board and UBS Global Americas any economic, statistical and investment services that the Sub-Adviser normally makes available to its institutional or other customers.

(g) In accordance with procedures adopted by the Board, as amended from time to time, the Sub-Adviser is responsible for assisting the Board and UBS Global Americas in the fair valuation of all portfolio securities in the Portfolio or Segment and will use its reasonable efforts to arrange for the provision of a price or prices from one or more parties independent of the Sub-Adviser for each portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.

3. Further Duties. In all matters relating to the performance of this Agreement, the Sub-Adviser will seek to act in conformity with the Trusts Trust Instrument, By-Laws and Registration Statement and with the written instructions and written directions of the Board and UBS Global Americas, each as provided to and whose receipt is acknowledged by the Sub-Adviser, and will comply with the requirements of the 1940 Act, and the Advisers Act, and the rules under each, the Code, and all other federal and state laws and regulations applicable to the Trust and the Portfolio. UBS Global Americas agrees to provide to the Sub-Adviser copies of the Trusts Trust Instrument, By-Laws, Registration Statement, written instructions and directions of the Board and UBS Global Americas, and any amendments or supplements to any of these materials as soon as practicable after such materials become available; and further agrees to identify to the Sub-Adviser in writing any broker-dealers that are affiliated with UBS Global Americas (other than UBS Financial
Services Inc.).

4. Expenses. During the term of this Agreement, the Sub-Adviser will bear all expenses incurred by it in connection with its services under this Agreement. The Sub-Adviser shall not be responsible for any expenses incurred by the Trust, the Portfolio or UBS Global Americas.

5. Compensation.

(a) For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Agreement, UBS Global Americas, not the Portfolio, will pay to the Sub-Adviser a fee, computed daily and payable monthly, at an annual rate of 0.42% up to $50 million and 0.40% on assets in excess of $50 million of the average daily net assets of the Portfolio or Segment allocated to its management (computed in the manner specified in the Management Agreement), and will provide the Sub-Adviser with a schedule showing the manner in which the fee was computed. If the Sub-Adviser is managing a Segment, its fees will be based on the value of the assets of the Portfolio within the Sub-Advisers Segment.
(b) The fee shall be accrued daily and payable monthly to the Sub-Adviser on or before the last business day of the next succeeding calendar month.
(c) If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be pro-rated according to the proportion which such period bears to the full month in that such effectiveness or termination occurs.

6. Limitation of Liability.

(a) The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio, the Trust or its shareholders or by UBS Global Americas in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.
(b) In no event will the Sub-Adviser have any responsibility for any other portfolio of the Trust, for any portion of the Portfolio not managed by the Sub-Adviser or for the acts or omissions of any Other Sub-Adviser to the Trust or Portfolio. In particular, in the event the Sub-Adviser shall manage only a Segment of the Portfolio, the Sub-Adviser shall have no responsibility for the Portfolios being in violation of any applicable law or regulation or investment policy or restriction applicable to the Portfolio as a whole or for the Portfolios failing to qualify as a regulated investment company under the Code, if the securities and other holdings of the Segment of the Portfolio managed by the Sub-Adviser are such that such Segment would not be in such violation or fail to so qualify if such Segment were deemed a separate series of the Trust or a separate regulated investment company under the Code. The Sub-Adviser shall have no responsibility to monitor compliance with respect to other portions of the Portfolio that are not under the Sub-Advisers management, and the Sub-Adviser shall have no responsibility to monitor compliance with limitations and restrictions specifically applicable to the Portfolio or Segment unless such limitations or restrictions are provided to and whose receipt is acknowledged by the Sub-Adviser in writing or which generally apply to an advisor to a registered investment company or a registered investment company under applicable law. Nothing in this section shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.

7. (a) Representations of Sub-Adviser. The Sub-Adviser represents, warrants and agrees as follows:

  (1) The Sub-Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect,any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify UBS Global Americas of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to
Section 9(a) of the 1940 Act or otherwise.
  (2) The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide UBS Global Americas and the Board with a copy of such code of ethics, together with evidence of its adoption. Within fifteen days of the end of the last calendar quarter of each year that this Agreement is in effect, a duly authorized officer of the Sub-Adviser shall certify to UBS Global Americas that the Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no material violation of the Sub-Advisers code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the reasonable written request of UBS Global Americas, the Sub-Adviser shall permit UBS Global Americas, its employees or its agents to examine the reports required to be made by the Sub-Adviser pursuant to Rule 17j-1.
  (3) The Sub-Adviser has provided UBS Global Americas with a copy of its Form ADV, as most recently filed with the Securities and Exchange Commission (SEC), and promptly will furnish a copy of all amendments to UBS Global Americas at least annually. UBS Global Americas understands that the Sub-Adviser is part of a worldwide, full-service investment banking, broker-dealer, asset management organization, and as such, the Sub-Adviser and its affiliates and their managing directors, directors, officers and employees have multiple interests as more fully disclosed in the Sub-Advisers Form ADV Part II as may be amended from time to time.
  (4) The Sub-Adviser will notify UBS Global Americas of any change of control of the Sub-Adviser, including any change of its general partners or 25% shareholders or 25% limited partners, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Sub-Adviser, in each case prior to or promptly after such change.
  (5) UBS Global Americas and the Sub-Adviser agree that neither of them nor any of their affiliates, will in any way refer directly or indirectly to their relationship with one another or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of the other, which consent will be promptly provided and not unreasonably withheld.
 (6) It is understood that the name Goldman, Sachs & Co. or Goldman Sachs or any derivative thereof, any tradename, trademark, trade device, service mark, symbol or logo associated with those names are the valuable property of the Sub-Adviser or its affiliates and that UBS Global Americas has the right to use to such name (or derivative or logo), in offering materials or promotional or sales-related materials of the Portfolio, only with the prior written approval of the Sub-Adviser, such approval not to be unreasonably withheld, and for so long as the Sub-Adviser is Sub-Adviser of the Portfolio. Notwithstanding the foregoing, the Sub-Advisers approval is not required when
(i) previously approved materials are re-issued with minor modifications,
(ii) UBS Global Americas and Sub-Adviser identify materials which they jointly determine do not require the Sub-Advisers approval and (iii) used as required to be disclosed in the registration statement of the Portfolio. Upon termination of this Agreement, the Portfolio and UBS Global Americas shall forthwith cease to use such name (or derivative or logo),although UBS Global Americas may continue to use such name (or derivative or logo) to the extent permitted under any other agreement between UBS Global Americas and Sub-Adviser or as otherwise required by law.
 (b) Representations and Warranties of UBS Global Americas. UBS Global Americas represents and warrants to the Sub-Adviser the following:
 (1) UBS Global Americas has all requisite corporate power and authority under the laws of the Commonwealth of Delaware and federal securities laws and under the Management Agreement with the Trust to execute, deliver and perform this Agreement.
 (2) UBS Global Americas is a registered investment adviser under the Advisers Act and is in material compliance with all other required registrations under applicable federal and state law relevant hereto.
  (3) UBS Global Americas has complied, in all material respects, with all registrations required by, and will comply, in all material respects, with all applicable rules and regulations of the Commission relevant hereto.
  (4) UBS Global Americas has received a copy of Part II of Sub-Advisers Form ADV at least two days in advance of the execution of this contract.
  (5) UBS Global Americas agrees that the Sub-Adviser shall have no responsibility or liability arising out of any non-compliance by the Portfolio or UBS Global Americas with anti-money laundering regulations. UBS Global Americas hereby certifies that UBS Global Americas has implemented an anti-money laundering program and a customer identification program (CIP) that each comply with the requirements of applicable law, including the Bank Secrecy Act and U.S.A. PATRIOT ACT of 2001 and the regulations promulgated thereunder, and that UBS Global Americas or its affiliates will perform or obtain the requisite assurances with respect to the performance of the requirements of such programs with respect to the investors in the Portfolio. The foregoing representations and warranties shall be continuing during the term of this Sub-Advisory Agreement.

8. Services Not Exclusive. The services furnished by the Sub-Adviser hereunder are not to be deemed exclusive, and except as the Sub-Adviser may otherwise agree in writing, the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.
 Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Sub-Adviser, who may also be a officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

9. Duration and Termination.
(a) This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party
(Independent Trustees), cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Portfolios outstanding voting securities, unless UBS Global Americas has authority to enter into this Agreement pursuant to exemptive relief from the SEC without a vote of the Portfolios outstanding voting securities.
(b) Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and
(ii) by the Board or by vote of a majority of the outstanding voting securities of the Portfolio.
(c) Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on 30 days written notice to the Sub-Adviser. This Agreement may also be terminated, without the payment of any penalty, by UBS Global Americas: (i) upon 120 days written notice to the Sub-Adviser; (ii) upon material breach by the Sub-Adviser of any of the representations, warranties and agreements set forth in Paragraph 7 of this Agreement; or (iii) immediately if, in the reasonable judgment of UBS Global Americas, the Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement, including circumstances such as financial insolvency of the Sub-Adviser or other circumstances that could adversely affect the Portfolio. The Sub-Adviser may terminate this Agreement at any time, without the payment of any penalty, on 120 days written notice to UBS Global Americas. This Agreement will terminate automatically in the event of its assignment or upon termination of the Management Agreement, as it relates to this Portfolio.

10. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. To the extent required by applicable law, no amendment of this Agreement shall be effective until approved (i) by a vote of a majority of the Independent Trustees, and (ii) if the terms of this Agreement shall have changed, by a vote of a majority of the Portfolios outstanding voting securities (except in the case of (ii), pursuant to the terms and conditions of the SEC order permitting it to modify the Agreement without such vote).

11. Governing Law. This Agreement shall be construed in accordance with the 1940 Act and the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

12. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms majority of the outstanding voting securities, affiliated person, interested person, assignment, broker, investment adviser, net assets, sale, sell and security shall have the same meanings as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Agreement may be signed in counterpart. The parties hereto understand that any information or recommendation supplied by the Sub-Adviser in connection with the performance of its obligation hereunder is to be regarded as confidential and for use only by UBS Global Americas, the Segment or such persons UBS Global Americas may designate in connection with the Segment. The parties also understand that any information supplied to the Sub-Adviser in connection with the performance of its obligation hereunder, particularly, but not limited to, any list of securities which may be bought or sold for the Segment, is to be regarded as confidential and for use only by the Sub-Adviser in connection with its obligation to provide investment advice and other services of the Segment

13. Notices. Any notice herein required is to be in writing and is deemed to have been given to the Sub-Adviser or UBS Global Americas upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Agreement will be delivered by personal service, by postage mail return receipt requested or by facsimile machine or a similar means of same delivery which provides evidence of receipt (with a confirming copy by mail as set forth herein). All notices provided to UBS Global Americas will be sent to the attention of: General Counsel, UBS Global Asset Management (Americas) Inc., 51 West 52nd Street, New York, NY 10019. All notices provided to the Sub-Adviser will be sent to the attention of: Scott Kilgallen, Goldman Sachs Asset Management, 32 Old Slip, 32 Floor, New York, NY 10005



IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

Attest:
				UBS GLOBAL ASSET MANAGEMENT (AMERICAS)
INC.
				51 West 52nd Street
				New York, New York 10019

By: /s/Eric Sanders		By:/s/Caren Cunningham
Name: Eric Sanders 		Name: Caren Cunningham
Title: Director  & Assoc
 Gen Counsel 	                Title: Executive Director & Sr. Assoc Gen
                                       Counsel




				GOLDMAN SACHS ASSET MANAGEMENT, L.P.
				32 Old Slip
				New York, New York 10005

				By:/s/Scott Kilgallen
			 	Name: Scott Kilgallen
   				Title: Managing Director




M.	UBS PACE Large Co Value Equity Investments
A new Sub-Advisory Agreement was entered into with Institutional Capital LLC. A copy of the Sub-Advisory Agreement is attached below.


SUB-ADVISORY AGREEMENT

Agreement made as of August 1, 2008 between UBS Global Asset Management (Americas) Inc. (UBS Global Americas), a Delaware corporation, and Institutional Capital LLC (Sub-Adviser), a Delaware corporation
(the Agreement).

RECITALS

(1) UBS Global Americas has entered into a Management Agreement dated as of August 1, 2008 (Management Agreement) with UBS PACE Select Advisors Trust (formerly known as Managed Accounts Services Portfolio Trust (Trust)), an open-end management investment company registered under the Investment Company Act of 1940, as amended (1940 Act), with respect to UBS PACE Large Co Value Equity Investments (Portfolio); and

(2) UBS Global Americas desires to allocate the portfolio investments of the Portfolio between Segments, and to retain the Sub-Adviser to furnish certain investment advisory services with respect to one segment (Segment) of the investments of the Portfolio; and

(3) The Sub-Adviser is willing to furnish such services;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, UBS Global Americas and the Sub-Adviser agree as follows:

1. APPOINTMENT. UBS Global Americas hereby appoints the Sub-Adviser as an investment sub-adviser with respect to one Segment of the Portfolios investments for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

2. DUTIES AS SUB-ADVISER.

(a) Subject to the supervision and direction of the Trusts Board of Trustees (the Board) and review by UBS Global Americas, and any written guidelines adopted by the Board or UBS Global Americas, the Sub-Adviser will provide a continuous investment program with respect to its Segment of the Portfolios investments, including investment research and discretionary management to all securities and investments and cash equivalents in the Portfolio allocated by UBS Global Americas to the Sub-Advisers Segment of the Portfolios investments. The Sub-Adviser will determine from time to time what investments will be purchased, retained or sold by the Portfolio in its Segment of the Portfolios investments. The Sub-Adviser will be responsible for placing purchase and sell orders for investments and for other related transactions with respect its Segment of the Portfolio. The Sub-Adviser will be responsible for voting proxies of issuers of securities held by the Sub-Advisers Segment of the Portfolio. The Sub-Adviser understands that the Portfolios assets need to be managed so as to permit the Portfolio to qualify or to continue to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, as amended (Code). The Sub-Adviser will provide services under this Agreement in accordance with the Portfolios investment objective, policies and restrictions as stated in the Portfolios Prospectus and in the Trusts currently effective registration statement under the 1940 Act, and any amendments or supplements thereto (Registration Statement).

(b) The Sub-Adviser agrees that it will not consult with any other sub-adviser (Other Sub-Adviser) for the Trust or Portfolio concerning any transaction by the Portfolio or Segment in securities or other assets, including (i) the purchase by the Portfolio or Segment of a security issued by the Other Sub-Adviser, or an affiliate of the Other Sub-Adviser, to the Trust or Portfolio except as permitted by the 1940 Act or (ii) transactions by the Portfolio or Segment in any security for which the Other Sub-Adviser, or its affiliate, is the principal underwriter.

(c) The Sub-Adviser agrees that, in placing orders with brokers, it will attempt to obtain the best net result in terms of price and execution; provided that, on behalf of the Portfolio, the Sub-Adviser may, in its discretion, use brokers who provide the Sub-Adviser with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Portfolio, and the Sub-Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Sub-Advisers determination in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Sub-Adviser to the Portfolio and its other clients and that the total commissions paid by the Portfolio will be reasonable in relation to the benefits to the Portfolio over the long term. In no instance will portfolio securities be purchased from or sold to UBS Global Americas or the Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. The Sub-Adviser may aggregate sales and purchase orders with respect to the assets of the Portfolio with similar orders being made simultaneously for other accounts advised by the Sub-Adviser or its affiliates. Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Portfolio and one or more other accounts advised by the Sub-Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account. UBS Global Americas recognizes that in some cases this procedure may adversely affect the results obtained for the Portfolio.

(d) The Sub-Adviser will maintain all books and records required to be maintained pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions by the Sub-Adviser on behalf of the Portfolio, and will furnish the Board and UBS Global Americas with such periodic and special reports as the Board or UBS Global Americas reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Portfolio are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for the Portfolio and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Trust any records which it maintains for the Portfolio upon request by the Trust.

(e) At such times as shall be reasonably requested by the Board or UBS Global Americas, the Sub-Adviser will provide the Board and UBS Global Americas with economic and investment analyses and reports as well as quarterly reports setting forth the performance of the Sub-Advisers Segment of the Portfolios investments and make available to the Board and UBS Global Americas any economic, statistical and investment services that the Sub-Adviser normally makes available to its institutional or other customers.

(f) In accordance with procedures adopted by the Board, as amended from time to time, the Sub-Adviser is responsible for assisting in the fair valuation of all portfolio securities in the Sub-Advisers Segment of the Portfolio and will use its reasonable efforts to arrange for the provision of a price(s) from a party(ies) independent of the Sub-Adviser for each portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.

3. FURTHER DUTIES. In all matters relating to the performance of this Agreement, the Sub-Adviser will seek to act in conformity with the Trusts Trust Instrument, By-Laws and Registration Statement and with the written instructions and written directions of the Board and UBS Global Americas;
and will comply with the requirements of the 1940 Act, and the Investment Advisers Act of 1940, as amended (Advisers Act), and the rules under each, the Code, and all other federal and state laws and regulations applicable to the Trust and the Portfolio. UBS Global Americas agrees to provide to the Sub-Adviser copies of the Trusts Trust Instrument, By-Laws, Registration Statement, written instructions and directions of the Board and UBS Global Americas, and any amendments or supplements to any of these materials as soon as practicable after such materials become available; and further agrees to identify to the Sub-Adviser in writing any broker-dealers that are affiliated with UBS Global Americas (other than UBS Financial Services, Inc.).

4. EXPENSES. During the term of this Agreement, the Sub-Adviser will bear all expenses incurred by it in connection with its services under this Agreement. The Sub-Adviser shall not be responsible for any expenses incurred by the Trust, the Portfolio or UBS Global Americas.

5. COMPENSATION.

(a) For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Agreement, UBS Global Americas, not the Portfolio, will pay to the Sub-Adviser a fee, computed daily and payable monthly, at an annual rate of 0.30% of the Portfolios average daily net assets allocated to its management (computed in the manner specified in the Management Agreement), and will provide the Sub-Adviser with a schedule showing the manner in which the fee was computed. Under this fee agreement, the Sub-Adviser will receive fees based on the value of portfolio assets under its management as these assets have been allocated to it by UBS Global Americas.

(b) The fee shall be accrued daily and payable monthly to the Sub-Adviser on or before the last business day of the next succeeding calendar month.

(c) For those periods in which UBS Global Americas has agreed to waive all or a portion of its management fee, UBS Global Americas may ask the Sub-Adviser to waive the same proportion of its fees, but the Sub-Adviser is under no obligation to do so.

(d) If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be pro-rated according to the proportion which such period bears to the full month in that such effectiveness or termination occurs.

6. LIMITATION OF LIABILITY.

(a) The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio, the Trust or its shareholders or by UBS Global Americas in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

(b) In no event will the Sub-Adviser have any responsibility for any other series of the Trust, for any portion of the Portfolio not managed by the Sub-Adviser or for the acts or omissions of any other sub-adviser to the Trust or Portfolio.

The Sub-Adviser shall have no responsibility for the Portfolios being in violation of any applicable law or regulation or investment policy or restriction applicable to the Portfolio as a whole or for the Portfolios failing to qualify as a regulated investment company under the Code, if the securities and other holdings of the Segment of the Portfolio managed by the Sub-Adviser are such that such Segment would not be in such violation or fail to so qualify if such Segment were deemed a separate series of the Trust or a separate regulated investment company under the Code.

Nothing in this section shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.

7. REPRESENTATIONS OF SUB-ADVISER. The Sub-Adviser represents, warrants and agrees as follows:

(a) The Sub-Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement;
(iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify UBS Global Americas of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to
Section 9(a) of the 1940 Act or otherwise.

(b) The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide UBS Global Americas and the Board with a copy of such code of ethics, together with evidence of its adoption. Within fifteen days of the end of the last calendar quarter of each year that this Agreement is in effect, the president or a vice-president of the Sub-Adviser shall certify to UBS Global Americas that the Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no violation of the Sub-Advisers code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of UBS Global Americas, the Sub-Adviser shall permit UBS Global Americas, its employees or its agents to examine the reports required to be made by the Sub-Adviser pursuant to Rule 17j-1 and all other records relevant to the Sub-Advisers code of ethics.

(c) The Sub-Adviser has provided UBS Global Americas with a copy of its Form ADV, as most recently filed with the Securities and Exchange Commission (SEC), and promptly will furnish a copy of all amendments to UBS Global Americas at least annually.

(d) The Sub-Adviser shall provide notice to UBS Global Americas within a reasonable time after being informed or learning of the death or withdrawal of any if its partners, upon the admission of any new partners or upon any other change in its membership.

(e) The Sub-Adviser will notify UBS Global Americas of any change of control of the Sub-Adviser, including any change of its general partners or 25% shareholders, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Sub-Adviser, in each case prior to or promptly after such change.

(f) The Sub-Adviser agrees that neither it, nor any of its affiliates, will in any way refer directly or indirectly to its relationship with the Trust, the Portfolio, UBS Global Americas or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of UBS Global Americas.

8. REPRESENTATION OF UBS GLOBAL AMERICAS. UBS Global Americas represents that
(i) the Trust was duly organized as a Delaware business trust under the laws of Delaware, (ii) the appointment of the Sub-Adviser has been duly authorized and (iii) the Trust has acted and will continue to act in conformity with the 1940 Act and other applicable laws.

9. SERVICES NOT EXCLUSIVE. The services furnished by the Sub-Adviser hereunder are not to be deemed exclusive, and except as the Sub-Adviser may otherwise agree in writing, the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Sub-Adviser, who may also be a trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

10. DURATION AND TERMINATION.

(a) This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and
(ii) by vote of a majority of the Portfolios outstanding voting securities, unless UBS Global Americas has authority to enter into this Agreement pursuant to exemptive relief from the SEC without a vote of the Portfolios outstanding voting securities.

(b) Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and
(ii) by the Board or by vote of a majority of the outstanding voting securities of the Portfolio.

(c) Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on 30 days written notice to the Sub-Adviser. This Agreement may also be terminated, without the payment of any penalty, by UBS Global Americas: (i) upon 120 days written notice to the Sub-Adviser; (ii) upon material breach by the Sub-Adviser of any of the representations, warranties and agreements set forth in Paragraph 7 of this Agreement; or (iii) immediately if, in the reasonable judgment of UBS Global Americas, the Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement, including circumstances such as financial insolvency of the Sub-Adviser or other circumstances that could adversely affect the Portfolio. The Sub-Adviser may terminate this Agreement at any time, without the payment of any penalty, on 120 days written notice to UBS Global Americas. This Agreement will terminate automatically in the event of its assignment or upon termination of the Management Agreement, as it relates to this Portfolio.

11. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. To the extent required by applicable law, no amendment of this Agreement shall be effective until approved (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party, and (ii) if the terms of this Agreement shall have changed, by a vote of a majority of the Portfolios outstanding voting securities (except in the case of (ii), pursuant to the terms and conditions of the SEC order permitting it to modify the Agreement without such vote).

12. GOVERNING LAW. This Agreement shall be construed in accordance with the 1940 Act and the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof. To the extent that the applicable laws of the State of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control.

13. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms majority of the outstanding voting securities, affiliated person, interested person, assignment, broker, investment adviser, net assets, sale, sell and security shall have the same meanings as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Agreement may be signed in counterpart.

14. NOTICES. Any notice herein required is to be in writing and is deemed to have been given to the Sub-Adviser or UBS Global Americas upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Agreement will be delivered by personal service, by postage mail return receipt requested or by facsimile machine or a similar means of same delivery which provides evidence of receipt (with a confirming copy by mail as set forth herein). All notices provided to UBS Global Americas will be sent to the attention of its General Counsel. All notices provided to the Sub-Adviser will be sent to the attention of Pamela H. Conroy, Compliance Officer.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

                                        		UBS GLOBAL ASSET MANAGEMENT
                                        		(AMERICAS) INC.
                                        		51 West 52nd Street
Attest:                                 		New York, NY 10019


By:/s/Eric Sanders		               		By:/s/Caren Cunningham
Name: Eric Sanders                      		Name: Caren Cunningham
Title: Director & Associate General Counsel            	Title: Executive
                                                        Director & Senior
                                                        Associate General
                                                        Counsel



                                        		INSTITUTIONAL CAPITAL LLC
                                        		225 West Wacker Suite 2400
Attest:                                 		Chicago, Illinois 60606


By:/c/Celeste E. Hill		                	By: /s/Pamela H. Conroy
Name: Celeste E. Hill	                		Name: Pamela H. Conroy
Title: Executive Assistant           			Title:  Executive Vice President




N.	UBS PACE International Equity Investments
A new Sub-Advisory Agreement was entered into with J.P. Morgan Investment Management Inc. A copy of the Sub-Advisory Agreement is attached below.


SUB-ADVISORY AGREEMENT

     Agreement made as of August 1, 2008 between UBS GLOBAL ASSET MANAGEMENT (AMERICAS) INC. (UBS Global Americas), a Delaware corporation, and J.P. MORGAN INVESTMENT MANAGEMENT INC. (the Sub-Adviser), a corporation existing under the laws of the State of Delaware.

RECITALS

     (1) UBS Global Americas has entered into a Management Agreement dated August 1, 2008 (Management Agreement) with UBS PACE Select Advisors Trust, an open-end management investment company registered under the Investment Company Act of 1940, as amended (1940 Act), with respect to UBS PACE International Equity Investments (Portfolio);

     (2) UBS Global Americas is authorized to retain one or more sub-advisers to furnish certain investment advisory services to UBS Global Americas and the Portfolio;

     (3) UBS Global Americas desires to retain the Sub-Adviser to furnish certain investment advisory services to UBS Global Americas and the Portfolio; and

     (4) The Sub-Adviser is willing to furnish such services;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, UBS Global Americas and the Sub-Adviser agree as follows:

     1. APPOINTMENT. UBS Global Americas hereby appoints the Sub-Adviser as an investment sub-adviser with respect to the Portfolio or Segment for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

     2. DUTIES AS SUB-ADVISER.

     (a) Subject to the supervision and direction of the Trusts Board of Trustees (the Board) and review by UBS Global Americas, and any written guidelines adopted by the Board or UBS Global Americas, the Sub-Adviser will provide a continuous investment program for the Portfolio or Segment, including investment research and discretionary management with respect to all securities and investments and cash equivalents in the Portfolio or Segment. The Sub-Adviser will determine from time to time what investments will be purchased, retained or sold by the Portfolio or Segment. The Sub-Adviser will be responsible for placing purchase and sell orders for investments and for other related transactions for the Portfolio or Segment. The Sub-Adviser understands that the Portfolios assets need to be managed so as to permit the portfolio to qualify or to continue to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, as amended (Code). The Sub-Adviser will provide services under this Agreement in accordance with the Portfolios investment objective, policies and restrictions as stated in the Trusts currently effective registration statement under the 1940 Act, and any amendments or supplements thereto (Registration Statement).

     (b) The Sub-Adviser agrees that it will not consult with any other sub-adviser (Other Sub-Adviser) for the Trust or Portfolio concerning any transaction by the Portfolio or Segment in securities or other assets, including (i) the purchase by the Portfolio or Segment of a security issued by the Other Sub-Adviser, or an affiliate of the Other Sub-Adviser, to the Trust or Portfolio except as permitted by the 1940 Act or
(ii) transactions by the Portfolio or Segment in any security for which the Other Sub-Adviser, or its affiliate, is the principal underwriter.

     (c) The Sub-Adviser agrees that it will be responsible for voting proxies of issuers of securities held by the Portfolio or Segment.
The Sub-Adviser further agrees that it will adopt written proxy voting procedures that shall comply with the requirements of the 1940 Act and the Investment Advisers Act of 1940. The Sub-Adviser further agrees that it will provide the Board on or before August 1st of each year, or more frequently as the Board may reasonably request, with a written report of the proxies voted during the most recent 12-month period ending June 30, or such other period as the Board may designate, in a format that shall comply with the 1940 Act.

     (d) The Sub-Adviser agrees that, in placing orders with brokers, it will seek the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser will consider factors it deems relevant, including, without limitation, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of the commission, if any, for the specific transaction and on a continuing basis. In selecting brokers, the Sub-Adviser may, on behalf of the Portfolio or Segment and in the Sub-Advisers discretion, use brokers that provide the Sub-Adviser with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Portfolio or Segment, and the Sub-Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Sub-Advisers determination in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Sub-Adviser to the Portfolio or Segment and its other clients and that the total commissions paid by the Portfolio or Segment will be reasonable in relation to the benefits to the Portfolio or Segment over the long term. In no instance will portfolio securities be purchased from or sold to UBS Global Americas or the Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. The Sub-Adviser may aggregate sales and purchase orders with respect to the assets of the Portfolio or Segment with similar orders being made simultaneously for other accounts advised by the Sub-Adviser or its affiliates. Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Portfolio or Segment and one or more other accounts advised by the Sub-Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account. UBS Global Americas recognizes that in some cases this procedure may adversely affect the results obtained for the Portfolio or Segment.

     Subject to the Sub-Advisers obligations to seek best execution, UBS Global Americas agrees that the Sub-Adviser, in its sole discretion, may place transactions on behalf of the Portfolio or Segment and the Trust with any broker-dealer deemed to be an affiliate of the Sub-Adviser (the Affiliated Broker-Dealers) so long as such transactions are effected in conformity with the requirements (including any applicable exemptions and administrative interpretations set forth in Part II of the Sub-Advisers Form ADV Registration Statement on file with the Securities and Exchange Commission (Form ADV)) of Section 11(a)(1)(H) of the Securities Exchange
Act of 1934. In all such dealings, the Affiliated Broker-Dealers shall be authorized and entitled to retain any commissions, remuneration or profits which may be made in such transactions and shall not be liable to account for the same to UBS Global Americas, the Segment, the Portfolio or the Trust.

     UBS Global Americas further authorizes the Sub-Adviser and its Affiliated Broker-Dealers to execute agency cross transactions (the Cross Transactions) on behalf of the Portfolio or Segment and the Trust. Cross Transactions are transactions that may be effected by the Affiliated Broker-Dealers acting for both the Portfolio or Segment or the Trust and the counterparty to the transaction. Cross Transactions enable the Sub-Adviser to purchase or sell a block of securities for the Portfolio or Segment or the Trust at a set price and possibly avoid an unfavorable price movement that may be created through entrance into the market with such purchase or sale order. As such, the Sub-Adviser believes that Cross Transactions can provide meaningful benefits for the Portfolio or Segment and the Trust and its clients generally. UBS Global Americas, the Portfolio or Segment and the Trust should be aware, however, that in a Cross Transaction an Affiliated Broker-Dealer will be receiving commissions from both sides of the trade and, therefore, there is a potentially conflicting division of loyalties and responsibilities.

     (e) The Sub-Adviser will maintain all books and records required to be maintained pursuant to Rule 31a-1(b)(2)(ii), (3), (5), (6), (7), (9) and (10)
under the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions by the Sub-Adviser on behalf of the Portfolio or Segment, and will furnish the Board and UBS Global Americas with such periodic and special reports as the Board or UBS Global Americas reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Portfolio or Segment are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for the Portfolio or Segment and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Trust any records which it maintains for the Portfolio or Segment upon request by the Trust.

     (f) At such times as shall be reasonably requested by the Board or UBS Global Americas, the Sub-Adviser will provide the Board and UBS Global Americas with economic and investment analyses and reports as well as quarterly reports setting forth the performance of the Portfolio or Segment and make available to the Board and UBS Global Americas any economic, statistical and investment services that the Sub-Adviser normally makes available to its institutional or other customers.

     (g) In accordance with procedures adopted by the Board, as amended from time to time, the Board or the Funds fair valuation committee may consult with the Sub-Adviser from time to time to seek the Sub-Advisers assistance in the Boards or the fair valuation committees fair valuation of portfolio securities in the Portfolio or Segment. The Sub-Adviser will use its reasonable efforts to assist the Portfolios custodian in obtaining sources (independent of the Sub-Adviser) for a price or prices for each portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.

3. FURTHER DUTIES. In all matters relating to the performance of this Agreement, the Sub-Adviser will seek to act in conformity with the Trusts Trust Instrument, By-Laws and Registration Statement and with the written instructions and written directions of the Board and UBS Global Americas;
and will comply with the requirements of the 1940 Act, and the Investment Advisers Act of 1940, as amended (Advisers Act), and the rules under each, the Code, and all other federal and state laws and regulations applicable to the Trust and the Portfolio. UBS Global Americas agrees to provide to the Sub-Adviser copies of the Trusts Trust Instrument, By-Laws,Registration Statement, written instructions and directions of the Board and UBS Global Americas, and any amendments or supplements to any of these materials as soon as practicable after such materials become available; and further agrees to identify to the Sub-Adviser in writing any broker-dealers that are affiliated with UBS Global Americas (other than UBS Financial Services Inc. and UBS Global Americas itself).

     4. EXPENSES. During the term of this Agreement, the Sub-Adviser will bear all expenses incurred by it in connection with its services under this Agreement. The Sub-Adviser shall not be responsible for any expenses incurred by the Trust, the Portfolio or UBS Global Americas.

     5. COMPENSATION.

     (a) For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Agreement, UBS Global Americas, not the Portfolio, will pay to the Sub-Adviser a fee, computed daily and payable monthly, at an annual rate of 0.20% of the average daily net assets of the Portfolio or Segment allocated to its management (computed in the manner specified in the Management Agreement), and will provide the Sub-Adviser with a schedule showing the manner in which the fee was computed. If the Sub-Adviser is managing a Segment, its fees will be based on the value of the assets of the Portfolio within the Sub-Advisers Segment.

     (b) The fee shall be accrued daily and payable monthly to the Sub-Adviser on or before the last business day of the next succeeding calendar month.

     (c) If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be pro-rated according to the proportion which such period bears to the full month in that such effectiveness or termination occurs.

     6. LIMITATION OF LIABILITY.

     (a) The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio, the Trust or its shareholders or by UBS Global Americas in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

     (b) In no event will the Sub-Adviser have any responsibility for any other portfolio of the Trust,for any portion of the Portfolio not managed by the Sub-Adviser or for the acts or omissions of any Other Sub-Adviser to the Trust or Portfolio.

     In particular, in the event the Sub-Adviser shall manage only a Segment of the Portfolio, the Sub-Adviser shall have no responsibility for the Portfolios being in violation of any applicable law or regulation or investment policy or restriction applicable to the Portfolio as a whole or for the Portfolios failing to qualify as a regulated investment company under the Code, if the securities and other holdings of the Segment of the Portfolio managed by the Sub-Adviser are such that such Segment would not be in such violation or fail to so qualify if such Segment were deemed a separate series of the Trust or a separate regulated investment company under the Code.

     Nothing in this section shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.

     7. REPRESENTATIONS OF SUB-ADVISER. The Sub-Adviser represents, warrants and agrees as follows:

     (a) The Sub-Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement;
(iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify UBS Global Americas of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

     (b) The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide UBS Global Americas and the Board with a copy of such code of ethics, together with evidence of its adoption. Within fifteen days of the end of the last calendar quarter of each year that this Agreement is in effect, a duly authorized officer of the Sub-Adviser shall certify to UBS Global Americas that the Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no material violation of the Sub-Advisers code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of UBS Global Americas, the Sub-Adviser shall permit UBS Global Americas, its employees or its agents to examine the reports required to be made by the Sub-Adviser pursuant to Rule 17j-1 with respect to access persons of the Portfolio.

     (c) The Sub-Adviser has provided UBS Global Americas with a copy of its Form ADV, as most recently filed with the Securities and Exchange Commission
(SEC), and promptly will furnish a copy of all amendments to UBS Global Americas at least annually.

     (d) The Sub-Adviser will notify UBS Global Americas of any change of control of the Sub-Adviser, including any change of its general partners or 25% shareholders or 25% limited partners, as applicable, in each case prior to or promptly after such change. In addition, the Sub-Adviser will notify UBS Global Americas of any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Sub-Adviser as soon as practicable after such change.

     (e) UBS Global Americas and the Sub-Adviser agree that neither of them nor any of their affiliates, will in any way refer directly or indirectly to their relationship with one another or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of the other, which consent will be promptly provided and not unreasonably withheld.

     8. SERVICES NOT EXCLUSIVE. The services furnished by the Sub-Adviser hereunder are not to be deemed exclusive, and except as the Sub-Adviser may otherwise agree in writing, the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Sub-Adviser, who may also be a trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

     9. DURATION AND TERMINATION.

     (a) This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party (Independent Trustees), cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Portfolios outstanding voting securities, unless UBS Global Americas has authority to enter into this Agreement pursuant to exemptive relief from the SEC without a vote of the Portfolios outstanding voting securities.

     (b) Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Portfolio.

     (c) Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on 30 days written notice to the Sub-Adviser. This Agreement may also be terminated, without the payment of any penalty, by UBS Global Americas:
(i) upon 120 days written notice to the Sub-Adviser; (ii) upon material breach by the Sub-Adviser of any of the representations, warranties and agreements set forth in Paragraph 7 of this Agreement; or (iii) immediately if, in the reasonable judgment of UBS Global Americas, the Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement, including circumstances such as financial insolvency of the Sub-Adviser or other circumstances that could adversely affect the Portfolio.
The Sub-Adviser may terminate this Agreement at any time, without the payment of any penalty, on 120 days written notice to UBS Global Americas. This Agreement will terminate automatically in the event of its assignment or upon termination of the Management Agreement, as it relates to this Portfolio.

     10. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. To the extent required by applicable law, no amendment of this Agreement shall be effective until approved (i) by a vote of a majority of the Independent Trustees, and (ii) if the terms of this Agreement shall have changed, by a vote of a majority of the Portfolios outstanding voting securities (except in the case of (ii), pursuant to the terms and conditions of the SEC order permitting it to modify the Agreement without such vote).

     11. GOVERNING LAW. This Agreement shall be construed in accordance with the 1940 Act and the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

     12. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms majority of the outstanding voting securities, affiliated person, interested person, assignment, broker, investment adviser, net assets, sale, sell and security shall have the same meanings as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Agreement may be signed in counterpart.

     13. NOTICES. Any notice herein required is to be in writing and is deemed to have been given to the Sub-Adviser or UBS Global Americas upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Agreement will be delivered by personal service, by postage mail return receipt requested or by facsimile machine or a similar means of same delivery which provides evidence of receipt (with a confirming copy by mail as set forth herein). All notices provided to UBS Global Americas will be sent to the attention of General Counsel, UBS Global Asset Management (Americas) Inc., 51 West 52nd Street, New York,
NY 10019. All notices provided to the Sub-Adviser will be sent to the attention of Scott Moritz, 522 Fifth Avenue, 13th Floor, New York, NY 10036.

     14. DELEGATION TO THIRD PARTIES. Except where prohibited by applicable law or regulation, the Sub-Adviser may delegate or may employ a third party to perform any accounting, administrative, reporting and ancillary services required to enable the Sub-Adviser to perform its functions under this Agreement, but the Sub-Advisers liability to UBS Global Americas or the Portfolio shall not be affected thereby. Notwithstanding any other provision of the Agreement, the Sub-Adviser may provide information about UBS Global Americas and the Portfolio or Segment to any such Affiliate or other third party for the purposes of this Clause, provided that such the third party is subject to a confidentiality agreement that specifically prevents the misuse of any such information, including portfolio holdings. The Sub-Adviser will act in good faith and with due diligence in the selection, use and monitoring of third parties and shall be solely responsible for any loss, mistake, negligence or misconduct caused by such third party

     15. TRADE SETTLEMENT AT TERMINATION. Termination will be without prejudice to the completion of any transaction already initiated. On, or after, the effective date of termination, the Sub-Adviser shall be entitled, without prior notice to UBS Global Americas or the Portfolio, to direct the Custodian to retain and/or realize any assets of the Portfolio as may be required to settle transactions already initiated, and to pay any outstanding liabilities of the Sub-Adviser. Following the date of effective termination, any new transactions will only be executed by mutual agreement between UBS Global Americas and the Sub-Adviser.

     16. DISCLOSURE.

     (a) Neither UBS Global Americas, the Portfolio or the Sub-Adviser shall disclose information of a confidential nature acquired in consequence of this Agreement, except for information which they may be entitled or bound to disclose by law, regulation or which is disclosed to their advisers where reasonably necessary for the performance of their professional services or, in the case of the Sub-Adviser, as permitted in accordance with the above clause (Delegation to Third Parties).

     (b) Notwithstanding the provisions of 16(a), to the extent that any market counterparty with whom the Sub-Adviser deals requires information relating to the Portfolio or Segment (including, but not limited to, the identity of UBS Global Americas or the Portfolio and market value of the Portfolio or Segment), the Sub-Adviser shall be permitted to disclose such information to the extent necessary to effect transactions on behalf of the Portfolio or Segment in accordance with the terms of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

                                        UBS GLOBAL ASSET MANAGEMENT
                                        (AMERICAS) INC.
                                        1 North Wacker Drive
                                       	Chicago, Illinois 60606

Attest:


By:/s/Eric Sanders			By:/s/Caren Cunningham
Name:  Eric Sanders			Name:  Caren Cunningham
Title: Director			        Title: Executive Director


                                        J.P. MORGAN INVESTMENT MANAGEMENT,INC
                                        522 Fifth Avenue
                                        New York, New York 10036

Attest:


By:/s/Janice Lamayna			By:/s/ Scott Moritz
Name: Janice Lamayna  		        Name: Scott Moritz
Title: Vice President			Title: Vice President



O.	UBS PACE High Yield Investments
A new Sub-Advisory Agreement was entered into with MacKay Shields LLC. A copy of the Sub-Advisory Agreement is attached below.


SUB-ADVISORY AGREEMENT

     Agreement made as of this August 1, 2008 between UBS GLOBAL ASSET MANAGEMENT (Americas) INC. (UBS Global AM), a Delaware corporation, and MACKAY SHIELDS LLC (Sub-Adviser), a Delaware limited liability company (the Agreement).

RECITALS

     (1) UBS Global AM has entered into a Management Agreement dated August 1, 2008 and made applicable to UBS PACE High Yield Investments (Portfolio) as of the date hereof (Management Agreement), with UBS PACE Select Advisors Trust (formerly known as Managed Accounts Services Portfolio Trust (Trust)), an open-end management investment company registered under the Investment Company Act of 1940, as amended (1940 Act), with respect to the Portfolio.

     (2) UBS Global AM desires to retain the Sub-Adviser to furnish certain investment advisory services to UBS Global AM and the Portfolio or a designated portion of the assets (Segment) of the Portfolio; and

     (3) The Sub-Adviser is willing to furnish such services;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, UBS Global AM and the Sub-Adviser agree as follows:

     1. APPOINTMENT. UBS Global AM hereby appoints the Sub-Adviser as an investment sub-adviser with respect to the Portfolio or Segment for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

     2. DUTIES AS SUB-ADVISER.

     (a) Subject to the supervision and direction of the Trusts Board of Trustees (the Board) and review by UBS Global AM, and any written guidelines adopted by the Board or UBS Global AM, the Sub-Adviser will provide a continuous investment program for the Portfolio or Segment, including investment research and discretionary management with respect to all securities and investments and cash equivalents in the Portfolio or Segment. The Sub-Adviser will determine from time to time what investments will be purchased, retained or sold by the Portfolio or Segment. The Sub-Adviser will be responsible for placing purchase and sell orders for investments and for other related transactions for the Portfolio or Segment. The Sub-Adviser understands that the Portfolios assets need to be managed so as to permit the Portfolio to qualify or to continue to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, as amended (Code). The Sub-Adviser will provide services under this Agreement in accordance with the Portfolios investment objective, policies and restrictions as stated in the Trusts currently effective registration statement under the 1940 Act, and any amendments or supplements thereto (Registration Statement).

     (b) The Sub-Adviser is authorized to retain legal counsel and financial advisors, negotiate and execute documentation relating to investments in the Portfolio or Segment and, in connection with the foregoing, initiate or participate in legal proceedings on behalf of the Portfolio and Segment as reasonable in the Sub-Advisers judgment on behalf of the Portfolio or Segment. Such documentation and legal proceedings may relate to investments to be made or sold, currently held or previously held. The authority shall include, without limitation (i) documentation relating to private placements and bank debt, (ii) waivers, consents, amendments or other modifications relating to investments and (iii) purchase agreements, sales agreements, commitment letters, pricing letters, registration rights agreements, indemnities and contributions, escrow agreements and other investment related agreements. Sub-Adviser agrees that it shall promptly notify UBS Global AM of any legal proceedings taken pursuant to this sub-section. UBS Global AM represents that the Portfolio can settle such private placements.

     (c) The Sub-Adviser agrees that it will not consult with any other sub-adviser (Other Sub-Adviser) for the Trust or Portfolio concerning any transaction by the Portfolio or Segment in securities or other assets, including (i) the purchase by the Portfolio or Segment of a security issued by the Other Sub-Adviser, or an affiliate of the Other Sub-Adviser, to the Trust or Portfolio except as permitted by the 1940 Act or (ii) transactions by the Portfolio or Segment in any security for which the Other Sub-Adviser, or its affiliate, is the principal underwriter.

     (d) The Sub-Adviser agrees that it will be responsible for voting proxies of issuers of securities held by the Portfolio or Segment. The Sub-Adviser further agrees that it will adopt written proxy voting procedures that shall comply with the requirements of the 1940 Act and the Investment Advisers Act of 1940, as amended (Advisers Act), and that shall be acceptable to the Board. The Sub-Adviser further agrees that it will provide the Board on or before August 1st of each year, or more frequently as the Board may reasonably request, with a written report of the proxies voted during the most recent 12-month period ending June 30, or such other period as the Board may designate, in a format that shall comply with the 1940 Act and that shall be acceptable to the Board. UBS Global AM acknowledges and agrees that the Sub-Adviser shall not be responsible for taking any action or rendering advice with respect to any class action claim relating to any assets held in the Portfolio or Segment. UBS Global AM will instruct the applicable service providers not to forward to the Sub-Adviser any information concerning such actions. The Sub-Adviser will, however, forward to UBS Global AM any information it receives regarding any legal matters involving any asset held in the Portfolio or Segment.

     (e) The Sub-Adviser agrees that, in placing orders with brokers, it will obtain the best net result in terms of price and execution; provided that, on behalf of the Portfolio or Segment, the Sub-Adviser may, in its discretion, use brokers that provide the Sub-Adviser with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Portfolio or Segment, and the Sub-Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Sub-Advisers determination in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Sub-Adviser to the Portfolio or Segment and its other clients and that the total commissions paid by the Portfolio or Segment will be reasonable in relation to the benefits to the Portfolio or Segment over the long term. In no instance will portfolio securities be purchased from or sold to UBS Global AM or the Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. The Sub-Adviser may aggregate sales and purchase orders with respect to the assets of the Portfolio or Segment with similar orders being made simultaneously for other accounts advised by the Sub-Adviser or its affiliates. Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Portfolio or Segment and one or more other accounts advised by the Sub-Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account. UBS Global AM recognizes that in some cases this procedure may adversely affect the results obtained for the Portfolio or Segment.

     Subject to the Sub-Advisers obligations to seek best execution, UBS Global AM agrees that the Sub-Adviser, in its sole discretion, may place transactions on behalf of the Portfolio and the Trust with any broker-dealer deemed to be an affiliate of the Sub-Adviser (the Affiliated Broker-Dealers) so long as such transactions are effected in conformity with the requirements (including any applicable exemptions and administrative interpretations set forth in Part II of the Sub-Advisers Form ADV Registration Statement on file with the Securities and Exchange Commission (Form ADV)) of Section 11(a)(1)(H) of the Securities Exchange Act of 1934. In all such dealings, the Affiliated Broker-Dealers shall be authorized and entitled to retain any commissions, remuneration or profits which may be made in such transactions and shall not be liable to account for the same to UBS Global AM, the Portfolio or the Trust.

     UBS Global AM further authorizes the Sub-Adviser and its Affiliated Broker-Dealers to execute agency cross transactions (the Cross Transactions) on behalf of the Portfolio and the Trust. Cross Transactions are transactions which may be effected by the Affiliated Broker-Dealers acting for both the Portfolio or the Trust and the counterparty to the transaction. Cross Transactions enable the Sub-Adviser to purchase or sell a block of securities for the Portfolio or the Trust at a set price and possibly avoid an unfavorable price movement that may be created through entrance into the market with such purchase or sale order. As such, the Sub-Adviser believes that Cross Transactions can provide meaningful benefits for the Portfolio and the Trust and its clients generally. UBS Global AM, the Portfolio and the Trust should be aware, however, that in a Cross Transaction an Affiliated Broker-Dealer will be receiving commissions from both sides of the trade and, therefore, there is a potentially conflicting division of loyalties and responsibilities.

     (f) The Sub-Adviser will maintain all books and records required to be maintained pursuant to Rule 31a-1(b)(2)(ii), (3), (5), (6), (7), (9) and (10)
under the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions by the Sub-Adviser on behalf of the Portfolio or Segment, and will furnish the Board and UBS Global AM with such periodic and special reports as the Board or UBS Global AM reasonably may request. In compliance with the requirements of Rule 31 a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Portfolio or Segment are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for the Portfolio or Segment and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Trust any records which it maintains for the Portfolio or Segment upon request by the Trust.

     (g) At such times as shall be reasonably requested by the Board or UBS Global AM, the Sub-Adviser will provide the Board and UBS Global AM with investment analyses and reports as well as quarterly reports setting forth the performance of the Portfolio or Segment and make available to the Board and UBS Global AM any economic, statistical and investment services that the Sub-Adviser normally makes available to its institutional or other customers.

     (h) In accordance with procedures adopted by the Board, as amended from time to time, the Sub-Adviser is responsible for assisting in the fair valuation of all portfolio securities in the Portfolio or Segment and will use its reasonable efforts to arrange for the provision of a price or prices from one or more parties independent of the Sub-Adviser for each portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.

     3. FURTHER DUTIES. In all matters relating to the performance of this Agreement, the Sub-Adviser will seek to act in conformity with the Trusts Trust Instrument, By-Laws and Registration Statement and with the written instructions and written directions of the Board and UBS Global AM; and will comply with the requirements of the 1940 Act, and the Advisers Act, and the rules under each, the Code, and all other federal and state laws and regulations applicable to the Trust and the Portfolio, or Segment as applicable. UBS Global AM agrees to provide to the Sub-Adviser copies of the Trusts Trust Instrument, By-Laws, Registration Statement, written instructions and directions of the Board and UBS Global AM, and any amendments or supplements to any of these materials as soon as practicable after such materials become available; and further agrees to identify to the Sub-Adviser in writing any broker-dealers that are affiliated with UBS Global AM (other than UBS Financial Services Inc. and UBS Global AM itself). UBS Global AM acknowledges that the Sub-Adviser will not be bound by the provision of any such amendment or supplement until such time as it has received a copy.

     4. EXPENSES. During the term of this Agreement, the Sub-Adviser will bear all expenses incurred by it in connection with its services under this Agreement. The Sub-Adviser shall not be responsible for any expenses incurred by the Trust, the Portfolio or UBS Global AM.

     5. COMPENSATION. (a) For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Agreement, UBS Global AM, not the Portfolio, will pay to the Sub-Adviser a fee, computed daily and payable monthly, at an annual rate of 0.35% of the average daily net assets of the Portfolio or Segment allocated to its management (computed in the manner specified in the Management Agreement), and will provide the Sub-Adviser with a schedule showing the manner in which the fee was computed. If the Sub-Adviser is managing a Segment, its fees will be based on the value of the assets of the Portfolio within the Sub-Advisers Segment.

     (b) The fee shall be accrued daily and payable monthly to the Sub-Adviser on or before the last business day of the next succeeding calendar month.

     (c) If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be pro-rated according to the proportion which such period bears to the full month in that such effectiveness or termination occurs.

     6. LIMITATION OF LIABILITY.

     (a) The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio, the Trust or its shareholders or by UBS Global AM in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

     (b) In no event will the Sub-Adviser have any responsibility for any other portfolio of the Trust, for any portion of the Portfolio not managed by the Sub-Adviser or for the acts or omissions of any Other Sub-Adviser to the Trust or Portfolio.

     In particular, in the event the Sub-Adviser shall manage only a Segment of the Portfolio, the Sub-Adviser shall have no responsibility for the Portfolios being in violation of any applicable law or regulation or investment policy or restriction applicable to the Portfolio as a whole or for the Portfolios failing to qualify as a regulated investment company under the Code, if the securities and other holdings of the Segment of the Portfolio managed by the Sub-Adviser are such that such Segment would not be in such violation or fail to so qualify if such Segment were deemed a separate series of the Trust or a separate regulated investment company under the Code.

     Nothing in this section shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.

     7. REPRESENTATIONS OF THE PARTIES. The Sub-Adviser represents, warrants, and agrees as follows:

     (a) The Sub-Adviser (i) is duly formed and validly existing in accordance with the laws of the State of Delaware; (ii) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (iii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iv) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (v) has the capacity and authority to enter into this Agreement (vi) this Agreement has been duly authorized, executed and delivered on its behalf and is a valid and binding agreement enforceable in accordance with its terms;(vii) entry into this Agreement will not breach or cause to be breached any undertaking, agreement, contract, statute, rule or regulation to which it is a party or by which it is bound which would materially limit or affect the performance of its duties thereunder;
and (viii) will promptly notify UBS Global AM of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

     (b) The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide UBS
Global AM and the Board with a copy of such code of ethics, together with evidence of its adoption. Within fifteen days of the end of the last calendar quarter of each year that this Agreement is in effect, a duly authorized officer of the Sub-Adviser shall certify to UBS Global AM that the Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no material violation of the Sub-Advisers code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of UBS
Global AM, the Sub-Adviser shall permit UBS Global AM, its employees or its agents to examine the reports required to be made by the Sub-Adviser pursuant to Rule 17j-1 and all other records relevant to the Sub-Advisers code of ethics.

     (c) The Sub-Adviser has provided UBS Global AM with a copy of its Form ADV, as most recently filed with the Securities and Exchange Commission
(SEC), and promptly will furnish a copy of all amendments to UBS Global AM at least annually.

     (d) The Sub-Adviser will notify UBS Global AM of any change of control of the Sub-Adviser, including any change of its general partners or 25% shareholders or 25% limited partners, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Sub-Adviser, in each case prior to or promptly after such change.

     (e) UBS Global AM and the Sub-Adviser agree that neither of them nor any of their affiliates, will in any way refer directly or indirectly to their relationship with one another or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of the other, which consent will be promptly provided and not unreasonably withheld.

     (f) UBS Global AM represents and warrants that (i) the Trust is a trust duly formed and validly existing under the laws of the State of Delaware;
(ii) UBS Global AM has the capacity and authority to enter into this Agreement; (iii) UBS Global AM is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (iv) it will promptly notify Sub-Adviser of the occurrence of any event that would disqualify UBS Global AM from serving as an investment adviser of an investment company pursuant to
Section 9(a) of the 1940 Act; (v) this Agreement has been duly authorized, executed and delivered on behalf of UBS Global AM and is a valid and binding agreement enforceable in accordance with its terms; and (vi) entry into this Agreement will not breach or cause to be breached any undertaking, agreement, contract, statute, rule or regulation to which UBS Global AM is a party or by which it is bound which would materially limit or affect the performance of its duties thereunder.

     8. SERVICES NOT EXCLUSIVE. The services furnished by the Sub-Adviser hereunder are not to be deemed exclusive, and except as the Sub-Adviser may otherwise agree in writing, the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Sub-Adviser, who may also be a trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

     9. DURATION AND TERMINATION.

     (a) This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party (Independent Trustees), cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Portfolios outstanding voting securities, unless UBS Global AM has authority to enter into this Agreement pursuant to exemptive relief from the SEC without a vote of the Portfolios outstanding voting securities.

     (b) Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Portfolio.

     (c) Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on 30 days written notice to the Sub-Adviser. This Agreement may also be terminated, without the payment of any penalty, by UBS Global AM:
(i) upon 120 days written notice to the Sub-Adviser; (ii) upon material breach by the Sub-Adviser of any of the representations, warranties and agreements set forth in Paragraph 7 of this Agreement;
or (iii) immediately if, in the reasonable judgment of UBS Global AM, the Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement, including circumstances such as financial insolvency of the Sub-Adviser or other circumstances that could adversely affect the Portfolio. The Sub-Adviser may terminate this Agreement at any time, without the payment of any penalty, on 120 days written notice to UBS Global AM. This Agreement will terminate automatically in the event of its assignment or upon termination of the Management Agreement, as it relates to this Portfolio.

     10. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. To the extent required by applicable law, no amendment of this Agreement shall be effective until approved (i) by a vote of a majority of the Independent Trustees, and (ii) if the terms of this Agreement shall have changed, by a vote of a majority of the Portfolios outstanding voting securities (except in the case of (ii), pursuant to the terms and conditions of the SEC order permitting it to modify the Agreement without such vote).

     11. GOVERNING LAW. This Agreement shall be construed in accordance with the 1940 Act and the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

     12. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.
If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As, used in this Agreement, the terms majority of the outstanding voting securities, affiliated person, interested person, assignment, broker, investment adviser, net assets, sale, sell and security shall have the same meanings as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Agreement may be signed in counterpart.

     13. NOTICES. Any notice herein required is to be in writing and is deemed to have been given to the Sub-Adviser or UBS Global AM upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Agreement will be delivered by personal service, by postage mail return receipt requested or by facsimile machine or a similar means of same delivery which provides evidence of receipt (with a confirming copy by mail as set forth herein). All notices provided to UBS Global AM will be sent to the attention of:
General Counsel, UBS Global Asset Management (Americas) Inc., 51 West
52d Street, New York, NY 10019-6114 (fax:
212-882-5472). All notices provided to the Sub-Adviser will be sent to the attention of: General Counsel, MacKay Shields LLC, 9 West 57th Street, New York, NY 10019 (fax: 212-758-3291).

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

                                        		UBS GLOBAL ASSET
                                        		MANAGEMENT (AMERICAS) INC.
                                        		51 West 52nd Street
                                        		New York, New York 10019-6114

Attest:


By:/s/Eric Sanders		 	By:/s/Caren Cunningham
Name: Eric Sanders			Name: Caren Cunningham
Title: Director				Title: Executive Director


                                        		MACKAY SHIELDS LLC
                                        		9 West 57th Street
                                        		New York, NY 10019

Attest:


By:/s/Ellen Metzger			By:/s/Lucille Protas
Name: Ellen Metzger			Name: Lucille Protas
Title:  Senior Managing Director        Title: Chief Operating Officer





P.	UBS PACE Largo Co Growth Equity Investments
A new Sub-Advisory Agreement was entered into with Marsico Capital Management, LLC. A copy of the Sub-Advisory Agreement is attached below.


SUB-ADVISORY AGREEMENT

Agreement dated as of August 1, 2008 between UBS Global Asset Management (Americas) Inc. (UBS Global AM), a Delaware corporation, and Marsico Capital Management, LLC (Sub-Adviser), a Delaware limited liability corporation (the Agreement).

RECITALS

(1)	UBS Global AM has entered into a Management Agreement dated  as of
August 1, 2008 (Management Agreement) with UBS PACE Select Advisors Trust (Trust)), an open-end management investment company registered under the Investment Company Act of 1940, as amended (1940 Act), with respect to UBS PACE Large Co Growth Equity Investments (Portfolio);

(2)	UBS Global AM desires to retain the Sub-Adviser to furnish certain investment advisory services to UBS Global AM and the Portfolio; and

(3)	The Sub-Adviser is willing to furnish such services;

Now, therefore, in consideration of the premises and mutual covenants herein contained, UBS Global AM and the Sub-Adviser agree as follows:

1.	Appointment.  UBS Global AM hereby appoints the Sub-Adviser as an investment sub-adviser with respect to the Portfolio for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

2.	Duties as Sub-Adviser.

(a)	Subject to the supervision and direction of the Trusts Board of
Trustees (the Board) and review by UBS Global AM, and any written guidelines adopted by the Board or UBS Global AM, the Sub-Adviser will provide a continuous investment program for all or a designated portion of the assets (Segment) of the Portfolio, including investment research and discretionary management with respect to all securities and investments and cash equivalents in the Portfolio or Segment. The Sub-Adviser will determine from time to time what investments will be purchased, retained or sold by the Portfolio or Segment. The Sub-Adviser will be responsible for placing purchase and sell orders for investments and for other related transactions for the Portfolio or Segment.

The Sub-Adviser will be responsible for voting proxies of issuers of securities held by the Portfolio or Segment. The Sub-Adviser understands that the Portfolios assets need to be managed so as to permit the Portfolio to qualify or to continue to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, as amended (Code).
The Sub-Adviser will provide services under this Agreement in accordance with the Portfolios investment objective, policies and restrictions as stated in the Trusts currently effective registration statement under the 1940 Act, and any amendments or supplements thereto (Registration Statement).

(b)	The Sub-Adviser agrees that it will not consult with any other sub-adviser (Other Sub-Adviser) for the Trust or Portfolio concerning any transaction by the Portfolio or Segment in securities or other assets, including (i) the purchase by the Portfolio or Segment of a security issued by the Other Sub-Adviser, or an affiliate of the Other Sub-Adviser, to the Trust or Portfolio except as permitted by the 1940 Act or
(ii) transactions by the Portfolio or Segment in any security for which the Other Sub-Adviser, or its affiliate, is the principal underwriter.

(c)	The Sub-Adviser agrees that, in placing orders with brokers selected at the discretion of the Sub-Adviser, it will seek the best net result in terms of price and execution; provided that, on behalf of the Portfolio, the Sub-Adviser may, in its discretion, use brokers that provide the Sub-Adviser with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Portfolio, and the Sub-Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Sub-Advisers determination in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Sub-Adviser to the Portfolio and its other clients and that the total commissions will be reasonable in relation to the value of research and brokerage services provided by the brokers to the Sub-Adviser and its clients. In no instance will portfolio securities be purchased from or sold to UBS Global AM or the Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. The Sub-Adviser may aggregate sales and purchase orders with respect to the assets of the Portfolio or Segment with similar orders being made simultaneously for other accounts advised by the Sub-Adviser or its affiliates. Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Portfolio and one or more other accounts advised by the Sub-Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account. UBS Global AM recognizes that in some cases this procedure may adversely affect the results obtained for the Portfolio or Segment.

Subject to the Sub-Advisers obligations to seek best execution, UBS Global AM agrees that the Sub-Adviser, in its sole discretion, may place transactions on behalf of the Portfolio or Segment and the Trust with any broker-dealer deemed to be an affiliate of the Sub-Adviser (the Affiliated Broker-Dealers) so long as such transactions are effected in conformity with applicable law, including Rule 17e-1 under the 1940 Act. UBS Global AM hereby consents to the Sub-Advisers use of an affiliated broker to effect transactions for the Portfolio and the Trust on an exchange under Section 11(a)(1)(H) of the Securities Exchange Act of 1934 (including any applicable exemptions and administrative interpretations set forth in Part II of the Sub-Advisers
Form ADV Registration Statement on file with the Securities and Exchange Commission (Form ADV)). In all such dealings, the Affiliated Broker-Dealers shall be authorized and entitled to retain any commissions, remuneration or profits which may be made in such transactions and shall not be liable to account for the same to UBS Global AM, the Series or the Trust. UBS Global AM is aware that the affiliation between the Sub-Adviser and an Affiliated Broker-Dealer could give the Sub-Adviser an indirect interest in brokerage commissions received by the Affiliated Broker-Dealer, creating a potential conflict of interest.

UBS Global AM further authorizes the Sub-Adviser and its Affiliated Broker-Dealers to execute agency cross transactions (the Cross Transactions) on behalf of the Portfolio and the Trust. Cross Transactions are transactions which may be effected by the Affiliated Broker-Dealers acting for both the Portfolio or the Trust and the counterparty to the transaction. Cross Transactions enable the Sub-Adviser to purchase or sell a block of securities for the Portfolio or the Trust at a set price and possibly avoid an unfavorable price movement that may be created through entrance into the market with such purchase or sale order. As such, the Sub-Adviser believes that Cross Transactions can provide meaningful benefits for the Portfolio and the Trust and its clients generally. UBS Global AM, the Portfolio and the Trust should be aware, however, that in a Cross Transaction an Affiliated Broker-Dealer will be receiving commissions from both sides of the trade and, therefore, there is a potentially conflicting division of loyalties and responsibilities.

(d)	The Sub-Adviser will maintain all books and records required to be maintained pursuant to Rule 31a-1(b)(2)(ii), (3), (5), (6), (7), (9)
and (10) under the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions by the Sub-Adviser on behalf of the Portfolio or Segment, and will furnish the Board and UBS Global AM with such periodic and special reports as the Board or UBS Global AM reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Portfolio are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for the Portfolio and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Trust any records which it maintains for the Portfolio upon request by the Trust (provided that the Sub-Adviser may retain copies of all records for its own records).

(e)	At such times as shall be reasonably requested by the Board or
UBS Global AM, the Sub-Adviser will provide the Board and UBS Global AM with economic and investment analyses and reports as well as quarterly reports setting forth the performance of the Portfolio or Segment and make available to the Board and UBS Global AM any economic, statistical and investment services that the Sub-Adviser normally makes available to its institutional or other customers.

(f)	In accordance with procedures adopted by the Board, as amended from time to time, the Sub-Adviser is responsible for assisting in the fair valuation of all portfolio securities in the Portfolio or Segment and will use its reasonable efforts to arrange for the provision of a price or prices from one or more parties independent of the Sub-Adviser for each portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.

3.	Further Duties.  In all matters relating to the performance of this
Agreement, the Sub-Adviser will seek to act in conformity with the Trusts Trust Instrument, By-Laws and Registration Statement and with the written instructions and written directions of the Board and UBS Global AM; and will comply with the requirements of the 1940 Act, and the Investment Advisers
Act of 1940, as amended (Advisers Act), and the rules under each, the Code, and all other federal and state laws and regulations applicable to the Trust and the Portfolio. UBS Global AM agrees to provide to the Sub-Adviser copies of the Trusts Trust Instrument, By-Laws, Registration Statement, written instructions and directions of the Board and UBS Global AM, and any amendments or supplements to any of these materials as soon as practicable after such materials become available; and further agrees to identify to the Sub-Adviser in writing any broker-dealers that are affiliated with UBS Global AM (other than UBS Financial Services, Inc. and UBS Global Asset Management (US) Inc.).

4.	Expenses.  During the term of this Agreement, the Sub-Adviser will bear all expenses incurred by it in connection with its services under this Agreement. The Sub-Adviser shall not be responsible for any expenses incurred by the Trust, the Portfolio or UBS Global AM, such as, without limitation, the costs of executing any transaction for the Trust or the Portfolio.

5.	Compensation.

(a)	For the services provided and the expenses assumed by the
Sub-Adviser pursuant to this Agreement, UBS Global AM, not the Portfolio, will pay to the Sub-Adviser a fee, computed daily and payable monthly, at an annual rate of 0.30% of the average daily net assets of the Portfolio or Segment allocated to its management (computed in the manner specified in the Management Agreement), and will provide the Sub-Adviser with a schedule showing the manner in which the fee was computed. If the Sub-Adviser is managing a Segment, its fees will be based on the value of the assets of the Portfolio within the Sub-Advisers Segment. No statement in this Agreement or any document constitutes a representation by the Sub-Adviser regarding the rate of growth or return of the Portfolio or Segment. Neither the Sub-Adviser nor any of its officers,directors or employees make any representations or warranties, express or implied, that any level of performance or investment results will be achieved by the Portfolio or Segment, or that it will perform comparably with any standard or index, including the performance of other clients of Sub-Adviser.

(b)	The fee shall be accrued daily and payable monthly to the
Sub-Adviser on or before the last business day of the next succeeding calendar month.

(c)	If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be pro-rated according to the proportion which such period bears to the full month in that such effectiveness or termination occurs.

6.	Limitation of Liability.

(a)	The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio, the Trust or its shareholders or by UBS Global AM in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

(b)	In no event will the Sub-Adviser have any responsibility for any other series of the Trust, for any portion of the Portfolio not managed by the Sub-Adviser or for the acts or omissions of any other sub-adviser to the Trust or Portfolio.

In particular, in the event the Sub-Adviser shall manage only a portion of the Portfolios investments, the Sub-Adviser shall have no responsibility for the Portfolios being in violation of any applicable law or regulation or investment policy or restriction applicable to the Portfolio as a whole or for the Portfolios failing to qualify as a regulated investment company under the Code, if the securities and other holdings of the Segment of the Portfolio managed by the Sub-Adviser are such that such Segment would not be in such violation or fail to so qualify if such Segment were deemed a separate series of the Trust or a separate regulated investment company under the Code.

Nothing in this section shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.

7.	Representations of Sub-Adviser and/or UBS Global AM.
The Sub-Adviser or, where applicable, UBS Global AM, represents, warrants and agrees as follows:

(a)	The Sub-Adviser (i) is registered as an investment adviser under the
Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement;
(iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify UBS Global AM of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

(b)	The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide UBS
Global AM and the Board with a copy of such code of ethics, together with evidence of its adoption. Within a reasonable time after the end of the last calendar quarter of each year that this Agreement is in effect, a duly authorized officer of the Sub-Adviser shall certify to UBS Global AM that the Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no material violation of the Sub-Advisers code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of UBS Global AM, the Sub-Adviser shall permit UBS Global AM, its employees or its agents to examine the reports required to be made pursuant to Rule 17j-1 and all other records relevant to the Sub-Advisers code of ethics.

(c)	The Sub-Adviser has provided UBS Global AM with a copy of its Form ADV, as most recently filed with the Securities and Exchange Commission (SEC), and promptly will furnish a copy of all amendments to UBS Global AM at least annually.

(d)	The Sub-Adviser will notify UBS Global AM of any change of control of the Sub-Adviser, including any change of its general partners or 25% shareholders or 25% limited partners, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Sub-Adviser, in each case prior to or promptly after such change.

(e)	UBS Global AM represents that it has received a copy of the Sub-Advisers
Form ADV. UBS Global AM and the Sub-Adviser agree that neither of them nor any of their affiliates, will in any way refer directly or indirectly to their relationship with one another or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of the other, which consent will be promptly provided and not unreasonably withheld. UBS Global AM consents to the Sub-Advisers listing of UBS Global AM and the Trust and Portfolio in standard client lists disclosed by the Sub-Adviser.

8.	Services Not Exclusive.  The services furnished by the Sub-Adviser hereunder are not to be deemed exclusive, and except as the Sub-Adviser may otherwise agree in writing, the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Sub-Adviser, who may also be a trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature. The Sub-Adviser may provide investment advice to other clients that may differ from its advice to the Portfolio or Segment.
The Sub-Adviser, its clients, or its affiliates may engage in transactions that differ from or conflict with the transactions undertaken on behalf of the Portfolio or Segment, subject to any restrictions under applicable law or this Agreement.

9.	Duration and Termination.

(a)	This Agreement shall become effective upon the date first referred to above, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party (Independent Trustees), cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Portfolios outstanding voting securities, unless UBS Global AM has authority to enter into this Agreement pursuant to exemptive relief from the SEC without a vote of the Portfolios outstanding voting securities.

(b)	Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Portfolio.

(c)	Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on 30 days written notice to the Sub-Adviser. This Agreement may also be terminated, without the payment of any penalty, by UBS Global AM:
(i) upon 120 days written notice to the Sub-Adviser; (ii) upon material breach by the Sub-Adviser of any of the representations, warranties and agreements set forth in Paragraph 7 of this Agreement; or (iii) immediately if, in the reasonable judgment of UBS Global AM, the Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement, including circumstances such as financial insolvency of the Sub-Adviser or other circumstances that could adversely affect the Portfolio.
The Sub-Adviser may terminate this Agreement at any time, without the payment of any penalty, on 120 days written notice to UBS Global AM. This Agreement will terminate automatically in the event of its assignment or upon termination of the Management Agreement, as it relates to this Portfolio.

10.	Amendment of this Agreement.  No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. To the extent required by applicable law, no amendment of this Agreement shall be effective until approved (i) by a vote of a majority of the Independent Trustees, and (ii) if the terms of this Agreement shall have changed, by a vote of a majority of the Portfolios outstanding voting securities (except in the case of (ii), pursuant to the terms and conditions of the SEC order permitting it to modify the Agreement without such vote).

11.	Governing Law.  This Agreement shall be construed in accordance with the 1940 Act and the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

12.	Miscellaneous.  The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms majority of the outstanding voting securities, affiliated person, interested person, assignment, broker, investment adviser, net assets, sale, sell and security shall have the same meanings as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.
This Agreement may be signed in counterpart.

13.	Notices.  Any notice herein required is to be in writing and is deemed to have been given to the Sub-Adviser or UBS Global AM upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Agreement will be delivered by personal service, by postage mail return receipt requested or by facsimile machine or a similar means of same delivery which provides evidence of receipt (with a confirming copy by mail as set forth herein).
All notices provided to UBS Global AM will be sent to the attention of its General Counsel. All notices provided to the Sub-Adviser will be sent to the attention of Tom Kerwin, General Counsel.

In witness whereof, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

Attest:                         	UBS Global Asset Management (Americas) Inc.
                                	51 West 52nd Street
                               		New York, NY  10019




By:/s/Eric Sanders		        By:/s/Caren Cunningham
Name:  Eric Sanders             	Name: Caren Cunningham
Title: Director and Assoc. GC    	Title: Senior Associate GC and Executive
Director


                                      	Marsico Capital Management, LLC

Attest:

By:/s/Thomas M.J. Kerwin            	By:/s/Christopher J. Marsico
Name: Thomas M.J. Kerwin		Name: Christopher J. Marsico
Title:  Executive Vice President        Title: President And General Counsel



Q.	UBS PACE International Equity Investments
A new Sub-Advisory Agreement was entered into with Martin Currie Inc. A copy of the Sub-Advisory Agreement is attached below.


SUB-ADVISORY AGREEMENT

     Agreement made as of August 1, 2008 between UBS GLOBAL ASSET MANAGEMENT (AMERICAS) INC. (UBS Global Americas), a Delaware corporation, and
MARTIN CURRIE INC. (Sub-Adviser), a New York corporation (the Agreement).

RECITALS

     (1) UBS Global Americas has entered into a Management Agreement dated August 1, 2008 (Management Agreement) with UBS PACE Select Advisors Trust (Trust), an open-end management investment company registered under the Investment Company Act of 1940, as amended (1940 Act), with respect to UBS PACE INTERNATIONAL EQUITY INVESTMENTS (Portfolio);

     (2) Sub-Adviser has previously served as a sub-adviser to the Portfolio pursuant to an agreement with UBS Global Asset Management (US) Inc.
dated October 10, 2000, as amended January 1, 2004, which agreement has been terminated as of the date hereof pursuant to Section 9(c) of the agreement;

     (3) UBS Global Americas is authorized to retain one or more sub-advisers to furnish certain investment advisory services to UBS Global Americas and the Portfolio;

     (4) UBS Global Americas desires to retain the Sub-Adviser to continue to furnish certain investment advisory and administrative services to UBS Global Americas and the Portfolio or a designated portion of the assets of the Portfolio (Segment); and

     (5) The Sub-Adviser is willing to continue to furnish such services;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, UBS Global Americas and the Sub-Adviser agree as follows:

     1. APPOINTMENT. UBS Global Americas hereby appoints the Sub-Adviser as an investment sub-adviser with respect to the Portfolio for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

     2. DUTIES AS SUB-ADVISER.

     (a) Subject to the supervision and direction of the Trusts Board of Trustees (the Board) and review by UBS Global Americas, and any written guidelines adopted by the Board or UBS Global Americas, the Sub-Adviser will provide a continuous investment program for the Portfolio or Segment, including investment research and discretionary management with respect to all securities and investments and cash equivalents in the Portfolio or Segment. The Sub-Adviser will determine from time to time what investments will be purchased, retained or sold by the Portfolio or Segment.
The Sub-Adviser will be responsible for placing purchase and sell orders for investments and for other related transactions for the Portfolio or Segment. The Sub-Adviser understands that the Portfolios assets need to be managed so as to permit the Portfolio to qualify or continue to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, as amended (Code). The Sub-Adviser will provide services under this Agreement in accordance with the Portfolios investment objective, policies and restrictions as stated in the Trusts currently effective registration statement under the 1940 Act, and any amendments or supplements thereto (Registration Statement).

     (b) The Sub-Adviser agrees that it will not consult with any other sub-adviser (Other Sub-Adviser) for the Trust or Portfolio concerning any transaction by the Portfolio or Segment in securities or other assets, including (i) the purchase by the Portfolio or Segment of a security issued by the Other Sub-Adviser, or an affiliate of the Other Sub-Adviser, to the Trust or Portfolio except as permitted by the 1940 Act, or (ii) transactions by the Portfolio or Segment in any security for which the Other Sub-Adviser, or its affiliate, is the principal underwriter.

     (c) The Sub-Adviser agrees that it will be responsible for voting proxies of issuers of securities held by the Portfolio or Segment.
The Sub-Adviser further agrees that it will adopt written proxy voting procedures that shall comply with the requirement of the 1940 Act and the Investment Advisers Act of 1940, as amended (Advisers Act), and that shall be acceptable to the Board.

The Sub-Adviser further agrees that it will provide the Board on or before August 1st of each year, or more frequently as the Board may reasonably request, with a written report of the proxies voted during the most recent 12-month period ending June 30, or such other period as the Board may designate, in a format that shall comply with the 1940 Act and that shall be acceptable to the Board.

     (d) The Sub-Adviser agrees that, in placing orders with brokers, it will obtain the best net result in terms of price and execution; provided that, on behalf of the Portfolio or Segment, the Sub-Adviser may, in its discretion, use brokers that provide the Sub-Adviser with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Portfolio or Segment, and the Sub-Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Sub-Advisers determination in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Sub-Adviser to the Portfolio or Segment and its other clients and that the total commissions paid by the Portfolio or Segment will be reasonable in relation to the benefits to the Portfolio or Segment over the long term. In no instance will portfolio securities be purchased from or sold to UBS Global Americas or the Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder.
The Sub-Adviser may aggregate sales and purchase orders with respect to the assets of the Portfolio or Segment with similar orders being made simultaneously for other accounts advised by the Sub-Adviser or its affiliates.

Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Portfolio or Segment and one or more other accounts advised by the Sub-Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed by the Sub-Adviser to be equitable over time to each account. UBS Global Americas recognizes that in some cases this procedure may adversely affect the results obtained for the Portfolio or Segment.

     (e) The Sub-Adviser will maintain all books and records required to be maintained pursuant to Rule 31a-1(b)(2)(ii), (3), (5), (6), (7), (9), and (10) under the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions by the Sub-Adviser on behalf of the Portfolio or Segment, and will furnish the Board and UBS Global Americas with such periodic and special reports as the Board or UBS
Global Americas reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Portfolio or Segment are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for the Portfolio or Segment and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Trust any records which it maintains for the Portfolio or Segment upon request by the Trust.

     (f) At such times as shall be reasonably requested by the Board or UBS Global Americas, the Sub-Adviser will provide the Board and UBS Global Americas with economic and investment analyses and reports as well as quarterly reports setting forth the performance of the Portfolio or Segment and make available to the Board and UBS Global Americas any economic, statistical and investment services that the Sub-Adviser normally makes generally available to its institutional or other customers.

     (g) In accordance with procedures adopted by the Board, as amended from time to time, the Sub-Adviser is responsible for assisting in the fair valuation of all portfolio securities in the Portfolio or Segment and will use its reasonable efforts to arrange for the provision of a price or prices from one or more parties independent of the Sub-Adviser for each portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.

     3. FURTHER DUTIES. In all matters relating to the performance of this Agreement, the Sub-Adviser will seek to act in conformity with the Trusts Trust Instrument, By-Laws and Registration Statement and with the written instructions and written directions of the Board and UBS Global Americas;
and will comply with the requirements of the 1940 Act and the Advisers Act, and the rules under each, the Code, and all other federal and state laws and regulations applicable to the Trust and the Portfolio. UBS Global Americas agrees to provide to the Sub-Adviser copies of the Trusts Trust Instrument, By-Laws, Registration Statement, written instructions and directions of the Board and UBS Global Americas, and any amendments or supplements to any of these materials as soon as practicable after such materials become available; and further agrees to identify to the Sub-Adviser in writing any broker-dealers that are affiliated with UBS Global Americas (other than UBS Financial Services Inc.). The Sub-Advisers duty, if any, under this Agreement to act in conformity with any document, instruction, direction or guideline produced by the Trust or UBS Global Americas shall not arise until it has been delivered to the Sub-Adviser; and any changes to any of the foregoing will make due allowance for the time within which the Sub-Adviser shall have to come into compliance.

     4. EXPENSES. During the term of this Agreement, the Sub-Adviser will bear all expenses incurred by it in connection with its services under this Agreement. The Sub-Adviser shall not be responsible for any expenses incurred by the Trust, the Portfolio or UBS Global Americas.

     5. COMPENSATION.

     (a) For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Agreement, UBS Global Americas, not the Portfolio, will pay to the Sub-Adviser a fee, computed daily and payable monthly, at an annual rate of 0.35% of the average daily net assets up to and including $150 million, 0.30% of the average daily net assets above $150 million up to and including $250 million, 0.25% of the average daily net assets above $250 million up to and including $350 million, and 0.20% of the average daily net assets above $350 million of the Portfolio or Segment allocated to its management (computed in the manner specified in the Management Agreement), and will provide the Sub-Adviser with a schedule showing the manner in which the fee was computed. If the Sub-Adviser is managing a Segment, its fees will be based on the value of the assets of the Portfolio within the Sub-Advisers Segment.

     (b) The fee shall be accrued daily and payable monthly to the Sub-Adviser on or before the last business day of the next succeeding calendar month.

     (c) If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case maybe, shall be pro-rated according to the proportion which such period bears to the full month in that such effectiveness or termination occurs.

     (d) For those periods in which UBS Global Americas has agreed to waive all or a portion of its management fee, UBS Global Americas may ask the Sub-Adviser to waive the same proportion of its fees payable hereunder, but the Sub-Adviser is under no obligation to do so.

     6. LIMITATION OF LIABILITY.

     (a) The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio, the Trust or its shareholders or by UBS Global Americas in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Sub-Advisers part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

     (b) In no event will the Sub-Adviser have any responsibility for any other portfolio of the Trust, for any portion of the Portfolio not managed by the Sub-Adviser or for the acts or omissions of any other adviser or sub-adviser to the Trust or Portfolio.

     In particular, in the event the Sub-Adviser shall manage only a Segment of the Portfolio, the Sub-Adviser shall have no responsibility for the Portfolios being in violation of any applicable law or regulation or investment policy or restriction applicable to the Portfolio as a whole or for the Portfolios failing to qualify as a regulated investment company under the Code, if the securities and other holdings of the Segment of the Portfolio managed by the Sub-Adviser are such that (i) such Segment would not be in such violation or fail to so qualify if such Segment were deemed a separate series of the Trust or a separate regulated investment company under the Code, or (ii) subsection (i)above is inapplicable as a result of or pursuant to authority or permission contained in written instructions or directions produced by the Trust or UBS Global Americas, including, without limitation, written instructions or directions that contemplate that the Portfolio as a whole would not be in such violation or fail to so qualify by virtue of the aggregation of the Segment with one or more other portions of the Portfolio.

     Nothing in this section shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.

     7. REPRESENTATIONS OF SUB-ADVISER. The Sub-Adviser represents, warrants and agrees as follows:

     (a) The Sub-Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement;
(iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify UBS Global Americas of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

     (b) The Sub-Adviser has adopted a written code of ethics and appropriate procedures complying with the requirements of Rule 17j-1 under the 1940 Act and will provide UBS Global Americas and the Board with a copy of such code of ethics, together with evidence of its adoption. Within fifteen days of the end of the last calendar quarter of each year that this Agreement is in effect, a duly-authorized officer of the Sub-Adviser shall certify to UBS Global Americas that the Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no material violation of the Sub-Advisers code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of UBS Global Americas, the Sub-Adviser shall permit UBS Global Americas, its employees or its agents to examine the reports required to be made by the Sub-Adviser pursuant to Rule 17j-1 and all other records relevant to the Sub-Advisers code of ethics.

     (c) The Sub-Adviser has provided UBS Global Americas with a copy of its Form ADV, as most recently filed with the Securities and Exchange Commission
(SEC), and promptly will furnish a copy of all amendments to UBS Global Americas at least annually.

     (d) The Sub-Adviser will notify UBS Global Americas of any change of control of the Sub-Adviser, including any change of its general partners or 25% shareholders or 25% limited partners, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Sub-Adviser, in each case prior to or promptly after such change.

     8. SERVICES NOT EXCLUSIVE. The services furnished by the Sub-Adviser hereunder are not to be deemed exclusive, and except as the Sub-Adviser may otherwise agree in writing, the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Sub-Adviser, who may also be a trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

     9. DURATION AND TERMINATION.

     (a) This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party (Independent Trustees), cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Portfolios outstanding voting securities, unless UBS Global Americas has authority to enter into this Agreement pursuant to exemptive relief from the SEC without a vote of the Portfolios outstanding voting securities.

     (b) Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by a vote of a majority of the outstanding voting securities of the Portfolio.

     (c) Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on 30 days written notice to the Sub-Adviser. This Agreement may also be terminated, without the payment of any penalty, by UBS Global Americas:
(i) upon 120 days written notice to the Sub-Adviser; (ii) upon material breach by the Sub-Adviser of any of the representations, warranties and agreements set forth in paragraph 7 of this Agreement; or (iii) immediately if, in the reasonable judgment of UBS Global Americas, the Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement, including circumstances such as the financial insolvency of the Sub-Adviser or other circumstances that could adversely affect the Portfolio.
The Sub-Adviser may terminate this Agreement at any time, without the payment of any penalty, on 120 days written notice to UBS Global Americas.

This Agreement will terminate automatically in the event of its assignment or upon termination of the Management Agreement, as it relates to this Portfolio.

     10. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. To the extent required by applicable law, no amendment of this Agreement shall be effective until approved (i) by a vote of a majority of the Independent Trustees, and (ii) if the terms of this Agreement shall have changed, by a vote of a majority of the Portfolios outstanding voting securities (except in the case of (ii), pursuant to the terms and conditions of the SEC order permitting it to modify the Agreement without such vote).

     11. GOVERNING LAW. This Agreement shall be construed in accordance with the 1940 Act and the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

     12. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms majority of the outstanding voting securities, affiliated person, interested person, assignment broker, investment adviser, net assets, sale, sell and security shall have the same meanings as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Agreement may be signed in counterpart.

     13. NOTICES. Any notice herein required is to be in writing and is deemed to have been given to the Sub-Adviser or UBS Global Americas upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Agreement will be delivered by personal service, by postage mail return receipt requested, or by facsimile machine or a similar means of same delivery which provides evidence of receipt (with a confirming copy by mail as set forth herein). All notices provided to UBS Global Americas will be sent to the attention of its General Counsel. All notices provided to the Sub-Adviser will be sent to the attention of James Skinner, Director-Client Services.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

                                        	UBS GLOBAL ASSET MANAGEMENT
                                        	(AMERICAS) INC.
                                        	1 North Wacker Drive
                                        	Chicago, Illinois 60606
Attest:


By:/s/Eric Sanders		 		By:/s/Caren Cunningham
Name: Eric Sanders                 		Name: Caren Cunningham
Title: Director                         	Title: Executive Director


                                        	MARTIN CURRIE INC.
                                        	Saltire Court
                                        	20 Castle Terrace
	                                	Edinburgh, Scotland  EH1 2ES


						By:/s/J.M. Sandison
						Name: J.M. Sandison
						Title: Senior Vice President




R.	UBS PACE Small/Medium Co Value Equity Investments
A new Sub-Advisory Agreement was entered into with Metropolitan West Capital Management, LLC. A copy of the Sub-Advisory Agreement is attached below.


SUB-ADVISORY AGREEMENT

Agreement made as of August 1, 2008 between UBS Global Asset Management (Americas) Inc. (UBS Global Americas), a Delaware corporation, and Metropolitan West Capital Management, LLC (Sub-Adviser), a California limited liability company (the Agreement).

RECITALS

(1) UBS Global Americas has entered into a Management Agreement dated as of August 1, 2008 (Management Agreement), with UBS PACE Select Advisors Trust (Trust), an open-end management investment company registered under the Investment Company Act of 1940, as amended (1940 Act), with respect to UBS PACE Small/Medium Co Value Equity Investments (Portfolio).

(2) UBS Global Americas desires to retain the Sub-Adviser to furnish certain investment advisory services to UBS Global Americas and the Portfolio or a designated portion of the assets (Segment) of the Portfolio; and

(3) The Sub-Adviser is willing to furnish such services;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, UBS Global Americas and the Sub-Adviser agree as follows:

1. APPOINTMENT. UBS Global Americas hereby appoints the Sub-Adviser as an investment sub-adviser with respect to the Portfolio or Segment for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

2. DUTIES AS SUB-ADVISER.

(a) Subject to the supervision and direction of the Trusts Board of Trustees (the Board) and review by UBS Global Americas, and any written guidelines adopted by the Board or UBS Global Americas, the Sub-Adviser will provide a continuous investment program for the Portfolio or Segment, including investment research and discretionary management with respect to all securities and investments and cash equivalents in the Portfolio or Segment. The Sub-Adviser will determine from time to time what investments will be purchased, retained or sold by the Portfolio or Segment. The Sub-Adviser will be responsible for placing purchase and sell orders for investments and for other related transactions for the Portfolio or Segment. The Sub-Adviser understands that the Portfolios assets need to be managed so as to permit the Portfolio to qualify or to continue to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, as amended (Code). The Sub-Adviser will provide services under this Agreement in accordance with the Portfolios investment objective, policies and restrictions as stated in the Trusts currently effective registration statement under the 1940 Act, and any amendments or supplements thereto (Registration Statement).

(b) The Sub-Adviser agrees that it will not consult with any other sub-adviser (Other Sub-Adviser) for the Trust or Portfolio concerning any transaction by the Portfolio or Segment in securities or other assets, including (i) the purchase by the Portfolio or Segment of a security issued by the Other Sub-Adviser, or an affiliate of the Other Sub-Adviser, to the Trust or Portfolio except as permitted by the 1940 Act or (ii) transactions by the Portfolio or Segment in any security for which the Other Sub-Adviser, or its affiliate, is the principal underwriter.

(c) The Sub-Adviser agrees that it will be responsible for voting proxies of issuers of securities held by the Portfolio or Segment. The Sub-Adviser further agrees that it will adopt written proxy voting procedures that shall comply with the requirements of the 1940 Act and the Investment Advisers Act of 1940, as amended (Advisers Act), and that shall be acceptable to the Board. The Sub-Adviser further agrees that it will provide the Board on or before August 1st of each year, or more frequently as the Board may reasonably request, with a written report of the proxies voted during the most recent 12-month period ending June 30, or such other period as the Board may designate, in a format that shall comply with the 1940 Act and that shall be acceptable to the Board.

(d) The Sub-Adviser agrees that, in placing orders with brokers, it will obtain the best net result in terms of price and execution; provided that, on behalf of the Portfolio or Segment, the Sub-Adviser may, in its discretion, use brokers that provide the Sub-Adviser with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Portfolio or Segment, and the Sub-Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Sub-Advisers determination in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Sub-Adviser to the Portfolio or Segment and its other clients and that the total commissions paid by the Portfolio or Segment will be reasonable in relation to the benefits to the Portfolio or Segment over the long term. In no instance will portfolio securities be purchased from or sold to UBS Global Americas or the Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder.
The Sub-Adviser may aggregate sales and purchase orders with respect to the assets of the Portfolio or Segment with similar orders being made simultaneously for other accounts advised by the Sub-Adviser or its affiliates.

Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Portfolio or Segment and one or more other accounts advised by the Sub-Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account. UBS Global Americas recognizes that in some cases this procedure may adversely affect the results obtained for the Portfolio or Segment. Subject to the Sub-Advisers obligations to seek best execution, UBS Global Americas agrees that the Sub-Adviser, in its sole discretion, may place transactions on behalf of the Portfolio or Segment and the Trust with any broker-dealer deemed to be an affiliate of the Sub-Adviser (the Affiliated Broker-Dealers) so long as such transactions are effected in conformity with the requirements (including any applicable exemptions and administrative interpretations set forth in Part II of the Sub-Advisers Form ADV Registration Statement on file with the Securities and Exchange Commission (Form ADV)) of Section 11(a)(1)(H) of the Securities Exchange Act of 1934. In all such dealings, the Affiliated Broker-Dealers shall be authorized and entitled to retain any commissions, remuneration or profits which may be made in such transactions and shall not be liable to account for the same to UBS Global Americas, the Portfolio or the Trust.

UBS Global Americas further authorizes the Sub-Adviser and its Affiliated Broker-Dealers to execute agency cross transactions (the Cross Transactions) on behalf of the Portfolio and the Trust. Cross Transactions are transactions which may be effected by the Affiliated Broker-Dealers acting for both the Portfolio or the Trust and the counterparty to the transaction. Cross Transactions enable the Sub-Adviser to purchase or sell a block of securities for the Portfolio or the Trust at a set price and possibly avoid an unfavorable price movement that may be created through entrance into the market with such purchase or sale order. As such, the Sub-Adviser believes that Cross Transactions can provide meaningful benefits for the Portfolio and the Trust and its clients generally. UBS Global Americas, the Portfolio and the Trust should be aware, however, that in a Cross Transaction an Affiliated Broker-Dealer will be receiving commissions from both sides of the trade and, therefore, there is a potentially conflicting division of loyalties and responsibilities.

(e) The Sub-Adviser will maintain all books and records required to be maintained pursuant to Rule 31a-1(b)(2)(ii), (3), (5), (6), (7), (9) and
(10) under the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions by the Sub-Adviser on behalf of the Portfolio or Segment, and will furnish the Board and UBS Global Americas with such periodic and special reports as the Board or UBS Global Americas reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Portfolio or Segment are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for the Portfolio or Segment and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Trust any records which it maintains for the Portfolio or Segment upon request by the Trust.

(f) At such times as shall be reasonably requested by the Board or UBS Global Americas, the Sub-Adviser will provide the Board and UBS Global Americas with economic and investment analyses and reports as well as quarterly reports setting forth the performance of the Portfolio or Segment and make available to the Board and UBS Global Americas any economic, statistical and investment services that the Sub-Adviser normally makes available to its institutional or other customers.

(g) In accordance with procedures adopted by the Board, as amended from time to time, the Sub-Adviser is responsible for assisting in the fair valuation of all portfolio securities in the Portfolio or Segment and will use its reasonable efforts to arrange for the provision of a price or prices from one or more parties independent of the Sub-Adviser for each portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.

3. FURTHER DUTIES. In all matters relating to the performance of this Agreement, the Sub-Adviser will seek to act in conformity with the Trusts Trust Instrument, By-Laws and Registration Statement and with the written instructions and written directions of the Board and UBS Global Americas; and will comply with the requirements of the 1940 Act, and the Advisers Act, and the rules under each, the Code, and all other federal and state laws and regulations applicable to the Trust and the Portfolio. UBS Global Americas agrees to provide to the Sub-Adviser copies of the Trusts Trust Instrument, By-Laws, Registration Statement, written instructions and directions of the Board and UBS Global Americas, and any amendments or supplements to any of these materials as soon as practicable after such materials become available; and further agrees to identify to the Sub-Adviser in writing any broker-dealers that are affiliated with UBS Global Americas (other than UBS Financial Services Inc.).

4. EXPENSES. During the term of this Agreement, the Sub-Adviser will bear all expenses incurred by it in connection with its services under this Agreement. The Sub-Adviser shall not be responsible for any expenses incurred by the Trust, the Portfolio or UBS Global Americas.

5. COMPENSATION.

(a) For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Agreement, UBS Global Americas, not the Portfolio, will pay to the Sub-Adviser a fee, computed daily and payable monthly, at an annual rate of 0.40% of the average daily net assets of the Portfolio or Segment allocated to its management (computed in the manner specified in the Management Agreement), and will provide the Sub-Adviser with a schedule showing the manner in which the fee was computed. If the Sub-Adviser is managing a Segment, its fees will be based on the value of the assets of the Portfolio within the Sub-Advisers Segment.

(b) The fee shall be accrued daily and payable monthly to the Sub-Adviser on or before the last business day of the next succeeding calendar month.

(c) If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be pro-rated according to the proportion which such period bears to the full month in that such effectiveness or termination occurs.

6. LIMITATION OF LIABILITY.

(a) The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio, the Trust or its shareholders or by UBS Global Americas in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

(b) In no event will the Sub-Adviser have any responsibility for any other portfolio of the Trust, for any portion of the Portfolio not managed by the Sub-Adviser or for the acts or omissions of any Other Sub-Adviser to the Trust or Portfolio.

In particular, in the event the Sub-Adviser shall manage only a Segment of the Portfolio, the Sub-Adviser shall have no responsibility for the Portfolios being in violation of any applicable law or regulation or investment policy or restriction applicable to the Portfolio as a whole or for the Portfolios failing to qualify as a regulated investment company under the Code, if the securities and other holdings of the Segment of the Portfolio managed by the Sub-Adviser are such that such Segment would not be in such violation or fail to so qualify if such Segment were deemed a separate series of the Trust or a separate regulated investment company under the Code.

Nothing in this section shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.

7. REPRESENTATIONS OF SUB-ADVISER. The Sub-Adviser represents, warrants and agrees as follows:

(a) The Sub-Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement;
(iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify UBS Global Americas of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

(b) The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide UBS Global Americas and the Board with a copy of such code of ethics, together with evidence of its adoption. Within fifteen days of the end of the last calendar quarter of each year that this Agreement is in effect, a duly authorized officer of the Sub-Adviser shall certify to UBS Global Americas that the Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no material Violation of the Sub-Advisers code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of UBS Global Americas, the Sub-Adviser shall permit UBS Global Americas, its employees or its agents to examine the reports required to be made by the Sub-Adviser pursuant to Rule 17j-1 and all other records relevant to the Sub-Advisers code of ethics.

(c) The Sub-Adviser has provided UBS Global Americas with a copy of its Form ADV, as most recently filed with the Securities and Exchange Commission
(SEC), and promptly will furnish a copy of all amendments to UBS Global Americas at least annually.

(d) The Sub-Adviser will notify UBS Global Americas of any change of control of the Sub-Adviser, including any change of its general partners or 25% shareholders or 25% limited partners, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Sub-Adviser, in each case prior to or promptly after such change.

(e) UBS Global Americas and the Sub-Adviser agree that neither of them nor any of their affiliates, will in any way refer directly or indirectly to their relationship with one another or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of the other, which consent will be promptly provided and not unreasonably withheld.

8. SERVICES NOT EXCLUSIVE. The services furnished by the Sub-Adviser hereunder are not to be deemed exclusive, and except as the Sub-Adviser may otherwise agree in writing, the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Sub-Adviser, who may also be a trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

9. DURATION AND TERMINATION.

(a) This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party (Independent Trustees), cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Portfolios outstanding voting securities, unless UBS Global Americas has authority to enter into this Agreement pursuant to exemptive relief from the SEC without a vote of the Portfolios outstanding voting securities.

(b) Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Portfolio.

(c) Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on 30 days written notice to the Sub-Adviser. This Agreement may also be terminated, without the payment of any penalty, by UBS Global Americas:
(i) upon 120 days written notice to the Sub-Adviser; (ii) upon material breach by the Sub-Adviser of any of the representations, warranties and agreements set forth in Paragraph 7 of this Agreement; or (iii) immediately if, in the reasonable judgment of UBS Global Americas, the Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement, including circumstances such as financial insolvency of the Sub-Adviser or other circumstances that could adversely affect the Portfolio.
The Sub-Adviser may terminate this Agreement at any time, without the payment of any penalty, on 120 days written notice to UBS Global Americas.

This Agreement will terminate automatically in the event of its assignment or upon termination of the Management Agreement, as it relates to this Portfolio.

10. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. To the extent required by applicable law, no amendment of this Agreement shall be effective until approved (i) by a vote of a majority of the Independent Trustees, and (ii) if the terms of this Agreement shall have changed, by a vote of a majority of the Portfolios outstanding voting securities (except in the case of (ii), pursuant to the terms and conditions of the SEC order permitting it to modify the Agreement without such vote).

11. GOVERNING LAW. This Agreement shall be construed in accordance with the 1940 Act and the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

12. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.
As used in this Agreement, the terms majority of the outstanding voting securities, affiliated person, interested person, assignment, broker, investment adviser, net assets, sale, sell and security shall have the same meanings as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Agreement may be signed in counterpart.

13. NOTICES. Any notice herein required is to be in writing and is deemed to have been given to the Sub-Adviser or UBS Global Americas upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Agreement will be delivered by personal service, by postage mail return receipt requested or by facsimile machine or a similar means of same delivery which provides evidence of receipt (with a confirming copy by mail as set forth herein).
All notices provided to UBS Global Americas will be sent to the attention of: General Counsel, UBS Global Asset Management (Americas) Inc.,
51 West 52nd Street, New York, NY 10019. All notices provided to the Sub-Adviser will be sent to the attention of: Mr. Gary W. Lisenbee, President, Metropolitan West Capital Management, LLC, 610 Newport Center Drive,
Suite 1000, Newport Beach, CA 92660 (fax: 949-718-9122).

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

                                 UBS GLOBAL ASSET MANAGEMENT
                                 (AMERICAS) INC.
                                 51 West 52nd Street
Attest:                          New York, NY 10019


By:/s/Eric Sanders		 By:/s/Caren Cunningham
Name: Eric Sanders               Name: Caren Cunningham
Title: Director and Associate 	 Title: Executive Director and Senior Associate
General Counsel			 General Counsel





                                  METROPOLITAN WEST CAPITAL
                                  MANAGEMENT, LLC
                                  610 Newport Center Drive Suite 1000
Attest:                           Newport Beach, CA 92660


By:/s/Nancy Scarlett		  By:/s/Gary Lisenbee
Name: Nancy Scarlett	          Name: Gary Lisenbee
Title: Managing Director          Title: President



S.	UBS PACE International Equity Investments
A new Sub-Advisory Agreement was entered into with Mondrian Investment Partners Linited. A copy of the Sub-Advisory Agreement is attached below.


SUB-ADVISORY AGREEMENT

Agreement made as of August 1, 2008 between UBS GLOBAL ASSET MANAGEMENT (AMERICAS) INC. (UBS Global Americas), a Delaware corporation, and MONDRIAN INVESTMENT PARTNERS LIMITED (Sub-Adviser), a limited company organized under the laws of the United Kingdom (the Agreement).

RECITALS

	(1) UBS Global Americas has entered into a Management Agreement dated as of
August 1, 2008 (Management Agreement) with UBS PACE Select Advisors Trust, an open-end management investment company registered under the Investment Company
Act of 1940, as amended (1940 Act), with respect to UBS PACE International
Equity Investments (Portfolio);

	(2) UBS Global Americas desires to continue to retain the Sub-Adviser (formerly known as Delaware International Advisers Ltd.) to furnish certain investment advisory services to UBS Global Americas and the Portfolio or a designated portion of the assets (Segment) of the Portfolio; and

     (3) The Sub-Adviser is willing to continue to furnish such services;

	NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, UBS Global Americas and the Sub-Adviser agree as follows:

	1. APPOINTMENT. UBS Global Americas hereby appoints the Sub-Adviser as an investment sub-adviser with respect to the Portfolio or Segment for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

	2. DUTIES AS SUB-ADVISER.

	(a) Subject to the supervision and direction of the Trusts Board of Trustees
(the Board) and review by UBS Global Americas, and any written guidelines adopted by the Board or UBS Global Americas, the Sub-Adviser will provide a continuous investment program for the Portfolio or Segment, including investment research and discretionary management with respect to all securities and investments and cash equivalents in the Portfolio or Segment.
The Sub-Adviser will determine from time to time what investments will be purchased, retained or sold by the Portfolio or Segment. The Sub-Adviser will be responsible for placing purchase and sell orders for investments and for other related transactions for the Portfolio or Segment.
The Sub-Adviser understands that the Portfolios assets need to be managed so as to permit the Portfolio to qualify or to continue to qualify as a regulated investment company under Subchapter M of the Internal
Revenue Code, as amended (Code). The Sub-Adviser will provide services under this Agreement in accordance with the Portfolios investment objective, policies and restrictions as stated in the Trusts currently effective registration statement under the 1940 Act, and any amendments or supplements thereto (Registration Statement).

	(b) The Sub-Adviser agrees that it will not consult with any other sub-adviser (Other Sub-Adviser) for the Trust or Portfolio concerning any transaction by the Portfolio or Segment in securities or other assets, including (i) the purchase by the Portfolio or Segment of a security issued by the Other Sub-Adviser, or an affiliate of the Other Sub-Adviser, to the Trust or Portfolio except as permitted by the 1940 Act or (ii) transactions by the Portfolio or Segment in any security for which the Other Sub-Adviser, or its affiliate, is the principal underwriter.

	(c) The Sub-Adviser agrees that it will be responsible for voting proxies of issuers of securities held by the Portfolio or Segment.
The Sub-Adviser further agrees that it will adopt written proxy voting procedures that shall comply with the requirements of the 1940 Act and the Investment Advisers Act of 1940, as amended (Advisers Act), and that shall be acceptable to the Board. The Sub-Adviser further agrees that it will provide the Board on or before August 1st of each year, or more frequently as the Board may reasonably request, with a written report of the proxies voted during the most recent 12-month period ending June 30, or such other period as the Board may designate, in a format that shall comply with the 1940 Act and that shall be acceptable to the Board.

	(d) The Sub-Adviser agrees that, in placing orders with brokers, it will seek to obtain the best net result in terms of price and execution; provided that, on behalf of the Portfolio or Segment, the Sub-Adviser may, in its discretion, use brokers that provide the Sub-Adviser with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Portfolio or Segment, and the Sub-Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Sub-Advisers determination in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Sub-Adviser to the Portfolio or Segment and its other clients and that the total commissions paid by the Portfolio or Segment will be reasonable in relation to the benefits to the Portfolio or Segment over the long term. In no instance will portfolio securities be purchased from or sold to UBS Global Americas or the Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder.
The Sub-Adviser may aggregate sales and purchase orders with respect to the assets of the Portfolio or Segment with similar orders being made simultaneously for other accounts advised by the Sub-Adviser or its affiliates. Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Portfolio or Segment and one or more other accounts advised by the Sub-Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account. UBS Global Americas recognizes that in some cases this procedure may adversely affect the results obtained for the Portfolio or Segment.

	Subject to the Sub-Advisers obligations to seek best execution, UBS Global Americas agrees that the Sub-Adviser, in its sole discretion, may place transactions on behalf of the Portfolio or Segment and the Trust with any broker-dealer deemed to be an affil ate of the Sub-Adviser (the Affiliated Broker-Dealers) so long as such transactions are effected in conformity with the requirements (including any applicable exemptions and administrative interpretations set forth in Part II of the Sub-Advisers Form ADV
Registration Statement on file with the Securities and Exchange Commission
(Form ADV)) of Section 11(a)(1)(H) of the Securities Exchange Act of 1934.
In all such dealings, the Affiliated Broker-Dealers shall be authorized and entitled to retain any commissions, remuneration or profits which may be made in such transactions and shall not be liable to account for the same to UBS
Global Americas, the Series or the Trust.

	UBS Global Americas further authorizes the Sub-Adviser and its Affiliated Broker-Dealers to execute agency cross transactions (the Cross Transactions) on behalf of the Series and the Trust. Cross Transactions are transactions which may be effected by the Affiliated Broker-Dealers acting for both the Series or the Trust and the counterparty to the transaction.
Cross Transactions enable the Sub-Adviser to purchase or sell a block of securities for the Series or the Trust at a set price and possibly avoid an unfavorable price movement that may be created through entrance into the market with such purchase or sale order. As such, the Sub-Adviser believes that Cross Transactions can provide meaningful benefits for the Series and the Trust and its clients generally. UBS Global Americas, the Series and the Trust should be aware, however, that in a Cross Transaction an Affiliated Broker-Dealer will be receiving commissions from both sides of the trade and, therefore, there is a potentially conflicting division of loyalties and responsibilities.

	(e) The Sub-Adviser will maintain all books and records required to be maintained pursuant to Rule 31 a-I (b)(2)(ii), (3), (5), (6), (7), (9) and
(10) under the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions by the Sub-Adviser on behalf of the Portfolio or Segment, and will furnish the Board and UBS Global Americas with such periodic and special reports as the Board or UBS Global Americas reasonably may request. In compliance with the requirements of Rule 31 a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Portfolio or Segment are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31 a-2 under the 1940 Act any records that it maintains for the Portfolio or Segment and that are required to be maintained by Rule 31a-I under the 1940 Act, and further agrees to surrender promptly to the Trust any records which it maintains for the Portfolio or Segment upon request by the Trust.

	(f) At such times as shall be reasonably requested by the Board or UBS Global Americas, the Sub-Adviser will provide the Board and UBS Global Americas with economic and investment analyses and reports as well as quarterly reports setting forth the performance of the Portfolio or Segment and make available to the Board and UBS Global Americas any economic, statistical and investment services that the Sub-Adviser normally makes available to its institutional or other customers.

	(g) In accordance with procedures adopted by the Board, as amended from time to time, the Sub-Adviser is responsible for assisting in the fair valuation of all portfolio securities in the Portfolio or Segment and will use its reasonable efforts to arrange for the provision of a price or prices from one or more parties independent of the Sub-Adviser for each portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.

	3. FURTHER DUTIES. In all matters relating to the performance of this Agreement, the Sub-Adviser will seek to act in conformity with the Trusts Trust Instrument, By-Laws and Registration Statement and with the written instructions and written directions of the Board and UBS Global Americas; and will comply with the requirements of the 1940 Act, and the Advisers Act, and the rules under each, the Code, and all other federal and state laws and regulations applicable to the Trust and the Portfolio.
UBS Global Americas agrees to provide to the Sub-Adviser copies of the Trusts Trust Instrument, By-Laws, Registration Statement, written instructions and directions of the Board and UBS Global Americas, and any amendments or supplements to any of these materials as soon as practicable after such materials become available; and further agrees to identify to the Sub-Adviser in writing any broker-dealers that are affiliated with UBS Global Americas (other than UBS Financial Services Inc.).

	4. EXPENSES. During the term of this Agreement, the Sub-Adviser will bear all expenses incurred by it in connection with its services under this Agreement. The Sub-Adviser shall not be responsible for any expenses incurred by the Trust, the Portfolio or UBS Global Americas.

	5. COMPENSATION.

	(a) For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Agreement, UBS Global Americas, not the Portfolio, will pay to the Sub-Adviser a fee, computed daily and payable monthly at the annual rates set forth below based on the average daily net assets of the Portfolio or Segment allocated to the Sub-Advisers management:

PORTFOLIO OR SEGMENT ASSETS              		SUB-ADVISORY FEE AS A
MANAGED BY SUB-ADVISER        		PERCENTAGE OF AVERAGE DAILY NET
ASSETS
---------------------------------   			--------------------------------------
First $150 million                                      		0.35%
Amounts in excess of $150 million             		                0.30%

	(b) UBS Global Americas will compute the fees payable to the Sub-Adviser in the manner specified in the Management Agreement and will provide the
Sub-Adviser with a schedule showing the manner in which the fee was computed.
If the Sub-Adviser is managing a Segment, its fees will be based on the value of the assets of the Portfolio within the Sub-Advisers Segment.

	(c) The fee shall be accrued daily and payable monthly to the Sub-Adviser on or before the last business day of the next succeeding calendar month.

	(d) If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be pro-rated according to the proportion which such period bears to the full month in that such effectiveness or termination occurs.

	6. LIMITATION OF LIABILITY.

	(a) The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio, the Trust or its shareholders or by UBS Global Americas in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

	(b) In no event will the Sub-Adviser have any responsibility for any other portfolio of the Trust, for any portion of the Portfolio not managed by the Sub-Adviser or for the acts or omissions of any Other Sub-Adviser to the Trust or Portfolio.

	In particular, in the event the Sub-Adviser shall manage only a Segment of the Portfolio, the Sub-Adviser shall have no responsibility for the Portfolios being in violation of any applicable law or regulation or investment policy or restriction applicable to the Portfolio as a whole or for the Portfolios failing to qualify as a regulated investment company under the Code, if the securities and other holdings of the Segment of the Portfolio managed by the Sub-Adviser are such that such Segment would not be in such violation or fail to so qualify if such Segment were deemed a separate series of the Trust or a separate regulated investment company under the Code.

	Nothing in this section shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.

	7. REPRESENTATIONS OF SUB-ADVISER. The Sub-Adviser represents, warrants and agrees as follows:

	(a) The Sub-Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement;
(iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify UBS Global Americas of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

	(b) The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide UBS Global Americas and the Board with a copy of such code of ethics, together with evidence of its adoption. Within fifteen days of the end of the last calendar quarter of each year that this Agreement is in effect, a duly authorized officer of the Sub-Adviser shall certify to UBS Global Americas that the Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no material violation of the Sub-Advisers code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of UBS Global Americas, the Sub-Adviser shall permit UBS Global Americas, its employees or its agents to examine the reports required to be made by the Sub-Adviser pursuant to Rule 17j-1 and all other records relevant to the Sub-Advisers code of ethics.

	(c) The Sub-Adviser has provided UBS Global Americas with a copy of its Form ADV, as most recently filed with the Securities and Exchange Commission
(SEC), and promptly will furnish a copy of all amendments to UBS Global Americas at least annually. In addition, the Sub-Adviser has provided UBS Global Americas with certain disclosures required by the U.K. Financial Services Authority.

	(d) The Sub-Adviser will notify UBS Global Americas of any change of control of the Sub-Adviser, including any change of its general partners or 25% shareholders or 25% limited partners, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Sub-Adviser, in each case prior to or promptly after such change.

	(e) UBS Global Americas and the Sub-Adviser agree that neither of them nor any of their affiliates, will in any way refer directly or indirectly to their relationship with one another or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of the other, which consent will be promptly provided and not unreasonably withheld.

	8. SERVICES NOT EXCLUSIVE. The services furnished by the Sub-Adviser hereunder are not to be deemed exclusive, and except as the Sub-Adviser may otherwise agree in writing, the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Sub-Adviser, who may also be a trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

	9. DURATION AND TERMINATION.

	(a) This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party
(Independent Trustees), cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Portfolios outstanding voting securities, unless UBS Global Americas has authority to enter into this Agreement pursuant to exemptive relief from the SEC without a vote of the Portfolios outstanding voting securities.

	(b) Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Portfolio.

	(c) Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on 30 days written notice to the Sub-Adviser. This Agreement may also be terminated, without the payment of any penalty, by UBS Global Americas:
(i) upon 120 days written notice to the Sub-Adviser; (ii) upon material breach by the Sub-Adviser of any of the representations, warranties and agreements set forth in Paragraph 7 of this Agreement; or (iii) immediately if, in the reasonable judgment of UBS Global Americas, the Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement, including circumstances such as financial insolvency of the Sub-Adviser or other circumstances that could adversely affect the Portfolio.
The Sub-Adviser may terminate this Agreement at any time, without the payment of any penalty, on 120 days written notice to UBS Global Americas.
This Agreement will terminate automatically in the event of its assignment or upon termination of the Management Agreement, as it relates to this Portfolio.

	10. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. To the extent required by applicable law, no amendment of this Agreement shall be effective until approved (i) by a vote of a majority of the Independent Trustees, and (ii) if the terms of this Agreement shall have changed, by a vote of a majority of the Portfolios outstanding voting securities (except in the case of (ii), pursuant to the terms and conditions of the SEC order permitting it to modify the Agreement without such vote).

	11. GOVERNING LAW. This Agreement shall be construed in accordance with the
1940 Act and the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the
1940 Act, the latter shall control.

	12. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms majority of the outstanding voting securities, affiliated person, interested person, assignment, broker, investment adviser, net assets, sale, sell and security shall have the same meanings as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.
This Agreement may be signed in counterpart.

	13. NOTICES. Any notice herein required is to be in writing and is deemed to have been given to the Sub-Adviser or UBS Global Americas upon receipt of the same at their respective addresses set forth below.
All written notices required or permitted to be given under this Agreement will be delivered by personal service, by postage mail return receipt requested or by facsimile machine or a similar means of same delivery which provides evidence of receipt (with a confirming copy by mail as set forth herein).

	All notices provided to UBS Global Americas will be sent to the attention of:

General Counsel
UBS Global Asset Management (Americas) Inc.
51 West 52nd Street
New York, NY 10019

	All notices provided to the Sub-Adviser will be sent to the attention of:

Mondrian Investment Partners Limited
80 Cheapside, Third Floor
London EC2V6EE
United Kingdom
Tel: 011-44-207-477-7007
Fax: 011-44-207-523-0300
Attn: David G. Tilles

	with a copy to:

Mondrian Investment Partners (U.S.), Inc.
Two Commerce Square
2001 Market Street, Suite 3810
Philadelphia, PA 19103
Tel: (215) 825-4500
Attn: James F. Brecker, III

	IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

                                     UBS GLOBAL ASSET MANAGEMENT (AMERICAS)
INC.
                                     1 North Wacker Drive
Attest:                              Chicago, Illinois 60606


By:/s/Eric Sanders		    By:/s/Caren Cunningham
Name: Eric Sanders                  Name: Caren Cunningham
Title: Director			    Title: Executive Director


                                    MONDRIAN INVESTMENT PARTNERS LIMITED
                                    80 Cheapside, Third Floor
                                    London EC2V6EE
Attest:                             United Kingdom


By:/s/Nicola Clarke	            By:/s/David Tilles
Name: Nicola Clarke		    Name: David Tilles
Title: Legal Counsel		    Title: Executive Chairman




T.	UBS PACE International Emerging Markets Equity Investments
A new Sub-Advisory Agreement was entered into with Mondrian Investment Partners Linited. A copy of the Sub-Advisory Agreement is attached below.


SUB-ADVISORY AGREEMENT

	Agreement made as of August 1, 2008 between UBS GLOBAL ASSET MANAGEMENT (AMERICAS) INC., a Delaware corporation (UBS Global Americas), and MONDRIAN INVESTMENT PARTNERS LIMITED (Sub-Adviser), a limited company organized under the laws of the United Kingdom (the Agreement).

RECITALS

	(1) UBS Global Americas has entered into a Management Agreement dated as of
August 1, 2008 (Management Agreement) with UBS PACE Select Advisors Trust, an open-end management investment company registered under the Investment
Company Act of 1940, as amended (1940 Act), with respect to UBS PACE
International Emerging Markets Equity Investments (Portfolio);

	(2) UBS Global Americas desires to continue to retain the Sub-Adviser to furnish certain investment advisory services to UBS Global Americas and the Portfolio or a designated portion of the assets (Segment) of the Portfolio;
and

	(3) The Sub-Adviser is willing to continue to furnish such services;

	NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, UBS Global Americas and the Sub-Adviser agree as follows:

	1. APPOINTMENT. UBS Global Americas hereby appoints the Sub-Adviser as an investment Sub-Adviser with respect to the Portfolio or Segment for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

	2. DUTIES AS SUB-ADVISER.

	(a) Subject to the supervision and direction of the Trusts Board of Trustees (the Board) and review by UBS Global Americas, and any written guidelines adopted by the Board or UBS Global Americas, the Sub-Adviser will provide a continuous investment program for the Portfolio or Segment, all or a designated portion of the assets, including investment research and discretionary management with respect to all securities and investments and cash equivalents in the Portfolio or Segment. The Sub-Adviser will determine from time to time what investments will be purchased, retained or sold by the Portfolio or Segment. The Sub-Adviser will be responsible for placing purchase and sell orders for investments and for other related transactions for the Portfolio or Segment. The Sub-Adviser understands that the Portfolios assets need to be managed so as to permit the Portfolio to qualify or to continue to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, as amended (Code). The Sub-Adviser will provide services under this Agreement in accordance with the Portfolios investment objective, policies and restrictions as stated in the Trusts currently effective registration statement under the 1940 Act, and any amendments or supplements thereto (Registration Statement).

	(b) The Sub-Adviser agrees that it will not consult with any other Sub-Adviser (Other Sub-Adviser) for the Trust or Portfolio concerning any transaction by the Portfolio or Segment in securities or other assets, including (i) the purchase by the Portfolio or Segment of a security issued by the Other Sub-Adviser, or an affiliate of the Other Sub-Adviser, to the Trust or Portfolio except as permitted by the 1940 Act or
(ii) transactions by the Portfolio or Segment in any security for which the Other Sub-Adviser, or its affiliate, is the principal underwriter.

	(c) The Sub-Adviser agrees that it will be responsible for voting proxies of issuers of securities held by the Portfolio or Segment. The Sub-Adviser further agrees that it will adopt written proxy voting procedures that shall comply with the requirements of the 1940 Act and the Investment Advisers Act of 1940, as amended (Advisers Act), and that shall be acceptable to the Board. The Sub-Adviser further agrees that it will provide the Board on or before August 1st of each year, or more frequently as the Board may reasonably request, with a written report of the proxies voted during the most recent 12-month period ending June 30, or such other period as the Board may designate, in a format that shall comply with the 1940 Act and that shall be acceptable to the Board.

	(d) The Sub-Adviser agrees that, in placing orders with brokers, it will obtain the best net result in terms of price and execution. The Sub-Adviser may aggregate sales and purchase orders with respect to the assets of the Portfolio or Segment with similar orders being made simultaneously for other accounts advised by the Sub-Adviser or its affiliates. Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Portfolio or Segment and one or more other accounts advised by the Sub-Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account. UBS Global Americas recognizes that in some cases this procedure may adversely affect the results obtained for the Portfolio or Segment.

	Subject to the Sub-Advisers obligations to seek best execution, UBS Global Americas agrees that the Sub-Adviser, in its sole discretion, may place transactions on behalf of the Portfolio or Segment and the Trust with any broker-dealer deemed to be an affiliate of the Sub-Adviser
(the Affiliated Broker-Dealers) so long as such transactions are effected in conformity with the requirements (including any applicable exemptions and administrative interpretations set forth in Part II of the Sub-Advisers Form ADV Registration Statement on file with the Securities and Exchange Commission (Form ADV)) of Section 11(a)(1)(H) of the Securities Exchange Act of 1934. In all such dealings, the Affiliated Broker-Dealers shall be authorized and entitled to retain any commissions, remuneration or profits which may be made in such transactions and shall not be liable to account for the same to UBS Global Americas, the Portfolio or the Trust.

	UBS Global Americas further authorizes the Sub-Adviser and its Affiliated Broker-Dealers to execute agency cross transactions (the Cross Transactions) on behalf of the Portfolio and the Trust. Cross Transactions are transactions which may be effected by the Affiliated Broker-Dealers acting for both the Portfolio or the Trust and the counterparty to the transaction. Cross Transactions enable the Sub-Adviser to purchase or sell a block of securities for the Portfolio or the Trust at a set price and possibly avoid an unfavorable price movement that may be created through entrance into the market with such purchase or sale order. As such, the Sub-Adviser believes that Cross Transactions can provide meaningful benefits for the Portfolio and the Trust and its clients generally. UBS Global Americas, the Portfolio and the Trust should be aware, however, that in a Cross Transaction an Affiliated Broker-Dealer will be receiving commissions from both sides of the trade and, therefore, there is a potentially conflicting division of loyalties and responsibilities.

	(e) The Sub-Adviser will maintain all books and records required to be maintained pursuant to Rule 31a-1(b)(2)(ii)(3), (5), (6), (7), (9) and (10)
under the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions by the Sub-Adviser on behalf of the Portfolio or Segment, and will furnish the Board and UBS Global Americas with such periodic and special reports as the Board or UBS Global Americas reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Portfolio or Segment are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31 a-2 under the 1940 Act any records which it maintains for the Portfolio or Segment and which are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Trust any records which it maintains for the Portfolio or Segment upon request by the Trust.

	(f) At such times as shall be reasonably requested by the Board or UBS Global Americas, the Sub-Adviser will provide the Board and UBS Global Americas with economic and investment analyses and reports as well as quarterly reports setting forth the performance of the Portfolio or Segment and make available to the Board and UBS Global Americas any economic, statistical and investment services that the Sub-Adviser normally makes available to its institutional or other customers.

	(g) In accordance with procedures adopted by the Board, as amended from time to time, the Sub-Adviser is responsible for assisting in the fair valuation of all portfolio securities in the Portfolio or Segment and will use its reasonable efforts to arrange for the provision of a price or prices from one or more parties independent of the Sub-Adviser for each portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.

	3. FURTHER DUTIES. In all matters relating to the performance of this Agreement, the Sub-Adviser will seek to act in conformity with the Trusts
Trust Instrument, By-Laws and Registration Statement and with the written instructions and written directions of the Board and UBS Global Americas and will comply with the applicable requirements of the 1940 Act, the Advisers Act, and the rules under each, the Code, and all other federal and state laws and regulations applicable to the Trust and the Portfolio. UBS Global Americas agrees to provide to the Sub-Adviser copies of the Trusts Trust Instrument, By-Laws, Registration Statement, written instructions and directions of the Board and UBS Global Americas, and any amendments or supplements to any of these materials as soon as practicable after such materials become available; provided, however, that the Sub-Advisers duty under this Agreement to act in conformity with any document, instruction or guideline produced by the Trust or UBS Global Americas shall not arise until it has been delivered to the Sub-Adviser. Any changes to the objectives, policies and restrictions will make due allowance for the time within which the Sub-Adviser shall have to come into compliance. UBS Global Americas further agrees to identify to the Sub-Adviser in writing any broker-dealers that are affiliated with UBS Global Americas (other than UBS Financial Services Inc.).

	4. EXPENSES. During the term of this Agreement, the Sub-Adviser will bear all expenses incurred by it in connection with its services under this Agreement. The Sub-Adviser shall not be responsible for any expenses incurred by the Trust, the Portfolio or UBS Global Americas.

	5. COMPENSATION.

	(a) For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Agreement, UBS Global Americas, not the Portfolio, will pay to the Sub-Adviser a fee, computed daily and payable monthly, at an annual rate of 0.65% up to $150 million, 0.55% next $100 million and 0.50% on assets in excess of $250 million of the average daily net assets of the Portfolio or Segment (computed in the manner specified in the Management Agreement), and will provide the Sub-Adviser with a schedule showing the manner in which the fee was computed. If the Sub-Adviser is managing a Segment, its fees will be based on the value of the assets of the Portfolio within the Sub-Advisers Segment.

	(b) The fee shall be accrued daily and payable monthly to the Sub-Adviser on or before the last business day of the next succeeding calendar month.

	(c) For those periods in which UBS Global Americas has agreed to waive all or a portion of its management fee, UBS Global Americas may ask the. Sub-Adviser to waive the same proportion of its fees, but the Sub-Adviser is under no obligation to do so.

	(d) If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be pro-rated according to the proportion which such period bears to the full month in that such effectiveness or termination occurs.

	6. LIMITATION OF LIABILITY.

	(a) The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio, the Trust or its shareholders or by UBS Global Americas in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

	(b) In no event will the Sub-Adviser have any responsibility for any other portfolio of the Trust, for any portion of the Portfolio not managed by the Sub-Adviser or for the acts or omissions of any Other Sub-Adviser to the Trust or Portfolio.

	In particular, in the event the Sub-Adviser shall manage only a portion of the Portfolios Segment of the Portfolio, the Sub-Adviser shall have no responsibility for the Portfolios being in violation of any applicable law or regulation or investment policy or restriction applicable to the Portfolio as a whole or for the Portfolios failing to qualify as a regulated investment company under the Code, if the securities and other holdings of the Segment of the Portfolio managed by the Sub-Adviser are such that such Segment would not be in such violation or fail to so qualify if such Segment were deemed a separate series of the Trust or a separate regulated investment company under the Code.

	7. REPRESENTATIONS OF SUB-ADVISER. The Sub-Adviser represents, warrants and agrees as follows:

	(a) The Sub-Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement;
(iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify UBS Global Americas of the occurrence of any event that would d isqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

	(b) The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide UBS Global
Americas and the Board with a copy of such code of ethics, together with evidence of its adoption. Within fifteen days of the end of the last calendar quarter of each year that this Agreement is in effect, a duly authorized officer of the Sub-Adviser shall certify to UBS Global Americas that the
Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no violation of the Sub-Advisers code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of UBS Global
Americas, the Sub-Adviser shall permit UBS Global Americas, its employees or its agents to examine the reports required to be made by the Sub-Adviser pursuant to Rule 17j-1(c)(1) and all other records relevant to the
Sub-Advisers code of ethics.

	(c) The Sub-Adviser has provided UBS Global Americas with a copy of its Form ADV as most recently filed with the Securities and Exchange Commission
(SEC) and promptly will furnish a copy of all amendments to UBS Global
Americas at least annually.

	(d) The Sub-Adviser will notify UBS Global Americas of any change of control of the Sub-Adviser, including any change of its general partners or 25% shareholders or 25% limited partners, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Sub-Adviser, in each case prior to or promptly after such change.

	(e) UBS Global Americas and the Sub-Adviser agree that neither of them nor any of their affiliates, will in any way refer directly or indirectly to their relationship with one another or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of the other, which consent will be promptly provided and not unreasonably withheld.

	8. SERVICES NOT EXCLUSIVE. The services furnished by the Sub-Adviser hereunder are not to be deemed exclusive, and except as the Sub-Adviser may otherwise agree in writing, the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Sub-Adviser, who may also be a trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

	9. DURATION AND TERMINATION.

	(a) This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party
(Independent Trustees), cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Portfolios outstanding voting securities; unless UBS Global Americas has authority to enter into this Agreement pursuant to exemptive relief from the SEC without a vote of the Portfolios outstanding voting securities.

	(b) Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Portfolio.

	(c) Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on 30 days written notice to the Sub-Adviser. This Agreement may also be terminated, without the payment of any penalty, by UBS Global Americas:
(i) upon 120 days written notice to the Sub-Adviser; (ii) upon material breach by the Sub-Adviser of any of the representations, warranties and agreements set forth in Paragraph 7 of this Agreement; or (iii) immediately if, in the reasonable judgment of UBS Global Americas, the Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement, including circumstances such as financial insolvency of the Sub-Adviser or other circumstances that could adversely affect the Portfolio.
The Sub-Adviser may terminate this Agreement at any time, without the payment of any penalty, on 120 days written notice to UBS Global Americas. This Agreement will terminate automatically in the event of its assignment or upon termination of the Management Agreement, as it related to this Portfolio.

	10. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. To the extent required by applicable law, no amendment of this Agreement shall be effective until approved (i) by a vote of a majority of the Independent Trustees, and
(ii) if the terms of this Agreement shall have changed, by a vote of a majority of the Portfolios outstanding voting securities (except in the case of (ii), pursuant to the terms and conditions of the SEC order permitting it to modify the Agreement without such vote).

	11. GOVERNING LAW. This Agreement shall be construed in accordance with the 1940 Act and the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

	12. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.
If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms majority of the outstanding voting securities, affiliated person, interested person, assignment, broker, investment adviser, net assets, sale, sell and security shall have the same meanings as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Agreement may be signed in counterpart.

	13. NOTICES. Any notice herein required is to be in writing and is deemed to have been given to the Sub-Adviser or UBS Global Americas upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Agreement will be delivered by personal service, by postage mail return receipt requested or by facsimile machine or a similar means of same delivery which provides evidence of receipt (with a confirming copy by mail as set forth herein).

	All notices provided to UBS Global Americas will be sent to the attention of:

General Counsel
UBS Global Asset Management (Americas) Inc.
51 West 52nd Street
New York, NY 10019

	All notices provided to the Sub-Adviser will be sent to the attention of:

Mondrian Investment Partners Limited
5th Floor
10 Gresham Street
London EC2V 7JD
United Kingdom
Tel: 011-44-207-477-7007
Fax: 011-44-207-776-8500
Attn: David G. Tilles

	with a copy to:

Mondrian Investment Partners (U.S.), Inc.
Two Commerce Square
2001 Market Street, Suite 3810
Philadelphia, PA 19103
Tel: (215) 825-4500
Attn: James F. Brecker, III



	IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

                                       UBS GLOBAL ASSET MANAGEMENT (AMERICAS)
INC.
                                       1 North Wacker Drive
Attest:                                Chicago, Illinois 60606


By:/s/Eric Sanders		       By:/s/Caren Cunningham
Name: Eric Sanders                     Name: Caren Cunningham
Title: Director			       Title: Executive Director

                                       MONDRIAN INVESTMENT PARTNERS LIMITED
                                       Mondrian Investment Partners Limited
				       5th Floor
				       10 Gresham Street
				       London EC2V 7JD
				       United Kingdom
Attest:



By:/s/Nicola Clarke		       By:/s/David Tilles
Name: Nicola Clarke		       Name: David Tilles
Title: Legal Counsel		       Title: Executive Chairman


U.	UBS PACE Small/Medium Co Value Equity Investments
A new Sub-Advisory Agreement was entered into with Opus Capital Group, LLC. A copy of the Sub-Advisory Agreement is attached below.


Sub-Advisory Agreement

	Agreement made as of August 1, 2008 between UBS Global Asset Management (Americas) Inc. (UBS Global AM), a Delaware corporation, and Opus Capital Group, LLC. (Sub-Adviser), an Ohio corporation (the Agreement).

Recitals

	(1) UBS Global AM has entered into a Management Agreement dated as of August 1, 2008, and amended as of August 1, 2006 (Management Agreement), with UBS PACE Select Advisors Trust (formerly known as Managed Accounts Services Portfolio Trust (Trust)), an open-end management investment company registered under the Investment Company Act of 1940, as amended (1940 Act), with respect to UBS PACE Small/Medium Co Value Equity Investments (Portfolio).

	(2)UBS Global AM desires to retain the Sub-Adviser to furnish certain investment advisory services to UBS Global AM and the Portfolio or a designated portion of the assets (Segment) of the Portfolio; and


	(3)The Sub-Adviser is willing to furnish such services;

	Now, therefore, in consideration of the premises and mutual covenants herein contained, UBS Global AM and the Sub-Adviser agree as follows:

	1. Appointment. UBS Global AM hereby appoints the Sub-Adviser as an investment Sub-Adviser with respect to the Portfolio or Segment for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

	2. Duties as Sub-Adviser.

	(a) Subject to the supervision and direction of the Trusts Board of Trustees (the Board) and review by UBS Global AM, and any written guidelines adopted by the Board or UBS Global AM, the Sub-Adviser will provide a continuous investment program for the Portfolio or Segment, including investment research and discretionary management with respect to all securities and investments and cash equivalents in the Portfolio or Segment. The Sub-Adviser will determine from time to time what investments will be purchased, retained or sold by the Portfolio or Segment. The Sub-Adviser will be responsible for placing purchase and sell orders for investments and for other related transactions for the Portfolio or Segment. The Sub-Adviser understands that the Portfolios assets need to be managed so as to permit the Portfolio to qualify or to continue to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, as amended (Code). The Sub-Adviser will provide services under this Agreement in accordance with the Portfolios investment objective, policies and restrictions as stated in the Trusts currently effective registration statement under the 1940 Act, and any amendments or supplements thereto (Registration Statement).

	(b) The Sub-Adviser agrees that it will not consult with any other sub-adviser (Other Sub-Adviser) for the Trust or Portfolio concerning any transaction by the Portfolio or Segment in securities or other assets, including (i) the purchase by the Portfolio or Segment of a security issued by the Other Sub-Adviser, or an affiliate of the Other Sub-Adviser, to the Trust or Portfolio except as permitted by the 1940 Act or (ii) transactions by the Portfolio or Segment in any security for which the Other Sub-Adviser, or its affiliate, is the principal underwriter.

	(c) The Sub-Adviser agrees that it will be responsible for voting proxies of issuers of securities held by the Portfolio or Segment. The Sub-Adviser further agrees that it will adopt written proxy voting procedures that shall comply with the requirements of the 1940 Act and the Investment Advisers Act of 1940, as amended (Advisers Act), and that shall be acceptable to the Board. The Sub-Adviser further agrees that it will provide the Board on or before August 1st of each year, or more frequently as the Board may reasonably request, with a written report of the proxies voted during the most recent 12-month period ending June 30, or such other period as the Board may designate, in a format that shall comply with the 1940 Act and that shall be acceptable to the Board.

	(d) The Sub-Adviser agrees that, in placing orders with brokers, it will obtain the best net result in terms of price and execution; provided that, on behalf of the Portfolio or Segment, the Sub-Adviser may, in its discretion, use brokers that provide the Sub-Adviser with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Portfolio or Segment, and the Sub-Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Sub-Advisers determination in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Sub-Adviser to the Portfolio or Segment and its other clients and that the total commissions paid by the Portfolio or Segment will be reasonable in relation to the benefits to the Portfolio or Segment over the long term. In no instance will portfolio securities be purchased from or sold to UBS Global AM or the Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. The Sub-Adviser may aggregate sales and purchase orders with respect to the assets of the Portfolio or Segment with similar orders being made simultaneously for other accounts advised by the Sub-Adviser or its affiliates. Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Portfolio or Segment and one or more other accounts advised by the Sub-Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account. UBS Global AM recognizes that in some cases this procedure may adversely affect the results obtained for the Portfolio or Segment.

	Subject to the Sub-Advisers obligations to seek best execution, UBS Global AM agrees that the Sub-Adviser, in its sole discretion, may place transactions on behalf of the Portfolio and the Trust with any broker-dealer deemed to be an affiliate of the Sub-Adviser (the Affiliated Broker-Dealers) so long as such transactions are effected in conformity with the requirements (including any applicable exemptions and administrative interpretations set forth in
Part II of the Sub-Advisers Form ADV Registration Statement on file with the Securities and Exchange Commission (Form ADV)) of Section 11(a)(1)(H) of the Securities Exchange Act of 1934. In all such dealings, the Affiliated Broker-Dealers shall be authorized and entitled to retain any commissions, remuneration or profits which may be made in such transactions and shall not be liable to account for the same to UBS Global AM, the Portfolio or the Trust.

	UBS Global AM further authorizes the Sub-Adviser and its Affiliated Broker-Dealers to execute agency cross transactions (the Cross Transactions) on behalf of the Portfolio and the Trust. Cross Transactions are transactions which may be effected by the Affiliated Broker-Dealers acting for both the Portfolio or the Trust and the counterparty to the transaction. Cross Transactions enable the Sub-Adviser to purchase or sell a block of securities for the Portfolio or the Trust at a set price and possibly avoid an unfavorable price movement that may be created through entrance into the market with such purchase or sale order. As such, the Sub-Adviser believes that Cross Transactions can provide meaningful benefits for the Portfolio and the Trust and its clients generally. UBS Global AM, the Portfolio and the Trust should be aware, however, that in a Cross Transaction an Affiliated Broker-Dealer will be receiving commissions from both sides of the trade and, therefore, there is a potentially conflicting division of loyalties and responsibilities.

	(e) The Sub-Adviser will maintain all books and records required to be maintained pursuant to Rule 31a-1(b)(2)(ii), (3), (5), (6), (7), (9) and (10)
under the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions by the Sub-Adviser on behalf of the Portfolio or Segment, and will furnish the Board and UBS Global AM with such periodic and special reports as the Board or UBS Global AM reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Portfolio or Segment are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for the Portfolio or Segment and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Trust any records which it maintains for the Portfolio or Segment upon request by the Trust.

	(f) At such times as shall be reasonably requested by the Board or UBS Global AM, the Sub-Adviser will provide the Board and UBS Global AM with economic and investment analyses and reports as well as quarterly reports setting forth the performance of the Portfolio or Segment and make available to the Board and UBS Global AM any economic, statistical and investment services that the Sub-Adviser normally makes available to its institutional or other customers.

	(g) In accordance with procedures adopted by the Board, as amended from time to time, the Sub-Adviser is responsible for assisting in the fair valuation of all portfolio securities in the Portfolio or Segment and will use its reasonable efforts to arrange for the provision of a price or prices from one or more parties independent of the Sub-Adviser for each portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.

	3. Further Duties. In all matters relating to the performance of this Agreement, the Sub-Adviser will seek to act in conformity with the Trusts Trust Instrument, By-Laws and Registration Statement and with the written instructions and written directions of the Board and UBS Global AM; and will comply with the requirements of the 1940 Act, and the Advisers Act, and the rules under each, the Code, and all other federal and state laws and regulations applicable to the Trust and the Portfolio. UBS Global AM agrees to provide to the Sub-Adviser copies of the Trusts Trust Instrument, By-Laws, Registration Statement, written instructions and directions of the Board and UBS Global AM, and any amendments or supplements to any of these materials as soon as practicable after such materials become available; and further agrees to identify to the Sub-Adviser in writing any broker-dealers that are affiliated with UBS Global AM (other than UBS Financial Services Inc. and UBS Global AM itself).

	4. Expenses. During the term of this Agreement, the Sub-Adviser will bear all expenses incurred by it in connection with its services under this Agreement. The Sub-Adviser shall not be responsible for any expenses incurred by the Trust, the Portfolio or UBS Global AM.

	5. Compensation. (a) For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Agreement, UBS Global AM, not the Portfolio, will pay to the Sub-Adviser a fee, computed daily and payable monthly, at an annual rate of 0.45% up to $250 million and 0.40% on assets in excess of $250 million of the average daily net assets of the Portfolio or Segment allocated to its management (computed in the manner specified in the Management
Agreement), and will provide the Sub-Adviser with a schedule showing the manner in which the fee was computed. If the Sub-Adviser is managing a Segment, its fees will be based on the value of the assets of the Portfolio within the Sub-Advisers Segment.

	(b) The fee shall be accrued daily and payable monthly to the Sub-Adviser on or before the last business day of the next succeeding calendar month.

	(c) If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be pro-rated according to the proportion which such period bears to the full month in that such effectiveness or termination occurs.

	6. Limitation of Liability.
	(a) The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio, the Trust or its shareholders or by UBS Global AM in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

	(b) In no event will the Sub-Adviser have any responsibility for any other portfolio of the Trust, for any portion of the Portfolio not managed by the Sub-Adviser or for the acts or omissions of any Other Sub-Adviser to the Trust or Portfolio.

	In particular, in the event the Sub-Adviser shall manage only a Segment of the Portfolio, the Sub-Adviser shall have no responsibility for the Portfolios being in violation of any applicable law or regulation or investment policy or restriction applicable to the Portfolio as a whole or for the Portfolios failing to qualify as a regulated investment company under the Code, if the securities and other holdings of the Segment of the Portfolio managed by the Sub-Adviser are such that such Segment would not be in such violation or fail to so qualify if such Segment were deemed a separate series of the Trust or a separate regulated investment company under the Code.
Nothing in this section shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.

	7. Representations of Sub-Adviser. The Sub-Adviser represents, warrants and agrees as follows:

	(a) The Sub-Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement;
(iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify UBS Global AM of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

	(b)The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide UBS Global AM and the Board with a copy of such code of ethics, together with evidence of its adoption. Within fifteen days of the end of the last calendar quarter of each year that this Agreement is in effect, a duly authorized officer of the Sub-Adviser shall certify to UBS Global AM that the Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no material violation of the Sub-Advisers code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of UBS Global AM, the Sub-Adviser shall permit UBS Global AM, its employees or its agents to examine the reports required to be made by the Sub-Adviser pursuant to Rule 17j-1 and all other records relevant to the Sub-Advisers code of ethics.

	(c) The Sub-Adviser has provided UBS Global AM with a copy of its Form ADV, as most recently filed with the Securities and Exchange Commission (SEC), and promptly will furnish a copy of all amendments to UBS Global AM at least annually.

	(d) The Sub-Adviser will notify UBS Global AM of any change of control of the Sub-Adviser, including any change of its general partners or 25% shareholders or 25% limited partners, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Sub-Adviser, in each case prior to or promptly after such change.

	(e) UBS Global AM and the Sub-Adviser agree that neither of them nor any of their affiliates, will in any way refer directly or indirectly to their relationship with one another or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of the other, which consent will be promptly provided and not unreasonably withheld.

	8. Services Not Exclusive. The services furnished by the Sub-Adviser hereunder are not to be deemed exclusive, and except as the Sub-Adviser may otherwise agree in writing, the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Sub-Adviser, who may also be a trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

	9. Duration and Termination.
	(a) This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party
(Independent Trustees), cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Portfolios outstanding voting securities, unless UBS Global AM has authority to enter into this Agreement pursuant to exemptive relief from the SEC without a vote of the Portfolios outstanding voting securities.

	(b)Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Portfolio.

	(c) Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on 30 days written notice to the Sub-Adviser. This Agreement may also be terminated, without the payment of any penalty, by UBS Global AM; (i) upon 120 days written notice to the Sub-Adviser; (ii) upon material breach by the Sub-Adviser of any of the representations, warranties and agreements set forth in Paragraph 7 of this Agreement; or (iii) immediately if, in the reasonable judgment of UBS Global AM, the Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement, including circumstances such as financial insolvency of the Sub-Adviser or other circumstances that could adversely affect the Portfolio. The Sub-Adviser may terminate this Agreement at any time, without the payment of any penalty, on 120 days written notice to UBS Global AM. This Agreement will terminate automatically in the event of its assignment or upon termination of the Management Agreement, as it relates to this Portfolio.

	10. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. To the extent required by applicable law, no amendment of this Agreement shall be effective until approved (i) by a vote of a majority of the Independent Trustees, and (ii) if the terms of this Agreement shall have changed, by a vote of a majority of the Portfolios outstanding voting securities (except in the case of (ii), pursuant to the terms and conditions of the SEC order permitting it to modify the Agreement without such vote).

	11. Governing Law.  	This Agreement shall be construed in accordance
with the 1940 Act and the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

	12. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms majority of the outstanding voting securities, affiliated person, interested person, assignment, broker, investment adviser, net assets, sale, sell and security shall have the same meanings as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Agreement may be signed in counterpart.

	13. Notices. Any notice herein required is to be in writing and is deemed to have been given to the Sub-Adviser or UBS Global AM upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Agreement will be delivered by personal service, by postage mail return receipt requested or by facsimile machine or a similar means of same delivery which provides evidence of receipt (with a confirming copy by mail as set forth herein). All notices provided to UBS Global AM will be sent to the attention of: General Counsel, UBS Global Asset Management (Americas) Inc., 51 West 52nd Street, New York,
NY 10019-6114 (fax: 212-882 5472). All notices provided to the Sub-Adviser will be sent to the attention of: Mr. Len Haussler, President, Opus Capital Group, LLC., 1 West 4th Street, Suite 415, Cincinnati, OH 45202-3604
(fax: 513-639-3072).

	In witness whereof, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.




Attest:
                                   UBS Global Asset Management (Americas) Inc.
                                   51 West 52nd Street
                                   New York, NY 10019

By:/s/Eric Sanders		 	By:/s/Caren Cunningham
Name: Eric Sanders                 	Name: Caren Cunningham
Title: Director  & Assoc Gen Counsel   	Title: Executive Director &
					       Sr. Assoc Gen Counsel







                                     Opus Capital Group, LLC
                                     1 West 4th Street, Suite 415
                                     Cincinnati, OH 45202-3604

				By:/s/ Jakki Haussler
				Name: Jakki Haussler
				Title: Chairman & CEO



V.	UBS PACE Government Securities Fixed Income Investments
A new Sub-Advisory Agreement was entered into with Pacific Investment Management Company, LLC. A copy of the Sub-Advisory Agreement is attached below.


SUB-ADVISORY AGREEMENT

Agreement made as of August 1, 2008 between UBS Global Asset Management (Americas) Inc. (UBS Global AM), a Delaware corporation, and Pacific Investment Management Company LLC, (Sub-Adviser), a Delaware limited liability company (the Agreement).

RECITALS

(1)	UBS Global AM has entered into a Management Agreement dated as of
August 1, 2008 (Management Agreement), with UBS PACE Select Advisors Trust (formerly known as Managed Accounts Services Portfolio Trust (Trust)), an open-end management investment company registered under the Investment Company Act of 1940, as amended (1940 Act), with respect to UBS PACE Government Securities Fixed Income Investments (Portfolio);

(2)	UBS Global AM is authorized to retain one or more sub-advisers to furnish investment advisory services to UBS Global AM and the Portfolio;

(3)	UBS Global AM desires to retain the Sub-Adviser to furnish certain investment advisory services to UBS Global AM and the Portfolio; and

(4)	The Sub-Adviser is willing to furnish such services; Now, therefore, in consideration of the premises and mutual covenants herein contained, UBS Global AM and the Sub-Adviser agree as follows:

1. Appointment. UBS Global AM hereby appoints the Sub-Adviser as an investment sub-adviser with respect to the Portfolio for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

2. Duties as Sub-Adviser.

(a) Subject to the supervision and direction of the Trusts Board of Trustees (the Board) and review by UBS Global AM, and any written guidelines adopted by the Board or UBS Global AM, the Sub-Adviser will provide a continuous investment program for all or a designated portion of the assets (Segment) of the Portfolio, including investment .research and discretionary management with respect to all securities and investments and cash equivalents in the Portfolio or Segment The Sub-Adviser will determine from time to time what investments will be purchased, retained or sold by the Portfolio or Segment. The Sub-Adviser will be responsible for placing purchase and sell orders for investments and for other related transactions for the Portfolio or Segment. The Sub-Adviser will be responsible for voting proxies of issuers of securities held by the Portfolio or Segment. The Sub-Adviser understands that the Portfolios assets need to be managed so as to permit the Portfolio to qualify or to continue to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, as amended (Code). The Sub-Adviser will provide services under this Agreement in accordance with the Portfolios investment objective, policies and restrictions as stated in the Portfolios Prospectus and in the Trusts currently effective registration statement under the 1940 Act, and any amendments or supplements thereto
(Registration Statement).

(b) The Sub-Adviser agrees that it will not consult with any other sub-adviser (Other Sub-Adviser) for the Trust or Portfolio concerning any transaction by the Portfolio or Segment in securities or other assets, including (i) the purchase by the Portfolio or Segment of a security issued by the Other Sub-Adviser, or an affiliate of the Other Sub-Adviser, to the Trust or Portfolio except as permitted by the 1940 Act or (ii) transactions by the Portfolio or Segment in any security for which the Other Sub-Adviser, or its affiliate, is the principal underwriter.

(c) The Sub-Adviser agrees that, in placing orders with brokers, it will attempt to obtain the best net result in terms of price and execution; provided that, on behalf of the Portfolio, the Sub-Adviser may, in its discretion, use brokers that provide the Sub-Adviser with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Portfolio, and the Sub-Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Sub-Advisers determination in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Sub-Adviser to the Portfolio and its other clients and that the total commissions paid by the Portfolio or Segment will be reasonable in relation to the benefits to the Portfolio over the long term. In no instance will portfolio securities be purchased from or sold to UBS Global AM or the Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. The Sub-Adviser may aggregate sales and purchase orders with respect to the assets of the Portfolio or Segment with similar orders being made simultaneously for other accounts advised by the Sub-Adviser or its affiliates. Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Portfolio and one or more other accounts advised by the Sub-Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account. UBS Global AM recognizes that in some cases this procedure may adversely affect the results obtained for the Portfolio or Segment. The Sub-Adviser is authorized on behalf of the Portfolio and Segment to enter into agreements and execute any documents required to make investments pursuant to the Prospectus, as such Prospectus may be amended from time to time.

(d) The Sub-Adviser will maintain all books and records required to be maintained pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions by the Sub-Adviser on behalf of the Portfolio or Segment, and will furnish the Board and UBS Global AM with such periodic and special reports as the Board or UBS Global AM reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Portfolio are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for the Portfolio and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Trust any records which it maintains for the Portfolio upon request by the Trust.

(e) At such times as shall be reasonably requested by the Board or UBS Global AM, the Sub-Adviser will provide the Board and UBS Global AM with economic and investment analyses and reports as well as quarterly reports setting forth the performance of the Portfolio or Segment and make available to the Board and UBS Global AM any economic, statistical and investment services that the Sub-Adviser normally makes available to its institutional or other customers.

(f) In accordance with procedures adopted by the Board, as amended from time to time, the Sub-Adviser is responsible for assisting in the fair valuation of all portfolio securities in the Portfolio or Segment and will use its reasonable efforts to arrange for the provision of a price or prices from one or more parties independent of the Sub-Adviser for each portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.

3. Further Duties. In all matters relating to the performance of this Agreement, the Sub-Adviser will seek to act in conformity with the Trusts Trust Instrument, By-Laws and Registration Statement and with the written instructions and written directions of the Board and UBS Global AM; and will comply with the requirements of the 1940 Act, and the Investment Advisers
Act of 1940, as amended (Advisers Act), and the rules under each, the Code, and all other federal and state laws and regulations applicable to the Trust and the Portfolio. UBS Global AM agrees to provide to the Sub-Adviser copies of the Trusts Trust Instrument, By-Laws, Registration Statement, written instructions and directions of the Board and UBS Global AM, and any amendments or supplements to any of these materials as soon as practicable after such materials become available; and further agrees to identify to the Sub-Adviser in writing any broker-dealers that are affiliated with UBS Global AM
(other than UBS Financial Services Inc. and UBS Global Asset
Management (US) Inc.).

4. Expenses. During the term of this Agreement, the Sub-Adviser will bear all expenses incurred by it in connection with its services under this Agreement. The Sub-Adviser shall not be responsible for any expenses incurred by the Trust, the Portfolio or UBS Global AM.

5. Compensation.

(a) For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Agreement, UBS Global AM, not the Portfolio, will pay to the Sub-Adviser a fee, computed daily and payable monthly, at an annual rate of 0.20% of the average daily net assets of the Portfolio or Segment allocated to its management (computed in the manner specified in the Management Agreement), and will provide the Sub-Adviser with a schedule showing the manner in which the fee was computed. If the Sub-Adviser is managing a Segment, its fees will be based on the value of the assets of the Portfolio within the Sub-Advisers Segment.

(b) The fee shall be accrued daily and payable monthly to the Sub-Adviser on or before the last business day of the next succeeding calendar month.

(c) If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be pro-rated according to the proportion which such period bears to the full month in that such effectiveness or termination occurs.

6. Limitation of Liability.

(a) The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio, the Trust or its shareholders or by UBS Global AM in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

(b) In no event will the Sub-Adviser have any responsibility for any other series of the Trust, for any portion of the Portfolio not managed by the Sub-Adviser or for the acts or omissions of any other sub-adviser to the Trust or Portfolio.

In particular, in the event the Sub-Adviser shall manage only a portion of the Portfolios investments, the Sub-Adviser shall have no responsibility for the Portfolios being in violation of any applicable law or regulation or investment policy or restriction applicable to the Portfolio as a whole or for the Portfolios failing to qualify as a regulated investment company under the Code, if the securities and other holdings of the Segment of the Portfolio managed by the Sub-Adviser are such that such Segment would not be in such violation or fail to so qualify if such Segment were deemed a separate series of the Trust or a separate regulated investment company under the Code. Nothing in this section shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.

7. Representations of Sub-Adviser. The Sub-Adviser represents, warrants and agrees as follows:

(a) The Sub-Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement;
(iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify UBS Global AM of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

(b) The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide UBS Global AM and the Board with a copy of such code of ethics, together with evidence of its adoption. Within fifteen days of the end of the last calendar quarter of each year that this Agreement is in effect, the president or a vice-president of the Sub-Adviser shall certify to UBS Global AM that the Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no material violation of the Sub-Advisers code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of UBS Global AM, the Sub-Adviser shall permit UBS Global
AM, its employees or its agents to examine the reports required to be made by the Sub-Adviser pursuant to Rule 17j-1 and all other records relevant to the Sub-Advisers code of ethics.

(c) The Sub-Adviser has provided UBS Global AM with a copy of its Form ADV, as most recently filed with the Securities and Exchange Commission (SEC), and promptly will furnish a copy of all amendments to UBS Global AM at least annually.

(d) The Sub-Adviser will notify UBS Global AM of any change of control of the Sub-Adviser, including any change of its general partners or 25% shareholders or 25% limited partners, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Sub-Adviser, in each case prior to or promptly after such change.

(e) The Sub-Adviser agrees that neither it, nor any of its affiliates, will in any way refer directly or indirectly to its relationship with the Trust, the Portfolio, UBS Global AM or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of UBS Global AM.

8. Representations of UBS Global AM. UBS Global AM represents that (i) the Trust was duly organized as a Delaware business trust under the laws of Delaware, (ii) the appointment of the Sub-Adviser has been duly authorized and (iii) the Trust has acted and will continue to act in conformity with the 1940 Act and other applicable laws.

9. Services Not Exclusive. The services furnished by the Sub-Adviser hereunder are not to be deemed exclusive, and except as the Sub-Adviser may otherwise agree in writing, the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Sub-Adviser, who may also be a trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

10. Duration and Termination.

(a) This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party (Independent Trustees), cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Portfolios outstanding voting securities, unless UBS Global AM has authority to enter into this Agreement pursuant to exemptive relief from the SEC without a vote of the Portfolios outstanding voting securities.

(b) Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Portfolio.

(c) Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on 30 days written notice to the Sub-Adviser. This Agreement may also be terminated, without the payment of any penalty, by UBS Global AM: (i) upon 120 days written notice to the Sub-Adviser; (ii) upon material breach by the Sub-Adviser of any of the representations, warranties and agreements set forth in Paragraph 7 of this Agreement; or (iii) immediately in the reasonable judgment of UBS Global AM, the Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement, including circumstances such as financial insolvency of the Sub-Adviser or other circumstances that could adversely affect the Portfolio. The Sub-Adviser may terminate this Agreement at any time, without the payment of any penalty, on 120 days written notice to UBS Global AM. This Agreement will terminate automatically in the event of its assignment or upon termination of the Management Agreement, as it relates to this Portfolio.

11. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. To the extent required by applicable law, no amendment of this Agreement shall be effective until approved (i) by a vote of a majority of the Independent Trustees, and (ii) if the terms of this Agreement shall have changed, by a vote of a majority of the Portfolios outstanding voting securities (except in the case of (ii), pursuant to the terms and conditions of the SEC order permitting it to modify the Agreement without such vote).

12. Governing Law. This Agreement shall be construed in accordance with the 1940 Act and the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

13. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms majority of the outstanding voting securities, affiliated person, interested person, assignment, broker, investment adviser, net assets, sale, sell and security shall have the same meanings as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Agreement may be signed in counterpart.

14. Notices. Any notice herein required is to be in writing and is deemed to have been given to the Sub-Adviser or UBS Global AM upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Agreement will be delivered by personal service, by postage mail return receipt requested or by facsimile machine or a similar means of same delivery which providers evidence of receipt (with a confirming copy by mail as set forth herein). All notices provided to UBS Global AM will be sent to the attention of the General Counsel. All notices provided to the Sub-Adviser will be sent to the attention of Seth R. Ruthen, Senior Vice President, with a copy to the Chief Legal Officer.

In witness whereof, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.



                           		UBS Global Asset Management (Americas) Inc.
                                   	51 West 52nd Street
                                 	New York, NY 10019

Attest:

By:/s/Eric Sanders		 		By:/s/Caren Cunningham
Name: Eric Sanders                 		Name: Caren Cunningham
Title: Director  & Assoc Gen Counsel		Title:  Exec. Dir & Sr. Assoc GC


                                   	Pacific Investment Management Company LLC
                                   	840 Newport Center Drive, Suite 300
                                   	Newport Beach, California  92660

					By: /s/Brent L. Holden
					Name:  Brent L. Holden
					Title: Managing Director



W.	UBS PACE Strategic Fixed Income Investments
A new Sub-Advisory Agreement was entered into with Pacific Investment Management Company LLC. A copy of the Sub-Advisory Agreement is attached below.


SUB-ADVISORY AGREEMENT

     Agreement made as of August 1, 2008 between UBS GLOBAL ASSET MANAGEMENT (AMERICAS) INC. (UBS GLOBAL AM), a Delaware corporation, and PACIFIC INVESTMENT MANAGEMENT COMPANY LLC (Sub-Adviser), a Delaware general partnership (the Agreement).

RECITALS

     (1) UBS GLOBAL AM has entered into a Management Agreement dated as of August 1, 2008 (Management Agreement) with UBS PACE Select Advisors
Trust (formerly known as Managed Accounts Services Portfolio Trust (Trust)), an open-end management investment company registered under the Investment Company Act of 1940, as amended (1940 Act), with respect to UBS PACE STRATEGIC FIXED INCOME INVESTMENTS (Portfolio); and

     (2) UBS GLOBAL AM is authorized to retain one or more sub-advisers to furnish certain investment advisory services to UBS GLOBAL AM and the Portfolio;

     (3) UBS GLOBAL AM is authorized to retain the Sub-Adviser to furnish certain investment advisory services to UBS GLOBAL AM and the Portfolio; and

     (4) The Sub-Adviser is willing to furnish such services;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, UBS GLOBAL AM and the Sub-Adviser agree as follows:

     1. APPOINTMENT. UBS GLOBAL AM hereby appoints the Sub-Adviser as an investment sub-adviser with respect to the Portfolio for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

     2. DUTIES AS SUB-ADVISER.

     (a) Subject to the supervision and direction of the Trusts Board of Trustees (Board) and review by UBS GLOBAL AM, and any written guidelines adopted by the Board or UBS GLOBAL AM, the Sub-Adviser will provide a continuous investment program for the Portfolio, including investment research and management. The Sub-Adviser may from time to time seek research assistance and may rely upon resources available to it through its affiliated companies to the extent such actions would not constitute an assignment for purposes of the 1940 Act but in no case shall such assistance and/or reliance relieve the Sub-Adviser of any of its obligations hereunder, nor shall the Portfolio or UBS GLOBAL AM be responsible for any additional fees or expenses hereunder as a result. The Sub-Adviser will determine from time to time what investments will be purchased, retained or sold by the Portfolio. The Sub-Adviser will be responsible for placing purchase and sell orders for investments and for other related transactions. The Sub-Adviser will be responsible for voting proxies of issuers of securities held by the Portfolio. The Sub-Adviser understand that the Portfolios assets need to be managed so as to permit the Portfolio to qualify or to continue to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, as amended (Code). The Sub-Adviser will provide services under this Agreement in accordance with the Portfolios investment objective, policies and restrictions as stated in the Portfolios Prospectus and in the Trusts currently effective registration statement under the 1940 Act, and any amendments or supplements thereto (Registration Statement).

     (b) The Sub-Adviser agrees that it will not consult with any other sub-adviser (Other Sub-Adviser) for the Trust or Portfolio concerning any transaction by the Portfolio or Segment in securities or other assets, including (i) the purchase by the Portfolio or Segment of a security issued by the Other Sub-Adviser, or an affiliate of the Other Sub-Adviser, to the Trust or Portfolio except as permitted by the 1940 Act or (ii) transactions by the Portfolio or Segment in any security for which the Other Sub-Adviser, or its affiliate, is the principal underwriter.

     (c) The Sub-Adviser agrees that, in placing orders with brokers, it will attempt to obtain the best net result in terms of price and execution; provided that, on behalf of the Portfolio, the Sub-Adviser may, in its discretion, use brokers who provide the Sub-Adviser with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Portfolio, and the Sub-Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Sub-Advisers determination in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Sub-Adviser to the Portfolio and its other clients and that the total commissions paid by the Portfolio will be reasonable in relation to the benefits to the Portfolio over the long term. In no instance will portfolio securities be purchased from or sold to UBS GLOBAL AM or the Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. The Sub-Adviser may aggregate sales and purchase orders with respect to the assets of the Portfolio with similar orders being made simultaneously for other accounts advised by the Sub-Adviser or its affiliates. Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Portfolio and one or more other accounts advised by the Sub-Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account. UBS GLOBAL AM recognizes that in some cases this procedure may adversely affect the results obtained for the Portfolio.

     (d) The Sub-Adviser will maintain all books and records required to be maintained pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions by the Sub-Adviser on behalf of the Portfolio, and will furnish the Board and UBS GLOBAL AM with such periodic and special reports as the Board or UBS GLOBAL AM reasonably may request.
In compliance with the requirements of Rule 31 a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Portfolio are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31 a-2 under the 1940 Act any records that it maintains for the Portfolio and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Trust any records which it maintains for the Portfolio upon request by the Trust.

     (e) At such times as shall be reasonably requested by the Board or UBS GLOBAL AM, the Sub-Adviser will provide the Board and UBS GLOBAL AM with economic and investment analyses and reports as well as quarterly reports setting forth the Portfolios performance and make available to the Board and UBS GLOBAL AM any economic, statistical and investment services that the Sub-Adviser normally makes available to its institutional or other customers.

     (f) In accordance with procedures adopted by the Board, as amended from time to time, the Sub-Adviser is responsible for assisting in the fair valuation of all portfolio securities and will use its reasonable efforts to arrange for the provision of a price(s) from a party(ies) independent of the Sub-Adviser for each portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.

     3. FURTHER DUTIES. In all matters relating to the performance of this Agreement, the Sub-Adviser will seek to act in conformity with the Trusts Trust Instrument, By-Laws and Registration Statement with the written instructions and written directions of the Board and UBS GLOBAL AM; and will comply with the requirements of the 1940 Act, and the Investment Advisers Act of 1940, as amended (Advisers Act), and the rules under each, the Code, and all other federal and state laws and regulations applicable to the Trust and the Portfolio. UBS GLOBAL AM agrees to provide to the Sub-Adviser copies of the Trusts Trust Instrument, By-Laws, Registration Statement, written instructions and directions of the Board and UBS GLOBAL AM, and any amendments or supplements to any of these materials as soon as practicable after such materials become available; and further agrees to identify to the Sub-Adviser in writing any broker-dealers that are affiliated with UBS
GLOBAL AM (other than UBS Financial Services Inc. and UBS GLOBAL AM itself).

     4. EXPENSES. During the term of this Agreement, the Sub-Adviser will bear all expenses incurred by it in connection with its services under this Agreement. The Sub-Adviser shall not be responsible for any expenses incurred by the Trust, the Portfolio or UBS GLOBAL AM.

     5. COMPENSATION.

     (a) For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Agreement, UBS GLOBAL AM, not the Portfolio, will pay to the Sub-Adviser a fee, computed daily and payable monthly, at an annual rate of 0.25% of the Portfolios average daily net assets (computed in the manner specified in the Management Agreement), and will provide the Sub-Adviser with a schedule showing the manner in which the fee was computed.

     (b) The fee shall be accrued daily and payable monthly to the Sub-Adviser on or before the last business day of the next succeeding calendar month.

     (c) For those periods in which UBS GLOBAL AM has agreed to waive all or a portion of its management fee, UBS GLOBAL AM may ask the Sub-Adviser to waive the same proportion of its fees, but the Sub-Adviser is under no obligation to do so.

     (d) If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be pro-rated according to the proportion which such period bears to the full month in that such effectiveness or termination occurs.

     6. LIMITATION OF LIABILITY. The Sub-Adviser, shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio, the Trust or its shareholders or by UBS GLOBAL AM in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Nothing in this paragraph shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.

     7. REPRESENTATIONS OF SUB-ADVISER. The Sub-Adviser represents, warrants and agrees as follows:

     (a) The Sub-Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement;
(iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify UBS GLOBAL AM of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to
Section 9(a) of the 1940 Act or otherwise.

     (b) The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide UBS GLOBAL AM and the Board with a copy of such code of ethics, together with evidence of its adoption. Within fifteen days of the end of the last calendar quarter of each year that this Agreement is in effect, the president or a vice-president of the Sub-Adviser shall certify to UBS GLOBAL AM that the Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no violation of the Sub-Advisers code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of UBS GLOBAL AM, the Sub-Adviser shall permit UBS GLOBAL AM, its employees or its agents to examine the reports required to be made by the Sub-Adviser pursuant to Rule 17j-1 and all other records relevant to the Sub-Advisers code of ethics.

     (c) The Sub-Adviser has provided UBS GLOBAL AM with a copy of its Form ADV, as most recently filed with the Securities and Exchange Commission
(SEC), and promptly will furnish a copy of all amendments to UBS GLOBAL AM at least annually.

     (d) The Sub-Adviser shall provide notice to UBS GLOBAL AM within a reasonable time after being informed or learning of the death or withdrawal of any if its partners, upon the admission of any new partners or upon any other change in its membership.

     (e) The Sub-Adviser will notify UBS GLOBAL AM of any change of control of the Sub-Adviser, including any change of its general partners or 25% shareholders, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Sub-Adviser, in each case prior to or promptly after such change.

     (f) The Sub-Adviser agrees that neither it, nor any of its affiliates, will in any way refer directly or indirectly to its relationship with the Trust, the Portfolio, UBS GLOBAL AM or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of UBS GLOBAL AM.

     8. REPRESENTATIONS OF UBS GLOBAL AM. UBS GLOBAL AM represents that
(i) the Trust was duly organized as a Delaware business trust under the laws of Delaware; (ii) the appointment of the Sub-Adviser has been duly authorized and (iii) the Trust has acted and will continue to act in conformity with the 1940 Act and other applicable laws.

     9. SERVICES NOT EXCLUSIVE. The services furnished by the Sub-Adviser hereunder are not to be deemed exclusive, and except as the Sub-Adviser may otherwise agree in writing, the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Sub-Adviser, who may also be a trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

     10. DURATION AND TERMINATION.

     (a) This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Portfolios outstanding voting securities, unless UBS GLOBAL AM has authority to enter into this Agreement pursuant to exemptive relief from the SEC without a vote of the Portfolios outstanding voting securities.

     (b) Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Portfolio.

     (c) Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on 30 days written notice to the Sub-Adviser. This Agreement may also be terminated, without the payment of any penalty, by UBS GLOBAL AM: (i) upon 120 days written notice to the Sub-Adviser; (ii) upon material breach by the Sub-Adviser of any of the representations, warranties and agreements set forth in Paragraph 7 of this Agreement, or (iii) immediately if, in the reasonable judgment of UBS GLOBAL AM, the Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement, including circumstances such as financial insolvency of the Sub-Adviser or other circumstances that could adversely affect the Portfolio. The Sub-Adviser may terminate this Agreement at any time, without the payment of any penalty, on 120 days written notice to UBS GLOBAL AM. This Agreement will terminate automatically in the event of its assignment or upon termination of the Management Agreement, as it relates to this Portfolio.

     11. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. To the extent required by applicable law, no amendment of this Agreement shall be effective until approved (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party, and (ii) if the terms of this Agreement shall have changed, by a vote of a majority of the Portfolios outstanding voting securities (except in the case of (ii), pursuant to the terms and conditions of the SEC order permitting it to modify the Agreement without such vote).

     12. GOVERNING LAW. This Agreement shall be construed in accordance with the 1940 Act and the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof. To the extent that the applicable laws of the State of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control.

     13. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms majority of the outstanding voting securities, affiliated person, interested person, assignment, broker, investment adviser, net assets, sale, sell and security shall have the same meanings as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Agreement may be signed in counterpart.

     14. NOTICES. Any notice herein required is to be in writing and is deemed to have been given to the Sub-Adviser or UBS GLOBAL AM upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Agreement will be delivered by personal service, by postage mail return receipt requested or by facsimile machine or a similar means of same delivery which provides evidence of receipt (with a confirming copy by mail as set forth herein). All notices provided to UBS GLOBAL AM will be sent to the attention of the General Counsel. All notices provided to the Sub-Adviser will be sent to the attention of Senior Counsel.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

                               UBS GLOBAL ASSET MANAGEMENT (AMERICAS) INC.
                               51 West 52nd Street
                               New York, New York 10019-6114

Attest:


By:/s/Eric Sanders		 		By:/s/Caren Cunningham
Name: Eric Sanders                 		Name: Caren Cunningham
Title: Director                        		Title: Executive Director




                                    	Pacific Investment Management Company LLC
                                   	840 Newport Center Drive, Suite 300
                                   	Newport Beach, California  92660

					By: /s/Brent L. Holden
					Name:  Brent L. Holden
					Title: Managing Director




X.	UBS PACE Small/Medium Co Growth Equity Investments
A new Sub-Advisory Agreement was entered into with Riverbridge Partners, LLC. A copy of the Sub-Advisory Agreement is attached below.


SUB-ADVISORY AGREEMENT

	Agreement made as of August 1, 2008 between UBS GLOBAL ASSET MANAGEMENT (AMERICAS) INC. (UBS Global Americas), a Delaware corporation, and RIVERBRIDGE PARTNERS, LLC (Sub-Adviser), a Minnesota limited liability company (the Agreement).

RECITALS

	(1) UBS Global Americas has entered into a Management Agreement dated as of
August 1, 2008 (Management Agreement) with UBS PACE Select Advisors Trust, an open-end management investment company registered under the Investment
Company Act of 1940, as amended (1940 Act), with respect to UBS PACE
Small/Medium Co Growth Equity Investments (Portfolio);

	(2) UBS Global Americas is authorized to retain one or more sub-advisers to furnish certain investment advisory services to UBS Global Americas and the Portfolio;

	(3) UBS Global Americas desires to retain the Sub-Adviser to furnish certain investment advisory services to UBS Global Americas and the Portfolio;

and

	(4) The Sub-Adviser is willing to furnish such services;

       NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, UBS Global Americas and the Sub-Adviser agree as follows:

	1. APPOINTMENT. UBS Global Americas hereby appoints the Sub-Adviser as an investment sub-adviser with respect to the Portfolio or Segment for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

	2. DUTIES AS SUB-ADVISER.

	(a) Subject to the supervision and direction of the Trusts Board of Trustees
(the Board) and review by UBS Global Americas, and any written guidelines adopted by the Board or UBS Global Americas, the Sub-Adviser will provide a continuous investment program for the Portfolio or Segment, including investment research and discretionary management with respect to all securities and investments and cash equivalents in the Portfolio or Segment.
The Sub-Adviser will determine from time to time what investments will be purchased, retained or sold by the Portfolio or Segment. The Sub-Adviser will be responsible for placing purchase and sell orders for investments and for other related transactions for the Portfolio or Segment. The
Sub-Adviser understands that the Portfolios assets need to be managed so as to permit the Portfolio to qualify or to continue to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, as amended (Code). The Sub-Adviser will provide services under this Agreement in accordance with the Portfolios investment objective, policies and restrictions as stated in the Trusts currently effective registration statement under the 1940 Act, and any amendments or supplements thereto
(Registration Statement).

	(b) The Sub-Adviser agrees that it will not consult with any other sub-adviser (Other Sub-Adviser) for the Trust or Portfolio concerning any transaction by the Portfolio or Segment in securities or other assets, including (i) the purchase by the Portfolio or Segment of a security issued by the Other Sub-Adviser, or an affiliate of the Other Sub-Adviser, to the Trust or Portfolio except as permitted by the 1940 Act or (ii) transactions by the Portfolio or Segment in any security for which the Other Sub-Adviser, or its affiliate, is the principal underwriter.

	(c) The Sub-Adviser agrees that it will be responsible for voting proxies of issuers of securities held by the Portfolio or Segment. The Sub-Adviser further agrees that it will adopt written proxy voting procedures that shall comply with the requirements of the 1940 Act and the Investment Advisers Act of 1940, as amended (Advisers Act), and that shall be acceptable to the Board. The Sub-Adviser further agrees that it will provide the Board on or before August 1st of each year, or more frequently as the Board may reasonably request, with a written report of the proxies voted during the most recent 12-month period ending June 30, or such other period as the Board may designate, in a format that shall comply with the 1940 Act and that shall be acceptable to the Board.

	(d) The Sub-Adviser agrees that, in placing orders with brokers, it will obtain the best net result in terms of price and execution; provided that, on behalf of the Portfolio or Segment, the Sub-Adviser may, in its discretion, use brokers that provide the Sub-Adviser with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Portfolio or Segment, and the Sub-Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Sub-Advisers determination in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Sub-Adviser to the Portfolio or Segment and its other clients and that the total commissions paid by the Portfolio or Segment will be reasonable in relation to the benefits to the Portfolio or Segment over the long term. In no instance will portfolio securities be purchased from or sold to UBS Global Americas or the Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. The Sub-Adviser may aggregate sales and purchase orders with respect to the assets of the Portfolio or Segment with similar orders being made simultaneously for other accounts advised by the Sub-Adviser or its affiliates. Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Portfolio or Segment and one or more other accounts advised by the Sub-Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account. UBS Global Americas recognizes that in some cases this procedure may adversely affect the results obtained for the Portfolio or Segment.

	Subject to the Sub-Advisers obligations to seek best execution, UBS Global Americas agrees that the Sub-Adviser, in its sole discretion, may place transactions on behalf of the Portfolio and the Trust with any broker-dealer deemed to be an affiliate of the Sub-Adviser (the Affiliated Broker-Dealers) so long as such transactions are effected in conformity with the requirements (including any applicable exemptions and administrative interpretations set forth in Part II of the Sub-Advisers Form ADV Registration Statement on file with the Securities and Exchange Commission (Form ADV)) of Section 11(a)(1)
(H) of the Securities Exchange Act of 1934. In all such dealings, the Affiliated Broker-Dealers shall be authorized and entitled to retain any commissions, remuneration or profits which may be made in such transactions and shall not be liable to account for the same to UBS Global Americas, the Portfolio or the Trust.

	UBS Global Americas further authorizes the Sub-Adviser and its Affiliated Broker-Dealers to execute agency cross transactions (the Cross Transactions) on behalf of the Portfolio and the Trust. Cross Transactions are transactions which may be effected by the Affiliated Broker-Dealers acting for both the Portfolio or the Trust and the counterparty to the transaction. Cross Transactions enable the Sub-Adviser to purchase or sell a block of securities for the Portfolio or the Trust at a set price and possibly avoid an unfavorable price movement that may be created through entrance into the market with such purchase or sale order. As such, the Sub-Adviser believes that Cross Transactions can provide meaningful benefits for the Portfolio and the Trust and its clients generally. UBS Global Americas, the Portfolio and the Trust should be aware, however, that in a Cross Transaction an Affiliated Broker-Dealer will be receiving commissions from both sides of the trade and, therefore, there is a potentially conflicting division of loyalties and responsibilities.

	(e) The Sub-Adviser will maintain all books and records required to be maintained pursuant to Rule 31a-1(b)(2)(ii), (3), (5), (6), (7), (9) and
(10) under the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions by the Sub-Adviser on behalf of the Portfolio or Segment, and will furnish the Board and UBS Global Americas with such periodic and special reports as the Board or UBS Global Americas reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Portfolio or Segment are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for the Portfolio or Segment and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Trust any records which it maintains for the Portfolio or Segment upon request by the Trust.

	(f) At such times as shall be reasonably requested by the Board or UBS Global Americas, the Sub-Adviser will provide the Board and UBS Global Americas with economic and investment analyses and reports as well as quarterly reports setting forth the performance of the Portfolio or Segment and make available to the Board and UBS Global Americas any economic, statistical and investment services that the Sub-Adviser normally makes available to its institutional or other customers.

	(g) In accordance with procedures adopted by the Board, as amended from time to time, the Sub-Adviser is responsible for assisting in the fair valuation of all portfolio securities in the Portfolio or Segment and will use its reasonable efforts to arrange for the provision of a price or prices from one or more parties independent of the Sub-Adviser for each portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.

	3. FURTHER DUTIES. In all matters relating to the performance of this Agreement, the Sub-Adviser will seek to act in conformity with the Trusts Trust Instrument, By-Laws and Registration Statement and with the written instructions and written directions of the Board and UBS Global Americas; and will comply with the requirements of the 1940 Act, and the Advisers Act, and the rules under each, the Code, and all other federal and state laws and regulations applicable to the Trust and the Portfolio. UBS Global Americas agrees to provide to the Sub-Adviser copies of the Trusts Trust Instrument, By-Laws, Registration Statement, written instructions and directions of the Board and UBS Global Americas, and any amendments or supplements to any of these materials as soon as practicable after such materials become available; and further agrees to identify to the Sub-Adviser in writing any broker-dealers that are affiliated with UBS Global Americas (other than UBS Financial Services Inc. and UBS Global Americas itself).

	4. EXPENSES. During the term of this Agreement, the Sub-Adviser will bear all expenses incurred by it in connection with its services under this Agreement. The Sub-Adviser shall not be responsible for any expenses incurred by the Trust, the Portfolio or UBS Global Americas.

	5. COMPENSATION.

	(a) For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Agreement, UBS Global Americas, not the Portfolio, will pay to the Sub-Adviser a fee, computed daily and payable monthly, at an annual rate of 0.40% of the average daily net assets of the Portfolio or Segment allocated to its management (computed in the manner specified in the Management Agreement), and will provide the Sub-Adviser with a schedule showing the manner in which the fee was computed. If the Sub-Adviser is managing a Segment, its fees will be based on the value of the assets of the Portfolio within the Sub-Advisers Segment.

	(b) The fee shall be accrued daily and payable monthly to the Sub-Adviser on or before the last business day of the next succeeding calendar month.

	(c) If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be pro-rated according to the proportion which such period bears to the full month in that such effectiveness or termination occurs.

	6. LIMITATION OF LIABILITY.

	(a) The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio, the Trust or its shareholders or by UBS Global Americas in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

	(b) In no event will the Sub-Adviser have any responsibility for any other portfolio of the Trust, for any portion of the Portfolio not managed by the Sub-Adviser or for the acts or omissions of any Other Sub-Adviser to the Trust or Portfolio.

	In particular, in the event the Sub-Adviser shall manage only a Segment of the Portfolio, the Sub-Adviser shall have no responsibility for the Portfolios being in violation of any applicable law or regulation or investment policy or restriction applicable to the Portfolio as a whole or for the Portfolios failing to qualify as a regulated investment company under the Code, if the securities and other holdings of the Segment of the Portfolio managed by the Sub-Adviser are such that such Segment would not be in such violation or fail to so qualify if such Segment were deemed a separate series of the Trust or a separate regulated investment company under the Code.

	Nothing in this section shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.

	7. REPRESENTATIONS OF SUB-ADVISER. The Sub-Adviser represents, warrants and agrees as follows:

	(a) The Sub-Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement;
(iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify UBS Global Americas of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

	(b) The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide UBS Global
Americas and the Board with a copy of such code of ethics, together with evidence of its adoption. Within fifteen days of the end of the last calendar quarter of each year that this Agreement is in effect, a duly authorized officer of the Sub-Adviser shall certify to UBS Global Americas that the
Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no material violation of the
Sub-Advisers code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of UBS Global Americas, the Sub-Adviser shall permit UBS Global
Americas, its employees or its agents to examine the reports required to be made by the Sub-Adviser pursuant to Rule 17j-1 and all other records relevant to the Sub-Advisers code of ethics.

	(c) The Sub-Adviser has provided UBS Global Americas with a copy of its Form ADV, as most recently filed with the Securities and Exchange Commission
(SEC), and promptly will furnish a copy of all amendments to UBS Global Americas at least annually.

	(d) The Sub-Adviser will notify UBS Global Americas of any change of control of the Sub-Adviser, including any change of its general partners or 25% shareholders or 25% limited partners, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Sub-Adviser, in each case prior to or promptly after such change.

	(e) UBS Global Americas and the Sub-Adviser agree that neither of them nor any of their affiliates, will in any way refer directly or indirectly to their relationship with one another or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of the other, which consent will be promptly provided and not unreasonably withheld.

	8. SERVICES NOT EXCLUSIVE. The services furnished by the Sub-Adviser hereunder are not to be deemed exclusive, and except as the Sub-Adviser may otherwise agree in writing, the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Sub-Adviser, who may also be a trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

	9. DURATION AND TERMINATION.

	(a) This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party
(Independent Trustees), cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Portfolios outstanding voting securities, unless UBS Global Americas has authority to enter into this Agreement pursuant to exemptive relief from the SEC without a vote of the Portfolios outstanding voting securities.

	(b) Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Portfolio.

	(c) Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on 30 days written notice to the Sub-Adviser. This Agreement may also be terminated, without the payment of any penalty, by UBS Global Americas:
(i) upon 120 days written notice to the Sub-Adviser; (ii) upon material breach by the Sub-Adviser of any of the representations, warranties and agreements set forth in Paragraph 7 of this Agreement; or (iii) immediately if, in the reasonable judgment of UBS Global Americas, the Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement, including circumstances such as financial insolvency of the Sub-Adviser or other circumstances that could adversely affect the Portfolio. The
Sub-Adviser may terminate this Agreement at any time, without the payment of any penalty, on 120 days written notice to UBS Global Americas. This
Agreement will terminate automatically in the event of its assignment or upon termination of the Management Agreement, as it relates to this Portfolio.

	10. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. To the extent required by applicable law, no amendment of this Agreement shall be effective until approved (i) by a vote of a majority of the Independent Trustees, and
(ii) if the terms of this Agreement shall have changed, by a vote of a majority of the Portfolios outstanding voting securities (except in the case of (ii), pursuant to the terms and conditions of the SEC order permitting it to modify the Agreement without such vote).

	11. GOVERNING LAW. This Agreement shall be construed in accordance with the
1940 Act and the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the
1940 Act, the latter shall control.

	12. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms majority of the outstanding voting securities, affiliated person, interested person, assignment, broker, investment adviser, net assets, sale, sell and security shall have the same meanings as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Agreement may be signed in counterpart.

       13. NOTICES. Any notice herein required is to be in writing and is deemed to have been given to the Sub-Adviser or UBS Global Americas upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Agreement will be delivered by personal service, by postage mail return receipt requested or by facsimile machine or a similar means of same delivery which provides evidence of receipt (with a confirming copy by mail as set forth herein). All notices provided to UBS Global Americas will be sent to the attention of: General Counsel, UBS Global Asset Management (Americas) Inc., 1 North Wacker Drive, Chicago, Illinois 60606. All notices provided to the Sub-Adviser will be sent to the attention of: Mr. Rick D. Moulton, Riverbridge Partners, LLC, 527 Marquette Avenue South, Suite 1200, Minneapolis, MN 55402
(fax: 612-904-6250).

	IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

				UBS GLOBAL ASSET MANAGEMENT (AMERICAS) INC.
				1 North Wacker Drive
Attest:                         Chicago, Illinois  60606


By:/s/Eric Sanders		 	By:/s/Caren Cunningham
Name: Eric Sanders                 	Name: Caren Cunningham
Title: Director                         Title: Executive Director


				RIVERBRIDGE PARTNERS, LLC
				527 Marquette Avenue South
				Suite 1200
Attest:                         Minneapolis, MN 55402


By:/s/Nancy L. Archer			By:/s/Rick Moulton
Name: Nancy L. Archer			Name: Rick Moulton
Title: Ops./Compliance Officer		Title: Principal




Y.	UBS PACE Global Fixed Income Investments
A new Sub-Advisory Agreement was entered into with Rogge Global Partners plc. A copy of the Sub-Advisory Agreement is attached below.


UB-ADVISORY AGREEMENT

Agreement made as of August 1, 2008 between UBS Global Asset Management Americas) Inc. (UBS Global AM), a Delaware corporation, and Rogge Global Partners plc (Sub-Adviser), an English company (the Agreement).

RECITALS

(1)	UBS Global AM has entered into a Management Agreement dated as of
August 1, 2008 (Management Agreement) with UBS PACE Select Advisors Trust (Trust), an open-end management investment company registered under the Investment Company Act of 1940, as amended (1940 Act), with respect to UBS PACE Global Fixed Income Investments (Portfolio);

(2)	UBS Global AM desires to retain the Sub-Adviser to furnish certain investment advisory services to UBS Global AM and the Portfolio, and in doing so UBS Global AM agrees to be treated as an Intermediate Customer in accordance with the FSA Rules; and

(3)	The Sub-Adviser is willing to furnish such services; Now, therefore, in consideration of the premises and mutual covenants herein contained, UBS Global AM and the Sub-Adviser agree as follows:

1. Appointment. UBS Global AM hereby appoints the Sub-Adviser as an investment sub-adviser with respect to the Portfolio for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

2. Duties as Sub-Adviser.

(a) Subject to the supervision and direction of the Trusts Board of Trustees (the Board) and review by UBS Global AM, and any written guidelines adopted by the Board or UBS Global AM, the Sub-Adviser will provide a continuous investment program for all or a designated portion of the assets (Segment) of the Portfolio, including investment research and discretionary management with respect to all securities and investments and cash equivalents in the Portfolio or Segment. The Sub-Adviser will determine from time to time what investments will be purchased, retained or sold by the Portfolio or Segment. The Sub-Adviser will be responsible for placing purchase and sell orders for investments and for other related transactions for the Portfolio or Segment. The Sub-Adviser will be responsible for voting proxies of issuers of securities held by the Portfolio or Segment. The Sub-Adviser understands that the Portfolios assets need to be managed so as to permit the Portfolio to qualify or to continue to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, as amended (Code). The Sub-Adviser will provide services under this Agreement in accordance with the Portfolios investment objective, policies and restrictions as stated in the Trusts currently effective registration statement under the 1940
Act, and any amendments or supplements thereto (Registration Statement).

(b) The Sub-Adviser agrees that it will not consult with any other sub-adviser (Other Sub-Adviser) for the Trust or Portfolio concerning any transaction by the Portfolio or Segment in securities or other assets, including (i) the purchase by the Portfolio or Segment of a security issued by the Other Sub-Adviser, or an affiliate of the Other Sub-Adviser, to the Trust or Portfolio except as permitted by the 1940 Act or (ii) transactions by the Portfolio or Segment in any security for which the Other Sub-Adviser, or its affiliate, is the principal underwriter.

(c) The Sub-Adviser agrees that, in placing orders with brokers, it will obtain the best net result in terms of price and execution; provided that, on behalf of the Portfolio, the Sub-Adviser may, in its discretion, use brokers that provide the Sub-Adviser with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Portfolio, and the Sub-Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Sub-Advisers determination in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Sub-Adviser to the Portfolio and its other clients and that the total commissions paid by the Portfolio or Segment will be reasonable in relation to the benefits to the Portfolio over the long term. In no instance will portfolio securities be purchased from or sold to UBS Global AM or the Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. The Sub-Adviser may aggregate sales and purchase orders with respect to the assets of the Portfolio or Segment with similar orders being made simultaneously for other accounts advised by the Sub-Adviser or its affiliates. Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Portfolio and one or more other accounts advised by the Sub-Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account. UBS Global AM recognizes that in some cases this procedure may adversely affect the results obtained for the Portfolio or Segment.

(d) The Sub-Adviser will maintain all books and records required to be maintained pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions by the Sub-Adviser on behalf of the Portfolio or Segment, and will furnish the Board and UBS Global AM with such periodic and special reports as the Board or UBS Global AM reasonably may request. In compliance with the requirements of Rule 31 a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Portfolio are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31 a-2 under the 1940 Act any records that it maintains for the Portfolio and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Trust any records which it maintains for the Portfolio upon request by the Trust.

(e) At such times as shall be reasonably requested by the Board or UBS Global AM, the Sub-Adviser will provide the Board and UBS Global AM with economic and investment analyses and reports as well as quarterly reports setting forth the performance of the Portfolio or Segment and make available to the Board and UBS Global AM any economic, statistical and investment services that the Sub-Adviser normally makes available to its institutional or other customers.

(f) In accordance with procedures adopted by the Board, as amended from time to time, the Sub-Adviser is responsible for assisting in the fair valuation of all portfolio securities in the Portfolio or Segment and will use its reasonable efforts to arrange for the provision of a price or prices from one or more parties independent of the Sub-Adviser for each portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.

3. Further Duties. In all matters relating to the performance of this Agreement, the Sub-Adviser will seek to act in conformity with the Trusts Trust Instrument, By-Laws and Registration Statement and with the written instructions and written directions of the Board and UBS Global AM; and will comply with the requirements of the 1940 Act, and the Investment Advisers Act of 1940, as amended (Advisers Act), and the rules under each, the Code, and all other federal and state laws and regulations applicable to the Trust and the Portfolio. UBS Global AM agrees to provide to the Sub-Adviser copies of the Trusts Trust Instrument, By-Laws, Registration Statement, written instructions and directions of the Board and UBS Global AM, and any amendments or supplements to any of these materials as soon as practicable after such materials become available; and further agrees to identify to the Sub-Adviser in writing any broker-dealers that are affiliated with UBS Global AM (other than UBS Financial Services Inc. and UBS Global Asset Management (US) Inc.).

4. Expenses. During the terms of this Agreement, the Sub-Adviser will bear all expenses incurred by it in connection with its services under this Agreement. The Sub-Adviser shall not be responsible for any expenses incurred by the Trust, the Portfolio or UBS Global AM.

5. Compensation.

(a) For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Agreement, UBS Global AM, not the Portfolio, will pay to the Sub-Adviser a fee, computed daily and payable monthly, at an annual rate of 0.25% on assets up to $150 million; at an annual rate of 0.18% on the next $350 million of assets; and at an annual rate of 0.15% on assets over $500 million of the average daily net assets of the Portfolio or Segment allocated to its management (computed in the manner specified in the Management Agreement), and will provide the Sub-Adviser with a schedule showing the manner in which the fee was computed. If the Sub-Adviser is managing a Segment, its fees will be based on the value of the assets of the Portfolio within the Sub-Advisers Segment.

(b) The fee shall be accrued daily and payable monthly to the Sub-Adviser on or before the last business day of the next succeeding calendar month.

(c) If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case maybe, shall be pro-rated according to the proportion which such period bears to the full month in that such effectiveness or termination occurs.

6. Limitation Of Liability.

(a) The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio, the Trust or its shareholders or by UBS Global AM in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

(b) In no event will the Sub-Adviser have any responsibility for any other series of the Trust, for any portion of the Portfolio not managed by the Sub-Adviser or for the acts or omissions of any other sub-adviser to the Trust or Portfolio.

In particular, in the event the Sub-Adviser shall manage only a portion of the Portfolios investments, the Sub-Adviser shall have no responsibility for the Portfolios being in violation of any applicable law or regulation or investment policy or restriction applicable to the Portfolio as a whole or for the Portfolios failing to qualify as a regulated investment company under the Code, if the securities and other holdings of the Segment of the Portfolio managed by the Sub-Adviser are such that such Segment would not be in such violation or fail to so qualify if such Segment were deemed a separate series of the Trust or a separate regulated investment company under the Code. Nothing in this section shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.

7. Representations of Sub-Adviser. The Sub-Adviser represents, warrants and agrees as follows:

(a) The Sub-Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement;
(iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify UBS Global AM of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

(b) The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide UBS Global
AM and the Board with a copy of such code of ethics, together with evidence of its adoption. Within fifteen days of the end of the last calendar quarter of each year that this Agreement is in effect, the president or a vice-president of the Sub-Adviser shall certify to UBS Global AM that the Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no material violation of the Sub-Advisers code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of UBS Global AM, the Sub-Adviser shall permit UBS Global
AM, its employees or its agents to examine the reports required to be made by the Sub-Adviser pursuant to Rule 17j-1 and all other records relevant to the Sub-Advisers code of ethics.

(c) The Sub-Adviser has provided UBS Global AM with a copy of its Form ADV, as most recently filed with the Securities and Exchange Commission (SEC), and promptly will furnish a copy of all amendments to UBS Global AM at least annually.

(d) The Sub-Adviser will notify UBS Global AM of any change of control of the Sub-Adviser, including any change of its general partners or 25% shareholders or 25% limited partners, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Sub-Adviser, in each case prior to or promptly after such change.

(e) The Sub-Adviser agrees that neither it, nor any of its affiliates, will in any way refer directly or indirectly to its relationship with the Trust, the Portfolio; UBS Global AM or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of UBS Global AM.

8. Services Not Exclusive. The services furnished by the Sub-Adviser hereunder are not to be deemed exclusive, and except as the Sub-Adviser may otherwise agree in writing, the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Sub-Adviser, who may also be a trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

9. Duration and Termination.

(a) This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party (Independent Trustees), cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Portfolios outstanding voting securities, unless UBS Global AM has authority to enter into this Agreement pursuant to exemptive relief from the SEC without a vote of the Portfolios outstanding voting securities.

(b) Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees,cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Portfolio.

(c) Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on 30 days written notice to the Sub-Adviser. This Agreement may also be terminated, without the payment of any penalty, by UBS Global AM: (i) upon 120 days written notice to the Sub-Adviser; (ii) upon material breach by the Sub-Adviser of any of the representations, warranties and agreements set forth in Paragraph 7 of this Agreement; or (iii) immediately if, in the reasonable judgment of UBS Global AM, the Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement, including circumstances such as financial insolvency of the Sub-Adviser or other circumstances that could adversely affect the Portfolio. The Sub-Adviser may terminate this Agreement at any time, without the payment of any penalty, on 120 days written notice to UBS Global AM. This Agreement will terminate automatically in the event of its assignment or upon termination of the Management Agreement, as it relates to this Portfolio.

10. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. To the extent required by applicable law, no amendment of this Agreement shall be effective until approved (i) by a vote of a majority of the Independent Trustees, and
(ii) if the terms of this Agreement shall have changed, by a vote of a majority of the Portfolios outstanding voting securities (except in the case of (ii), pursuant to the terms and conditions of the SEC order permitting it to modify the Agreement without such vote).

11. Governing Law. This Agreement shall be construed in accordance with the 1940 Act and the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

12. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms majority of the outstanding voting securities, affiliated person, interested person, assignment, broker, investment adviser, net assets, sale, sell and security shall have the same meanings as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Agreement may be signed in counterpart.

13. Notices. Any notice herein required is to be in writing and is deemed to have been given to the Sub-Adviser or UBS Global AM upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Agreement will be delivered bypersonal service, by postage mail return receipt requested or by facsimile machine or a similar means of same delivery which providers evidence of receipt (with a confirming copy by mail as set forth herein). All notices provided to UBS Global AM will be sent to the attention of its General Counsel. All notices provided to the Sub-Adviser will be sent to the attention of the Compliance Officer.

In witness whereof, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.



				UBS Global Asset Management (Americas) Inc.
                                51 West 52nd Street
                                New York, NY 10019

Attest:
By:/s/Eric Sanders		 		By:/s/Caren Cunningham
Name: Eric Sanders                 		Name: Caren Cunningham
Title: Director  & Assoc Gen Counsel     	Title: Exec. Dir & Sr. Assoc GC


                                       		Rogge Global Partners plc
                                       		Sion Hall
                                       		56 Victoria Embankment
                                       		London, EC4Y 0DZ, England
Attest:

By:/s/Adrian James		 	By:/s/R. Beck
Name: Adrian James			Name: R. Beck
Title: Director				Title: Director


Z.	UBS PACE Large Co Growth Equity Investments
A new Sub-Advisory Agreement was entered into with SSGA Funds Management, Inc. A copy of the Sub-Advisory Agreement is attached below.


SUB-ADVISORY AGREEMENT

     Agreement made as of August 1, 2008 between UBS GLOBAL ASSET MANAGEMENT (AMERICAS) INC. (UBS Global Americas), a Delaware corporation, and SSGA FUNDS MANAGEMENT, INC. (Sub-Adviser), a Massachusetts corporation (the Agreement).

RECITALS

     (1) UBS Global Americas has entered into a Management Agreement dated as of August 1, 2008 (Management Agreement) with UBS PACE Select Advisors Trust (Trust), an open-end management investment company registered under the Investment Company Act of 1940, as amended (1940 Act), with respect to UBS PACE LARGE CO GROWTH EQUITY INVESTMENTS (Portfolio);

     (2) UBS Global Americas desires to retain the Sub-Adviser to furnish certain investment advisory services to UBS Global Americas and the Portfolio; And

     (3) The Sub-Adviser is willing to furnish such services;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, UBS Global Americas and the Sub-Adviser agree as follows:

     1. APPOINTMENT. UBS Global Americas hereby appoints the Sub-Adviser as an investment sub-adviser with respect to the Portfolio for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

     2. DUTIES AS SUB-ADVISER.

     (a) Subject to the supervision and direction of the Trusts Board of Trustees (the Board) and review by UBS Global Americas, and any written guidelines adopted by the Board or UBS Global Americas, the Sub-Adviser will provide a continuous investment program for all or a designated portion of the assets (Segment) of the Portfolio, including investment research and discretionary management with respect to all securities and investments and cash equivalents in the Portfolio or Segment. The Sub-Adviser will determine from time to time what investments will be purchased, retained or sold by the Portfolio or Segment. The Sub-Adviser will be responsible for placing purchase and sell orders for investments and for other related transactions for the Portfolio or Segment. The Sub-Adviser will be responsible for voting proxies of issuers of securities held by the Portfolio or Segment. The Sub-Adviser understands that the Portfolios assets need to be managed so as to permit the Portfolio to qualify or to continue to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, as amended
(Code). The Sub-Adviser will provide services under this Agreement in accordance with the Portfolios investment objective, policies and restrictions as stated in the Trusts currently effective registration statement under the 1940 Act, and any amendments or supplements thereto (Registration Statement).

     (b) The Sub-Adviser agrees that it will not consult with any other sub-adviser (Other Sub-Adviser) for the Trust or Portfolio concerning any transaction by the Portfolio or Segment in securities or other assets, including (i) the purchase by the Portfolio or Segment of a security issued by the Other Sub-Adviser, or an affiliate of the Other Sub-Adviser, to the Trust or Portfolio except as permitted by the 1940 Act or (ii) transactions by the Portfolio or Segment in any security for which the Other Sub-Adviser, or its affiliate, is the principal underwriter.

     (c) The Sub-Adviser agrees that, in placing orders with brokers, it will obtain the best net result in terms of price and execution; provided that, on behalf of the Portfolio, the Sub-Adviser may, in its discretion, use brokers that provide the Sub-Adviser with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Portfolio, and the Sub-Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Sub-Advisers determination in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Sub-Adviser to the Portfolio and its other clients and that the total commissions paid by the Portfolio or Segment will be reasonable in relation to the benefits to the Portfolio over the long term. In no instance will portfolio securities be purchased from or sold to UBS Global Americas or the Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. The Sub-Adviser may aggregate sales and purchase orders with respect to the assets of the Portfolio or Segment with similar orders being made simultaneously for other accounts advised by the Sub-Adviser or its affiliates. Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Portfolio and one or more other accounts advised by the Sub-Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account. UBS Global Americas recognizes that in some cases this procedure may adversely affect the results obtained for the Portfolio or Segment.

     (d) The Sub-Adviser will maintain all books and records required to be maintained pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions by the Sub-Adviser on behalf of the Portfolio or Segment, and will furnish the Board and UBS Global Americas with such periodic and special reports as the Board or UBS Global Americas reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Portfolio are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for the Portfolio and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Trust any records which it maintains for the Portfolio upon request by the Trust.

     (e) At such times as shall be reasonably requested by the Board or UBS Global Americas, the Sub-Adviser will provide the Board and UBS Global Americas with economic and investment analyses and reports as well as quarterly reports setting forth the performance of the Portfolio or Segment and make available to the Board and UBS Global Americas any economic, statistical and investment services that the Sub-Adviser normally makes available to its institutional or other customers.

     (f) In accordance with procedures adopted by the Board, as amended from time to time, the Sub-Adviser is responsible for assisting in the fair valuation of all portfolio securities in the Portfolio or Segment and will use its reasonable efforts to arrange for the provision of a price or prices from one or more parties independent of the Sub-Adviser for each portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.

     3. FURTHER DUTIES. In all matters relating to the performance of this Agreement, the Sub-Adviser will seek to act in conformity with the Trusts Trust Instrument, By-Laws and Registration Statement and with the written instructions and written directions of the Board and UBS Global Americas; and will comply with the requirements of the 1940 Act, and, to the extent applicable, the Investment Advisers Act of 1940, as amended (Advisers Act), and the rules under each, the Code, and all other federal and state laws and regulations applicable to the Trust and the Portfolio. UBS Global Americas agrees to provide to the Sub-Adviser copies of the Trusts Trust Instrument, By-Laws, Registration Statement, written instructions and directions of the Board and UBS Global Americas, and any amendments or supplements to any of these materials as soon as practicable after such materials become available; and further agrees to identify to the Sub-Adviser in writing any broker-dealers that are affiliated with UBS Global Americas (other than UBS Financial Services Inc.).

     4. EXPENSES. During the term of this Agreement, the Sub-Adviser will bear all expenses incurred by it in connection with its services under this Agreement. The Sub-Adviser shall not be responsible for any expenses incurred by the Trust, the Portfolio or UBS Global Americas.

     5. COMPENSATION.

     (a) For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Agreement, UBS Global Americas, not the Portfolio, will pay to the Sub-Adviser a fee, computed daily and payable monthly, at an annual rate of 0.15% of the average daily net assets of the Portfolio or Segment allocated to its management (computed in the manner specified in the Management Agreement), and will provide the Sub-Adviser with a schedule showing the manner in which the fee was computed. If the Sub-Adviser is managing a Segment, its fees will be based on the value of the assets of the Portfolio within the Sub-Advisers Segment.

     (b) The fee shall be accrued daily and payable monthly to the Sub-Adviser on or before the last business day of the next succeeding calendar month.

     (c) If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be pro-rated according to the proportion which such period bears to the full month in that such effectiveness or termination occurs.

     6. LIMITATION OF LIABILITY.

     (a) The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio, the Trust or its shareholders or by UBS Global Americas in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

     (b) In no event will the Sub-Adviser have any responsibility for any other series of the Trust, for any portion of the Portfolio not managed by the Sub-Adviser or for the acts or omissions of any other sub-adviser to the Trust or Portfolio.

     In particular, in the event the Sub-Adviser shall manage only a portion of the Portfolios investments, the Sub-Adviser shall have no responsibility for the Portfolios being in violation of any applicable law or regulation or investment policy or restriction applicable to the Portfolio as a whole or for the Portfolios failing to qualify as a regulated investment company under the Code, if the securities and other holdings of the Segment of the Portfolio managed by the Sub-Adviser are such that such Segment would not be in such violation or fail to so qualify if such Segment were deemed a separate series of the Trust or a separate regulated investment company under the Code.

     Nothing in this section shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.

     7. REPRESENTATIONS OF SUB-ADVISER. The Sub-Adviser represents, warrants and agrees as follows:

     (a) The Sub-Adviser (i) is registered as an investment adviser under the Advisers Act; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify UBS Global Americas of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

     (b) The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide UBS Global Americas and the Board with a copy of such code of ethics, together with evidence of its adoption. Within fifteen days of the end of the last calendar quarter of each year that this Agreement is in effect, the president or a vice-president of the Sub-Adviser shall certify to UBS Global Americas that the Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no material violation of the Sub-Advisers code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of UBS
Global Americas, the Sub-Adviser shall permit UBS Global Americas, its employees or its agents to examine the reports required to be made by the Sub-Adviser pursuant to Rule 17j-1 and all other records relevant to the Sub-Advisers code of ethics.

     (c) The Sub-Adviser will notify UBS Global Americas of any change of control of the Sub-Adviser, including any change of its general partners or 25% shareholders or 25% limited partners, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Sub-Adviser, in each case prior to or promptly after such change.

     (d) The Sub-Adviser agrees that neither it, nor any of its affiliates, will in any way refer directly or indirectly to its relationship with the Trust, the Portfolio, UBS Global Americas or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of UBS Global Americas.

     8. SERVICES NOT EXCLUSIVE. The services furnished by the Sub-Adviser hereunder are not to be deemed exclusive, and except as the Sub-Adviser may otherwise agree in writing, the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Sub-Adviser, who may also be a trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

     9. DURATION AND TERMINATION.

     (a) This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party(Independent Trustees), cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Portfolios outstanding voting securities, unless UBS Global Americas has authority to enter into this Agreement pursuant to exemptive relief from the SEC without a vote of the Portfolios outstanding voting securities.

     (b) Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and
(ii) by the Board or by vote of a majority of the outstanding voting securities of the Portfolio.

     (c) Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on 30 days written notice to the Sub-Adviser. This Agreement may also be terminated, without the payment of any penalty, by UBS Global Americas: (i) upon 120 days written notice to the Sub-Adviser; (ii) upon material breach by the Sub-Adviser of any of the representations, warranties and agreements set forth in Paragraph 7 of this Agreement; or (iii) immediately if, in the reasonable judgment of UBS Global Americas, the Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement, including circumstances such as financial insolvency of the Sub-Adviser or other circumstances that could adversely affect the Portfolio. The Sub-Adviser may terminate this Agreement at any time, without the payment of any penalty, on 120 days written notice to UBS Global Americas.

This Agreement will terminate automatically in the event of its assignment or upon termination of the Management Agreement, as it relates to this Portfolio.

     10. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. To the extent required by applicable law, no amendment of this Agreement shall be effective until approved (i) by a vote of a majority of the Independent Trustees, and (ii) if the terms of this Agreement shall have changed, by a vote of a majority of the Portfolios outstanding voting securities (except in the case of (ii), pursuant to the terms and conditions of the SEC order permitting it to modify the Agreement without such vote).

     11. GOVERNING LAW. This Agreement shall be construed in accordance with the1940 Act and the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

     12. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms majority of the outstanding voting securities, affiliated person, interested person, assignment, broker, investment adviser, net assets, sale, sell and security shall have the same meanings as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Agreement may be signed in counterpart.

     13. NOTICES. Any notice herein required is to be in writing and is deemed to have been given to the Sub-Adviser or UBS Global Americas upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Agreement will be delivered by personal service, by postage mail return receipt requested or by facsimile machine or a similar means of same delivery which provides evidence of receipt (with a confirming copy by mail as set forth herein). All notices provided to UBS Global Americas will be sent to the attention of its General Counsel. All notices provided to the Sub-Adviser will be sent to the attention of the Chief Compliance Officer.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

                                          UBS GLOBAL ASSET MANAGEMENT
                                          (AMERICAS) INC.
                                          1 North Wacker Drive
                                          Chicago, Illinois 60606
Attest:


By:/s/Eric Sanders		 	  By:/s/Caren Cunningham
Name: Eric Sanders                 	  Name: Caren Cunningham
Title: Director                      	  Title: Executive Director


                                          SSGA FUNDS MANAGEMENT, INC.
                                          Two International Place
                                          Boston, Massachusetts 02110
Attest:


By:/s/Mark Duggan		          By:/s/James Ross
Name: Mark Duggan			  Name: James Ross
Title: Clerk            		  Title: President




AA. UBS PACE Municipal Fixed Income Investments
A new Sub-Advisory Agreement was entered into with Standish Mellon Asset Management Company LLC. A copy of the Sub-Advisory Agreement is attached below.


SUB-ADVISORY AGREEMENT

     Agreement made as of August 1, 2008 between UBS GLOBAL ASSET MANAGEMENT (AMERICAS) INC. (UBS Global Americas), a Delaware corporation, and STANDISH MELLON ASSET MANAGEMENT COMPANY LLC (Sub-Adviser), a limited liability company (the Agreement).

RECITALS

     (1) UBS Global Americas has entered into a Management Agreement dated as of August 1, 2008 (Management Agreement) with UBS PACE Select Advisors Trust (Trust), an open-end management investment company registered under the Investment Company Act of 1940, as amended (1940 Act), with respect to UBS PACE MUNICIPAL FIXED INCOME INVESTMENTS (Portfolio);

     (2) UBS Global Americas desires to retain the Sub-Adviser to furnish certain investment advisory services to UBS Global Americas and the Portfolio; and

     (3) the Sub-Adviser is willing to provide such services;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, UBS Global Americas and the Sub-Adviser agree as follows:

     1. APPOINTMENT. UBS Global Americas hereby appoints the Sub-Adviser as an investment sub-adviser with respect to the Portfolio for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

     2. DUTIES AS SUB-ADVISER.

     (a) Subject to the supervision and direction of the Trusts Board of Trustees (the Board) and review by UBS Global Americas, and any written guidelines adopted by the Board or UBS Global Americas, the Sub-Adviser will provide a continuous investment program for all or a designated portion of the assets (Segment) of the Portfolio, including investment research and discretionary management with respect to all securities and investments and cash equivalents in the Portfolio or Segment. The Sub-Adviser may from time to time seek research assistance and may rely upon resources available to it through its affiliated companies to the extent such actions would not constitute an assignment for purposes of the 1940 Act but in no case shall such assistance and/or reliance relieve the Sub-Adviser of any of its obligations hereunder, nor shall the Portfolio or Segment or UBS Global Americas be responsible for any additional fees or expenses hereunder as a result. The Sub-Adviser will determine from time to time what investments will be purchased, retained or sold by the Portfolio or Segment. The Sub-Adviser will be responsible for placing purchase and sell orders for investments and for other related transactions for the Portfolio or Segment. The Sub-Adviser will be responsible for voting proxies of issuers of securities held by the Portfolio or Segment. The Sub-Adviser understands that the Portfolios assets need to be managed so as to permit the Portfolio to qualify or to continue to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, as amended (Code). The Sub-Adviser will provide services under this Agreement in accordance with the Portfolios investment objective, policies and restrictions as stated in the Trusts currently effective registration statement under the 1940 Act, and any amendments or supplements thereto (Registration Statement).

     (b) The Sub-Adviser agrees that it will not consult with any other sub-adviser (Other Sub-Adviser) for the Trust or Portfolio concerning any transaction by the Portfolio or Segment in securities or other assets, including (i) the purchase by the Portfolio or Segment of a security issued by the Other Sub-Adviser, or an affiliate of the Other Sub-Adviser, to the Trust or Portfolio except as permitted by the 1940 Act or (ii) transactions by the Portfolio or Segment in any security for which the Other Sub-Adviser, or its affiliate, is the principal underwriter.

     (c) The Sub-Adviser agrees that, in placing orders with brokers, it will obtain the best net result in terms of price and execution; provided that, on behalf of the Portfolio, the Sub-Adviser may, in its discretion, use brokers that provide the Sub-Adviser with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Portfolio, and the Sub-Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Sub-Advisers determination in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Sub-Adviser to the Portfolio and its other clients and that the total commissions paid by the Portfolio or Segment will be reasonable in relation to the benefits to the Portfolio over the long term. In no instance will portfolio securities be purchased from or sold to UBS Global Americas or the Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. The Sub-Adviser may aggregate sales and purchase orders with respect to the assets of the Portfolio or Segment with similar orders being made simultaneously for other accounts advised by the Sub-Adviser or its affiliates. Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Portfolio and one or more other accounts advised by the Sub-Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account. UBS Global Americas recognizes that in some cases this procedure may adversely affect the results obtained for the Portfolio or Segment.

     (d) The Sub-Adviser will maintain all books and records required to be maintained pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions by the Sub-Adviser on behalf of the Portfolio or Segment, and will furnish the Board and UBS Global Americas with such periodic and special reports as the Board or UBS Global Americas reasonably may request. In compliance with the requirements of Rule
31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Portfolio are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31 a-2 under the 1940 Act any records that it maintains for the Portfolio and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Trust any records which it maintains for the Portfolio upon request by the Trust.

     (e) At such times as shall be reasonably requested by the Board or UBS Global Americas, the Sub-Adviser will provide the Board and UBS Global Americas with economic and investment analyses and reports as well as quarterly reports setting forth the performance of the Portfolio or Segment and make available to the Board and UBS Global Americas any economic, statistical and investment services that the Sub-Adviser normally makes available to its institutional or other customers.

     (f) In accordance with procedures adopted by the Board, as amended from time to time, the Sub-Adviser is responsible for assisting in the fair valuation of all portfolio securities in the Portfolio or Segment and will use its reasonable efforts to arrange for the provision of a price or prices from one or more parties independent of the Sub-Adviser for each portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.

     3. FURTHER DUTIES. In all matters relating to the performance of this Agreement, the Sub-Adviser will seek to act in conformity with the Trusts Trust Instrument, By-Laws and Registration Statement and with the written instructions and written directions of the Board and UBS Global Americas; and will comply with the requirements of the 1940 Act, and the Investment Advisers Act of 1940, as amended (Advisers Act), and the rules under each, the Code, and all other federal and state laws and regulations applicable to the Trust and the Portfolio. UBS Global Americas agrees to provide to the Sub-Adviser copies of the Trusts Trust Instrument, By-Laws, Registration Statement, written instructions and directions of the Board and UBS Global Americas, and any amendments or supplements to any of these materials as soon as practicable after such materials become available; and further agrees to identify to the Sub-Adviser in writing any broker-dealers that are affiliated with UBS Global Americas (other than UBS Financial Services Inc.).

     4. EXPENSES. During the term of this Agreement, the Sub-Adviser will bear all expenses incurred by it in connection with its services under this Agreement. The Sub-Adviser shall not be responsible for any expenses incurred by the Trust, the Portfolio or UBS Global Americas.

     5. COMPENSATION.

     (a) For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Agreement, UBS Global Americas, not the Portfolio, will pay to the Sub-Adviser a fee, computed daily and payable monthly, at an annual rate of 0.20% of the average daily net assets up to and including $60 million and 0.15% of the average daily net assets in excess of $60 million of the Portfolio or Segment allocated to its management (computed in the manner specified in the Management Agreement), and will provide the Sub-Adviser with a schedule showing the manner in which the fee was computed. If the Sub-Adviser is managing a Segment, its fees will be based on the value of the assets of the Portfolio within the Stub-Advisers Segment.

     (b) The fee shall be accrued daily and payable monthly to the Sub-Adviser on or before the last business day of the next succeeding calendar month.

     (c) If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be pro-rated according to the proportion which such period bears to the full month in that such effectiveness or termination occurs.

     6. LIMITATION OF LIABILITY.

     (a) The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio, the Trust or its shareholders or by UBS Global Americas in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

     (b) In no event will the Sub-Adviser have any responsibility for any other series of the Trust, for any portion of the Portfolio not managed by the Sub-Adviser or for the acts or omissions of any other sub-adviser to the Trust or Portfolio, the Trusts custodian, administrator, distributor or any broker-dealer selected with due care by the Sub-Adviser to effect transactions for the Portfolio.

     In particular, in the event the Sub-Adviser shall manage only a portion of the Portfolios investments, the Sub-Adviser shall have no responsibility for the Portfolios being in violation of any applicable law or regulation or investment policy or restriction applicable to the Portfolio as a whole or for the Portfolios failing to qualify as a regulated investment company under the Code, if the securities and other holdings of the Segment of the Portfolio managed by the Sub-Adviser are such that such Segment would not be in such violation or fail to so qualify if such Segment were deemed a separate series of the Trust or a separate regulated investment company under the Code.

     Nothing in this section shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.

     7. REPRESENTATIONS OF SUB-ADVISER. The Sub-Adviser represents, warrants and agrees as follows:

     (a) The Sub-Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement;
(iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify UBS Global Americas of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to
Section 9(a) of the 1940 Act or otherwise.

     (b) The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide UBS Global Americas and the Board with a copy of such code of ethics, together with evidence of its adoption. Within fifteen days of the end of the last calendar quarter of each year that this Agreement is in effect, the president or a vice-president of the Sub-Adviser shall certify to UBS Global Americas that the Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no material violation of the Sub-Advisers code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of UBS Global Americas, the Sub-Adviser shall permit UBS Global Americas, its employees or its agents to examine the reports required to be made by the Sub-Adviser pursuant to Rule 17j-1 and all other records relevant to the Sub-Advisers code of ethics.

     (c) The Sub-Adviser has provided UBS Global Americas with a copy of its Form ADV, as most recently filed with the Securities and Exchange Commission
(SEC), and promptly will furnish a copy of all amendments to UBS Global Americas at least annually.

     (d) The Sub-Adviser will notify UBS Global Americas of any change of control of the Sub-Adviser, including any change of its general partners or 25% shareholders or 25% limited partners, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Sub-Adviser, in each case prior to or promptly after such change.

     (e) The Sub-Adviser agrees that neither it, nor any of its affiliates, will in any way refer directly or indirectly to its relationship with the Trust, the Portfolio, UBS Global Americas or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of UBS Global Americas.

     8. SERVICES NOT EXCLUSIVE. The services furnished by the Sub-Adviser hereunder are not to be deemed exclusive, and except as the Sub-Adviser may otherwise agree in writing, the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Sub-Adviser, who may also be a trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

     9. DURATION AND TERMINATION.

     (a) This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party(Independent Trustees), cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Portfolios outstanding voting securities, unless UBS Global Americas has authority to enter into this Agreement pursuant to exemptive relief from the SEC without a vote of the Portfolios outstanding voting securities.

     (b) Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and
(ii) by the Board or by vote of a majority of the outstanding voting securities of the Portfolio.

     (c) Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on 30 days written notice to the Sub-Adviser. This Agreement may also be terminated, without the payment of any penalty, by UBS Global Americas: (1) upon 120 days written notice to the Sub-Adviser; (ii) upon material breach by the Sub-Adviser of any of the representations, warranties and agreements set forth in Paragraph 7 of this Agreement; or (iii) immediately if, in the reasonable judgment of UBS Global Americas, the Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement, including circumstances such as financial insolvency of the Sub-Adviser or other circumstances that could adversely affect the Portfolio. The Sub-Adviser may terminate this Agreement at any time, without the payment of any penalty, on 120 days written notice to UBS Global Americas. This Agreement will terminate automatically in the event of its assignment or upon termination of the Management Agreement, as it relates to this Portfolio.

     10. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. To the extent required by applicable law, no amendment of this Agreement shall be effective until approved (i) by a vote of a majority of the Independent Trustees, and (ii) if the terms of this Agreement shall have changed, by a vote of a majority of the Portfolios outstanding voting securities (except in the case of (ii), pursuant to the terms and conditions of the SEC order permitting it to modify the Agreement without such vote).

     11. GOVERNING LAW. This Agreement shall be construed in accordance with the 1940 Act and the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

     12. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms majority of the outstanding voting securities, affiliated person, interested person, assignment, broker, investment adviser, net assets, sale, sell and security shall have the same meanings as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of thisAgreement is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Agreement may be signed in counterpart.

     13. NOTICES. Any notice herein required is to be in writing and is deemed to have been given to the Sub-Adviser or UBS Global Americas upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Agreement will be delivered by personal service, by postage mail return receipt requested or by facsimile machine or a similar means of same delivery which provides evidence of receipt (with a confirming copy by mail as set forth herein). All notices provided to UBS Global Americas will be sent to the attention of the General Counsel. All notices provided to the Sub-Adviser will be sent to the attention of the Compliance Officer.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

                                        UBS GLOBAL ASSET
                                        MANAGEMENT (AMERICAS) INC.
                                       	1 North Wacker Drive
                                        Chicago, Illinois 60606

Attest:


By:/s/Eric Sanders		 	By:/s/Caren Cunningham
Name: Eric Sanders                 	Name: Caren Cunningham
Title: Director                         Title: Executive Director

Attest:


                                        STANDISH MELLON ASSET
                                        MANAGEMENT COMPANY LLC
                                        201 Washington Street, 29th Floor
                                        Boston, MA 02111


By:/s/Ann Freeman		        By:/s/James Desmond McIntyre
Name: Ann Freeman			Name: James Desmond McIntyre
Title: Compliance Officer     		Title: President




BB. UBS PACE Alternative Strategies Investments
A new Sub-Advisory Agreement was entered into with Wellington Management Company, LLP. A copy of the Sub-Advisory Agreement is attached below.



SUB-ADVISORY AGREEMENT

     Agreement made as of August 1, 2008 between UBS GLOBAL ASSET MANAGEMENT (AMERICAS) INC. (UBS Global AM), a Delaware corporation, and WELLINGTON MANAGEMENT COMPANY, LLP(Sub-Adviser), a Massachusetts limited liability partnership (the
Agreement).

RECITALS

     (1) UBS Global AM has entered into an Investment Management and Administration Agreement dated as of August 1, 2008 (Management Agreement), with UBS PACE Select Advisors Trust (formerly known as Managed Accounts Services Portfolio Trust (Trust)), an open-end management investment company registered under the Investment Company Act of 1940, as amended (1940 Act), with respect to UBS PACE Alternative Strategies Investments (Portfolio).

     (2) UBS GLOBAL Americas is authorized to retain one or more sub-advisers to furnish certain advisory services to UBS GLOBAL Americas and the Portfolio.

     (3) UBS Global AM desires to retain the Sub-Adviser to furnish certain investment advisory services to UBS Global AM and the Portfolio or a designated portion of the assets (Segment) of the Portfolio; and

     (4) The Sub-Adviser is willing to furnish such services;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, UBS Global AM and the Sub-Adviser agree as follows:

     1. APPOINTMENT. UBS Global AM hereby appoints the Sub-Adviser as an investment sub-adviser with respect to the Portfolio or Segment for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

     2. DUTIES AS SUB-ADVISER.

     (a) Subject to the supervision and direction of the Trusts Board of Trustees (the Board) and review by UBS Global AM, and any written guidelines adopted by the Board or UBS Global AM, the Sub-Adviser will provide a continuous investment program for the Portfolio or Segment, including investment research and discretionary management with respect to all securities and investments and cash equivalents in the Portfolio or Segment. The Sub-Adviser will determine from time to time what investments will be purchased, retained or sold by the Portfolio or Segment. The Sub-Adviser will be responsible for placing purchase and sell orders for investments and for other related transactions for the Portfolio or Segment. The Sub-Adviser understands that the Portfolios assets need to be managed so as to permit the Portfolio to qualify or to continue to qualify as a regulated investment company under Subchapter M of the Internal Revenue
Code, as amended (Code). The Sub-Adviser will provide services under this Agreement in accordance with the Portfolios investment objective, policies and restrictions as stated in the Trusts currently effective registration statement under the 1940 Act, and any amendments or supplements thereto (Registration Statement).

     (b) The Sub-Adviser agrees that it will not consult with any other sub-adviser (Other Sub-Adviser) for the Trust or Portfolio concerning any transaction by the Portfolio or Segment in securities or other assets, including (i) the purchase by the Portfolio or Segment of a security issued by the Other Sub-Adviser, or an affiliate of the Other Sub-Adviser, to the Trust or Portfolio except as permitted by the 1940 Act or (ii) transactions by the Portfolio or Segment in any security for which the Other Sub-Adviser, or its affiliate, is the principal underwriter.

     (c) The Sub-Adviser agrees that it will be responsible for voting proxies of issuers of securities held by the Portfolio or Segment. The Sub-Adviser further agrees that it will adopt written proxy voting procedures that shall comply with the requirements of the 1940 Act and the Investment Advisers Act of 1940, as amended (Advisers Act), and that shall be acceptable to the Board. The Sub-Adviser further agrees that it will provide the Board on or before August 1st of each year, or more frequently as the Board may reasonably request, with a written report of the proxies voted during the most recent 12-month period ending June 30, or such other period as the Board may designate, in a format that shall comply with the 1940 Act and that shall be acceptable to the Board.

     (d) The Sub-Adviser agrees that, in placing orders with brokers, it will seek to obtain the most favorable execution and best available price under the circumstances; provided that, on behalf of the Portfolio or Segment, the Sub-Adviser may, in its discretion, use brokers that provide the Sub-Adviser with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Portfolio or Segment, and the Sub-Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Sub-Advisers determination in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Sub-Adviser to the Portfolio or Segment and its other clients and that the total commissions paid by the Portfolio or Segment will be reasonable in relation to the benefits to the Portfolio or Segment over the long term. In no instance will portfolio securities be purchased from or sold to UBS Global AM or the Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. The Sub-Adviser may aggregate sales and purchase orders with respect to the assets of the Portfolio or Segment with similar orders being made simultaneously for other accounts advised by the Sub-Adviser or its affiliates. Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Portfolio or Segment and one or more other accounts advised by the Sub-Adviser,the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account. UBS Global AM recognizes that in some cases this procedure may adversely affect the results obtained for the Portfolio or Segment.

     Subject to the Sub-Advisers obligations to seek best execution, UBS Global AM agrees that the Sub-Adviser, in its sole discretion, may place transactions on behalf of the Portfolio and the Trust with any broker-dealer deemed to be an affiliate of the Sub-Adviser (the Affiliated Broker-Dealers) so long as such transactions are effected in conformity with the requirements (including any applicable exemptions and administrative interpretations set forth in
Part II of the Sub-Advisers Form ADV Registration Statement on file with the Securities and Exchange Commission (Form ADV)) of Section 11(a)(1)(H) of the Securities Exchange Act of 1934. In all such dealings, the Affiliated Broker-Dealers shall be authorized and entitled to retain any commissions, remuneration or profits which may be made in such transactions and shall not be liable to account for the same to UBS Global AM, the Portfolio or the Trust.

     UBS Global AM further authorizes the Sub-Adviser and its Affiliated Broker-Dealers to execute agency cross transactions (the Cross Transactions) on behalf of the Portfolio and the Trust. Cross Transactions are transactions which may be effected by the Affiliated Broker-Dealers acting for both the Portfolio or the Trust and the counterparty to the transaction. Cross Transactions enable the Sub-Adviser to purchase or sell a block of securities for the Portfolio or the Trust at a set price and possibly avoid an unfavorable price movement that may be created through entrance into the market with such purchase or sale order. As such, the Sub-Adviser believes that Cross Transactions can provide meaningful benefits for the Portfolio and the Trust and its clients generally. UBS Global AM, the Portfolio and the Trust should be aware, however, that in a Cross Transaction an Affiliated Broker-Dealer will be receiving commissions from both sides of the trade and, therefore, there is a potentially conflicting division of loyalties and responsibilities.

     (e) The Sub-Adviser will maintain all books and records required to be maintained pursuant to Rule 31a-1(b)(2)(ii), (3), (5), (6), (7), (9) and (10)
under the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions by the Sub-Adviser on behalf of the Portfolio or Segment, and will furnish the Board and UBS Global AM with such periodic and special reports as the Board or UBS Global AM reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Portfolio or Segment are the property of the Trust, agrees to preserve for the periods prescribed by Rule 3 la-2 under the 1940 Act any records that it maintains for the Portfolio or Segment and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Trust any records which it maintains for the Portfolio or Segment upon request by the Trust.

     (f) At such times as shall be reasonably requested by the Board or UBS Global AM, the Sub-Adviser will provide the Board and UBS Global AM with economic and investment analyses and reports as well as quarterly reports setting forth the performance of the Portfolio or Segment and make available to the Board and UBS Global AM any economic, statistical and investment services that the Sub-Adviser normally makes available to its other U.S. mutual fund subadvisory customers.

     (g) In accordance with procedures adopted by the Board, as amended from time to time, the Sub-Adviser is responsible for assisting in the fair valuation of all portfolio securities in the Portfolio or Segment and will use its reasonable efforts to arrange for the provision of a price or prices from one or more parties independent of the Sub-Adviser for each portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.

     (h) If the Segment has a claim or potential claim in any bankruptcy proceeding, class action securities litigation, or other litigation or proceeding affecting securities held in the Segment, Sub-Adviser will provide the Portfolio or its custodian with reasonable assistance in support of the Portfolios pursuit of such claim while Sub-Adviser manages the assets of the Segment. Notwithstanding anything else to the contrary in this Agreement, Sub-Adviser shall not be required to file claims or take any related actions on behalf of the Segment in regards to class action settlements related to securities currently or previously held in the Segment, but will provide all information reasonably requested by UBS Global AM or the Trust, or their agents regarding the securities involved.

     3. FURTHER DUTIES. In all matters relating to the performance of this Agreement, the Sub-Adviser will seek to act in conformity with the Trusts
Trust Instrument, By-Laws and Registration Statement and with the written instructions and written directions of the Board and UBS Global AM to the extent that the foregoing relate to the services provided by the Sub-Adviser to the Portfolio or Segment; and will comply with the requirements of the 1940 Act, and the Advisers Act, and the rules under each, the Code, and all other federal and state laws and regulations applicable to the Trust and the Portfolio to the extent that the foregoing relate to the services provided by the Sub-Adviser to the Portfolio or Segment. UBS Global AM agrees to provide to the Sub-Adviser copies of the Trusts Trust Instrument, By-Laws, Registration Statement, written instructions and directions of the Board and UBS Global AM, and any amendments or supplements to any of these materials as soon as practicable after such materials become available, provided that UBS Global AM agrees that the Sub-Adviser shall not be required to act in conformity with any of the foregoing, or amendments thereto, until UBS Global AM has provided copies of such documents to the Sub-Adviser; and further agrees to identify to the Sub-Adviser in writing any broker-dealers that are affiliated with UBS Global AM (other than UBS Financial Services Inc. and UBS Global AM itself), provided that UBS Global AM agrees that Sub-Adviser will not be presumed to know such affiliates until such identification has been provided.

     4. EXPENSES. During the term of this Agreement, the Sub-Adviser will bear all expenses incurred by it in connection with its services under this Agreement. The Sub-Adviser shall not be responsible for any expenses incurred by the Trust, the Portfolio or UBS Global AM.

     5. COMPENSATION.

     (a) For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Agreement, UBS Global AM, not the Portfolio, will pay to the Sub-Adviser a fee, computed daily and payable monthly, at an annual rate of 0.75% up to $200 million and 0.725% on assets in excess of $200 million of the average daily net assets of the Portfolio or Segment allocated to its management (computed in the manner specified in the Management Agreement), and will provide the Sub-Adviser with a schedule showing the manner in which the fee was computed. If the Sub-Adviser is managing a Segment, its fees will be based on the value of the assets of the Portfolio within the Sub-Advisers Segment.

     (b) The fee shall be accrued daily and payable monthly to the Sub-Adviser on or before the last business day of the next succeeding calendar month.

     (c) If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be pro-rated according to the proportion which such period bears to the full month in that such effectiveness or termination occurs.

     6. LIMITATION OF LIABILITY.

     (a) The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio, the Trust or its shareholders or by UBS Global AM in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

     (b) In no event will the Sub-Adviser have any responsibility for any other portfolio of the Trust, for any portion of the Portfolio not managed by the Sub-Adviser or for the acts or omissions of any Other Sub-Adviser to the Trust or Portfolio.

     In particular, in the event the Sub-Adviser shall manage only a Segment of the Portfolio, the Sub-Adviser shall have no responsibility for the Portfolios being in violation of any applicable law or regulation or investment policy or restriction applicable to the Portfolio as a whole or for the Portfolios failing to qualify as a regulated investment company under the Code, if the securities and other holdings of the Segment of the Portfolio managed by the Sub-Adviser are such that such Segment would not be in such violation or fail to so qualify if such Segment were deemed a separate series of the Trust or a separate regulated investment company under the Code.

     Nothing in this section shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.

     7. REPRESENTATIONS OF SUB-ADVISER. The Sub-Adviser represents, warrants, and agrees as follows:

     (a) The Sub-Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement;
(iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by thisn Agreement; and (v) will promptly notify UBS Global AM of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

     (b) The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide UBS Global AM and the Board with a copy of such code of ethics, together with evidence of its adoption. Within forty-five days of the end of the last calendar quarter of each year that this Agreement is in effect, a duly authorized officer of the Sub-Adviser shall certify to UBS Global AM that the Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no material violation of the Sub-Advisers code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of UBS Global AM, the Sub-Adviser shall permit UBS Global AM, its employees or its agents to examine the reports required to be made by the Sub-Adviser pursuant to Rule 17j-1 and all other records relevant to the Sub-Advisers code of ethics.

     (c) The Sub-Adviser has provided UBS Global AM with a copy of its Form ADV, as most recently filed with the Securities and Exchange Commission (SEC), and promptly will furnish a copy of all amendments to UBS Global AM at least annually.

     (d) The Sub-Adviser will notify UBS Global AM of any change of control of the Sub-Adviser, including any change of its general partners or 25% shareholders or 25% limited partners, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Sub-Adviser, in each case prior to or promptly after such change.

     (e) UBS Global AM and the Sub-Adviser agree that neither of them nor any of their affiliates, will in any way refer directly or indirectly to their relationship with one another or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of the other, which consent will be promptly provided and not unreasonably withheld.

     8. SERVICES NOT EXCLUSIVE. The services furnished by the Sub-Adviser hereunder are not to be deemed exclusive, and except as the Sub-Adviser may otherwise agree in writing, the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any partner, director, officer or employee of the Sub-Adviser, who may also be a trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

     9. DURATION AND TERMINATION.

     (a) This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party (Independent Trustees), cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Portfolios outstanding voting securities, unless UBS Global AM has authority to enter into this Agreement pursuant to exemptive relief from the SEC without a vote of the Portfolios outstanding voting securities.

     (b) Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and
(ii) by the Board or by vote of a majority of the outstanding voting securities of the Portfolio.

     (c) Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on 30 days written notice to the Sub-Adviser. This Agreement may also be terminated, without the payment of any penalty, by UBS Global AM: (i) upon 120 days written notice to the Sub-Adviser; (ii) upon material breach by the Sub-Adviser of any of the representations, warranties and agreements set forth in Paragraph 7 of this Agreement; or (iii) immediately if, in the reasonable judgment of UBS Global AM, the Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement, including circumstances such as financial insolvency of the Sub-Adviser or other circumstances that could adversely affect the Portfolio. The Sub-Adviser may terminate this Agreement at any time, without the payment of any penalty, on 120 days written notice to UBS Global AM. This Agreement will terminate automatically in the event of its assignment or upon termination of the Management Agreement, as it relates to this Portfolio.

     10. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. To the extent required by applicable law, no amendment of this Agreement shall be effective until approved (i) by a vote of a majority of the Independent Trustees, and (ii) if the terms of this Agreement shall have changed, by a vote of a majority of the Portfolios outstanding voting securities (except in the case of (ii), pursuant to the terms and conditions of the SEC order permitting it to modify the Agreement without such vote).

     11. GOVERNING LAW. This Agreement shall be construed in accordance with the 1940 Act and the laws of the State of New York, without giving effect to the conflicts of laws principles thereof To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

     12. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms majority of the outstanding voting securities, affiliated person, interested person, assignment, broker, investment adviser, net assets, sale, sell and security shall have the same meanings as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Agreement may be signed in counterpart.

     13. NOTICES. Any notice herein required is to be in writing and is deemed to have been given to the Sub-Adviser or UBS Global AM upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Agreement will be delivered by personal service, by postage mail return receipt requested or by facsimile machine or a similar means of same delivery which provides evidence of receipt (with a confirming copy by mail as set forth herein). All notices provided to UBS Global AM will be sent to the attention of: General Counsel, UBS Global Asset Management (Americas) Inc., 51 West 52nd Street, New York, NY 10019-6114 (fax: 212-882-5472). All notices provided to the Sub-Adviser will be sent to the attention of Michael Sheft, Vice President, Mutual Fund Croup, Wellington Management Company, LLP, 75 State Street, Boston, MA 02109 (fax: 617-443-5838) with a copy to the Legal Services Department at the same address.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

                                        UBS GLOBAL ASSET
                                        MANAGEMENT (AMERICAS) INC.
                                        51 West 52nd Street
                                        New York, New York 10019-6114
Attest:


By:/s/Eric Sanders		 	By:/s/Caren Cunningham
Name: Eric Sanders                 	Name: Caren Cunningham
Title: Director                       	Title: Executive Director


                                        WELLINGTON MANAGEMENT COMPANY, LLP
                                        75 State Street
                                        Boston, MA 02109


			        By:/s/Nancy T. Lukitsh
			    	Name: Nancy T. Lukitsh
			   	Title: Senior Vice President



CC.	 UBS PACE Large Co Growth Equity Investments
A new Sub-Advisory Agreement was entered into with Wellington Management Company, LLC. A copy of the Sub-Advisory Agreement is attached below.


SUB-ADVISORY AGREEMENT

Agreement made as of August 1, 2008, between UBS Global Asset Management (Americas) Inc. (UBS Global AM), a Delaware corporation, and Wellington Management Company, LLP (Sub-Adviser), a Massachusetts limited liability partnership (the Agreement).

RECITALS

(1) UBS Global AM has entered into a Management Agreement dated as of August 1, 2008 (Management Agreement), with UBS PACE Select Advisors Trust (formerly known as Managed Accounts Services Portfolio Trust (Trust)), an open-end management investment company registered under the Investment Company Act of 1940, as amended (1940 Act), with respect to UBS PACE Large Co Growth Equity Investments (Portfolio).

(2) UBS Global AM is authorized to retain one or more sub-advisers to furnish certain advisory services to UBS Global AM and the Portfolio.

(3) UBS Global AM desires to retain the Sub-Adviser to furnish certain investment advisory services to UBS Global AM and the Portfolio or a designated portion of the assets (Segment) of the Portfolio; and

(4) The Sub-Adviser is willing to furnish such services; Now, therefore, in consideration of the premises and mutual covenants herein contained, UBS Global AM and the Sub-Adviser agree as follows:

1. Appointment. UBS Global AM hereby appoints the Sub-Adviser as an investment sub-adviser with respect to the Portfolio or Segment for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided. To the extent consistent with the Investment Company Act and the Investment Advisers Act, the Sub-Adviser is hereby authorized to engage any of its affiliates to provide it with investment management or advisory and related services with respect to the performance of the Sub-Advisers obligations under this Agreement. The Sub-Adviser shall remain liable for the performance of its obligations under this Agreement, and for the acts and omissions of such affiliates, and the Adviser shall not be responsible for any fees which any affiliate may charge to the Sub-Adviser in connection with such services. The Sub-Adviser shall take no action that would require prior approval by the Trusts Board of Trustees (the Board) with respect to engaging any affiliate without the prior consent of UBS Global AM and the approval of the Board.

2.  Duties as Sub-Adviser.

(a) Subject to the supervision and direction of the Board and review by UBS Global AM, and any written guidelines adopted by the Board or UBS Global AM, the Sub-Adviser will provide a continuous investment program for the Portfolio or Segment, including investment research and discretionary management with respect to all securities and investments and cash equivalents in the Portfolio or Segment. The Sub-Adviser will determine from time to time what investments will be purchased, retained or sold by the Portfolio or Segment. The Sub-Adviser will be responsible for placing purchase and sell orders for investments and for other related transactions for the Portfolio or Segment. The Sub-Adviser understands that the Portfolios assets need to be managed so as to permit the Portfolio to qualify or to continue to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, as amended
(Code).The Sub-Adviser will provide services under this Agreement in accordance with the Portfolios investment objective, policies and restrictions as stated in the Trusts currently effective registration statement under the 1940 Act, and any amendments or supplements thereto (Registration Statement). The Sub-Adviser on each business day shall provide UBS Global AM and the Trusts custodian such information as UBS Global AM and the Trusts custodian may reasonably request relating to all transactions concerning the Portfolio or Segment.

(b) The Sub-Adviser agrees that it will not consult with any other sub-adviser (Other Sub-Adviser) for the Trust or Portfolio concerning any transaction by the Portfolio or Segment insecurities or other assets, including (i) the purchase by the Portfolio or Segment of a security issued by the Other Sub-Adviser, or an affiliate of the Other Sub-Adviser, to the Trust or Portfolio except as permitted by the 1940 Act or (ii) transactions by the Portfolio or Segment in any security for which the Other Sub-Adviser, or its affiliate, is the principal underwriter.

(c) Unless otherwise instructed by UBS Global AM or the Trust, the Sub-Adviser agrees that it will be responsible for voting proxies of issuers of securities held by the Portfolio or Segment. The Sub-Adviser further agrees that it will adopt written proxy voting procedures that shall comply with the requirements of the1940 Act and the Investment Advisers Act of 1940, as amended
(Advisers Act) (Proxy Voting Policy), and that shall be acceptable to the Board. The Sub-Adviser shall also provide its Proxy Voting Policy (or an accurate summary) for inclusion in the Trusts registration statement, and will provide UBS Global AM with any material amendment to the Proxy Voting Policy within a reasonable time after such amendment has taken effect. The Sub-Adviser further agrees that it will provide the Board on or before August 1st of each year, or more frequently as the Board may reasonably request, with a written report of the proxies voted during the most recent 12-month period ending June 30, or such other period as the Board may designate, in a format that shall comply with the 1940 Act and that shall be acceptable to the Board.

(d) The Sub-Adviser agrees that, in placing orders with brokers, it will seek to obtain the most favorable execution and best available price under the circumstances; provided that, on behalf of the Portfolio or Segment, the Sub-Adviser may, in its discretion, use brokers that provide the Sub-Adviser with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Portfolio or Segment, and the Sub-Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Sub-Advisers determination in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Sub-Adviser to the Portfolio or Segment and its other clients and that the total commissions paid by the Portfolio or Segment will be reasonable in relation to the benefits to the Portfolio or Segment over the long term.
In no instance will portfolio securities be purchased from or sold to UBS Global AM or the Sub-Adviser, the Trusts principal underwriter, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. The Sub-Adviser may aggregate sales and purchase orders with respect to the assets of the Portfolio or Segment with similar orders being made simultaneously for other accounts advised by the Sub-Adviser or its affiliates. Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Portfolio or Segment and one or more other accounts advised by the Sub-Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account. UBS Global AM recognizes that in some cases this procedure may adversely affect the results obtained for the Portfolio or Segment.

Subject to the Sub-Advisers obligations to seek best execution, UBS Global AM agrees that the Sub-Adviser, in its sole discretion, may place transactions on behalf of the Portfolio and the Trust with any broker-dealer deemed to be an affiliate of the Sub-Adviser (the Affiliated Broker-Dealers) so long as such transactions are effected in conformity with the requirements (including any applicable exemptions and administrative interpretations set forth in Part
II of the Sub-Advisers Form ADV Registration Statement on file with the Securities and Exchange Commission (Form ADV)) of Section 11(a)(1)(H) of the Securities Exchange Act of 1934. In all such dealings, the Affiliated Broker-Dealers shall be authorized and entitled to retain any commissions, remuneration or profits which may be made in such transactions and shall not be liable to account for the same to UBS Global AM, the Portfolio or the Trust.

UBS Global AM further authorizes the Sub-Adviser and its Affiliated Broker-Dealers to execute agency cross transactions (the Cross Transactions) on behalf of the Portfolio and the Trust. Cross Transactions are transactions which may be effected by the Affiliated Broker-Dealers acting for both the Portfolio or the Trust and the counterparty to the transaction. Cross Transactions enable the Sub-Adviser to purchase or sell a block of securities for the Portfolio or the Trust at a set price and possibly avoid an unfavorable price movement that may be created through entrance into the market with such purchase or sale order. As such, the Sub-Adviser believes that Cross Transactions can provide meaningful benefits for the Portfolio and the Trust and its clients generally. UBS Global AM, the Portfolio and the Trust should be aware, however, that in a Cross Transaction an Affiliated Broker-Dealer will be receiving commissions from both sides of the trade and, therefore, there is a potentially conflicting division of loyalties and responsibilities.

 (e) The Sub-Adviser shall maintain separate detailed records of all matters pertaining to the services provided to the Portfolio or Segment by the Sub-Adviser, including, without limitation, brokerage and other records of all securities transactions such as are required to be maintained. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the 1940 Act that are prepared or maintained by the Sub-Adviser on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust upon request. The Sub-Adviser further agrees to preserve for the periods prescribed in Rule
31a-2 under the 1940 Act the records required to be maintained under Rule
31a-1 under the 1940 Act and will furnish the Board and UBS Global AM with such periodic and special reports as the Board or UBS Global AM reasonably may request.

(f) At such times as shall be reasonably requested by the Board or UBS Global AM, the Sub-Adviser will provide the Board and UBS Global AM with economic and investment analyses and reports as well as quarterly reports setting forth the performance of the Portfolio or Segment and make available to the Board and UBS Global AM any economic, statistical and investment services that the Sub-Adviser normally makes available to its other US mutual fund subadvisory customers.

(g) In accordance with procedures adopted by the Board, as amended from time to time, the Sub-Adviser is responsible for assisting in the fair valuation of all portfolio securities in the Portfolio or Segment and will use its reasonable efforts to arrange for the provision of a price or prices from one or more parties independent of the Sub-Adviser for each portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.

The Sub-Adviser also will provide such information or perform such additional acts as are customarily performed by the Sub-Adviser and may be required for the Trust or UBS Global AM to comply with their respective obligations under applicable federal securities laws, including, without limitation, the 1940 Act, the Advisers Act, the 1934 Act, the Securities Act of 1933, as amended (the Securities Act), and any rule or regulation thereunder.

 (h) If the Segment has a claim or potential claim in any bankruptcy proceeding, class action securities litigation, or other litigation or proceeding affecting securities held (or formerly held) in the Segment, Sub-Adviser will provide the Portfolio or its custodian with reasonable assistance in support of the Portfolios pursuit of such claim while
Sub-Adviser manages the assets of the Segment.
Notwithstanding anything else to the contrary in this Agreement, Sub-Adviser shall not be required to file claims or take any related actions on behalf of the Segment in regards to class action settlements related to securities currently or previously held in the Segment, but will provide all information reasonably requested by UBS Global AM or the Trust, or their agents regarding the securities involved.

3. Further Duties. In all matters relating to the performance of this Agreement, the Sub-Adviser will seek to act in conformity with the Trusts
Trust Instrument, By-Laws and Registration Statement, the Trusts policies and procedures for compliance by the Trust with the Federal Securities Laws
(as that term is defined in Rule 38a-1 under the 1940 Act) provided to the Sub-Adviser (together, the Trust Compliance Procedures) and with the written instructions and written directions of the Board and UBS Global AM to the extent that the foregoing relate to the services provided by the Sub-Adviser to the Portfolio or Segment; and will comply with the requirements of the 1940 Act, and the Advisers Act, and the rules under each, the Code, and all other federal and state laws and regulations applicable to the Trust and the Portfolio to the extent that the foregoing relate to the services provided by the Sub-Adviser to the Portfolio or Segment. UBS Global AM agrees to provide to the Sub-Adviser copies of the Trusts Trust Instrument, By-Laws, Registration Statement, written instructions and directions of the Board and UBS Global AM, and any amendments or supplements to any of these materials as soon as practicable after such materials become available, provided that UBS Global AM agrees that the Sub-Adviser shall not be required to act in conformity with any of the foregoing, or amendments thereto, until UBS Global AM has provided copies of such documents to the Sub-Adviser; and further agrees to identify to the Sub-Adviser in writing any broker-dealers that are affiliated with UBS Global AM (other than UBS Financial Services Inc. and UBS Global Asset Management (US) Inc.), provided that UBS Global AM agrees that Sub-Adviser will not be presumed to know such affiliates until such identification has been provided. In order to assist the Trust and the Trusts Chief Compliance Officer (the Trust CCO) to satisfy the requirements contained in Rule 38a-1 under the 1940 Act, the Sub-Adviser shall provide to the Trust CCO direct access to the Sub-Advisers chief compliance officer (the Sub-Adviser CCO), as reasonably requested by the Trust CCO.

The Sub-Adviser shall promptly provide the Trust CCO with copies of: (i) the Sub-Advisers policies and procedures for compliance by the Sub-Adviser with the Federal Securities Laws (together, the Sub-Adviser Compliance Procedures), and (ii) any material changes to the Sub-Adviser Compliance Procedures. The Sub-Adviser shall cooperate fully with the Trust CCO so as to facilitate the Trust CCOs performance of the Trust CCOs responsibilities under Rule 38a-1 to review, evaluate and report to the Board on the operation of the Sub-Adviser Compliance Procedures, and shall promptly report to the Trust CCO any Material Compliance Matter (as that term is defined in Rule 38a-1 under the 1940 Act) arising under the Sub-Adviser Compliance Procedures (and, to the Sub-Advisor CCOs knowledge, under the Trust Compliance Procedures) involving the Portfolio or Segment. The Sub-Adviser shall provide to the Trust CCO: (i) quarterly reports confirming the Sub-Advisers compliance with the Sub-Adviser Compliance Procedures and the Trust Compliance Procedures (to the extent that certain Trust Compliance Procedures are applicable to the Sub-Advisor) in managing the Portfolio or Segment, and (ii) certifications that there were no Material Compliance Matters involving the Sub-Adviser that arose under the Sub-Adviser Compliance Procedures (and, to the Sub-Advisor CCOs knowledge, under the Trust Compliance Procedures) that affected the Portfolio or Segment (other than as may have been previously reported). At least annually, the Sub-Adviser shall provide a certification to the Trust CCO to the effect that the Sub-Adviser has in place and has implemented policies and procedures that are reasonably designed to ensure compliance by the Sub-Adviser with the Federal Securities Laws.

The Sub-Adviser will provide UBS Global AM with information (including information that is required to be disclosed in the Trusts registration statement) with respect to the portfolio managers responsible for the Portfolio or Segment and any changes in the portfolio managers responsible for the Portfolio or Segment to the extent necessary to enable UBS Global AM and the Trust to fulfill its responsibilities. The Sub-Adviser will promptly notify UBS Global AM of any Material Compliance Matter, material, pending investigation, material litigation or administrative proceeding, or any other material regulatory inquiry.

 The Sub-Adviser will cooperate promptly and fully with UBS Global AM and/or the Trust in responding to any regulatory or compliance examinations or inspections (including information requests) relating to the Trust, the Portfolio or UBS Global AM brought by any governmental or regulatory authorities having appropriate jurisdiction (including, but not limited to, the SEC).

4. Expenses. During the term of this Agreement, the Sub-Adviser will bear all expenses incurred by it in connection with its services under this Agreement. The Sub-Adviser shall not be responsible for any expenses incurred by the Trust, the Portfolio or UBS Global AM.

 Upon request by UBS Global AM, Sub-Adviser agrees to reimburse UBS Global AM or the Trust for costs associated with correcting and distributing any supplement or amendment to the Prospectuses or SAIs for any Portfolio (Supplement), but only to the extent such costs are attributable to the portion of the Supplement that relates to the Sub-Adviser, if the Sub-Adviser is given a copy of a draft of such Supplement or a draft update to the Registration Statement a reasonable period of time prior to its filing and fails to disclose to the Adviser facts then known to the Sub-Adviser or its personnel that would require disclosure (or amendments to disclosure) in the Portfolios Prospectuses or SAIs in time for such disclosure or amendments to disclosure to be included in such Supplement or Registration Statement.

 The Sub-Adviser shall bear all reasonable expenses of the Trust, if any, arising out of an assignment or change in control of the Sub-Adviser.

5.  Compensation.

(a) For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Agreement, UBS Global AM, not the Portfolio, will pay to the Sub-Adviser a fee, computed daily and payable monthly, at an annual rate of 0.30% of the average daily net assets of the Portfolio or Segment allocated to its management (computed in the manner specified in the Management Agreement), and will provide the Sub-Adviser with a schedule showing the manner in which the fee was computed. If the Sub-Adviser is managing a Segment, its fees will be based on the value of the assets of the Portfolio within the Sub-Advisers Segment.

 (b) The fee shall be accrued daily and payable monthly to the Sub-Adviser on or before the last business day of the next succeeding calendar month.

(c) If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be pro-rated according to the proportion which such period bears to the full month in that such effectiveness or termination occurs.

6.  Limitation of Liability.

(a) The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio, the Trust or its shareholders or by UBS Global AM in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

(b) In no event will the Sub-Adviser have any responsibility for any other portfolio of the Trust, for any portion of the Portfolio not managed by the Sub-Adviser or for the acts or omissions of any Other Sub-Adviser to the Trust or Portfolio.

In particular, in the event the Sub-Adviser shall manage only a Segment of the Portfolio, the Sub-Adviser shall have no responsibility for the Portfolios being in violation of any applicable law or regulation or investment policy or restriction applicable to the Portfolio as a whole or for the Portfolios failing to qualify as a regulated investment company under the Code, if the securities and other holdings of the Segment of the Portfolio managed by the Sub-Adviser are such that such Segment would not be in such violation or fail to so qualify if such Segment were deemed a separate series of the Trust or a separate regulated investment company under the Code.

Nothing in this section shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.

7. Representations of Sub-Adviser. The Sub-Adviser represents, warrants, and agrees as follows:

(a) The Sub-Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify UBS Global AM of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

 (b) The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and Rule 204A-1 of the Advisers Act and will provide UBS Global AM and the Board with a copy of such code of ethics, together with evidence of its adoption. Within forty-five days of the end of the last calendar quarter of each year that this Agreement is in effect, a duly authorized officer of the Sub-Adviser shall certify to UBS Global AM that the Sub-Adviser has complied with the requirements of Rule
17j-1 during the previous year and that there has been no material violation of the Sub-Advisers code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of UBS Global AM, the Sub-Adviser shall permit UBS Global AM, its employees or its agents to examine the reports required to be made by the Sub-Adviser pursuant to Rule 17j-1 and all other records relevant to the Sub-Advisers code of ethics.

(c) The Sub-Adviser has provided UBS Global AM with a copy of its Form ADV, as most recently filed with the Securities and Exchange Commission (SEC), and promptly will furnish a copy of all amendments to UBS Global AM at least annually.

(d) The Sub-Adviser will notify UBS Global AM of any change of control of the Sub-Adviser, including any change of its general partners or 25% shareholders or 25% limited partners, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Sub-Adviser, in each case prior to or promptly after such change.

(e) UBS Global AM and the Sub-Adviser agree that neither of them nor any of their affiliates, will in any way refer directly or indirectly to their relationship with one another or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of the other, which consent will be promptly provided and not unreasonably withheld.

(f) The Sub-Adviser hereby represents that it has implemented procedures that are designed to prevent the disclosure by it, its employees or its agents of the Trusts portfolio holdings to any person or entity other than UBS Global AM, the Trusts custodian, or other persons expressly designated by UBS Global AM.

8. Services Not Exclusive. The services furnished by the Sub-Adviser hereunder are not to be deemed exclusive, and except as the Sub-Adviser may otherwise agree in writing, the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.
 Nothing in this Agreement shall limit or restrict the right of any partner, director, officer or employee of the Sub-Adviser, who may also be a trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

9.  Duration and Termination.

(a) This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party (Independent Trustees), cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Portfolios outstanding voting securities, unless UBS Global AM has authority to enter into this Agreement pursuant to exemptive relief from the SEC without a vote of the Portfolios outstanding voting securities.

(b) Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Portfolio.

(c) Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on 30 days written notice to the Sub-Adviser. This Agreement may also be terminated, without the payment of any penalty, by UBS Global AM: (i) upon 120 days written notice to the Sub-Adviser; (ii) upon material breach by the Sub-Adviser of any of the representations, warranties and agreements set forth in Paragraph 7 of this Agreement; or (iii) immediately if, in the reasonable judgment of UBS Global AM, the Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement, including circumstances such as financial insolvency of the Sub-Adviser or other circumstances that could adversely affect the Portfolio. The Sub-Adviser may terminate this Agreement at any time, without the payment of any penalty, on 120 days written notice to UBS Global AM. This Agreement will terminate automatically in the event of its assignment or upon termination of the Management Agreement, as it relates to this Portfolio.

10. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. To the extent required by applicable law, no amendment of this Agreement shall be effective until approved (i) by a vote of a majority of the Independent Trustees, and (ii) if the terms of this Agreement shall have changed, by a vote of a majority of the Portfolios outstanding voting securities (except in the case of (ii), pursuant to the terms and conditions of the SEC order permitting it to modify the Agreement without such vote).

11. Governing Law. This Agreement shall be construed in accordance with the 1940 Act and the laws of the State of New York, without giving effect to the conflicts of laws principles thereof.To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

12. Confidentiality. Any information supplied by either the Adviser or the Sub-Adviser in connection with the performance of its obligations and duties hereunder, including portfolio holdings of, or recommendations made for, the Portfolio, financial information or other information relating to a party to this Agreement, which are not otherwise publicly available or previously known to the other party, in each case as of the date of their disclosure hereunder, are to be regarded as confidential (Confidential Information). Neither UBS Global AM nor the Trust shall make use of the investment decisions or recommendations of Sub-Adviser for any account other than the Portfolio or Segment without the written consent of Sub-Advisor. Confidential Information may not be disclosed by any party except as may be reasonably necessary to carry out its responsibilities and duties hereunder, after prior notification to and approval in writing by the other relevant party or the Trust, or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities.

13.  Use of Name.

(a) It is understood that the names UBS and PACE or any derivative thereof or logo associated with that name is the valuable property of UBS Global AM and/or its affiliates, and that Sub-Adviser has the right to use such name
(or derivative or logo) only with the approval of UBS Global AM or such affiliates and only so long as UBS Global AM or an affiliate is Manager to the Trust and/or the Portfolio.

(b) It is understood that the name Wellington Management Company, LLP or any derivative thereof or logo associated with those names, are the valuable property of the Sub-Adviser and its affiliates and that the Trust and/or the Portfolio have the right to use such names (or derivative or logo) in the form, manner and format provided by the Sub-Adviser in offering and marketing materials of the Trust and for so long as the Sub-Adviser is a Sub-Adviser to the Portfolio. Upon termination of this Agreement, the Trust shall forthwith cease to use such names (or derivatives or logo) to the extent not otherwise required by law. Any subsequent modification of such use must be reviewed and approved by the Sub-Advisor prior to implementation of such modification. Sub-Adviser retains the right to specify the form, the manner and format in which the Trust and/or Portfolio shall use such names (or derivative or logo) and with such legends, markings and notices as Sub-Adviser may request.

14. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms majority of the outstanding voting securities, affiliated person, interested person, assignment, broker, investment adviser, net assets, sale, sell and security shall have the same meanings as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Agreement may be signed in counterpart.

15. Notices. Any notice herein required is to be in writing and is deemed to have been given to the Sub-Adviser or UBS Global AM upon receipt of the same at their respective addresses set forth below.
All written notices required or permitted to be given under this Agreement will be delivered by personal service, by postage mail return receipt requested or by facsimile machine or a similar means of same delivery which provides evidence of receipt (with a confirming copy by mail as set forth herein).
All notices provided to UBS Global AM will be sent to the attention of:
General Counsel, UBS Global Asset Management (Americas) Inc., 51 West 52nd Street, New York, NY 10019-6114 (fax: 212-882-5472). All notices provided to the Sub-Adviser will be sent to the attention of: Michael Sheft, Vice President, Mutual Fund Group, Wellington Management Company, LLP, 75 State Street, Boston, MA 02109 (fax: 617-443-5838) with a copy to the Legal
Services Department at the same address.

In witness whereof, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.




Attest: 					UBS GLOBAL ASSET MANAGEMENT
					        (AMERICAS) INC.
                                         	51 West 52nd Street
                                          	New York, New York 10019-6114

By:/s/Eric Sanders		 		By:/s/Caren Cunningham
Name: Eric Sanders                 	        Name: Caren Cunningham
Title: Director & Assoc Gen Counsel           	Title: Executive Director  & Sr.
                                                Assoc Gen Counsel



                                        	WELLINGTON MANAGEMENT COMPANY, LLP
                                        	75 State Street
                                        	Boston, MA 02109


			         		By:/s/Nancy T. Lukitsh
			    		        Name: Nancy T. Lukitsh
			   	                Title: Senior Vice President




DD. UBS PACE Large Co Value Equity Investments
A new Sub-Advisory Agreement was entered into with Westwood Management Corporation. A copy of the Sub-Advisory Agreement is attached below.

SUB-ADVISORY AGREEMENT

     Agreement made as of August 1, 2008 between UBS GLOBAL ASSET MANAGEMENT (AMERICAS) INC. (UBS Global Americas), a Delaware corporation, and WESTWOOD MANAGEMENT CORPORATION (Sub-Adviser), a Delaware corporation (the Agreement).

RECITALS

     (1) UBS Global Americas has entered into a Management Agreement dated as of August 1, 2008 (Management Agreement) with UBS PACE Select Advisors Trust (Trust), an open-end management investment company registered under the Investment Company Act of 1940, as amended (1940 Act), with respect to UBS PACE LARGE CO VALUE EQUITY INVESTMENTS (Portfolio);

     (2) UBS Global Americas desires to allocate the portfolio investments of the Portfolio between segments, and to retain the Sub-Adviser to furnish certain investment advisory services with respect to one segment of the investments of the Portfolio; and

     (3) The Sub-Adviser is willing to furnish such services;

     NOW, THEREFORE, in consideration of the premises and mutual covenants here in contained, UBS Global Americas and the Sub-Adviser agree as follows:

     1. APPOINTMENT. UBS Global Americas hereby appoints the Sub-Adviser as an investment sub-adviser with respect to one segment of the Portfolios investments for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts that appointment and agrees to render the services herein set forth,for the compensation herein provided.

     2. DUTIES AS SUB-ADVISER.

     (a) Subject to the supervision and direction of the Trusts Board of Trustees (the Board) and review by UBS Global Americas, and any written guidelines adopted by the Board or UBS Global Americas, the Sub-Adviser will provide a continuous investment program with respect to its segment of the Portfolios investments, including investment research and discretionary management with respect to all securities and investments and cash equivalents in the Portfolio allocated by UBS Global Americas to the Sub-Advisers segment of the Portfolios investments. The Sub-Adviser will determine from time to time what investments will be purchased, retained or sold by the Portfolio in its segment of the Portfolios investments. The Sub-Adviser will be responsible for placing purchase and sell orders for investments and for other related transactions with respect its segment of the Portfolio. The Sub-Adviser will be responsible for voting proxies of issuers of securities held by the Sub-Advisers segment of the Portfolio. The Sub-Adviser understands that the Portfolios assets need to be managed so as to permit the Portfolio to qualify or to continue to qualify as a regulated investment company under Subchapter
M of the Internal Revenue Code, as amended (Code). The Sub-Adviser will provide services under this Agreement in accordance with the Portfolios investment objective, policies and restrictions as stated in the Portfolios Prospectus and in the Trusts currently effective registration statement under the 1940 Act, and any amendments or supplements thereto (Registration Statement).

     (b) The Sub-Adviser agrees that it will not consult with any other sub-adviser (Other Sub-Adviser) for the Trust or Portfolio concerning any transaction by the Portfolio or segment in securities or other assets, including (i) the purchase by the Portfolio or segment of a security issued by the Other Sub-Adviser, or an affiliate of the Other Sub-Adviser, to the Trust or Portfolio except as permitted by the 1940 Act or (ii) transactions by the Portfolio or segment in any security for which the Other Sub-Adviser, or its affiliate, is the principal underwriter.

     (c) The Sub-Adviser agrees that, in placing orders with brokers, it will attempt to obtain the best net result in terms of price and execution; provided that, on behalf of the Portfolio, the Sub-Adviser may, in its discretion, use brokers who provide the Sub-Adviser with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Portfolio, and the Sub-Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Sub-Advisers determination in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibilityof the Sub-Adviser to the Portfolio and its other clients and that the total commissions paid by the Portfolio will be reasonable in relation to the benefits to the Portfolio over the long term. In no instance will portfolio securities be purchased from or sold to UBS Global Americas or the Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities lawsand the rules and regulations thereunder. The Sub-Adviser may aggregate sales and purchase orders with respect to the assets of the Portfolio with similar orders being made simultaneously for other accounts advised by the Sub-Adviser or its affiliates. Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Portfolio and one or more other accounts advised by the Sub-Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account. UBS Global Americas recognizes that in some cases this procedure may adversely) affect the results obtained for the Portfolio.

     (d) The Sub-Adviser will maintain all books and records required to be maintained pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions by the Sub-Adviser on behalf of the Portfolio, and will furnish the Board and UBS Global Americas with such periodic and special reports as the Board or UBS Global Americas reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Portfolio are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for the Portfolio and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Trust any records which it maintains for the Portfolio upon request by the Trust.

     (e) At such times as shall be reasonably requested by the Board or UBS Global Americas, the Sub-Adviser will provide the Board and UBS Global Americas with economic and investment analyses and reports as well as quarterly reports setting forth the performance of the Sub-Advisers segment of the Portfolios investments and make available to the Board and UBS Global Americas any economic, statistical and investment services that the Sub-Adviser normally makes available to its institutional or other customers.

     (f) In accordance with procedures adopted by the Board, as amended from time to time, the Sub-Adviser is responsible for assisting in the fair valuation of all portfolio securities in the Sub-Advisers segment of the Portfolio and will use its reasonable efforts to arrange for the provision of a price(s) from a party(ies) independent of the Sub-Adviser for each portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.

     3. FURTHER DUTIES. In all matters relating to the performance of this Agreement, the Sub-Adviser will seek to act in conformity with the Trusts Trust Instrument, By-Laws and Registration Statement and with the written instructions and written directions of the Board and UBS Global Americas; and will comply with the requirements of the 1940 Act, and the Investment Advisers Act of 1940,as amended (Advisers Act), and the rules under each, the Code, and all other federal and state laws and regulations applicable to the Trust and the Portfolio. UBS Global Americas agrees to provide to the Sub-Adviser copies of the Trusts Trust Instrument, By-Laws, Registration Statement, written instructions and directions of the Board and UBS Global Americas, and any amendments or supplements to any of these materials as soon as practicable after such materials become available; and further agrees to identify to the Sub-Adviser in writing any broker-dealers that are affiliated with UBS Global Americas (other than UBS Financial Services Inc. and UBS Global Americas itself).

     4. EXPENSES. During the term of this Agreement, the Sub-Adviser will bear all expenses incurred by it in connection with its services under this Agreement. The Sub-Adviser shall not be responsible for any expenses incurred by the Trust, the Portfolio or UBS Global Americas.

     5. COMPENSATION.

     (a) For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Agreement, UBS Global Americas, not the Portfolio, will pay to the Sub-Adviser a fee, computed daily and payable monthly, at an annual rate of 0.30% of the Portfolios average daily net assets allocated to its management (computed in the manner specified in the Management Agreement), and will provide the Sub-Adviser with a schedule showing the manner in which the fee was computed. Under this fee agreement, the Sub-Adviser will receive fees based on the value of portfolio assets under its management as these assets have been allocated to it by UBS Global Americas.

     (b) The fee shall be accrued daily and payable monthly to the Sub-Adviser on or before the last business day of the next succeeding calendar month.

     (c) For those periods in which UBS Global Americas has agreed to waive all or a portion of its management fee, UBS Global Americas may ask the Sub-Adviser to waive the same proportion of its fees, but the Sub-Adviser is under no obligation to do so.

     (d) If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be pro-rated according to the proportion which such period bears to the full month in that such effectiveness or termination occurs.

     6. LIMITATION OF LIABILITY.

     (a) The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio, the Trust or its shareholders or by UBS Global Americas in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

     (b) In no event will the Sub-Adviser have any responsibility for any other series of the Trust, for any portion of the Portfolio not managed by the Sub-Adviser or for the acts or omissions of any other sub-adviser to the Trust or Portfolio.

     The Sub-Adviser shall have no responsibility for the Portfolios being in violation of any applicable law or regulation or investment policy or restriction applicable to the Portfolio as a whole or for the Portfolios failing to qualify as a regulated investment company under the Code, if the securities and other holdings of the segment of the Portfolio managed by the Sub-Adviser are such that such segment would not be in such violation or fail to so qualify if such segment were deemed a separate series of the Trust or a separate regulated investment company under the Code.

     Nothing in this section shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.

     7. REPRESENTATIONS OF SUB-ADVISER. The Sub-Adviser represents, warrants, and agrees as follows:

     (a) The Sub-Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement;
(iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect,any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify UBS Global Americas of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to
Section 9(a) of the 1940 Act or otherwise.

     (b) The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide UBS Global Americas and the Board with a copy of such code of ethics, together with evidence of its adoption. Within fifteen days of the end of the last calendar quarter of each year that this Agreement is in effect, the president or a vice-president of the Sub-Adviser shall certify to UBS Global Americas that the Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no violation of the Sub-Advisers code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of UBS Global Americas, the Sub-Adviser shall permit UBS Global Americas, its employees or its agents to examine the reports required to be made by the Sub-Adviser pursuant to Rule 17j-1 and all other records relevant to the Sub-Advisers code of ethics.

     (c) The Sub-Adviser has provided UBS Global Americas with a copy of its Form ADV, as most recently filed with the Securities and Exchange Commission
(SEC), and promptly will furnish a copy of all amendments to UBS Global Americas at least annually.

     (d) The Sub-Adviser shall provide notice to UBS Global Americas within a reasonable time after being informed or learning of the death or withdrawal of any if its partners, upon the admission of any new partners or upon any other change in its membership.

     (e) The Sub-Adviser will notify UBS Global Americas of any change of control of the Sub-Adviser, including any change of its general partners or 25% shareholders, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Sub-Adviser, in each case prior to or promptly after such change.

     (f) The Sub-Adviser agrees that neither it, nor any of its affiliates, will in any way refer directly or indirectly to its relationship with the Trust, the Portfolio, UBS Global Americas or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of UBS Global Americas.

     8. REPRESENTATION OF UBS GLOBAL AMERICAS. UBS Global Americas represents that (i) the Trust was duly organized as a Delaware business trust under the laws of Delaware, (ii) the appointment of the Sub-Adviser has been duly authorized and (iii) the Trust has acted and will continue to act in conformity with the 1940 Act and other applicable laws.

     9. SERVICES NOT EXCLUSIVE. The services furnished by the Sub-Adviser hereunder are not to be deemed exclusive, and except as the Sub-Adviser may otherwise agree in writing, the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Sub-Adviser, who may also be a trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

     10. DURATION AND TERMINATION.

     (a) This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Portfolios outstanding voting securities,unless UBS Global Americas has authority to enter into this Agreement pursuant to exemptive relief from the SEC without a vote of the Portfolios outstanding voting securities.

     (b) Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Portfolio.

     (c) Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on 30 days written notice to the Sub-Adviser. This Agreement may also be terminated, without the payment of any penalty, by UBS Global Americas: (i) upon 120 days written notice to the Sub-Adviser; (ii) upon material breach by the Sub-Adviser of any of the representations, warranties and agreements set forth in Paragraph 7 of this Agreement; or (iii) immediately if, in the reasonable judgment of UBS Global Americas, the Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement, including circumstances such as financial insolvency of the Sub-Adviser or other circumstances that could adversely affect the Portfolio. The Sub-Adviser may terminate this Agreement at any time, without the payment of any penalty, on 120 days writtennotice to UBS Global Americas. This Agreement will terminate automatically in the event of its assignment or upon termination of the Management Agreement, as it relates to this Portfolio.

     11. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. To the extent required by applicable law, no amendment of this Agreement shall be effective until approved (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party, and (ii) if the terms of this Agreement shall have changed, by a vote of a majority of the Portfolios outstanding voting securities (except in the case of (ii), pursuant to the terms and conditions of the SEC order permitting it to modify the Agreement without such vote).

     12. GOVERNING LAW. This Agreement shall be construed in accordance with the 1940 Act and the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof. To the extent that the applicable laws of the State of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control.

     13. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms majority of the outstanding voting securities, affiliated person, interested person, assignment, broker, investment adviser, net assets, sale, sell and security shall have the same meanings as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Agreement may be signed in counterpart.

     14. NOTICES. Any notice herein required is to be in writing and is deemed to have been given to the Sub-Adviser or UBS Global Americas upon receipt of the same at their respective addresses set forth below. All written notices required are permitted to be given under this Agreement will be delivered by personal service, by postage mail return receipt requested or by facsimile machine or a similar means of same delivery which provides evidence of receipt (with a confirming copy by mail as set forth herein). All notices provided to UBS Global Americas will be sent to the attention of the General Counsel. All notices provided to the Sub-Adviser will be sent to the attention of the Compliance Officer.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

                                        			UBS GLOBAL ASSET MANAGEMENT
                                        			(AMERICAS) INC.
                                        			1 North Wacker Drive
Attest:                                 			Chicago, Illinois 60606


By:/s/Eric Sanders		 		By:/s/Caren Cunningham
Name: Eric Sanders                 		Name: Caren Cunningham
Title: Director                         	Title:  Executive Director

                                        			WESTWOOD MANAGEMENT
CORPORATION

Attest:


By:/s/Julie K. Gerron		                By: /s/Brian O. Casey
Name: Julie K. Gerron 			        Name: Brian O. Casey
Title: V.P. & General Counsel 			Title: President & CEO